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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on October 3, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

eHi Car Services Limited
(Exact name of Registrant as Specified in Its Charter)

Not Applicable (Translation of Registrant's Name into English)
Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	7510 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Unit 12/F, Building No. 5, Guosheng Center
388 Daduhe Road, Shanghai, 200062
People's Republic of China
(8621) 6468-7000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Portia Ku Ke Geng O'Melveny & Myers LLP 37/F Plaza 66, 1266 Nanjing Road W Shanghai, 200040 People's Republic of China (8621) 2307-7000	Alan Seem Shuang Zhao Shearman & Sterling LLP c/o 12/F, Gloucester Tower, The Landmark 15 Queen's Road Central Hong Kong (852) 2978-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee

Class A common shares, par value US$0.001 per share(1)	US$100,000,000	US$11,620

(1)
American depositary shares issuable upon deposit of the Class A common shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333-            ). Each American depositary share represents                        Class A common shares.

(2)
Includes (i) Class A common shares represented by American depositary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) Class A common shares represented by American depositary shares that may be purchased by the underwriters pursuant to an option to purchase additional Class A common shares represented by American depositary shares. These Class A common shares are not being registered for the purposes of sales outside of the United States.

(3)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We and the [selling shareholders] may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we and the [selling shareholders] are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Dated                        , 2014

American Depositary Shares

eHi Car Services Limited

Representing                        Class A Common Shares

This is an initial public offering of American depositary shares, or ADSs, of eHi Car Services Limited. We are offering                ADSs, and [the selling shareholders identified in this prospectus] are offering an additional                ADSs. Each ADS represents                Class A common shares, par value US$0.001 per share. [We will not receive any proceeds from the ADSs sold by the selling shareholders.]

Prior to this offering, there has been no public market for our ADSs or our Class A common shares. We anticipate the initial public offering price per ADS will be between US$                and US$                . We have applied to have the ADSs listed on the New York Stock Exchange, or the NYSE, under the symbol "EHIC."

We are an "emerging growth company" under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Investing in our ADSs involves a high degree of risk. For a description of the risks that you should consider before buying the ADSs, see "Risk Factors" beginning on page 18.

	Per ADS	Total
Initial public offering price	US$	US$
Underwriting discounts and commissions	US$	US$
Proceeds, before expenses, to us	US$	US$

[Proceeds, before expenses, to the selling shareholders]	US$	US$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters have an option to purchase up to                        additional ADSs from [us and the selling shareholders], at the initial public offering price less underwriting discounts and commissions within 30 days from the date of this prospectus.

Our common shares will be divided into Class A common shares and Class B common shares immediately prior to the completion of this offering. Holders of Class A common shares and Class B common shares have the same rights except for voting and conversion rights. Each Class A common share is entitled to one vote, and each Class B common share is entitled to ten votes and is convertible into one Class A common share at any time. Class A common shares are not convertible into Class B common shares under any circumstances. Upon completion of this offering, our existing shareholders will beneficially own an aggregate of                        Class B common shares, which will represent                        % of our total issued and outstanding shares and                        % of the then total voting power.

The underwriters expect to deliver the ADSs against payment in U.S. dollars in New York, New York on or about                , 2014.

J.P. Morgan	Goldman Sachs (Asia) L.L.C.	Deutsche Bank Securities

The date of this prospectus is                        , 2014.

[Page intentionally left blank for graphics]

        You should rely only on the information contained in this prospectus or in any free-writing prospectus filed with the Securities and Exchange Commission, or the SEC, in connection with this offering. We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus. We are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or in any free writing prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of the ADSs.

        We have not taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of this prospectus outside the United States.

i

 PROSPECTUS SUMMARY

        This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our ADSs. You should carefully read the entire prospectus, including "Risk Factors" and the financial statements and related notes appearing elsewhere in this prospectus, before making an investment decision. In addition, we commissioned Frost & Sullivan, a third-party market research firm, to prepare a report for the purpose of providing various industry and other information and illustrating our position in the car rental and car service industry in China. Information from the report prepared by Frost & Sullivan, or the Frost & Sullivan Report, appears in "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Industry," "Business" and other sections of this prospectus. We have taken such care as we consider reasonable in the production and extraction of information from the Frost & Sullivan Report and other third-party sources.

Overview

        We are the No. 1 car services provider and No. 2 car rentals provider in China in terms of market share by revenues in 2013, according to Frost & Sullivan. The top three players in China's car rental and car service industry, including us, in aggregate accounted for 10.7% of the market share by revenues in 2013, according to Frost & Sullivan. We believe such high market fragmentation presents a strong potential for our future growth and industry consolidation.

        Since our establishment, we have focused on investing in our infrastructure and technology, which enables us to benefit from increasing economies of scale. We believe that our broad geographic coverage, efficient fleet management, leading brand name, complementing business model and innovative services differentiate ourselves from major competitors and build a solid foundation for our long-term success, as demonstrated by the following:

  •
  As of June 30, 2014, we had the broadest geographical coverage among all car rentals and car services providers in China as measured by the number of cities in which services are provided directly, according to Frost & Sullivan. We operate all our 760 service locations in 90 cities across China directly to ensure consistent and high-quality services.

  •
  From January 1, 2012 to June 30, 2014, our fleet size increased from 7,717 to 15,409, while we generally maintained a car rental fleet utilization rate of over 70% during the same period. According to Frost & Sullivan, we had the highest fleet utilization rate among the top five car rental companies in China in 2013.

  •
  Our "eHi" brand is one of the most-recognized brands in China's car rental and car service industry, according to Frost & Sullivan. As of June 30, 2014, we had over 550,000 registered members and over 32,000 corporate clients that used our car rentals and car services, respectively.

  •
  We provide one-stop comprehensive services to both individual customers and corporate clients. This business model, together with our leading positions in both China's car service market and car rental market, enables us to cross-sell to different target customers and capture complementary and evolving market opportunities.

  •
  We utilize mobile and Internet platforms to provide online to offline, or O2O, mobility solutions. We believe we were the first car rental service provider in China to introduce dedicated mobile applications for our customers to make reservations. In the six months ended June 30, 2014, 52.8% and 30.0% of our car rental services were derived from reservations made through our website and mobile applications, respectively.

        Our one-stop comprehensive services include the following:

  •
  Car rentals.  We provide self-drive car rental services to both individual customers and corporate clients to meet their travel, leisure, business and ground transportation needs. Our short-term car rentals have a term of less than one year and are primarily provided to individual customers on a daily, weekly or monthly basis. Our long-term car rentals have a term of one year or longer and are primarily provided to corporate clients. As of June 30, 2014, our car rental fleet included 14,260 vehicles of over 200 models primarily from major automobile manufacturers. In 2013, we derived approximately 66.6% of our net revenues from car rentals.

  •
  Car services.  We provide chauffeured car services primarily to corporate clients, which consist of corporations of all sizes and government agencies. Our corporate clients include a majority of Fortune 500 companies in China. Our car services include routine services such as airport pickup and drop-off, inter-office transfers and other business transportation needs, as well as event-driven activities such as conventions, promotional tours and special events. We generally enter into long-term framework agreements with our corporate clients pursuant to which our vehicles and chauffeur services are provided by different subsidiaries under separate contracts. With over 1,000 vehicles and drivers as of June 30, 2014, our car services were offered in 57 major cities across China with a focus on first-tier cities including Beijing, Shanghai, Guangzhou and Shenzhen. In 2013, we derived approximately 33.4% of our net revenues from car services.

        We are the exclusive strategic partner of Enterprise in China. As the largest car rental company in the world with around 1.4 million vehicles in operation, Enterprise shares its operational experience and industry expertise with us. We are also the designated and preferred business partner of Ctrip, a leading player in the online travel agency business and a well-known travel brand in China. Ctrip has integrated access to our online reservation system on its website since May 2012 and in its mobile applications since June 2014.

        Our total net revenues increased from RMB450.1 million in 2012 to RMB566.4 million (US$91.3 million) in 2013, representing a growth rate of 25.8%. Our total net revenues increased from RMB260.7 million for the six months ended June 30, 2013 to RMB384.5 million (US$62.0 million) for the six months ended June 30, 2014, representing a growth rate of 47.5%. We incurred net losses of RMB175.7 million, RMB152.2 million (US$24.5 million) and RMB20.7 million (US$3.3 million) in 2012, 2013 and the six months ended June 30, 2014, respectively. Our non-GAAP adjusted EBITDA, defined as net income or loss before depreciation and amortization, share-based compensation, interest expenses, interest income and provision for income taxes, was RMB68.9 million, RMB102.1 million (US$16.5 million) and RMB133.0 million (US$21.4 million) in 2012 and 2013 and the six months ended June 30, 2014, respectively. For a reconciliation of our non-GAAP adjusted EBITDA to net loss, the nearest U.S. GAAP measure, see "—Summary Consolidated Financial and Operating Data—Non-GAAP financial measure."

Our industry

        China's car rental and car service industry is still at an early stage of development and has experienced rapid growth in recent years.

        Car rental market. Car rentals refer to rental of a vehicle driven by the customer for a specified period of time. The car rental market primarily consists of two types of service offerings: (i) short-term car rentals, which have a term of less than one year and are primarily targeting individual customers, and (ii) long-term car rentals, which have a term of one year or longer and are primarily targeting corporate clients. According to Frost & Sullivan, China's car rental market as measured by revenues grew from RMB9.4 billion in 2009 to RMB26.7 billion in 2013, representing a compounded annual growth rate, or CAGR, of 29.8%, and is projected to grow to RMB51.0 billion by 2017, representing a projected CAGR of 17.6% from 2013 to 2017.

        Car service market. Car services refer to rental of a vehicle accompanied by a driver for a specified period of time, which primarily target corporate clients. According to Frost & Sullivan, China's car service market as measured by revenues grew from RMB1.3 billion in 2009 to RMB3.0 billion in 2013, representing a CAGR of 23.3%, and is projected to grow to RMB5.2 billion by 2017, representing a projected CAGR of 14.8% from 2013 to 2017.

        China's car rental and car service industry today is characterized by relatively low penetration rate and high level of market fragmentation. According to Frost & Sullivan, in 2013, the car rental and car service penetration rate in China was 0.4% in 2013, which was significantly lower than that in the United States (1.7%), Japan (2.6%) and Korea (2.5%). Car rental and car service penetration rate is calculated by dividing the aggregate number of rental and service vehicles by the aggregate number of passenger vehicles in the relevant country or region. In addition, in 2013, the top three players in China's car rental and car service industry, including us, in aggregate accounted for 10.7% of the market share as measured by revenues, while the market share of the top three players reached 95.4% in the United States, 32.4% in Japan and 48.1% in Korea, respectively, according to Frost & Sullivan. We believe the relatively low penetration rate and high market fragmentation in China indicate a strong potential for future growth and consolidation in China's car rental and car service industry.

        Competition in the car rental and car service industry is primarily based on, among other things, brand recognition, network coverage, rental price, quality and convenience of services, ability to provide tailored services, operating efficiency and variety of service offerings.

        Driven by the continued growth of economy and increasing car usage for travel, leisure, business and ground transportation needs, the market demand for car rentals and car services is expected to maintain a stable growth from 2014 to 2017.

Our competitive strengths

        We believe that the following competitive strengths have contributed to our rapid growth and our market-leading position:

  •
  leadership in China's fast growing car rentals and car services industry with one-stop comprehensive service offerings;

  •
  innovation and technology driving business excellence;

  •
  efficient fleet management;

  •
  strong brand recognition focusing on customer experience;

  •
  strategic partnerships with leading global travel service providers; and

  •
  experienced management team.

Our strategies

        Our mission is to provide comprehensive mobility solutions as an alternative to car ownership by best utilizing existing resources and sharing economy to create optimal value. We are pursuing the following strategies to achieve this mission:

  •
  continue to leverage the strengths of our one-stop comprehensive services business model to capture opportunities in the continually evolving markets;

  •
  further increase network penetration in existing markets and expand geographically in selected markets;

  •
  retain and grow our customer base and attract more premium customers through targeted marketing as well as tailored service offerings; and

  •
  continue to identify strategic partnership opportunities.

Our challenges

        Our ability to achieve our goal and execute our strategies is subject to risks and uncertainties, including:

  •
  our ability to achieve and sustain profitability;

  •
  our heavy reliance on proprietary technology platform;

  •
  our ability to compete successfully against current and future competitors;

  •
  our ability to sustain our growth rates and manage our expansion plan;

  •
  our ability to dispose used vehicles at desirable prices or timing or through appropriate channels;

  •
  our ability to raise sufficient capital to fund and expand our operations at a reasonable cost;

  •
  various government policies on automobile control and purchase restrictions in certain Chinese cities;

  •
  our ability to enhance our brand recogonition and maintain a high level of customer satisfaction;

  •
  our ability to control the losses resulting from customer violation of traffic rules; and

  •
  our ability to obtain all of the requisite permits, licenses or making all of the requisite filings or registrations or meeting other regulatory requirements for operating car rentals and car services business in China.

        Please see "Risk Factors" and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

Our corporate history and structure

        We commenced our business in 2006, which was initially focused on providing car services to premium corporate clients. In 2008, we began to provide car rentals to individual customers. Our company, eHi Car Services Limited (previously known as Prudent Choice International Limited or eHi Auto Services Limited), was incorporated in the Cayman Islands on August 3, 2007. eHi Car Services Limited is a holding company. Currently we operate our car rentals business primarily through our PRC subsidiaries Shanghai eHi Car Rental Co., Ltd., or eHi Rental, and eHi Auto Services (Jiangsu) Co., Ltd., or eHi Jiangsu, and their subsidiaries and branches.

        For our car services business, we provide vehicles and chauffeur services through different subsidiaries under separate contracts. We provide vehicles through eHi Rental and eHi Jiangsu as well as their subsidiaries and branches, and provide chauffeur services through our PRC subsidiary Shanghai Smart Brand Auto Driving Services Co., Ltd., or Shanghai Smart Brand, and its subsidiaries and branches. Our current operations are not subject to the ICP license requirements. To further expand our Internet and mobile services, we entered into a series of contractual arrangements in March 2014 with our PRC incorporated variable interest entity Shanghai eHi Information Technology Service Co., Ltd., or eHi Information, and its shareholders. eHi Information is currently in the process of applying for the ICP license from the relevant telecommunication authorities. eHi Information currently does not have any operation and we do not expect eHi Information to contribute a material portion of our net revenues and operations in the foreseeable future.

        The following diagram illustrates our anticipated shareholding, voting and principal corporate structure immediately after the completion of this offering, assuming the underwriters do not exercise their option to purchase additional ADSs:

(1)
Consists of                         Class B common shares.

(2)
Consists of                        Class A common shares.

(3)
eHi Information is a variable interest entity incorporated in China and is 50% owned by Mr. Hongtao Han and 50% owned by Mr. Chun Xie. We effectively control eHi Information through contractual arrangements.

Implications of being an emerging growth company

        As a company with less than $1.0 billion in revenue for our last fiscal year, we qualify as an "emerging growth company" pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company's internal control over financial reporting. As an emerging growth company, we intend to rely on the exemption from auditor attestation requirement under Section 404. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to "opt out" of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable. See "Risk Factors—Risks related to our business and industry—We are an 'emerging growth company' within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements" and "—We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an `emerging growth company.' "

        We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least $1.0 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Corporate information

        Our principal executive offices are located at Unit 12/F, Building No.5, Guosheng Center, 388 Daduhe Road, Shanghai, 200062, the People's Republic of China. Our telephone number at this address is +86-21-6468-7000. Our agent for service of process in the United States is Law Debenture Corporate Services Inc. located at 400 Madison Avenue, 4th Floor, New York, New York 10017.

        Investors should contact us for any inquiries through the address or telephone number of our principal executive offices. Our principal website is www.1hai.cn. The information contained on our website is not a part of this prospectus.

Conventions which apply to this prospectus

        Except where the context otherwise requires and for purposes of this prospectus only:

  •
  "ADSs" refer to our American depositary shares, each of which represents                        Class A common shares, and "ADRs" refer to American depositary receipts, which, if issued, evidence our ADSs;

  •
  "Avis" refers to Avis Rent a Car System, LLC;

  •
  "Avis China" refers to Avis' affiliates in China;

  •
  "CDH" refers to CDH Car Rental Service Limited;

  •
  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau;

  •
  "China Auto Rental" refers to China Auto Rental Inc.;

  •
  "Crawford" refers to The Crawford Group, Inc., the parent company of Enterprise Holdings;

  •
  "Ctrip" refers to Ctrip Investment Holding Ltd. and its affiliates;

  •
  "Dazhong" refers to Dazhong Transportation (Group) Co., Ltd.;

  •
  "eHi Hong Kong" refers to eHi Auto Services (Hong Kong) Holding Limited;

  •
  "eHi Information" refers to Shanghai eHi Information Technology Service Co., Ltd.;

  •
  "eHi Jiangsu" refers to eHi Auto Services (Jiangsu) Co., Ltd.;

  •
  "eHi Rental" refers to Shanghai eHi Car Rental Co., Ltd.;

  •
  "Elite Plus" refers to Elite Plus Developments Limited;

  •
  "Enterprise" refers to Enterprise Holdings and Enterprise China, collectively;

  •
  "Enterprise China" refers to Enterprise Holdings (China) LLC, an affiliate of Enterprise Holdings;

  •
  "Enterprise Holdings" refers to Enterprise Holdings Inc.;

  •
  "Frost & Sullivan" refers to Frost & Sullivan (Beijing) Inc., Shanghai Branch Co., a third-party market research company that we commissioned to provide information on the industry in which we operate;

  •
  "GS Group" refers to GS Car Rental HK Limited and GS Car Rental HK Parallel Limited, collectively;

  •
  "Hertz" refers to The Hertz Corporation;

  •
  "Ignition Group" refers to Ignition Growth Capital I, L.P. and Ignition Growth Capital Managing Directors Fund I, LLC, collectively;

  •
  "JAFCO" refers to JAFCO Asia Technology Fund IV;

  •
  "L&L" refers to L&L Financial Leasing Holding Limited;

  •
  "New Access" refers to New Access Investments Group Limited and New Access Capital International Limited, collectively;

  •
  "Qiangsheng" refers to Shanghai Qiangsheng Holding Co., Ltd.;

  •
  "Qiming Group" refers to Qiming Venture Partners II, L.P., Qiming Venture Partners II-C, L.P. and Qiming Managing Directors Fund II, L.P., collectively;

  •
  "period-end fleet size" refers to the number of vehicles in our fleet as of the last day of any given period. The period-end fleet sizes of our car rentals or car services were determined based on last orders assigned to our vehicles at the end of any given period;

  •
  "preferred shares" refer to our Class A and Series A, B, C, D and E convertible redeemable preferred shares, par value US$0.001 per share;

  •
  "RMB" or "Renminbi" refers to the legal currency of China, and "$," "dollars," "US$" or "U.S. dollars" refers to the legal currency of the United States;

  •
  "registered members" refer to individuals who have registered accounts with us;

  •
  "Shanghai Smart Brand" refers to Shanghai Smart Brand Auto Driving Services Co., Ltd.;

  •
  "Shanghai Taihao" refers to Shanghai Taihao Financial Leasing Co., Ltd.;

  •
  "shares" or "common shares" refer to our Class A and Class B common shares, par value US$0.001 per share;

  •
  "Shouqi" refers to Shouqi Car Rental Co., Ltd.;

  •
  "Shuzhi" refers to Shuzhi Information Technology (Shanghai) Co., Ltd.;

  •
  "we," "us," "our company," "our" and "eHi" refer to eHi Car Services Limited, its predecessor entities, subsidiaries and variable interest entity; and

  •
  "Yongda" refers to China Yongda Automobiles Services Holdings Limited.

 THE OFFERING

        The following information assumes that the underwriters will not exercise their option to purchase additional ADSs in the offering, unless otherwise indicated:

Price per ADS	We currently estimate that the initial public offering price will be between US$ and US$ per ADS.
ADSs offered:
By us	ADSs
[By the selling shareholders]	ADSs
ADSs outstanding immediately after this offering	ADSs
Concurrent private placement

Concurrently with, and subject to, the completion of this offering, Dongfeng Asset Management Co. Ltd., or Dongfeng Asset Management, and Kunyu Capital Ltd., or Kunyu Capital, have each agreed to purchase from us US$                        million and US$                        million, respectively, in Class A common shares at a price per share equal to the initial public offering price adjusted to reflect the ADS-to-common-share ratio (the "concurrent private placement"). Assuming an initial offering price of US$                        per ADS, the mid-point of the estimated range of the initial public offering price shown on the front cover page of this prospectus, Dongfeng Asset Management and Kunyu Capital will purchase                        and             Class A common shares from us, respectively. Our proposed issuance and sale of Class A common shares to these investors are being made through private placement pursuant to an exemption from registration with the U.S. Securities and Exchange Commission, or the SEC, under Regulation S of the Securities Act. Each of these investors has agreed with the underwriters not to, directly or indirectly, sell, transfer or dispose of any Class A common shares acquired in the concurrent private placement for a period of 180 days after the date of this prospectus, subject to certain exceptions. See "Underwriting."

Common shares outstanding immediately after this offering

We will adopt a dual-class voting structure immediately prior to the completion of this offering.                        common shares, par value US$0.001 per share, comprised of                        Class A common shares, including a total of                                    Class A common shares we will issue and sell in the concurrent private placement at an assumed initial public offering price of US$                        per ADS, the mid-point of the estimated range of the initial public offering price shown on the front cover page of this prospectus, and                        Class B common shares will be issued and outstanding immediately upon completion of this offering. Class B common shares issued and outstanding immediately after the completion of this offering will represent                        % of our total issued and outstanding shares and                        % of the then total voting power.

The ADSs	Each ADS represents Class A common shares.
The depositary will be the holder of the Class A common shares underlying the ADSs and you will have rights as an ADS holder as provided in the deposit agreement.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on our common shares, the depositary will pay you the cash dividends and other distributions it receives on our Class A common shares, after deducting its fees and expenses.

You may surrender your ADSs to the depositary to withdraw Class A common shares underlying your ADSs. The depositary will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement for any reason without your consent. If an amendment becomes effective, you will be bound by the deposit agreement as amended if you continue to hold your ADSs.

To better understand the terms of the ADSs, you should carefully read the section in this prospectus entitled "Description of American Depositary Shares". You should also read the deposit agreement, which is filed as an exhibit to the registration statement that includes this prospectus.

Common Shares

Our common shares will be divided into Class A common shares and Class B common shares immediately prior to the completion of this offering. Holders of Class A common shares and Class B common shares will have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A common share will be entitled to one vote, and each Class B common share will be entitled to ten votes. Certain matters including those related to the change of control of our company require an additional approval by the holders of a majority of Class A common shares voting as a separate class. Each Class B common share is convertible into one Class A common share at any time by the holder thereof. Class A common shares are not convertible into Class B common shares under any circumstances. Class B common shares will be automatically converted into the same number of Class A common shares under certain circumstances, including any transfer of Class B common shares by a holder thereof to any person or entity which is not an affiliate of such holder. For a description of Class A common shares and Class B common shares, see "Description of Share Capital."

Option to purchase additional ADSs	[We and the selling shareholders] have granted the underwriters an option, exercisable within 30 days from the date of this prospectus, to purchase up to an additional ADSs.
Use of proceeds

We intend to use the net proceeds from this offering and the concurrent private placement to expand our fleet and service network, and for general corporate purposes, including working capital and funding potential acquisition of complementary businesses, although we are not currently negotiating any such transactions. See "Use of Proceeds" for more information.

[We will not receive any of the proceeds from the sale of ADSs by the selling shareholders.]
NYSE symbol	We have applied to have the ADSs listed on the NYSE under the symbol EHIC. Our ADSs and common shares will not be listed on any other stock exchange or traded on any automated quotation system.
Depositary	JPMorgan Chase Bank, N.A.
Directed share program

At our request, the underwriters have reserved for sale, at the initial public offering price, up to             ADSs offered by this prospectus to our directors, officers, employees, business associates and related persons.

Risk factors	See "Risk Factors" and other information included in this prospectus for a discussion of risks you should carefully consider before investing in the ADSs.

Lock-up

We, our directors and executive officers and all of our existing shareholders, the holder of warrants, certain option holder, as well as Dongfeng Asset Management and Kunyu Capital, the investors in the concurrent private placement, have agreed with the underwriters not to sell, transfer or dispose of any ADSs, common shares or similar securities for a period of 180 days after the date of this prospectus. See "Shares Eligible for Future Sale" and "Underwriting" for more information.

[In addition, we will instruct JPMorgan Chase Bank, N.A., as the depositary, not to accept any deposit of any Class A common shares or issue any ADSs for 180 days after the date of this prospectus. The foregoing does not affect the right of ADS holders to cancel their ADSs and withdraw the underlying Class A common shares.]

        The number of common shares issued and outstanding immediately after this offering is expected to be                        ,  which:

  •
  includes 84,545,911 Class B common shares, assuming the re-designation of 6,546,842 common shares (including 450,000 issued but not fully vested restricted shares pursuant to the 2010 Performance Incentive Plan, or the 2010 Plan) into 6,546,842 Class B common shares immediately upon completion of this offering, and the conversion and re-designation of 77,999,069 preferred shares into an aggregate of 77,999,069 Class B common shares on a one-for-one basis immediately upon completion of this offering;

  •
  excludes 1,500,000 Class B common shares issuable upon the exercise of warrants outstanding as of the date of this prospectus;

  •
  excludes 5,143,150 Class B common shares issuable upon the exercise of options granted under the 2010 Plan outstanding as of the date of this prospectus and 377,000 Class B common shares issuable upon the exercise of share options granted to Series A and Series B preferred shareholders outstanding as of the date of this prospectus;

  •
  excludes 1,105,320 Class B common shares reserved for future issuances under the 2010 Plan; and

  •
  excludes 4,000,000 Class A common shares reserved for future issuances under the 2014 Performance Incentive Plan, or the 2014 Plan, which will be conditional on and effective upon completion of this offering.

 SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following summary consolidated statements of comprehensive loss data for the years ended December 31, 2012 and 2013 and the summary consolidated balance sheets data as of December 31, 2012 and 2013 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

        The following summary consolidated statements of comprehensive loss data for the six months ended June 30, 2013 and 2014 and the summary consolidated balance sheets data as of June 30, 2014 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair statement of our financial position and operating results for the period presented.

        Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Our historical results do not necessarily indicate our results expected for any future periods. Our summary consolidated financial data also includes certain non-GAAP financial measures, which are not required by, or presented in accordance with, U.S. GAAP, but are included because we believe they are indicative of our operating performance and are used by investors and analysts to evaluate companies in our industry. The following summary consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, our consolidated financial statements and the related notes, and

"Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2012		2013			2013		2014
	RMB	% of Net Revenues	RMB	US$	% of Net Revenues	RMB	% of Net Revenues	RMB	US$	% of Net Revenues
	(in thousands, except percentages, share and per share data)
Summary consolidated statements of comprehensive loss data
Net revenues	450,085	100.0%	566,394	91,301	100.0%	260,656	100.0%	384,538	61,986	100.0%
Vehicle operating expenses(1)	(432,448)	(96.1)	(526,446)	(84,861)	(92.9)	(237,915)	(91.3)	(316,013)	(50,940)	(82.2)
Selling and marketing expenses(1)	(38,209)	(8.5)	(40,439)	(6,519)	(7.1)	(18,140)	(7.0)	(16,027)	(2,583)	(4.2)
General and administrative expenses(1)	(94,431)	(21.0)	(112,416)	(18,121)	(19.8)	(56,116)	(21.5)	(55,963)	(9,021)	(14.6)
Other operating income	11,041	2.5	13,549	2,184	2.3	1,894	0.7	12,682	2,044	3.3

Total operating expenses	(554,047)	(123.1)	(665,752)	(107,317)	(117.5)	(310,277)	(119.1)	(375,321)	(60,500)	(97.7)

Profit/(Loss) from operations	(103,962)	(23.1)	(99,358)	(16,016)	(17.5)	(49,621)	(19.1)	9,217	1,486	2.3

Interest income	1,146	0.3	360	58	0.1	201	0.1	2,832	456	0.7
Interest expense	(66,636)	(14.8)	(50,880)	(8,202)	(9.0)	(34,535)	(13.2)	(30,954)	(4,989)	(8.0)
Other income (expenses), net	(1,046)	(0.3)	(1,108)	(178)	(0.3)	(380)	(0.1)	(397)	(64)	(0.1)

Loss before income taxes	(170,498)	(37.9)	(150,986)	(24,338)	(26.7)	(84,335)	(32.3)	(19,302)	(3,111)	(5.1)

Provision for income taxes	(5,212)	(1.1)	(1,228)	(198)	(0.2)	(695)	(0.3)	(1,384)	(223)	(0.4)
Net loss	(175,710)	(39.0)	(152,214)	(24,536)	(26.9)	(85,030)	(32.6)	(20,686)	(3,334)	(5.5)
Accretion on convertible redeemable preferred shares to redemption value	(155,053)	(34.5)	(191,135)	(30,810)	(33.7)	(94,064)	(36.1)	(135,753)	(21,883)	(35.3)
Deemed contribution from preferred shareholders at extinguishment of convertible bonds	—	—	16,751	2,700	3.0	—	—	—	—	—
Deemed dividends to preferred shareholders at extinguishment of convertible bonds and promissory note	—	—	(44,164)	(7,119)	(7.8)	—	—	—	—	—
Modification of warrants	—	—	(1,021)	(165)	(0.2)	—	—	—	—	—

Net loss attributable to common shareholders	(330,763)	(73.5)	(371,783)	(59,930)	(65.6)	(179,094)	(68.7)	(156,439)	(25,217)	(40.8)

Weighted average number of common shares used in computing net loss per share—basic and diluted	6,096,842		6,096,842	6,096,842		6,096,842		6,096,842	6,096,842
Net loss per common share attributable to common shareholders—basic and diluted	(54.25)		(60.98)	(9.83)		(29.37)		(25.66)	(4.14)
Adjusted EBITDA(2)	68,882	15.3	102,061	16,452	18.0	45,688	17.5	133,030	21,444	34.6

(1)
Include share-based compensation charges of RMB6.7 million and RMB6.2 million (US$1.0 million) in 2012 and 2013, respectively, and RMB3.3 million and RMB2.3 million (US$0.4 million) in the six months ended June 30, 2013 and 2014, respectively, allocated as follows:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2012	2013		2013	2014
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Vehicle operating expenses	81	29	5	7	7	1
Selling and marketing expense	35	9	1	58	51	8
General and administrative expenses	6,567	6,168	994	3,218	2,203	356

Total share-based compensation expense	6,683	6,206	1,000	3,283	2,261	365

(2)
See "—Non-GAAP financial measure".

	As of December 31,			As of June 30,
	2012	2013		2014
	RMB	RMB	US$	RMB	US$	RMB	US$	RMB	US$
						Pro forma(1)		Pro forma as adjusted(2)
	(in thousands)
Summary consolidated balance sheets data
Cash and cash equivalents	133,453	630,733	101,672	318,083	51,274	318,083	51,274
Total current assets	239,192	803,742	129,561	623,297	100,473	623,297	100,473
Cost method investment	—	—	—	153,820	24,795	153,820	24,795
Property and equipment, net	844,380	1,062,331	171,244	1,412,713	227,725	1,412,713	227,725
Vehicle purchase deposits	—	119,173	19,210	193,352	31,168	193,352	31,168
Total assets	1,116,659	2,026,422	326,652	2,435,023	392,518	2,435,023	392,518
Short-term borrowings	171,823	219,640	35,405	346,446	55,846	346,446	55,846
Total current liabilities	531,773	333,475	53,755	441,591	71,183	441,591	71,183
Long-term borrowings	6,483	375,726	60,566	540,216	87,081	540,216	87,081
Total liabilities	543,506	709,552	114,377	981,842	158,270	981,842	158,270
Total mezzanine equity	1,169,640	2,273,521	366,484	2,563,271	413,191	—	—
Total shareholders' equity (deficits)	(596,487)	(956,651)	(154,209)	(1,110,090)	(178,943)	1,453,181	234,248

(1)
The pro forma balance sheet information as of June 30, 2014 assumes the automatic conversion and re-designation of all of our issued and outstanding preferred shares as of June 30, 2014 into 77,999,069 Class B common shares immediately prior to the completion of this offering.

(2)
The pro forma as adjusted balance sheet information as of June 30, 2014 assumes (i) the automatic conversion and re-designation of all of our issued and outstanding preferred shares as of June 30, 2014 into 77,999,069 Class B common shares immediately prior to the completion of this offering; and (ii) the net proceeds we will receive in this offering and the concurrent private placement.

Non-GAAP financial measure

        To supplement our consolidated financial statements which are presented in accordance with U.S. GAAP, we use adjusted EBITDA as a non-GAAP financial measure. Adjusted EBITDA represents net income or loss before depreciation and amortization, share-based compensation, interest expenses, interest income and provision for income taxes. We present adjusted EBITDA because it is used by our management to evaluate our operating and financial performance. We also believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our consolidated results of operations in the same manner as our management and in comparing financial results across accounting periods.

        The following table reconciles our adjusted EBITDA in 2012 and 2013, and for the six months ended June 30, 2013 and 2014, to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net loss:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2012	2013		2013	2014
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Net loss	(175,710)	(152,214)	(24,536)	(85,030)	(20,686)	(3,334)
Add (subtract):
Depreciation and amortization	167,207	196,321	31,646	92,406	121,949	19,657
Share-based compensation	6,683	6,206	1,000	3,283	2,261	365
Interest expenses	66,636	50,880	8,202	34,535	30,954	4,989
Interest income	(1,146)	(360)	(58)	(201)	(2,832)	(456)
Provision for income taxes	5,212	1,228	198	695	1,384	223

Adjusted EBITDA	68,882	102,061	16,452	45,688	133,030	21,444

        The use of adjusted EBITDA has certain limitations because it does not reflect all items of income and expense that affect our operations. Items excluded from adjusted EBITDA are significant components in understanding and assessing our operating and financial performance. Depreciation and amortization, share-based compensation, interest expenses, interest income and provision for income taxes have been and may continue to be incurred in our business and are not reflected in the presentation of adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, adjusted EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We reconcile this non-GAAP financial measure to the nearest U.S. GAAP performance measure, all of which should be considered when evaluating our performance. The term adjusted EBITDA is not defined under U.S. GAAP, and adjusted EBITDA is not a measure of net income or loss, operating income or loss, operating performance or liquidity presented in accordance with U.S. GAAP. When assessing our operating and financial performance, you should not consider such data in isolation or as a substitute for our net income or loss, operating income or loss or any other operating performance measure that is calculated in accordance with U.S. GAAP. Furthermore, adjusted EBITDA may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

Summary operating data

        The following tables set forth our key operating metrics as of the dates and for the periods indicated:

Period-end fleet size

	As of December 31,		As of June 30,
	2012	2013	2013	2014
Car rentals	8,957	10,500	9,610	14,260
Car services	872	1,086	969	1,149

Total	9,829	11,586	10,579	15,409

Car rentals and car services

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2012	2013	2013	2014
Average available fleet size(1)	8,484	9,937	9,541	13,289
RevPAC (RMB)(2)	145	156	151	160

Car rentals

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2012	2013	2013	2014
Average available fleet size(1)	7,704	8,987	8,686	12,212
RevPAC (RMB)(2)	104	115	111	121
Fleet utilization rate (%)(3)	72.0	70.5	68.4	70.9
Average daily rental rate (RMB)(4)	145	163	163	171

Car services

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2012	2013	2013	2014
Average available fleet size(1)	780	950	855	1,077
RevPAC (RMB)(2)	549	546	553	600

(1)
"Average available fleet size" is calculated by dividing the aggregate number of days in which our fleet was in operation during a given period by the total number of days during the same period.

(2)
"RevPAC" refers to average daily net revenue per available car, which is calculated by dividing the net revenues during a given period by the aggregate number of days in which our fleet was in operation during the same period.

(3)
"Fleet utilization rate" refers to the aggregate transaction days for our car rental fleet during a given period divided by the aggregate days our car rental fleet are in operation during the same period. "Transaction days" refer to the aggregate number of days on which a vehicle in our car rental or car services fleet was on rent during a given period.

(4)
"Average daily rental rate" refers to RevPAC during a given period divided by the fleet utilization rate during the same period.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Key operating metrics" for more information on our non-financial key operating metrics.

RISK FACTORS

        Investing in our ADSs involves a high degree of risk. You should carefully consider the following risks and all other information contained in this prospectus, including our consolidated financial statements and related notes, before deciding to buy our ADSs. If any of the following risks materialize, our business, prospects, financial condition and results of operations could be materially harmed, the trading price of our ADSs could decline and you may lose part or all of your investment.

Risks related to our business and industry

We have a history of operating and net losses, and we may not be able to achieve and sustain profitability.

        We have a history of operating and net losses and may continue to incur operating and net losses in the future. For the years ended December 31, 2012 and 2013, we incurred loss from operations of RMB104.0 million and RMB99.4 million (US$16.0 million), respectively, and net losses of RMB175.7 million and RMB152.2 million (US$24.5 million), respectively. For the six months ended June 30, 2014, we generated profit from operations of RMB9.2 million (US$1.5 million), while still incurred net loss of RMB20.7 million (US$3.3 million). Our historical operating and net losses were primarily due to significant upfront investments in connection with the expansion of our nationwide service network and infrastructure in recent years, which expose us to significant fixed costs and expenses. If market demand for our car rentals and car services does not increase as quickly as we have anticipated, or if there is a rapid and unexpected decline in such demand, we may be unable to generate sufficient revenues to offset these fixed costs and achieve economies of scale, and our operating results may be materially adversely affected as a result of high operating expenses and underutilized capacity.

        In addition, our ability to achieve profitability is affected by various factors, many of which are beyond our control. For example, our revenues and profitability depend on the continuous growth of the car rental and car service industry in China and customer demands for such services. We cannot assure you that car rentals and car services, as relatively new alternatives to car ownership, will become widely accepted in China. Furthermore, vehicle purchases have historically accounted for the majority of our capital expenditures. We expect to continue to incur significant costs and expenses to increase the scale of our operations, which may make it difficult for us to achieve and sustain profitability.

        Furthermore, our historical and future results of operations in a specific period may be subject to the impact of various factors and events, which may make our results of operations in different periods less comparable with each other and may not be necessarily indicative of future trends. While we intend to implement various measures to control the increases in our vehicle operating expenses as we ramp up our business rapidly, we cannot assure you that these measures will be as effective as we currently expect, or at all. If we cannot significantly increase our net revenues to offset our continuously increasing operating and other expenses, we will continue to incur losses and our business, financial condition and results of operations will be materially and adversely affected. We may also incur significant losses in the future for a number of other reasons, including changes in the macroeconomic and regulatory environment, competitive dynamics, our inability to respond to these changes in a timely and effective manner and the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown events.

We face risks arising from our heavy reliance on proprietary technology platform.

        We rely heavily on our proprietary technology platform with various features specifically designed to improve and streamline our operations in accepting reservations, processing payments, managing our fleet, accounting for our various business activities and otherwise conducting our business. The satisfactory performance, reliability and availability of our proprietary technology platform are critical to our reputation, our ability to attract and retain customers and maintain adequate service levels. Any system interruption that results in the unavailability of our website or a disruption in our proprietary technology platform could result in negative publicity, damage our reputation and brand and cause our business and operating results to suffer. We may experience temporary system interruptions for a variety of causes, including network failures, power failures, cyber attacks, software errors or an overwhelming user traffic to our website during periods of strong demand. Because we are dependent in part on third parties for the implementation and maintenance of certain aspects of our systems and because some of the causes of system interruptions may be outside of our control, we may not be able to remedy such interruptions in a timely manner, or at all. Although we regularly back up our data on servers in different locations or on hard drives stored in our offices, there can be no assurance that our systems back-up will successfully mitigate or eliminate these risks. Any disruption, termination, or provision of substandard services could adversely affect our brand, customer relationships, operating results and financial conditions.

We face intense competition, and if we fail to compete effectively, we may lose market share, our revenues and margin may decrease and our results of operations may be adversely affected.

        The car rental and car service industry in China is competitive and fragmented. In 2013, the top three players, including us, only accounted for 10.7% of the total market share by revenues in China, according to Frost & Sullivan. We expect competition in China's car rental and car service industry to persist and intensify.

        As we provide comprehensive service offerings, we compete with different market participants in different market sectors at different levels. We currently compete primarily with national and international players, such as China Auto Rental and Avis China, and regional players, such as Yongda, Qiangsheng and Shouqi.

        For car rentals, we compete primarily on the basis of rental price, user experience, brand recognition, convenience of service locations, geographic coverage and service quality. For car services, we compete primarily on the basis of quality and convenience of services, ability to provide tailored solutions and timely response to ad-hoc situations, brand recognition, network coverage, and, to a lesser extent, service charge. Competition in the car rental market frequently takes the form of price competition. Our competitors, some of which may have access to greater financial resources, often seek to compete aggressively on the basis of pricing. If we do not price our services competitively, we may lose rental volume, or if we do, our revenue and margins will suffer, either of which could have a material adverse impact on our results of operations.

        In addition, technological advances may materially impact the competitive landscape of China's car rental and car service industry and our competitiveness in the evolving industry. For example, an increasing number of customers in China have chosen to reserve car rental services through websites or mobile applications due to the convenience of these channels. As a result, it is critical for us to continue to enhance and improve the responsiveness, functionality and features of our websites and mobile applications to remain competitive. The development of websites, mobile applications and other proprietary technology requires substantial expenditures and resources, and entails significant technical and business risks. Our competitors may use new technologies more effectively, develop more appealing and popular websites and mobile applications, or adapt more quickly than us to evolving industry trends or changing market requirements. Some of our competitors may form closer relationships with, or be acquired by, major Internet companies in China. Furthermore, the proliferation of the Internet has increased the price transparency among car rental companies by enabling cost-conscious customers to more easily obtain the lowest rates available among car rental companies for any given trip. Such increased price transparency may further contribute to the prevalence and intensity of price competition in the future.

        Our competitors may also compete against us in the selection of new service locations, or offer better terms for our existing leased properties, thereby slowing down our anticipated expansion. Furthermore, some competitors may initiate negative publicity campaigns against us, which may harm our brand and reputation. If we fail to effectively compete with large players on scale or small players on cost and flexibility, we may not be able to compete successfully against our current and future competitors.

We may not be able to sustain our growth rates or manage our expansion plan, which could adversely affect our operating results.

        We have experienced significant growth in recent years. Our total net revenues increased from RMB450.1 million in 2012 to RMB566.4 million (US$91.3 million) in 2013, representing a growth rate of 25.8%. Our total net revenues increased from RMB260.7 million for the six months ended June 30, 2013 to RMB384.5 million (US$62.0 million) for the six months ended June 30, 2014, representing a growth rate of 47.5%, although we recorded net losses of RMB175.7 million, RMB152.2 million (US$24.5 million), RMB85.0 million and RMB20.7 million (US$3.3 million) in 2012, 2013 and the six months ended June 30, 2013 and 2014, respectively. We increased the size of our fleet from 7,717 vehicles as of January 1, 2012 to 15,409 vehicles as of June 30, 2014 and we had 760 directly operated service locations in 90 cities across China as of June 30, 2014. We may not be able to sustain these high growth rates in future periods and you should not rely on the growth in our revenue or fleet size in any prior period as an indication of our future performance.

        We plan to continue to expand our fleet size and geographic coverage. We believe geographical expansion is particularly important for us to acquire more customers and enhance our brand recognition. Nonetheless, expanding into new geographical markets imposes additional burdens on our managerial, financial, operational, information technology and general administrative resources. Our planned expansion will also require us to maintain consistent and high-quality services to ensure our brand does not suffer as a result of any deviations, whether actual or perceived, in our service quality. As China is a large and diverse market, business travel or leisure travel demands may vary significantly by region. As a result, we may not be able to leverage our experience in the markets in which we currently operate to expand into other parts of China, and we cannot assure you that we will be able to effectively manage the growth of our operations or maintain our service quality. If we are unable to expand our operations in a timely and cost effective manner, our results of operations may be materially adversely affected.

If we are unable to dispose of our used vehicles at desirable prices or timing or through appropriate channels, the residual value of our fleet may drop significantly and we may incur significant financial losses.

        We generally hold vehicles in our fleet for a term of three to four years. Depending on the conditions of our vehicles, our actual vehicle holding period may vary. As our fleet grows and matures, we expect vehicle dispositions to become a significant part of our operations. We have developed an internal rating system to assess the general conditions of our vehicles, and dispose of our used vehicles through a variety of disposition channels according to the rating results, including auctions, brokered sales, dealers and online used car marketplace. We also maintain a well-managed and disciplined vehicle disposition process taking into consideration of market timing, disposal price and seasonality. Given that China's used vehicle market is still at its early stage and lacks a well-established credit system, we face uncertainties in our ability to dispose of our used vehicles at reasonable prices, in a timely manner or through appropriate channels. In addition, as there is no guaranteed minimum residual value or repurchase program with automobile manufacturers available in China, we are not able to enjoy the guaranteed minimum residual value of our vehicles similar to the programs which are usually made available to U.S. car rental companies. Therefore, we carry substantial risk that the market value of a used vehicle at the time of its disposition may be less than its estimated residual value at such time. If we are unable to dispose of our used vehicles at prices that are equal to or greater than their estimated residual value, our depreciation costs will increase and we will incur losses resulting from the disposal, which may have material and adverse impact on our financial results. As our fleet size continues to grow, inability to dispose our used vehicles at desirable prices or timing or through appropriate channels could have significant impact on our business.

Our limited operating history in an emerging and rapidly evolving industry may not provide an adequate basis on which to evaluate our business and future prospects.

        We have a limited operating history. We began to provide chauffeured car services and car rental services in 2006 and 2008, respectively. We believe our future success depends on our ability to significantly increase revenues as well as achieve profitability from our operations. Our limited operating history makes it difficult to evaluate our business and future prospects. You should consider our future prospects in light of the risks and challenges encountered by a company with a limited operating history in an emerging and rapidly evolving industry. These risks and challenges include, among other things,

  •
  our ability to continue our growth as well as achieve and maintain profitability;

  •
  preservation of our competitive position in the car rental and car service industry in China;

  •
  providing consistent and high-quality services to attract and retain individual customers and corporate clients;

  •
  our ability to implement our strategies and make timely and effectively respond to competition and changes in customer preferences;

  •
  our ability to increase awareness of our "eHi" brand and continuing to develop customer loyalty; and

  •
  recruitment, training and retaining of qualified managerial and other personnel.

Our failure to raise sufficient capital to fund and expand our operations at a reasonable cost could reduce our ability to compete successfully.

        Our business requires a significant amount of capital in large part because we are prompted to continue to grow our fleet and expand our business in existing markets and to additional markets where we currently do not have operations. Our capital expenditures totaled RMB286.6 million, RMB601.1 million (US$96.9 million) and RMB579.7 million (US$93.4 million) in 2012, 2013 and the six months ended June 30, 2014, respectively, which were primarily used for vehicle purchases. We may require additional funding to implement our expansion strategy by offering additional equity or debt securities or obtaining additional credit facilities in the future. The sale of additional equity or equity-linked securities could result in dilution of your shareholdings. As we engage in debt financing, our ability to incur additional indebtedness may be restricted. Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

  •
  economic, political and other conditions in China and elsewhere;

  •
  our future results of operations, financial condition and cash flows; and

  •
  general market conditions for capital raising activities in our industry.

        If we fail to raise sufficient capital to fund and expand our operations at a reasonable cost, we may not be able to, among others:

  •
  increase our fleet size;

  •
  expand our operations in current or additional cities in China;

  •
  enhance our sales and marketing and strengthen our general and administrative teams;

  •
  continue to improve our proprietary technology platform;

  •
  acquire businesses complementary to ours;

  •
  hire, train and retain qualified employees;

  •
  develop and introduce service enhancements to our clients; or

  •
  respond to competitive pressures or unanticipated working capital requirements.

Uncertainties regarding the growth and profitability of the car rental and car service industry in China could adversely affect our revenues and business prospects.

        Currently all of our revenues are generated from our car rentals and car services. While car rentals and car services have existed in China since the 1990s, the long-term prospects of the car rental and car service industry in China remain relatively untested. Our future operating results will depend on numerous factors affecting the development of the car services industry in China, some of which may be beyond our control. These factors include:

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  the growth of demand for car rentals and car services in China, and the rate of any such growth;

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  the trust and confidence level of customers in car rentals and car services providers in China, as well as changes in customer demographics and preferences;

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  the selection, price and popularity of vehicles that we and our competitors offer;

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  the emergence of alternative transportation service models that better address the needs of customers in China;

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  general economic conditions, particularly economic conditions affecting discretionary consumer spending; and

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  the legal environment that may impact our business operations or expansions.

        A decline in the popularity of driving, car rentals or car services in general, or any failure by us to adapt our business model and improve customer experience in response to trends and customer needs and preferences, will adversely affect our revenues and prospects.

Various government policies on automobile control and management, such as vehicle plate control and restrictions on automobile purchases and ownership, may increase our operating costs, limit our future expansion or otherwise adversely affect our business, results of operations and prospects.

        The significant increase in the number of vehicles in China, primarily in major cities, and the traffic and pollution resulting from this increase have drawn the attention of both the government and the public. To address this issue, local governments in China have promulgated various policies to limit the increase in the number of vehicles, such as restricting the number of new local vehicle plates issued. For example, Beijing, Shanghai, Guangzhou, Tianjin, Hangzhou and Guiyang city governments have adopted policies regarding issuing a limited number of local vehicle plates and/or restricting the entrance of vehicles with non-local vehicle plates into certain areas of the city. In addition, some cities in China, such as Beijing, Nanchang, Chengdu and Guiyang, also implemented traffic control measures banning vehicles with certain license plate numbers to be on the road or into certain areas of the city during certain hours in a workday or certain days in a given week. If more cities adopt vehicle plate control policies, our costs to obtain new vehicle plates in such cities may significantly increase and our future expansion in these cities may be limited, which may materially and adversely affect our business, results of operations and prospects. In addition, if a large number of our rental cars is found in violation of these traffic control measures, we may be subject to fines for such violations which may increase our operating costs and expenses.

        Other government policies on automobile purchases, ownership, related taxes and other charges may also have a material effect on our business. In the past years the PRC government has provided some tax reductions or government subsidies on certain types of automobile purchases. We are not in a position to predict whether any tax reduction or government subsidy for automobile purchases will be granted or continued in the future. In the event that any adverse changes of existing government policies on automobile purchases, ownership, related taxes and other charges are adopted by the PRC government, it may materially and adversely affect our results of operations and limit our further expansion.

Our business is seasonal, and a disruption in our operations during our peak or off peak seasons could materially adversely affect our results of operations.

        We generally experience some effects of seasonality due to increases in leisure travel and decreases in business travel activities during the summer season and public holidays in China such as Chinese New Year, Labor Day, and National Day, although the seasonal impacts on our car rentals and car services may, to some extent, be offset by each other. In addition, seasonal changes in our revenues do not alter certain of our expenses, like depreciation, rent and insurance, that are fixed in the short run, typically resulting in higher profitability in periods when our revenues are higher and lower profitability in periods when our revenues are lower. Our revenues may also fluctuate due to inclement weather conditions, such as snow or rain storms. In addition, other seasonality trends may develop and the existing seasonality that we experience may change.

If we are unable to enhance our brand recognition and maintain a high level of customer satisfaction, we may not be able to attract or retain customers, and our brand and results of operations may be adversely affected.

        We believe our "eHi" brand is integral to our success, including the success of our sales and marketing efforts and our efforts to grow our car rentals and car services business. Our continued success in enhancing our brand depends, to a large extent, on our ability to consistently provide quality services and customer experience across our service network and introduce new services and vehicle models to meet customer demands, and to respond to competitive pressures and changing regulatory environment. Failure to provide customers with high-quality services and experiences could harm our reputation and adversely affect our efforts to develop "eHi" as a trusted brand. From time to time, our customers express dissatisfaction with our services, including those related to the availability, condition and reservation time of our vehicles, and our response time to customers' questions or vehicle incidents. To the extent dissatisfaction with our services is widespread or not adequately addressed, our reputation could be harmed, our efforts to develop "eHi" as a trusted brand and to provide enhanced customer experience would be adversely impacted, which may in turn adversely affect our operating results and our ability to attract new customers and retain existing customers.

        In addition, we have been in the past, and may in the future be, subject to negative publicity against our company or our services. Any such negative publicity, regardless of its veracity, could harm our brand image and reputation. If we are unable to defend ourselves against such negative publicity, our brand image or reputation will be damaged and our results of operations and prospects will be adversely affected. Furthermore, pursuant to the global affiliation agreement we entered into with Enterprise China, our signage and logo are displayed alongside the signage and logos of certain subsidiaries of Enterprise, including "Enterprise," "Enterprise-Rent-A-Car," "Alamo," "Alamo Rent A Car," "National" and "National Rent A Car," in several cities in China and certain major North

American gateway airports. Any negative publicity involving such brands or deterioration in the quality of services provided by these subsidiaries of Enterprise may also harm our brand image.

Customer violation of traffic rules could result in suspension of some of our vehicles from operation and we may not be able to fully recover the fines arising from our customers' violations.

        China operates a "traffic points" system under which each driver is allotted 12 points for each calendar year. Traffic violations are penalized through, among other things, fines and deduction of the traffic points. For traffic violations caught by law enforcement officers, the point deduction is imposed on the driver. For traffic violations caught by automated traffic enforcement systems, for example, running a red light that was recorded by a traffic camera, the point deduction is imposed on the vehicle.

        Currently vehicles in use for less than five years in China are subject to mandatory biennial inspection by transportation authorities. Such rules will be changed by the Opinion regarding Strengthening and Improving the Inspection Work of Automobile Vehicles, or the Inspection Work Opinion, issued in May 2014. According to the Inspection Work Opinion, starting from September 1, 2014, non-operational cars and other small-size, mini-type passenger vehicles which are registered for less than six years will be exempted for vehicle inspections, and such vehicles which are registered for more than six years (including six years) will still be subject to vehicle inspections. For a vehicle to pass the inspection, all point deductions recorded on the vehicle must be offset by applying the drivers' available points.

        Some of our vehicles have point deductions recorded on them due to customer traffic violations caught by automated traffic enforcement systems. For our vehicles to pass their mandatory biennial inspection, we coordinate with our customers who committed the traffic violations to offset the point deductions recorded on our vehicles by applying their available points. However, depending on the volume of vehicles due for inspection and the time required to coordinate with our customers, we sometimes were unable to timely offset all the point deductions on our vehicles before their inspection dates, and may be unable to do so in the future. If we fail to promptly offset the point deductions recorded on our vehicles, our vehicles will not be able to pass the biennial inspection and will be suspended from road use and disposition until all points deductions are offset, which may materially and adversely affect our business, results of operation and financial condition. Historically, the number of our vehicles that did not pass the mandatory vehicle inspection was minimal.

        In addition, while we obtain pre-authorized credit card payments when our car rental customers pick up or return the rental vehicles, such pre-authorized payments may not be sufficient to cover fines arising from such customers' traffic violations. In the event that traffic fines exceed the pre-authorized payment amount, we may not be able to fully recover outstanding balances from such customers in time or at all, which may materially and adversely affect our business, results of operation and financial condition.

If we fail to protect our customers' confidential information stored in our systems, our reputation or brand may be harmed, and we may be exposed to liability and loss of customers.

        Our reservation system stores, processes and transmits our customers' confidential information, including identity information, driver's license numbers, contact information and other sensitive data. We rely on encryption, authentication and other technologies, as well as administrative and physical safeguards, to secure such confidential information. Any compromise of our information security could damage our reputation and brand and expose us to risks of costly litigation and liability that could materially harm our business and operating results. We and our third-party data center facilities may not have adequately assessed the internal and external risks posed to the security of our systems and information and may not have implemented adequate preventative safeguards or take adequate reactionary measures in the event of a security incident. Any failure to protect such confidential information could harm our reputation and brand and expose us to liability and loss of customers.

We rely on third-party service providers for certain aspects of our business.

        We depend on third-party service providers for certain aspects of our business. For example, we rely on third parties to complement our coverage for chauffeured car services in certain cities, implement and maintain certain aspects of our technology system, and supplement our vehicle repair and maintenance capabilities. Although we actively monitor the operations of these third-party service providers, and under certain circumstances have the ability to terminate their services for failure to adhere to contracted operational standards, we are unlikely to detect all the problems. If these third-party service providers do not provide adequate services to our customers or us, we have to seek to replace such service providers or remedy the inadequate services, and our reputation, brand image and our business could be materially adversely affected. We may also be held responsible for actions or non-actions of such third parties, which may expose us to possible liabilities.

Restrictive covenants contained in credit facilities may limit our ability to incur additional indebtedness and restrict our future operations, and failure to comply with these restrictive covenants may adversely affect our liquidity, financial condition and result of operations.

        We are subject to restrictive covenants under our credit facilities with banks and third-party financing companies. These restrictive covenants include, among other things, financial covenants such as maintaining our shareholding structure, limitations on our ability to incur additional indebtedness or create new mortgages or charges, making timely reports, restrictions on the use of proceeds and asset sales, and requirements to provide notice or obtain consent for certain significant corporate events. In addition, as part of our financing arrangements entered into with several third-party financing companies, we pledged some of our vehicles as well as 20.73% and 100% of the equity interest in two of our PRC operating subsidiaries to such third-party financing companies, and agreed not to dispose of these collaterals during the term of such financing arrangements.

        Failure to meet any of these financial covenants or any other restrictive covenants in the future may entitle lenders to declare all outstanding borrowing and accrued and unpaid interest to be immediately due and payable and requires us to pay accrued and unpaid interest at higher interest rates. Furthermore, any event or default or acceleration of payment in a credit facility may trigger cross-default or cross acceleration provisions in other credit facilities. If lenders accelerate the repayment of our borrowings, we may not have sufficient cash to timely repay the borrowings and any repayment may disrupt our cash flow and liquidity plans. Additionally, we have provided collaterals under certain credit facilities. If we cannot repay these borrowings, lenders may take ownership of other collaterals granted to them or choose to enforce their security rights thereunder. As a result, we may lose access to our assets as collaterals and be unable to engage in certain business activities or finance future operations or capital needs, and our business, financial condition and results of operations would be materially and adversely affected.

Shortage in vehicle supply or failure to pass on increased vehicle acquisition costs to customers may adversely affect our business and results of operations.

        As of June 30, 2014, approximately 83.7% of the vehicles acquired by us were purchased through dealers of Volkswagen, General Motors/Buick, Honda, Citroen, Chevrolet and Ford vehicles located in China. We may experience a shortage in the supply of certain vehicle models in the future. For example, if any supplier is unwilling or unable to provide us with vehicles in required quantities or to deliver vehicles on time, we may not be able to find alternative sources on satisfactory terms in a timely manner, or at all. If any shortage in vehicle supply occurs, our business and results of operations may be materially adversely affected.

        In addition, we may face risks of increased vehicle acquisition costs, which may correlate with rising commodity and structural costs. Our average vehicle acquisition cost is also affected by other factors such as vehicle purchase tax and the mix of economy and premium vehicle models that we purchase. We generally do not enter into long-term contracts with our vehicle suppliers. If our suppliers do not offer us competitive prices and we are not able to purchase sufficient quantities of vehicles from alternative sources at commercially reasonable prices, or at all, we may be forced to purchase vehicles at higher prices and our vehicle acquisition costs may increase significantly. We cannot assure you that we will be able to pass on increased vehicle acquisition costs to our customers. Failure to pass on significant cost increases to our customers may have a material adverse effect on our business, results of operations and financial condition.

If any of our major vehicle suppliers encounter serious vehicle recall problems, our fleet size may be reduced for a certain period and our clients' trust in the quality and safety of our fleet may be adversely affected.

        Our vehicles may be subject to safety recalls by their manufacturers. Under certain circumstances, the recalls may cause retrieval of rented vehicles or temporary decline of reservations. If a large number of vehicles are the subject of simultaneous recalls, or if replacement parts needed are not in adequate supply, we may not be able to use the recalled vehicles for an extended period of time. Those types of disruptions could jeopardize our ability to fulfill existing contractual commitments and/or satisfy demand for our cars and car services, and result in the loss of business to our competitors. We could also face liability claims from our customers related to our vehicles subject to a safety recall. Depending on the severity of the recall, it could materially adversely affect our results of operations and adversely impair our customers' trust in the quality and safety of our fleet.

If property rental costs, including rentals for parking spaces, increase significantly in the cities we currently have operations or we are unable to find suitable locations to expand our service network at a reasonable cost, our results of operations will be materially adversely impacted.

        We plan to open more service locations in markets where we have a presence and to expand into additional cities in China to further grow our business. To operate our business, we need to rent offices, service locations and parking spaces for our staff and vehicles at convenient locations. We may not be successful in identifying and leasing additional properties and parking spaces at desirable locations and on commercially reasonable terms, or at all. In addition, we may not be able to renew our current lease agreements after expiration or secure replacement properties or parking spaces with reasonably commercial terms, or at all. In such cases, our ability to execute our growth strategy could be impaired and our business, results of operations and prospects may be materially adversely affected. Furthermore, if property rental costs increase significantly, in particular for parking spaces, our results of operations may be materially adversely affected.

We depend on key and highly skilled personnel to operate our business, and if we are unable to retain our current personnel or hire additional personnel compatible to our expansion size, our ability to successfully develop and market our business could be harmed.

        Our managerial and other employees operate our service locations and interact with our customers on a daily basis and are critical to maintaining our consistent and high-quality services, as well as our established brand and reputation. We aim to recruit, train and retain skilled and motivated customer oriented managerial and other employees. We need to recruit and train qualified managerial and other employees on a timely basis to keep pace with our rapid growth. There may be a limited supply of such qualified individuals in some markets in China where we have operations and cities into which we intend to expand. We also need to provide continuous training to our managerial and other employees so that they can stay abreast of changes in our operations and consumer preferences and demands, and meet and implement our quality standards. If we fail to recruit, train and retain qualified managerial and other employees, our service quality may decrease, which in turn may have a material and adverse effect on our brand, our business, and our financial condition and results of operations.

        Our success significantly depends upon the continuing service of our senior management team, including Mr. Ray Ruiping Zhang, our founder, chairman and chief executive officer, Dr. Leo Lihong Cai, our director and senior and executive vice president of sales and marketing, Mr. Colin Chitnim Sung, our chief financial officer and Mr. Chun Xie, our chief information officer. We rely on our management team's experience in business operations, their business vision, management skills and working relationships with our employees, customers, suppliers, third-party service providers and other business partners to execute our business strategies and to achieve our business objectives. In addition, our ability to attract and retain key personnel is a critical aspect of our competitiveness. If one or more members of our senior management team or other key employees are unable or unwilling to continue in their present position, we may not be able to replace them easily, or at all. As a result, our business could be severely disrupted and our financial condition and results of operations could be materially adversely affected.

If the average salary or statutory welfare expenses of our employees increase significantly, our profitability may be materially adversely impacted.

        As of June 30, 2014, we had 2,816 full-time and 515 part-time employees. We believe we will continue to hire additional employees to keep in line with our expansion.

        China has recently experienced a significant increase in employment compensation levels. From 2011 to 2013, the annual average wages in China increased by 7.6% from RMB42,452 to RMB45,676, according to National Bureau of Statistics of China. During the same period, the average salary and welfare expenses of our employees of similar positions increased by approximately 14.9%. If the average salary of our employees increases significantly, our profitability may be materially adversely impacted. In addition, under various PRC labor-related laws, rules and regulations, employers are required to contribute, on behalf of their employees, to a number of social security funds, including funds for basic pension insurance, unemployment insurance, basic medical insurance, work-related injury insurance, maternity leave insurance, and housing accumulation funds. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. If the relevant PRC authorities determine that we shall make supplemental social insurance and housing fund contributions and/or that we are subject to fines and legal sanctions, our business, financial condition and results of operations may be adversely affected.

Significant increases in fuel costs or limitations in fuel supplies could seriously harm our business.

        We are generally responsible for fuel costs and supplies when providing chauffeured car services. While customers using our car rental services are typically responsible for the costs of fuel during the rental term, any increase in fuel costs or limitation in fuel supplies may discourage them from renting vehicles from us. Fuel prices in China increased significantly in 2012 and 2013, which has increased our vehicle operating expenses. Continued significant increases in fuel prices or a severe or protracted disruption of fuel supplies could have a material adverse effect on our financial condition and results of operations.

We face risks related to liabilities resulting from the use of our vehicles by our customers.

        We are exposed to claims for personal injury or death and property damage as a result of automobile accidents involving vehicles driven by our customers or chauffeured car services provided by our drivers or third party service providers outsourced by us. We depend on our staff, customers and, in some cases, third party operators, for pre-rental inspections in order to identify any apparent or potential damage or safety concerns with the vehicles. However, if a customer uses a car that has worn tires or some mechanical or other problem, including a manufacturing defect, which contributed to a motor vehicle accident that results in a death or property damage, we may still be a defendant of the claims for the alleged liabilities of the accident and the damage resulting from it. Furthermore, according to the PRC Torts Law, when the driver of a rental car who is not the owner of the vehicle is held liable for a traffic accident, liability will first be covered by the insurance company providing the compulsory traffic accident insurance of the vehicle, and the driver shall be responsible for the portion not covered by the compulsory traffic accident insurance. However, since judicial proceedings determining the cause of a motor vehicle accident can be lengthy and costly, and the results of such proceedings may be uncertain, we may not be successful in defending ourselves each time such an incident occurs. If a significant number of such claims cannot be resolved, our reputation could suffer.

We could be negatively affected if our insurance coverage proves to be limited or inadequate.

        We may suffer from insufficient insurance coverage for our vehicles or liabilities resulting from our operations. We bear the risk of damage to or losses of our vehicles, including those caused by accident, theft or natural disaster. We are also exposed to claims for personal injury or death and property damage as a result of automobile accidents involving vehicles driven by our customers or chauffeured car services provided by our drivers or third party service providers outsourced by us. We maintain motor vehicle damage insurance, third-party liability insurance, compulsory traffic accident insurance and other insurance coverage, although there can be no assurance that such coverage will be sufficient or adequate. Furthermore, due to the large volume and broad geographic coverage and rapid growth of our fleet, we may fail to renew our insurance policies on a timely basis although we have not experienced any failure or material delay in renewing our insurance policies as of the date of this prospectus. A successful claim against us beyond the scope or limit of our or our third party service provider's insurance coverage may have a material adverse effect on our business, financial condition and/or results of operations. In addition, uninsured claims filed against us or the inability of our insurers to pay otherwise-insured claims would have an adverse effect on our financial condition. Moreover, if the insurance premiums we pay to the insurance companies increases significantly, our results of operations would be materially adversely affected.

        In addition, we face risks and contingent losses resulting from car theft. We equip all of our vehicles with GPS-based tracking devices that monitor the precise location of the vehicles at all times, and a significant majority of such devices are covered by GPS product liability insurance. However, sophisticated thieves could locate and disable such devices, which may lead to an increase in our lost vehicles from car theft. As we have not maintained any robbery or theft insurance for our vehicles, such losses may not be sufficiently covered by the GPS product liability insurance, which may adversely affect our results of operations.

Future acquisitions could prove difficult to integrate or disrupt our business and lower our operating results.

        Our growth strategy may involve the acquisition of businesses and/or entities, or entering into strategic partnerships or alliances in areas in which we do not currently operate or have sufficient capacity to operate. For example, we made a strategic investment in Travice Inc., which develops and operates the Kuaidi mobile taxi and car calling service provider in April 2014. Our future strategic investments and acquisitions may expose us to potential risks, including risks associated with:

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  fluctuations in our future financial results, such as potential decrease in our margins and profitability;

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  integration of new operations, services and personnel;

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  exposure to unforeseen or hidden liabilities;

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  diversion of resources from our existing businesses and technologies;

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  our failure to generate sufficient revenues to offset the costs of acquisitions; and

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  potential loss of, or harm to, relationships with suppliers, clients or employees.

        If any of these happens, it may have a material adverse effect on our ability to manage our business or otherwise have a material adverse effect on our business, financial condition or results of operations.

We may be exposed to intellectual property infringement and other claims, which could be time-consuming or costly to defend and may result in substantial damages.

        Our success depends on our ability to use and develop our proprietary, comprehensive suite of technology systems, and our other intellectual property rights. We may face challenges to our intellectual property rights and be subject to claims that we have infringed on third parties' intellectual property rights. The validity and scope of claims relating to our proprietary technologies or other intellectual property rights may involve complex scientific, legal and factual questions and analysis, and therefore the outcomes may be highly uncertain. The defense and prosecution of intellectual property suits and related legal and administrative proceedings may be costly and may significantly divert the attention and resources of our personnel. An adverse determination in any such litigation or proceedings to which we may become a party may subject us to significant liability, require us to seek licenses from third parties, pay royalties or subject us to injunctions prohibiting the use of the relevant intellectual property rights.

        We have entered into a global affiliation agreement with Enterprise China in connection with our Series D private placement with Crawford, the parent company of Enterprise Holdings. Under this agreement which Enterprise China, its affiliate, Enterprise Holdings and their affiliates, or collectively Enterprise, have granted us, in certain designated region, a royalty free license with the right to sublicense certain of their trademarks, service marks, trade names, signage and logos, symbols and designs associated with the names "Enterprise," "Enterprise-Rent-A-Car," "Alamo," "Alamo Rent A Car," "National" and "National Rent A Car" for the purpose of pursuing business referrals between Enterprise and us, processing such referrals and servicing business referred to us by Enterprise. If we or any of our sublicensees use these licensed intellectual properties improperly or outside the scope of the license granted to us, we may be subject to claims of trademark or other intellectual property infringement by Enterprise. In the case that Enterprise does not have all the requisite rights to grant us an exclusive license to use such marks, we may be subject to claims of trademark or other intellectual property infringement by the rightful owners of these marks for using these intellectual property rights for unauthorized using these intellectual property rights. Any resulting litigation may be time-consuming and costly, with inherent uncertainty as to the outcome. If these owners successfully assert a claim for intellectual property infringement against us, the liability may adversely impact our business, financial condition and results of operations.

Failure to adequately protect our intellectual property rights could substantially harm our brand, our business and results of operations.

        We believe our brand, trademarks, software copyrights, trade secrets and other intellectual property rights are critical to our success. Any unauthorized use of our intellectual property rights could harm our competitive advantage and business. We have granted Enterprise, in certain designated region, a royalty free license with the right to sublicense certain of our trademarks, service marks, trade names, signage and logos, symbols and designs associated with the name "eHi" for the purpose of pursuing business referrals between Enterprise and us, processing such referrals and servicing business referred to Enterprise by us. If Enterprise or any of its sublicensees uses these licensed intellectual properties improperly or outside the scope of our license, our brand and intellectual property rights may be harmed. Our efforts in protecting our brand and intellectual property rights may not always be effective. We regularly file applications to register our trademarks in China, but may not be able to register such trademarks, or register them within the categories we seek. Similar trademarks registered under other different categories may dilute our brand and image. Historically, China has not protected intellectual property rights to the same extent as the United States, and infringement of intellectual property rights continues to pose a serious risk in doing business in China. Monitoring and preventing unauthorized use is difficult. The measures we take to protect our intellectual property rights may not be adequate or sufficient. As the right to use Internet domain names is not rigorously regulated in China, other companies may have incorporated in their domain names elements similar in writing or pronunciation to our trademarks and domain names. We have also entered into confidentiality and non-compete agreements with our key employees that prohibit them from disclosing confidential information. However, these agreements may not effectively prevent unauthorized disclosure of confidential information and it may be difficult or expensive for us to enforce these agreements. Our business may be materially adversely affected if we fail to adequately or sufficiently protect our brand, trademarks, copyrights, trade secrets and our other intellectual property rights.

We have granted, and may continue to grant, employee share options, restricted shares or other equity incentives in the future, which may result in increased share-based compensation expenses and adversely affect our results of operations.

        We adopted the 2010 Plan in April 2010, which was amended and restated in December 2010 and August 2014. In October 2014, we adopted the 2014 Plan, which will be conditional on and effective upon completion of this offering. We are required to account for share-based compensation as an expense based on the grant date fair value of share options, restricted shares or other equity incentives to employees with the compensation expense recognized over the period in which the recipient is required to provide service in exchange for the equity award. As of the date of this prospectus, a total of 5,143,150 options and 450,000 issued but not fully vested restricted shares granted under the 2010 Plan are outstanding. If we grant more options, restricted shares or other equity incentives, we could incur significant compensation charges and our results of operations could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical accounting policies" and Note 2 to our consolidated financial statements included in this prospectus for a more detailed presentation of accounting for our share-based compensation.

An economic downturn could result in a decline in business and leisure travel activities, which could materially adversely affect our business.

        Our results of operations are affected by many economic factors, including the level of economic activity in the car rental and car service industry in China. Any actual or perceived threat of a financial crisis in China could have an adverse impact on the car rental and car service industry, including a tightening of the credit markets, reduced business and leisure travels, reduced customer spending and volatile fuel prices. According to the National Bureau of Statistics of China, in the first quarter of 2014, China's GDP growth rate was 7.4%, which was the lowest since 2009. Any prolonged slowdown in China's economy might lead to tightened credit market, increased market volatility, sudden drops in business and consumer confidence and dramatic changes in business and consumer behaviors. In response to their perceived uncertainty in economic conditions, our customers may also delay, reduce or cancel their travel activities. To the extent any fluctuations in the Chinese economy significantly affect our customers' demand for our services or change their spending habits, our results of operations may be materially adversely affected.

Disputes with our strategic partners may arise during our cooperation with such partners, which may result in indemnification or other claims against us and/or termination of the cooperation and have an adverse impact on our business, results of operations and prospects.

        We have entered into strategic partnerships with two leading travel service providers, Enterprise and Ctrip. We are the designated and preferred business partner of Ctrip in providing car rental services and Ctrip integrated access to our online reservation system in its Ctrip Travel mobile application in June 2014 as part of our cooperation. In addition, our global affiliation agreement with Enterprise China, entered into in March 2012, provides a wide range of arrangements, including rental referrals and trademark licensing. In performing the obligations under these cooperations, disputes may arise with respect to matters such as the improper use of the relevant licensed intellectual property rights, non-compliance of performance standards, non-competition, resolutions of customer complaints, and reimbursement of expenses relating to rental referrals. We and our strategic partners may have different interpretations of certain contractual provisions in relevant agreement, in particular, the various provisions in these agreements that require, for instance, "reasonable efforts" in rental referrals and "commercially reasonable efforts" to facilitate and support the other party's marketing activities. Our failure to resolve these disputes may subject us to indemnification or other claims from our strategic partners. In addition, our strategic partners may terminate these cooperation arrangements if we commit a material breach of relevant agreement or certain provisions set out in our Series D and Series E share purchase agreements and the investors' rights agreement if such breach is not curable or is not cured within a specified period. Such claims and/or termination of these agreements may adversely affect our business, results of operations and prospects.

We face risks related to natural disasters and health epidemics in China, which may materially adversely affect our business and results of operations.

        Our business may be materially adversely affected by natural disasters or the outbreak of health epidemics in China. For example, in May 2008, Sichuan Province suffered a strong earthquake measuring approximately 8.0 on the Richter scale, and in April 14, 2010, another severe earthquake measuring approximately 7.1 hit part of Qinghai province in western China, each of which caused widespread damage and casualties. In addition, in the last decade, China has suffered health epidemics related to the outbreak of avian influenza (including H1N1 and H7N9 subtypes) and severe acute respiratory syndrome, or SARS. If such health epidemics become widespread in China or increase in severity, it may have an adverse effect on economic activities in China, with the potential to severely disrupt our business operations and harm our results of operations. Any future natural disasters or health epidemics in the PRC may also materially adversely affect our business and results of operations. In addition, unfavorable developments in domestic and international politics, including military conflicts, political turmoil and social instability, may also adversely affect consumer confidence and reduce customer spending, which could in turn materially and adversely affect our growth and profitability.

In preparing our consolidated financial statements, we have identified material weaknesses and other control deficiencies in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence in our company and the market price of our ADSs may be adversely affected.

        We will be subject to reporting obligations under the U.S. securities laws after this offering. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Prior to this offering, we have been a private company and have had limited accounting personnel and other resources with which to address our internal control over financial reporting. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2012 and 2013, we and our independent registered public accounting firm identified two material weaknesses and other control deficiencies, each as defined in the standards established by the U.S. Public Company Accounting Oversight Board, or the PCAOB, in our internal control over financial reporting as of December 31, 2013. As defined in the standards established by the PCAOB, a "material weakness" is a significant deficiency, or combination of significant deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a control deficiency, or a combination of control deficiencies, that adversely affects our ability to initiate, authorize, record, process, or report external financial data reliably in accordance with U.S. GAAP such that there is more than a remote likelihood that a misstatement of our financial statements that is more than inconsequential will not be prevented or detected by our employees.

        The material weaknesses identified related to insufficient accounting resources and expertise necessary to comply with the U.S. GAAP and lack of sufficient and documented financial closing policies and procedures, specifically those related to period end cut-off, accounts classification and presentation. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other control deficiencies in our internal control over financial reporting. In light of the material weaknesses and control deficiencies that were identified as a result of the limited procedures performed, we believe it is possible that, had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional material weaknesses and control deficiencies may have been identified.

        Following the identification of the material weaknesses and other control deficiencies, we have taken measures and plan to continue to take measures to remedy these material weaknesses and control deficiencies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Internal control over financial reporting" for our remedies to the material weaknesses and control deficiencies. However, the implementation of these measures may not fully address these deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct these material weaknesses and control deficiencies or our failure to discover and address any other material weaknesses and control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our ADSs, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

        Upon completion of this offering, we will become subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, will require that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2015. If we fail to remedy the material weaknesses and control deficiencies identified above, our management may conclude that our internal control over financial reporting is not effective. This may adversely impact the market price of our ADSs due to a loss of investor confidence in the reliability of our reporting processes. We will need to incur costs and use management and other resources in order to comply with Section 404.

Our auditor, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by the Public Company Accounting Oversight Board and, as such, investors may be deprived of the benefits of such inspection.

        Our independent registered public accounting firm that issued the audit reports included in this prospectus filed with the SEC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditor is located in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, our auditor, like other independent registered public accounting firms operating in China, is currently not inspected by the PCAOB.

        Inspections of other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of independent registered public accounting firms operating in China makes it more difficult to evaluate the effectiveness of our auditor's audit procedures or quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections and lose confidence in our reported financial information and procedures and the quality of our financial statements.

Proceedings instituted recently by the SEC against five PRC-based accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

        In December 2012, the SEC instituted administrative proceedings under Rule 102(e)(1)(iii) of the SEC's Rules of Practice against five PRC-based accounting firms, including our independent registered public accounting firm, alleging that these firms had violated U.S. securities laws and the SEC's rules and regulations thereunder by failing to provide to the SEC the firms' work papers related to their audits of certain PRC-based companies that are publicly traded in the United States. Rule 102(e)(1)(iii) authorizes the SEC to deny any person, temporarily or permanently, the ability to practice before the SEC if found by the SEC, after notice and opportunity for a hearing, to have willfully violated any such laws or rules and regulations.

        On January 22, 2014, an administrative law judge in the SEC issued an initial decision sanctioning four of these accounting firms from practicing before the SEC for six months. These four accounting firms appealed the initial administrative law decision to the SEC. The initial administrative law decision will not become effective until and unless it is endorsed by the commissioners of the SEC. If the SEC's final decision is decided against the accounting firms, the accounting firms can then further appeal the final decision in the federal appellate courts.

        While we cannot predict the outcome of these proceedings, if the accounting firms, including our independent registered public accounting firm, were denied, even temporarily, the ability to practice before the SEC, and we are unable to timely find another registered public accounting firm which can audit and issue a report on our financial statements, our financial statements could be determined to not be in compliance with the requirements for financial statements in connection with this offering under the Securities Act of 1933, as amended, or the Securities Act, or we may not be able to meet the reporting requirements under the Exchange Act after our completion of this offering. Such a determination could ultimately lead to the delay or abandonment of this offering, or, after completion of this offering, delisting of our ADSs from NYSE or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our ADSs in the United States, result in a sharp decline of our market capitalization and materially and adversely affect the value of your investment in our ADSs.

We are an "emerging growth company" within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

        We are a "foreign private issuer," as such term is defined in Rule 405 under the Securities Act, and are not required to comply with certain periodic disclosure and current reporting requirements of the Exchange Act. In addition, we are an "emerging growth company," pursuant to the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company until the fifth anniversary from the date of our initial offering. We intend to rely on the exemption from auditor attestation requirement under Section 404.

        The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to "opt out" of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an "emerging growth company."

        Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NYSE, impose various requirements on the corporate governance practices of public companies.

        We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. In particular, as an emerging growth company, we intent to rely on certain exemptions from various reporting requirements that are applicable generally to public companies. After we are no longer an "emerging growth company," we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

        In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company's securities. If we were involved in a class action suit, it could divert a significant amount of our management's attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Risks related to doing business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect our business.

        All of our business operations are conducted in China. As the car rental and car service industry is highly sensitive to business and personal discretionary spending levels, it tends to decline during periods of general economic downturn. If China's car rental and car service industry fails to grow as fast as it is forecasted, our focused car rentals and car services business will also be adversely affected. Accordingly, our business, results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China's economic growth through direct allocation of resources, monetary and tax policies, and other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between Renminbi and foreign currencies, and regulate the growth of the general or a specific market. This government involvement has been instrumental in China's significant growth in the past 30 years. The PRC government has adopted policies aimed at stimulating the economic growth in China. If the PRC government's current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government's policies, such as measures related to the car rental and car service industry or on interest rate and tax regulations, limits the growth of the car rental and car service industry in China, our business, growth rate, strategies or results of operations could be materially and adversely affected.

Uncertainties with respect to the PRC legal system could adversely affect us.

        We conduct our business primarily through our subsidiaries in China. Our operations in China are governed by the PRC laws and regulations. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

        Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. Furthermore, intellectual property rights, trade mark and confidentiality protections in China may not be as effective as in the United States or other countries. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Failure in obtaining all of the requisite permits, licenses or making all of the requisite filings or registrations or meeting other regulatory requirements for operating car rentals and car services business in China by us or any third-party service provider who cooperates with us may subject us to fines or other administrative actions.

        As a car rentals and car services provider in China, we are subject to a number of permit, license, filing and other regulatory requirements for the car rentals and car services business. As the car rental and car service industry is at an early stage of development in China, the legislations continue to evolve and there are currently no national laws or regulations specifically regulating the car rental and car service industry except for the Notice on Promoting the Healthy Development of Car Rental Industry, or the 2011 MOT Notice, promulgated in April 2011 by the Ministry of Transport, or the MOT, which only sets forth certain general guidelines for the emerging car rental industry in China. See "Regulations—Regulations on car rental and car service industry." The car rental and car service industry is mainly regulated by government authorities at local levels, which impose various regulatory requirements on the operating entities, vehicles or drivers, and such regulatory requirements vary from one place to another. The practice of local authorities may also deviate from the existing local rules. Some local authorities do not accept or process applications for certain permits, licenses or filings as required under the local rules. Furthermore, due to the unclear regulatory boundaries between car rentals or car services business and road transportation businesses or taxi businesses, although we do not believe any of our operating subsidiaries is a road passenger transportation service provider or a taxi service provider as our services are characterized by distinctive features, we cannot assure you that the government authorities take the same view as ours or will not change their views in the future.

        According to the 2011 MOT Notice, a car rental company must obtain appropriate approval before it may conduct road passenger transportation business. However, the 2011 MOT Notice does not define the term "road passenger transportation business." Furthermore, some local rules explicitly restrict a car rental company from concurrently providing chauffeur services and car rental services through the same entity. In August 2011, Shanghai Municipal Transport and Port Authority issued Certain Opinions on Standardizing the Regulation of Car Rental Industry, which provides that car rental companies shall not provide drivers for the vehicles they rent but may at the requests of their customers sign service agent contracts on behalf of their customers with third-party labor service companies, under which the labor service companies may provide drivers to car rental customers. See "Regulations—Regulations on car rental and car service industry." We currently provide chauffeured car services primarily to our corporate clients and generally enter into long-term framework agreements with these corporate clients, pursuant to which our vehicles and chauffeur services are provided by different subsidiaries under separate contracts. Our PRC counsel, Grandall Law Firm (Shanghai), has advised us that such business arrangements are not in violation of any existing applicable laws, regulations at national level or local rules of cities where we currently provide chauffeured car services in China. However, we cannot assure you that relevant local government authorities will not interpret the laws and regulations differently, find our activities in violation of relevant laws and regulations and impose penalties on us. If the relevant local government authorities is of the view that our business arrangements of chauffeured car services are not in compliance with applicable laws and regulations, we may be subject to fines and other administrative actions in some cities where we have provided such services.

        Furthermore, a company that sets up a branch to conduct business in a location outside its domicile must have such the branch registered with the local counterpart of the State Administration for Industry and Commerce, or SAIC. Please see "Regulations—Regulations on registration of branch companies."

        As a result of the inconsistency in local rules and their interpretation and implementation, as well as fast expansion of our business, we have not obtained, made or timely renewed all of the requisite permits, licenses, filings or registrations for our business operations or fully complied with all other regulatory requirements applicable in the cities in which we currently operate our car rentals and car services business. In addition, we are in the process of renewing permits or licenses of certain subsidiaries such as Guangzhou Haida Car Rental Co., Ltd. We cannot assure you that we will obtain or successfully renew all of the requisite permits and/or licenses, make all of the requisite filings or registrations or set up all necessary branches in a timely manner, or comply with all other regulatory requirements in the future. Moreover, we cannot assure you that all the third-party service providers engaged by us have met all such regulatory requirements either, which may subject us to fines and other administrative actions. Government authorities at various levels may promulgate new regulations or rules, or change their interpretation or implementation of existing regulations and rules, which may subject us to new regulatory requirements that we may not be able to meet in a timely manner, or at all.

        As the car rental and car service industry is mainly regulated by government authorities at local levels, penalties arising from failure to obtain or renew any required permits, licenses or filings in a timely manner or at all or comply with any existing or future laws and regulations may be different in different locations, which generally include a fine up to RMB100,000 or up to ten times of the amount of illegal income per violation (depending on the amount of illegal income, if any), confiscation of illegal income, suspension of operations, detention of cars, revocation of the licenses or permits required for business operations. In addition, any business operation by a branch without a valid business license may subject to a fine up to RMB100,000.

Government control over currency conversion may limit our ability to issue dividends to our shareholders in foreign currencies, and may therefore adversely affect the value of your investment.

        The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. However, approval from or registration with the appropriate government authorities is required where Renminbi are to be converted into foreign currencies and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Fluctuations in exchange rate may have a material adverse effect on our results of operations and the value of your investment.

        We generate substantially all of our revenues and incur substantially all of our expenses in Renminbi. The net proceeds from this offering will be denominated in U.S. dollars. As a result, fluctuations in the exchange rates between the U.S. dollar and Renminbi will affect the relative purchasing power in Renminbi terms of our U.S. dollar assets and the proceeds from this offering. As the functional currency for our operations is Renminbi, fluctuations in the exchange rates may also cause us to incur foreign exchange losses on any foreign currency holdings they may have. In addition, appreciation or depreciation in the value of Renminbi relative to the U.S. dollar would affect our financial results in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. If we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ADSs or for other business purposes, appreciation of U.S. dollar against Renminbi would have a negative effect on the U.S. dollar amount available to us.

        The value of Renminbi against U.S. dollars and other currencies is affected by, among other things, changes in China's political and economic conditions and China's foreign exchange policies. In July 2005, the PRC government changed its decade-old policy of pegging the value of Renminbi to U.S. dollars, and Renminbi appreciated more than 20% against U.S. dollars over the following three years. However, the People's Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates to achieve policy goals. During the period between July 2008 and June 2010, the exchange rates between Renminbi and the U.S. dollars had been stable and traded within a narrow range. However, Renminbi fluctuated significantly during that period against other freely traded currencies, in tandem with U.S. dollars. Since June 2010, Renminbi has started to slowly appreciate against the U.S. dollars, though there have been periods recently when U.S. dollars appreciated against Renminbi. It is difficult to predict how long the current situation may last and when and how the relationship between Renminbi and U.S. dollars may change again.

        There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ADSs in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi to pay our operating expenses, appreciation of Renminbi against U.S. dollars would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, a significant depreciation of Renminbi against the U.S. dollar may significantly reduce the amount of U.S. dollars equivalent of our earnings, which in turn could adversely affect the price of our ADSs.

        Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering, which may delay or create other uncertainties for this offering.

        In 2006, six PRC regulatory agencies, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and was amended on June 22, 2009. See "Regulations—Regulations on overseas listing." Under the M&A Rules, the prior approval of the CSRC is required for the overseas listing of offshore special purpose vehicles that are directly or indirectly controlled by the PRC companies or individuals and used for the purpose of listing PRC onshore interests on an overseas stock exchange. The application of the M&A Rules remains unclear. Currently, there is no consensus among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement. Our PRC counsel, Grandall Law Firm (Shanghai), has advised us that the CSRC approval is not required in the context of this offering and the listing and trading of the ADSs on the NYSE because we are not a special purpose vehicle as defined under the M&A Rules and this regulation does not require an application to be submitted to the CSRC for the approval of the listing and trading of our ADSs on the NYSE. However, we and our PRC counsel cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does or would not adopt interpretation or amendment of the M&A Rules, or any new rules, regulations or directives that require us to obtain CSRC approval in the future. If the CSRC or another

PRC regulatory body subsequently determines that we need to obtain CSRC approval for this offering either by interpretation, clarification or amendment of the M&A Rules or by any new rules, regulations or directives or in any other ways, we may face sanctions by the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the ADSs offered hereby.

PRC regulations regarding mergers and acquisitions may make it more difficult for us to make future acquisitions or dispositions of our business operations or assets in China.

        The M&A Rules also established additional procedures and requirements that could make merger and acquisition activities by foreign investors more complex and time-consuming. For example, the Ministry of Commerce, or MOFCOM, shall be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise or a foreign company with substantial PRC operations if certain thresholds under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings issued by the State Council on August 3, 2008 are triggered. Furthermore, MOFCOM promulgated the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors in August 2011, or the MOFCOM Security Review Rules, which came into effect on September 1, 2011, to implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated on February 3, 2011, or Circular No. 6. According to Circular No. 6, a security review is required for mergers and acquisitions of PRC domestic enterprises by foreign investors (i) having "national defense and security" concerns, and (ii) where the foreign investors may acquire the "de facto control" of the PRC domestic enterprises having national security concerns such as key farm products, key energy and resources, and key infrastructure, transportation, technology and major equipment manufacturing industries. Circular No. 6, however, does not define the term of "key" or "major," nor has it exhausted all the industries that may be deemed as sensitive industries subject to the security review. According to the MOFCOM Security Review Rules, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of "substance over form" should be applied and foreign investors are prohibited from bypassing the security review requirement by structuring transactions through nominee holding structure, trusts, indirect investments, leases, loans, control through contractual arrangements, offshore transactions, or other means. PRC Anti-trust Law also requires certain merger and acquisition transactions be subject to merger control review by MOFCOM, and we may not be able to obtain necessary approval in case of our future merger and acquisitions.

        If we do not seek the necessary approval, we could be subject to administrative fines or other penalties imposed by the relevant PRC authorities. However, because there are not always specific provisions of the fines or penalties for such violations under current PRC laws and regulations, it is uncertain what penalties we may face. In the future, we may grow our business in part by acquiring complementary businesses. Complying with the requirements of the M&A Rules, the MOFCOM Security Review Rules, PRC Anti-trust Law and other related regulations to complete such transactions could be time-consuming and any approval procedures, including obtaining approval from the MOFCOM or its local counterparts, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. In addition, such additional procedures and requirements could make it more difficult or time-consuming for us to dispose of any of our business operations or assets in China.

We may be classified as a "resident enterprise" for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

        The Enterprise Income Tax Law of the PRC, or the EIT Law, and its Implementing Rules, both of which came into effect on January 1, 2008, provide that enterprises established outside of China whose "de facto management bodies" are located in China are considered PRC "resident enterprises" and will generally be subject to the uniform 25% PRC enterprise income tax rate on their global income. Under the Implementing Rules of the EIT Law, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and other assets of an enterprise. In addition, a tax circular issued by the State Administration of Taxation, or the SAT, on April 22, 2009, referred to as Circular 82, provides that certain Chinese-invested enterprises controlled by PRC enterprises or PRC enterprise groups and established outside of China will be classified as resident enterprises only if all the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders' meetings; and half or more of the senior management or directors with voting rights. Circular 82 also clarified that dividends and other income paid by such resident enterprises will be considered to be PRC sourced income and subject to PRC enterprise income tax. However, as Circular 82 only applies to enterprises established outside of China that are controlled by PRC enterprises or PRC enterprise groups, it remains unclear how the tax authorities will determine the location of "de facto management bodies" for overseas incorporated enterprises controlled by foreign individuals and entities like us or our offshore subsidiaries. We believe that neither our company nor any of offshore subsidiaries meets all the criteria set forth in Circular 82, because as holding companies, their key assets and records, including board and shareholders resolutions and minutes of board meetings and shareholders meetings, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding company with a corporate structure similar to ours that has been deemed a PRC "resident enterprise" by the PRC tax authorities. Therefore, we believe neither our company nor any of our offshore subsidiaries should be deemed as a "resident enterprise" for PRC tax purposes. However, the tax resident status of our offshore entities is subject to determination by relevant PRC tax authorities and uncertainties remain with respect to their interpretation of the term "de facto management body" as applicable to our offshore entities. We will continue to monitor our tax status. If our company or any of our offshore subsidiaries is considered a "resident enterprise" for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, our company or any of our offshore subsidiaries will be subject to the uniform 25% enterprise income tax rate on our global income and will have PRC enterprise income tax reporting obligations. Second, although under the EIT Law and its Implementing Rules dividends paid to us from our PRC subsidiaries would qualify as "tax-exempted income", we cannot assure you that such dividends paid to our company or our Hong Kong subsidiaries will not be subject to enterprise income tax because the relevant PRC government authorities have not yet issued guidance with respect to the processing of outbound remittances to overseas incorporated enterprises controlled by foreign individuals and entities like us that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, dividends payable by us to our non-PRC investors or gains from the transfer of our common shares or ADSs may become subject to PRC withholding tax. Failure or delay in fulfilling such tax obligations may cause penalties imposed by PRC tax authorities.

The EIT Law will affect tax exemptions on the dividends we receive and we may not be able to obtain certain treaty benefits on such dividends.

        We are a holding company incorporated under the laws of the Cayman Islands. We conduct substantially all of our business through our PRC subsidiaries and we derive all of our income from these subsidiaries. Prior to January 1, 2008, dividends received by foreign investors from foreign-

invested enterprises in China were exempted from withholding tax. However, such tax exemption ceased after January 1, 2008 with the effectiveness of the EIT Law and its Implementing Rules, and a withholding tax rate of 10% will apply on such dividends (subject to reductions by the relevant tax treaties or similar tax arrangements, if applicable) except for accumulated and undistributed profit generated by foreign-invested enterprises before January 1, 2008 and distributed to foreign investors after the year of 2008.

        According to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income, signed on August 21, 2006, or the Hong Kong Tax Treaty, a company incorporated in Hong Kong, such as eHi Hong Kong and L&L, is subject to withholding income tax at a rate of 5% on dividends it receives from its PRC subsidiaries if it holds a 25% or more interest in such PRC subsidiaries, or at a rate of 10% if it holds less than a 25% interest in such subsidiaries. In addition, the SAT promulgated a tax circular on October 27, 2009, or Circular 601, which provides that tax treaty benefits will be denied to "conduit" or shell companies without business substance, and a beneficial ownership analysis will be used based on a "substance over form" principle to determine whether or not to grant tax treaty benefits. On June 29, 2012, the SAT issued the Announcement of the SAT regarding Recognition of "Beneficial Owner" under Tax Treaties, or Announcement 30, which provides that a comprehensive analysis should be made when determining the beneficial owner status based on various factors that are supported by various types of documents, including the articles of association, financial statements, records of cash movements, board meeting minutes, board resolutions, staffing and materials, relevant expenditures, functions and risk assumption as well as relevant contracts and other information. As a result, although our Hong Kong subsidiaries eHi Hong Kong and L&L, each holds an interest of more than 25% in the PRC subsidiaries, it's more likely than not that eHi Hong Kong and L&L, as holding companies without other business substance, would not be entitled to the tax treaty benefits and enjoy the favorable 5% rate applicable under the Hong Kong Tax Treaty on dividends. If eHi Hong Kong and L&L cannot be recognized as the beneficial owner of the dividends to be paid by our PRC subsidiaries to us, such dividends will be subject to a withholding tax of 10% as provided by the EIT Law. As of the date of this prospectus, our PRC subsidiaries have not paid any dividends, and do not currently plan to pay dividends in the foreseeable future, to our company and Hong Kong subsidiaries.

We may be subject to additional tax payments as a result of the recent changes in PRC tax law.

        Prior to January 1, 2012, pursuant to the Provisional Regulation of China on Business Tax and its Implementing Rules, an entity or individual rendering services in China was generally subject to a business tax at the rate of 5% on revenues generated from the provision of such services. Since January 1, 2012, the PRC Ministry of Finance, or the MOF, and the SAT have started to implement the VAT Pilot Program, which imposes value-added tax, or VAT, in lieu of business tax for certain industries in Shanghai. Since August 1, 2012, the VAT Pilot Program has been expanded to and implemented in other regions, including Beijing, Tianjin, Jiangsu, Zhejiang, Anhui, Fujian, Hubei and Guangdong. Since August 1, 2013, the VAT Pilot Program has been expanded nationwide.

        As a result of the VAT Pilot program, in general, we are subject to a 17% VAT for car rentals and an 11% VAT for car services, which have the effect of reducing our net revenues. Despite the decrease in net revenues, we can benefit from the deductible VAT we paid for vehicle purchases to offset the increased tax payments. In February 2012, relevant local government authorities in Shanghai issued a notice to provide financial subsidies to companies incorporated in Shanghai which are subject to a higher tax burden due to the VAT Pilot Program. However, such financial subsidies may not be able to offset the increased taxes resulting from the VAT Pilot Program. The VAT Pilot Program is new, and the interpretation and enforcement of such program may differ in different regions and may involve uncertainties. If we are unable to obtain sufficient qualified VAT invoices from our suppliers to offset the increased tax payments and the financial subsidies from the government are not sufficient to make up for the increased tax burden, the VAT Pilot Program will have a material adverse effect on our financial condition and results of operations.

Limitations on the ability of our operating subsidiaries to pay dividends or other distributions to us could have a material adverse effect on our ability to conduct our business.

        As a holding company, we rely principally on dividends and other distributions on equity paid by our PRC subsidiaries for our cash requirements, including funds necessary to service any debt we may incur. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Furthermore, relevant PRC laws and regulations permit payments of dividends by our PRC subsidiaries only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. Under PRC laws and regulations, our PRC subsidiaries are required to set aside a portion of their net income each year to fund a statutory reserve or reserve fund. This reserve is not distributable as dividends. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends, loans or advances.

        Under existing PRC foreign exchange regulation, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without SAFE approval by complying with certain procedural requirements. However, approval from or registration with competent government authorities is required where the Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. Further, there is no assurance that new regulations will not be promulgated in the future that would have the effect of further restricting the ability of our operating subsidiaries to pay dividends or other distributions out of PRC.

PRC regulations relating to the establishment of offshore special purpose vehicles by PRC residents may subject our PRC resident shareholders or us to penalties and limit our ability to acquire PRC companies or inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to increase their registered capital or distribute profits to us, or otherwise adversely affect us.

        On July 4, 2014, the SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange for Overseas Investment and Financing and Reverse Investment by Domestic Residents via Special Purpose Vehicles, or Circular 37, which replaced the Notice on Issues Relating to the Administration of Foreign Exchange for the Financing and Reverse Investment by Domestic Residents via Offshore Special Purpose Vehicles issued by SAFE in October 2005, or Circular 75. Pursuant to Circular 37, any PRC residents, including both PRC institutions and individual residents, are required to register with the local SAFE branch before making contribution to a company set up or controlled by the PRC residents outside of the PRC for the purpose of overseas investment or financing with their legally owned domestic or offshore assets or interests, referred to in this circular as a "special purpose vehicle." Under Circular 37, the term "PRC institutions" refers to entities with legal person status or other economic organizations established within the territory of the PRC. The term "PRC individual residents" includes all PRC citizens (also including PRC citizens abroad) and foreigners who habitually reside in the PRC for economic benefits. A registered special purpose vehicle is required to amend its SAFE registration in the event of any change of basic information including PRC individual resident shareholder, name, term of operation, or PRC individual resident's increase or decrease of capital, transfer or exchange of shares, merger, division or other material changes. In addition, if a non-listed special purpose vehicle grants any equity incentives to directors, supervisors or employees of domestic companies under its direct or indirect control, the relevant PRC individual residents could register with the local SAFE branch before exercising such options. The SAFE simultaneously issued a series of guidances to its local branches with respect to the implementation of Circular 37. Circular 37 modified certain defined terms under Circular 75 to clarify the SAFE registration scope. For example, Circular 37 broadened the definition of special purpose vehicle to offshore entities that were (i) established for the purpose of overseas investments by PRC residents (in addition to for the purpose of financing as defined under Circular 75) and (ii) established by PRC residents with their legally owned offshore assets or interests (in addition to domestic assets or interests as defined under Circular 75); and it also broadened the definition of reverse investment to include establishing new foreign invested entities or projects as a way of domestic direct investment by PRC residents, directly or indirectly, through special purpose vehicle, which was excluded by Circular 75. Furthermore, Circular 37 modified certain SAFE registration procedures and requirements for special purpose vehicles and clarified the SAFE registration procedures for equity incentive awards granted by non-listed special purpose vehicles to directors, supervisors or employees of their controlled domestic companies. We have requested our current shareholders and/or beneficial owners to disclose whether they or their shareholders or beneficial owners fall within the ambit of the SAFE notice and urge those who are PRC residents to register with the local SAFE branch as required under the SAFE notice. As Circular 37 was newly promulgated, there is uncertainty as to its application and interpretation. We cannot assure you that our shareholders and/or beneficial owners have fully complied with registration requirement under Circular 37. The failure of these shareholders and/or beneficial owners to timely register or amend their SAFE registrations pursuant to the SAFE notice or the failure of future shareholders and/or beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such shareholders, beneficial owners and/or our PRC subsidiaries to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute dividends to our company or otherwise adversely affect our business.

PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

        In utilizing the proceeds of this offering in the manner described in "Use of Proceeds" herein, as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries. Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local branches (if in foreign currencies) or with the People's Bank of China, or the PBOC, or its local branches and SAFE or its local branches (if in Renminbi).

        We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM on its local branches. If these capital contributions are made in Renminbi, they must also be registered with the PBOC or its local branch after obtaining the approval from MOFCOM and the business license. See "Regulations—Regulations on cross-border direct investment in Renminbi." We cannot assure you that we will obtain these government approvals and registrations on a timely basis, if at all, with respect to future loans or capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals and registrations, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

        On August 29, 2008, SAFE promulgated Circular 142, which requires that the registered capital of a foreign-invested company converted from foreign currencies only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments or real estate investments in China. In addition, a foreign-invested company may not change the use of its Renminbi denominated registered capital that is converted from foreign currencies without SAFE's prior approval. Violations of Circular 142 and other regulations on foreign currency exchange could result in severe penalties, including fines and confiscation of illegal gains. As a result, Circular 142 may significantly limit our ability to transfer the net proceeds from our offerings and subsequent financings to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expend our business in the PRC.

        Furthermore, on November 9, 2010, SAFE promulgated the Notice Relating to Strengthening the Administration of Foreign Exchange Businesses, which tightens the regulation on the settlement of net proceeds from overseas offerings, such as this offering. The restrictions imposed by Circular 142 and other relevant regulations have limited, and will continue to limit, our ability to deploy funds in our PRC subsidiaries in a manner most efficient for our business operations. Also, we may not be able to convert the net proceeds from this offering into Renminbi to invest in or acquire any other PRC companies, or establish other subsidiaries in China. See "Regulations—Regulations on foreign currency exchange and dividend distribution".

We and our investors might face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

        Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the SAT on December 10, 2009 with retroactive effect from January 1, 2008, when a non-PRC resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposing of the equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, non-PRC resident enterprise, being the transferor, shall report this Indirect Transfer to the competent tax authority of the PRC resident enterprise. Using a "substance over form" principle, the PRC tax authority may disregard the existence of the overseas holding company if the Indirect Transfer lacks a reasonable commercial purpose and is arranged for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax at a rate of up to 10%. Circular 698 also provides that in the event that a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than their fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction. In addition, SAT released SAT Public Notice (2011) No. 24, or Public Notice 24, which took effect on April 1, 2011, to clarify several issues related to Circular 698. Under Public Notice 24, the term "effective tax rate" refers to the effective tax rate on the gain derived from a disposition of any equity interest of an overseas holding company. There is uncertainty as to the application of Circular 698. For example, while the term "Indirect Transfer" is not clearly defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the implementation of Circular 698, such as the process and format of the reporting of an Indirect Transfer to the competent tax authority of the relevant PRC resident enterprise, remains unclear. In addition, there is no formal declaration with regard to how to determine whether a foreign investor has adopted an abusive arrangement in order to reduce, avoid or defer PRC tax. Although Circular 698 does not apply to the situation where both the purchase and the sales of shares of PRC resident enterprises are on a public stock exchange, Circular 698 may be determined by the tax authorities to be applicable to transactions such as our future disposal of subsidiaries, acquisitions of complementary businesses, or restructuring of our organizational structure where non-PRC resident investors are involved. As a result, our company and our non-PRC resident investors, other than those purchasing and selling shares on a public exchange, may, when doing the above-mentioned transactions, become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we or our non-PRC resident shareholders should not be taxed under Circular 698, which may have a material adverse effect on our financial condition and results of operations or such non-PRC resident investors' investments in us.

If the PRC government deems that the contractual arrangements in relation to our variable interest entity do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to penalties or be forced to relinquish our interests in the variable interest entity.

        Foreign ownership of certain types of Internet and mobile services is subject to restrictions under applicable PRC laws, rules and regulations. For example, a commercial operator of Internet content services must obtain a value-added telecommunication business operating license, or ICP license, issued by the appropriate telecommunications authorities. Our current operations are not subject to the ICP license requirements. To further expand our Internet and mobile services, we entered into a series of contractual arrangements in March 2014 with our PRC incorporated variable interest entity eHi Information, and its shareholders. eHi Information is currently in the process of applying for the ICP license from the relevant telecommunication authorities. eHi Information currently does not have any operation and we do not expect eHi Information to contribute a material portion of our net revenues and operations in the foreseeable future.

        These contractual arrangements provide us with effective control over the variable interest entity and provide us the right to obtain substantially all of the economic benefits from the variable interest entity. Although this structure is commonly adopted by many Internet companies in China, the relevant PRC regulatory authorities have broad discretion in determining whether a particular contractual structure is in violation of the law. For example, on July 13, 2006, the Ministry of Information Industry, the predecessor of the Ministry of Industry and Information Technology, or the MIIT publicly released the Notice on Strengthening the Administration of Foreign Investment in Operating Value-added Telecommunications Business, or the MIIT Notice, which reiterates certain provisions under the Administrative Rules for Foreign Investments in Telecommunications Enterprises promulgated by the State Council in 2001 and amended in 2008 prohibiting a domestic company that holds an ICP license, from renting, transferring or selling a telecommunications license to foreign investors in any form, or providing any resources, sites or facilities to foreign investors that intend to conduct value-added telecommunication business illegally in China. Trademarks and domain names that are used in the provision of Internet content services must be owned by the ICP license holder. There is currently no official interpretation or implementation practice under the MIIT Notice. Due to a lack of interpretative materials from the authorities, it is uncertain whether the MIIT would consider our corporate structure and the contractual arrangements as a kind of foreign investment in telecommunication services. Therefore, it is unclear what impact the MIIT Notice might have on us. The PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

        In the opinion of Grandall Law Firm (Shanghai), our PRC counsel, the ownership structures of our wholly foreign owned enterprise and our variable interest entity in China do not violate any applicable PRC law, regulation or rule currently in effect; and the contractual arrangements between our wholly foreign owned enterprise, our variable interest entity and its equity holders governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect and do not violate any applicable PRC law, rule or regulation currently in effect. However, our PRC counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities and PRC courts may in the future take a view that is contrary to the opinion of our PRC legal counsel.

        It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we, our PRC subsidiaries or our variable interest entity are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the business and operating licenses of our PRC subsidiaries or the variable interest entity, requiring us to discontinue or restrict certain Internet operations, requiring us to restructure or taking other regulatory or enforcement actions against us. If we are not able to restructure our ownership structure and operations in a satisfactory manner, our ability to expand our Internet and mobile services may be limited.

Our contractual arrangements may not be as effective in providing control over the variable interest entity as direct ownership.

        We entered into contractual arrangements with our variable interest entity. These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entity.

        If we had direct ownership of the variable interest entity, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of the entity, which could effect changes at the management and operational level. Under our contractual arrangements, we rely on the variable interest entity and the variable interest entity equity holders to perform their obligations in order to exercise our control over the variable interest entity. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. We may replace the equity holders of the variable interest entity at any time pursuant to the contractual arrangements. However, if any dispute relating to these contracts remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and courts, which will be subject to uncertainties in the PRC legal system. Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

It may be difficult to effect service of process upon, or to enforce judgments against us, our directors or our senior management members who reside in the PRC.

        Because most of our officers and directors will reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated by shareholders in the United States against us and/or our officers and directors. It is also unclear if the Treaty of People's Republic of China and United States of America on Criminal Judicial Assistance currently in effect between the United States and the PRC would permit effective enforcement of criminal penalties under United States federal securities laws. Furthermore, because substantially all of our assets are located in the PRC, it would also be extremely difficult to access those assets to satisfy an award entered against us in a United States court. Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

We may be subject to fines and legal sanctions imposed by the SAFE or other Chinese government authorities if we or our employees fail to comply with PRC regulations relating to employee share incentive plans adopted by overseas-listed companies for PRC domestic individuals.

        On December 25, 2006, the PBOC issued the Administration Measures on Individual Foreign Exchange Control, or the PBOC Regulation. On January 5, 2007, the SAFE issued the Implementing Rules for the PBOC Regulation. Both of these regulations became effective on February 1, 2007. According to these regulations, all foreign exchange matters relating to employee stock holding plans, share option plans or similar plans of overseas-listed companies with domestic individuals' participation require approval from the SAFE or its local branch. In February 2012, the SAFE promulgated the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plan of Overseas-Listed Company, or the Share Option Rule, which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Share Holding Plan or Share Option Plan of Overseas-Listed Company issued by the SAFE on March 28, 2007. Under the Share Option Rule, PRC domestic individuals who participate in any share incentive plan including employee share holding plan, share option plan or similar plan in an overseas-listed company are required to register with the relevant local SAFE branch and complete certain other procedures related to the share incentive plan through a PRC agent. Under the Share Option Rule, PRC domestic individuals include PRC citizens (including Hong Kong, Macau and Taiwan nationals) and foreign nationals who have continuously resided in China for at least a year, and a PRC agent may be a domestic company participating in the share incentive plan or a domestic institution that is qualified to engage in assets custodian business and has been duly designated by a domestic company.

        We and our employees who are PRC domestic individuals and have participated in our 2010 Plan will be subject to the Share Option Rule upon the listing of our ADSs on the NYSE. If we or our employees fail to comply with these regulations, we or our employees may be subject to fines or other legal sanctions imposed by the SAFE or other Chinese government authorities. See "Regulations—Regulations on employee share options." In addition, the SAT has issued several circulars concerning employee share options. Under these circulars, our employees working in China who exercise our share options will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to make filings with relevant tax authorities related to employee share options and withhold individual income taxes resulting from the exercise of their share options. If our employees fail to pay and we fail to withhold their income taxes, we may face sanctions imposed by tax authorities or other PRC government authorities.

Our current employment practices may be restricted under the Labor Contract Law and other labor-related laws of the PRC and our labor costs may increase as a result.

        On June 29, 2007, the PRC National People's Congress enacted the Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012. On September 18, 2008, the PRC State Council issued the Implementing Rules for the PRC Labor Contract Law. The Labor Contract Law and its Implementing Rules impose requirements concerning, among other things, the types of contracts to be executed between an employer and its employees, time limits for probationary periods and for how long an employee can be placed in a fixed-term employment contract. As the interpretation and implementation of the Labor Contract Law and other labor-related laws are still evolving, our employment policies and practice may not be deemed in compliance at all time. For example, in accordance with the Labor Contract Law and its Implementing Rules, the Ministry of Human Resources and Social Security promulgated Interim Provisions on Labor Dispatching, or Circular 22, effective from March 1, 2014, which provides that an employer shall strictly control the number of employees under labor dispatching arrangements and dispatched employees can only be used in temporary, ancillary and replaceable positions. The number of dispatched workers shall be reduced to no more than 10% of the total number of employees within two years after March 1, 2014.

We outsource substantially all of our employees from Qian Jin Network Information Technology (Shanghai) Co., Ltd., or Qian Jin, an independent third-party professional human resources company. If we fail to reduce the number of our dispatched employees to no more than 10% of the total number of employees prior to the expiration of the two-year period as required by Circular 22, we may be subject to a fine ranging from RMB1,000 to RMB5,000 per dispatched employee. We intend to adjust our employment arrangements gradually to comply with such requirements. In addition, under the Labor Contract Law, a human resources company shall perform an employer's obligations, including payment of remuneration to the dispatched employees and contribution of social insurance premiums. Under the labor dispatch service agreements between us and Qian Jin, we, as the entity receiving labor dispatch services, shall make a monthly payment in an amount that includes the dispatched employees' salaries, social insurance contributions and our service fees to Qian Jin. However, we cannot assure you that Qian Jin has fully performed or will consistently fulfill its obligations, including any social insurance or housing fund contributions. We may also be held jointly and severally liable with Qian Jin for damages any violation caused to dispatched employees. If we are held liable for any shortage in the social insurance or housing fund contribution for the dispatched employees or other penalties or fees related to our employment practice, our results of operations and financial condition may be adversely affected.

        In addition, according to the Labor Contract Law and its implementing rules, if we intend to enforce the non-compete provision with our employees in the employment contracts or confidentiality agreements, we have to compensate our employees on a monthly basis during the term of the restriction period after the termination or ending of the employment contract, which may cause extra expenses to us.

The discontinuation of any tax incentives and government subsidies available to us could, in each case, decrease our net income and materially and adversely affect our financial condition and results of operations.

        Our PRC subsidiaries are incorporated in the PRC and are governed by applicable PRC income tax laws and regulations. Under the EIT Law and its Implementing Rules, both of which became effective on January 1, 2008, the PRC has adopted a uniform enterprise income tax rate of 25% for all PRC enterprises (including foreign-invested enterprises). The EIT Law and its Implementing Rules also permit qualified small-scaled enterprises with low profit margins to enjoy a reduced 20% enterprise income tax rate. On November 29, 2011, a circular that was jointly issued by the SAT and the MOF, or Circular 117, further provided that if a qualified small-scaled enterprise with low profit margins has an annual taxable income of not more than RMB60,000, then 50% of its taxable income can be exempted from enterprise income tax until December 31, 2015, further reducing the effective enterprise income tax rate to 10% until then. One of our PRC subsidiaries, Shanghai eHi Siping Car Rental Co., Ltd. was eligible for this tax incentive and paid enterprise income tax at a reduced rate of 10% for the taxable year of 2013.

        In addition, some local governments allowed certain enterprises registered in their jurisdictions to receive certain government subsidies according to local policies. According to the agreements between a local government agency in Shanghai and eHi Rental and Shanghai Smart Brand, respectively, such local government agency agreed to grant to eHi Rental and Shanghai Smart Brand, at its own discretion, certain subsidies which are calculated based on a certain portion of the business taxes paid by eHi Rental and Shanghai Smart Brand based on their revenues. In 2012 and 2013, eHi Rental received government subsidies of RMB3.7 million and RMB3.0 million (US$0.5 million), and in 2013 Shanghai Smart Brand received government subsidies of RMB0.6 million, respectively. Furthermore, the PRC government recently adopted the VAT Pilot Program, which was initiated in Shanghai and now is rolled out nationwide. Pursuant to this program, starting from January 1, 2012, our subsidiaries in Shanghai, including eHi Rental, are required to pay VAT instead of business tax. In February 2012, Shanghai Bureau of Finance and Bureau of Taxation jointly released the Notice [2012] No. 5 which provided a temporary financial subsidy in connection with the VAT Pilot Program, pursuant to which we received financial subsidies from various levels of local governments in relation to the VAT Pilot Program. For example, we received a financial subsidy of RMB10.3 million in connection with the VAT Pilot Program in the second quarter of 2014. We also received government subsidies for the purchase of certain vehicle models approved by the local government as well as government grants for our technology achievements from the Scientific and Technological Commission of Shanghai. However, preferential tax treatments and government subsidies are subject to review and may be adjusted or revoked at any time in the future. The discontinuation of any preferential tax treatments or government subsidies available to us will cause our effective tax rate to increase, which will decrease our net income and our financial condition and result of operations may be materially and adversely affected.

Our legal rights to lease certain properties could be challenged, which could prevent us from continuing to operate the affected service locations or increase the costs associated with operating these service locations.

        We rely on leases with third parties who either own the properties or lease the properties from the ultimate property owner. As of June 30, 2014, 39 of our service locations were leased from lessors who were unable to provide us with copies of title certificates or documents evidencing the authorization or consent of the owners of such properties. Where the lessors do not have the proper legal right to lease the properties, the corresponding lease agreements may be deemed invalid. Furthermore, some properties may not be designated for commercial use. If we are not adequately indemnified by the lessors for our related losses, our business may be adversely affected. Some of the properties we lease from the third parties have been mortgaged by the owners prior to leasing to us. We may not be able to continue using such properties if the mortgage is foreclosed. In addition, under the PRC law, failure to register a lease agreement with the local housing bureau may result in the risk that we may not be able to continue to occupy the relevant properties if the lease is challenged by third parties. Our standard lease agreement generally requires the lessor to make such registrations, however, as of June 30, 2014, the lease agreements relating to a number of our service locations had not been duly registered by the relevant lessors. Accordingly, if these lessors do not have the appropriate titles to the properties or necessary approvals from the ultimate owners or fail to make the requisite registrations, or if the mortgage over the leased properties is foreclosed, we may be unable to continue to operate the affected properties or incur additional costs associated with operating these service locations.

Risks related to our ADSs and this offering

There has been no public market for our common shares or ADSs prior to this offering, and an active trading market for our ADSs may not develop after this offering. As a result, you may not be able to resell your ADSs at or above the price you paid, or at all, and the trading price for our ADSs may fluctuate significantly.

        Prior to this offering, there has been no public market for our common shares or ADSs. We have applied to have our ADSs listed on the NYSE. Our common shares will not be listed on any exchange or quoted for trading on any over-the-counter trading system. If an active trading market for our ADSs does not develop after this offering, the market price and liquidity of our ADSs could be materially and adversely affected.

        The initial public offering price for our ADSs will be determined by negotiations between us and the underwriters and may bear no relationship to the market price for our ADSs after the offering. An active trading market for our ADSs may not develop and the market price of our ADSs may decline below the initial public offering price. You may lose part or all of your investment in our ADSs.

The market price for our ADSs may be volatile, which could result in substantial losses to investors.

        The market price for our ADSs may be volatile and subject to wide fluctuations in response to factors such as actual or anticipated fluctuations in our quarterly results of operations, changes in financial estimates by securities research analysts, changes in the economic performance or market valuations of other car rentals and car services providers, announcements by us or our competitors of material acquisitions, strategic partnerships, joint ventures or capital commitments, fluctuations of exchange rates between the Renminbi and the U.S. dollar, announcements regarding litigation or administrative proceedings involving us, release or expiry of lock-up or other transfer restrictions on our outstanding shares or ADSs, sales or perceived sales of additional common shares or ADSs and economic or political conditions in China. In addition, the performance, and fluctuation in market prices, of other companies with business operations located mainly in China that have listed their securities in the United States may affect the volatility in the price of and trading volumes of our ADSs. The securities of some China-based companies that have listed their securities in the United States have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of these China-based companies' securities after their offerings may affect the attitudes of investors toward China-based companies listed in the United States, which consequently may impact the trading performance of our ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other China-based companies may also negatively affect the attitudes of investors towards China-based companies in general, including us, regardless of whether we have engaged in any inappropriate activities. Volatility in global capital markets, such as the recent global financial services and economic crises, could also have an adverse effect on the market price of our ADSs. Furthermore, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our ADSs.

Since the initial public offering price is substantially higher than our net tangible book value per share, you will incur immediate and substantial dilution.

        If you purchase our ADSs in this offering, you will pay more for your ADSs than the amount paid by our existing shareholders for their common shares on a per ADS basis. As a result, you will experience immediate and substantial dilution of approximately US$                        per ADS (assuming no exercise by the underwriters of their option to purchase additional ADSs), representing the difference between our net tangible book value per ADS as of June 30, 2014, after giving effect to this offering and the concurrent private placement at an assumed initial public offering price of US$                        per ADS, the mid-point of the estimated public offering price range shown on the cover of this prospectus. In addition, you may experience further dilution to the extent that our common shares are issued upon the exercise of share options. See "Dilution" for a more complete description of how the value of your investment in our ADSs will be diluted upon completion of this offering.

Substantial future sales or the perception of sales of our ADSs or common shares in the public market could cause the price of our ADSs to decline.

        Sales of our ADSs or Class A common shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our ADSs to decline. Upon completion of this offering, we will have                        common shares outstanding, including                        Class A common shares represented by                        ADSs, assuming the underwriters do not exercise their option to purchase additional ADSs. All ADSs sold in this offering, will be freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. The remaining common shares outstanding after this offering will be available for sale, upon the expiration of the applicable lock-up period beginning from the date of this prospectus, subject to volume and other restrictions as applicable under Rule 144 and Rule 701 under the Securities Act. See "Shares Eligible for Future Sale" and "Underwriting" for a detailed description of the lock-up restrictions. Any or all of these shares may be released prior to expiration of the lock-up period at the discretion of the lead underwriters for this offering. To the extent shares are released before the expiration of the lock-up period and these shares are sold into the market, the market price of our ADSs could decline.

        In addition, certain holders of our common shares have the right to cause us to register the sale of shares under the Securities Act, subject to a 180-day lock-up period in connection with this offering. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the related registration statement. Sales of these registered shares in the public market could cause the price of our ADSs to decline.

Our proposed dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A common shares and ADSs may view as beneficial.

        Our common shares will be divided into Class A common shares and Class B common shares immediately prior to the completion of this offering. Holders of Class A common shares will be entitled to one vote per share, while holders of Class B common shares will be entitled to ten votes per share. In addition, certain matters including those related to the change of control of our company require an additional approval by the holders of a majority of Class A common shares voting as a separate class. We will issue Class A common shares represented by our ADSs in this offering and the concurrent private placement. All of the common shares and preferred shares held by our existing shareholders and outstanding as of the date of this prospectus, and all of the common shares to be issued pursuant to our 2010 Plan or upon the exercise of options and warrants granted to our existing shareholders and outstanding as of the date of this prospectus, will be automatically re-designated and/or converted into Class B common shares on a one-for-one basis immediately prior to the completion of this offering. We intend to maintain the dual-class voting structure after the completion of this offering. Each Class B common share is convertible into one Class A common share at any time by the holder thereof. Class A common shares are not convertible into Class B common shares under any circumstances. Class B common shares will be automatically converted into the same number of Class A common shares under certain circumstances, including any transfer of Class B common shares by a holder thereof to any person or entity which is not an affiliate of such holder.

        Due to the disparate voting powers attached to these two classes of common shares, our Class B common shareholders will own approximately                        % of our total issued and outstanding common shares and                        % of total voting power immediately after this offering, assuming (i) no exercise of the underwriters' option to purchase additional ADSs and (ii) the issuance and sale of                        Class A common shares in the concurrent private placement based on the initial public offering price of US$                per ADS, the mid-point of the estimated initial public offering price range shown on the front cover page of this prospectus. Therefore, our Class B common shareholders will have decisive influence over matters requiring shareholders' approval, including election of directors and significant corporate transactions, and their interest may not be aligned with us or other shareholders of our company. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A common shares and ADSs may view as beneficial, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our ADSs.

Holders of ADSs have fewer rights than shareholders and must act through the depositary to exercise their rights.

        Holders of our ADSs do not have the same rights as our shareholders and may only exercise the voting rights with respect to the underlying Class A common shares in accordance with the provisions of the deposit agreement. Under our ninth amended and restated memorandum and articles of association, which will become effective upon completion of this offering, the minimum notice period required to convene a general meeting is seven days. When a general meeting is convened, you may not receive sufficient notice of a shareholders' meeting to permit you to withdraw your Class A common shares to allow you to cast your vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to you or carry out your voting instructions in a timely manner. We will make reasonable efforts to cause the depositary to extend voting rights to you in a timely manner, but we cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise your right to vote and you may lack recourse if your ADSs are not voted as you request. In addition, in your capacity as an ADS holder, you will not be able to call a shareholders' meeting.

You may not receive distributions on our common shares or any value for them if such distribution is illegal or if any required government approval cannot be obtained in order to make such distribution available to you.

        The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A common shares or other deposited securities underlying our ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A common shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed under an applicable exemption from registration. The depositary may also determine that it is not feasible to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws any ADSs, common shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, common shares, rights or anything else to holders of ADSs. This means that you may not receive distributions we make on our common shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of our ADSs.

You may not be able to participate in rights offerings and may experience dilution of your holdings as a result.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. Under the deposit agreement for the ADSs, the depositary will not offer those rights to ADS holders unless both the rights and the underlying securities to be distributed to ADS holders are registered under the Securities Act, or the distribution of them to ADS holders is exempted from registration under the Securities Act with respect to all holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or underlying securities or to endeavor to cause such a registration statement to be declared effective. In addition, we may not be able to rely on an exemption from registration under the Securities Act to distribute such rights and securities. Accordingly, holders of our ADSs may be unable to participate in our rights offerings and may experience dilution in their holdings as a result.

You may be subject to limitations on transfer of your ADSs.

        Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, subject to the limitations and requirements under Form F-6 of the SEC, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deem it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are organized under Cayman Islands law, conduct substantially all of our operations in China and a majority of our directors and officers reside outside the United States.

        We are incorporated in the Cayman Islands, and conduct substantially all of our operations in China through our wholly owned subsidiaries in China. A majority of our directors and officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. securities laws or otherwise. Even if you are successful in bringing an action of this kind, the respective laws of the Cayman Islands and China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state, and it is uncertain whether such Cayman Islands or PRC courts would be competent to hear original actions brought in the Cayman Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. For more information regarding the relevant laws of the Cayman Islands and China, see "Enforceability of Civil Liabilities."

        Our corporate affairs are governed by our memorandum and articles of association and by the Companies Law (2013 Revision) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, because the Cayman Islands law has no legislation specifically dedicated to the rights of investors in securities, and thus no statutorily defined private causes of action to investors in securities such as those found under the Securities Act or the Exchange Act in the United States, it provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

        As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation organized in a jurisdiction in the United States.

Our management will have considerable discretion as to the use of the net proceeds to be received by us from this offering, and you may not agree with our management on these uses.

        Our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for general corporate purposes that do not improve our profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or lose value.

Our memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit our shareholders' opportunity to sell their shares, including Class A common shares represented by our ADSs, at a premium.

        Our ninth amended and restated memorandum and articles of association, which will become effective upon completion of this offering, contain provisions that may limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. For example, upon completion of this offering, we will adopt a dual-class voting structure that gives disproportionate voting power to Class B common shares to be held by our existing shareholders. In addition, change of control event requires an additional approval by the holders of a majority of Class A common shares voting as a separate class. We will also have a staggered board upon completion of this offering. These provisions may have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transactions.

We may be classified as a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or common shares.

        We may be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Based on assumptions as to our projections of the value of our outstanding common shares and ADSs during the year, adjusted bases of our gross assets, and our use of the proceeds from the initial public offering of our ADSs and common shares and of the other cash that we will hold and generate in the ordinary course of our business throughout taxable year 2014, we do not expect to be a PFIC for the taxable year 2014 or in the foreseeable future. However, there can be no assurance that we will not be a PFIC for the taxable year 2014 or any future taxable year as PFIC status is tested each taxable year and depends on the composition of our assets and income in such taxable year. In addition, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that the U.S. Internal Revenue Service will not take a contrary position. Our PFIC status for the current taxable year 2014 will not be determinable until the close of the taxable year ending December 31, 2014.

        We will be classified as a PFIC for any taxable year if either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value of our assets (based on the average quarterly value of the assets during the taxable year) is attributable to assets that produce or are held for the production of passive income. In determining the average percentage value of our gross assets, the aggregate value of our assets will generally be deemed to be equal to our market capitalization (determined by the sum of the aggregate value of our outstanding equity) plus our liabilities, except for a year in which we are a "controlled foreign corporation" and our shares are not publicly traded on the last day of each quarter of such year, in which case adjusted bases of our gross assets would be used. Therefore, a drop in the market price of our ADSs or common shares would cause a reduction in the value of our non-passive assets for purposes of the asset test. Accordingly, we would likely become a PFIC if our market capitalization were to decrease significantly while we hold substantial cash.

        If we are classified as a PFIC in any taxable year in which you hold our ADSs or common shares, and you are a U.S. Holder (as defined in "Taxation—United States federal income taxation"), you would generally be subject to additional taxes and interest charges on certain "excess" distributions we make and on any gain recognized on the disposition or deemed disposition of your ADSs or common shares in a later year, even if we are not a PFIC in the year of disposition or distribution. Moreover, if we are classified as a PFIC in any taxable year in which you hold our ADSs or common shares, certain non-corporate U.S. shareholders would not be able to benefit from any preferential tax rate with respect to any dividend distribution received from us in that year or in the following year. Finally, you would also be subject to special U.S. tax reporting requirements. For more information on the U.S. tax consequences to you that would result from our classification as a PFIC, see "Taxation—United States federal income taxation—Passive foreign investment company."

We are exempt from certain corporate governance requirements of the NYSE. This may afford less protection to the holders of our ADSs.

        We are exempt from certain corporate governance requirements of the NYSE by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to, and plan to, follow home country practice in lieu of certain corporate governance requirements of the NYSE. We are required to provide a brief description of the significant differences between the corporate governance practices of our home country, the Cayman Islands and the corporate governance practices required to be followed by U.S. domestic companies under the NYSE rules. The standards applicable to us are considerably different than the standards applied to U.S. domestic issuers. The significantly different standards applicable to us do not require us to:

  •
  have a majority of the board be independent (other than due to the requirements for the audit committee under the Exchange Act);

  •
  have a minimum of three members on our audit committee;

  •
  have a compensation committee, a nominating or corporate governance committee;

  •
  provide annual certification by our chief executive officer that he or she is not aware of any noncompliance with any corporate governance rules of the NYSE;

  •
  have regularly scheduled executive sessions with only non-management directors;

  •
  have at least one executive session of solely independent directors each year;

  •
  seek shareholder approval for (i) the implementation and material revisions of the terms of share incentive plans, (ii) the issuance of more than 1% of our outstanding common shares or 1% of the voting power outstanding to a related party, (iii) the issuance of more than 20% of our outstanding common shares, and (iv) an issuance that would result in a change of control;

  •
  adopt and disclose corporate governance guidelines; or

  •
  adopt and disclose a code of business conduct and ethics for directors, officers and employees.

        We intend to rely on all such exemptions provided by the NYSE to a foreign private issuer, except that we plan to establish a compensation committee, we will have an audit committee consisting of three members, and we have adopted and disclosed corporate governance guidelines and a code of business conduct and ethics for directors, officers and employees. As a result, you may not be provided with the benefits of certain corporate governance requirements of the NYSE.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward looking statements are contained principally in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Industry" and "Business." Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

        You can identify some of these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "is projected to" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

  •
  our growth strategies and initiatives and our business plans;

  •
  the anticipated growth of our business;

  •
  our future business development, results of operations and financial condition;

  •
  factors that may affect our future revenues and expenses;

  •
  the future growth of our industry as a whole;

  •
  trends and competition in our industry; and

  •
  economic, regulatory, operating conditions and demographic trends in China.

        These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Moreover, we operate in a continuously evolving environment. Additional risks and uncertainties that we have not considered or currently deem to be immaterial may adversely affect us. We cannot assess the impact of all risks on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

        This prospectus also contains certain data and information, which we obtained from various government and private publications, including the Frost & Sullivan Report commissioned by us for purposes of this offering. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

        The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

 USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering of approximately US$                         million, or approximately US$                         million if the underwriters exercise their option to purchase additional ADSs in full, after deducting underwriting discounts and the estimated offering expenses payable by us. These estimates are based upon an assumed initial public offering price of US$                        per ADS, the mid-point of the initial public offering price range shown on the cover of this prospectus. [We will not receive any of the proceeds from the sale of ADSs by the selling shareholders.] In addition, we expect to receive net proceeds of approximately US$                         million from the concurrent private placement.

        A US$1.00 increase (decrease) in the assumed initial public offering price would increase (decrease) the net proceeds of this offering to us by US$                         million or US$                         million if the underwriters exercise their option to purchase additional ADSs in full after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering and the concurrent private placement as follows:

  •
  approximately US$                         million to US$                         million to expand our fleet;

  •
  approximately US$                         million to US$                         million to expand our service network; and

  •
  the remainder for general corporate purposes, including working capital and funding potential acquisition of complementary businesses, although we are not currently negotiating any such transactions.

        The foregoing represents our current intentions to use and allocate the net proceeds of this offering and the concurrent private placement based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply the net proceeds from this offering and the concurrent private placement. If an unforeseen event occurs or business conditions change, we may use the proceeds from this offering and the concurrent private placement differently than as described in this prospectus.

        Pending any use of the net proceeds as described above, we plan to invest the net proceeds we receive from this offering and the concurrent private placement in short-term debt instruments or demand deposits.

        In using the proceeds from this offering and the concurrent private placement, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries to fund their respective capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See "Risk Factors—Risks related to doing business in China—PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business."

 DIVIDEND POLICY

        We have not declared or paid any dividends, and do not have any present plan to declare and pay cash dividends on our common shares in the foreseeable future. Our board of directors has complete discretion as to whether to declare and pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

        We are a holding company incorporated in the Cayman Islands. In order to pay dividends, if any, to our shareholders, we will rely on dividends from our subsidiaries in China. Current PRC regulations permit our subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside a certain amount of its accumulated after-tax profits each year, if any, to fund certain statutory reserves. These reserves may not be distributed as cash dividends. Furthermore, if our subsidiaries in China incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

        If we pay dividends, the depositary will pay you the dividends it receives on our Class A common shares, after deducting any withholding taxes and its fees and expenses. See "Description of American Depositary Shares." Cash dividends on our common shares, if any, will be paid in U.S. dollars.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2014:

  •
  on an actual basis;

  •
  on a pro forma basis to reflect the automatic conversion and re-designation of all of our issued and outstanding Class A and Series A, B, C, D and E preferred shares as of June 30, 2014 into 77,999,069 Class B common shares immediately prior to the completion of this offering;

  •
  on a pro forma as adjusted basis to reflect (i) the automatic conversion and re-designation of all of our issued and outstanding Class A and Series A, B, C, D and E preferred shares as of June 30, 2014 into 77,999,069 Class B common shares immediately prior to the completion of this offering, (ii) the issuance and sale of                        Class A common shares represented by                        ADSs by us in this offering at an assumed initial public offering price of US$                        per ADS, the mid-point of the estimated public offering price range set forth on the cover of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriter's option to purchase additional ADSs, and (iii) the issuance and sale of a total of                                     Class A common shares to the investors in the concurrent private placement at an assumed initial public offering price of US$                        per ADS, the mid-point of the estimated public offering price range set forth on the cover of this prospectus.

        You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	As of June 30, 2014
	Actual	Pro forma(1)	Pro forma as adjusted(1)
	(in thousands of US$)
Long-term Borrowings
Long-term bank borrowing guaranteed by a third party guarantee agent	10,961	10,961
Long-term borrowings	96,316	96,316

Total long-term borrowings	107,277	107,277

	As of June 30, 2014
	Actual	Pro forma(1)	Pro forma as adjusted(1)
	(in thousands of US$)
Mezzanine Equity
Class A convertible redeemable preferred shares (US$0.001 par value; 10,427,373 shares authorized; 10,427,373 issued and outstanding on an actual basis; none outstanding on a pro forma or pro forma as adjusted basis)	49,614	—
Series A convertible redeemable preferred shares (US$0.001 par value; 5,000,000 shares authorized; 5,000,000 shares issued and outstanding on an actual basis; none outstanding on a pro forma or pro forma as adjusted basis)	10,992	—
Series B convertible redeemable preferred shares (US$0.001 par value; 12,123,314 shares authorized; 12,123,314 shares issued and outstanding on an actual basis; none outstanding on a pro forma or pro forma as adjusted basis)	53,035	—
Series C convertible redeemable preferred shares (US$0.001 par value; 18,721,302 shares authorized; 17,348,382 shares issued and outstanding on an actual basis; none outstanding on a pro forma or pro forma as adjusted basis)	99,457	—
Series D convertible redeemable preferred shares (US$0.001 par value; 10,000,000 shares authorized; 10,000,000 issued and outstanding on an actual basis; none outstanding on a pro forma or pro forma as adjusted basis)	65,416	—
Series E convertible redeemable preferred shares (US$0.001 par value; 23,100,000 shares authorized; 23,100,000 issued and outstanding on an actual basis; none outstanding on a pro forma or pro forma as adjusted basis)	134,677	—

Total mezzanine equity	413,191	—
Shareholders' Equity (Deficit)
Common shares (US$0.001 par value; 425,173,466 common shares authorized, 6,096,842 common shares issued and outstanding on an actual basis; 84,095,911 Class B common issued and outstanding on a pro forma basis; Class A shares and Class B common shares issued and outstanding on a pro forma as adjusted basis)	6	83
Additional paid-in capital	—	413,114
Accumulated other comprehensive income	1,180	1,180
Accumulated deficit	(180,129)	(180,129)

Total shareholders' equity (deficit)(2)	(178,943)	234,248

Total mezzanine equity and shareholders' equity (deficit)(2)	234,248	234,248

(1)
The pro forma and pro forma as adjusted information discussed above is illustrative only. Our total shareholders' equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. Pro forma as adjusted numbers assumes that the underwriters will not exercise their option to purchase additional ADSs.

(2)
Assuming the number of ADSs offered by us as set forth on the cover page of this prospectus remains the same, and after deduction of underwriting discounts and commissions and the estimated offering expenses payable by us, a US$1.00 change in the assumed initial public offering price of US$                per ADS would, in the case of an increase, increase and, in the case of a decrease, decrease each of total shareholders' equity and total capitalization by US$                 million.

DILUTION

        If you invest in our ADSs, your interest will be diluted for each ADS you purchase to the extent of the difference between the initial public offering price per ADS and our net tangible book value per ADS immediately after this offering. Dilution results from the fact that the initial public offering price per common share is substantially in excess of the net tangible book value per share attributable to the existing shareholders for our presently outstanding common shares and our Class A and Series A, B, C, D and E preferred shares which will automatically convert into our Class B common shares immediately prior to the completion of this offering.

        Our net tangible book value as of June 30, 2014 was approximately US$             million, or US$            per common share and US$            per ADS as of that date. Net tangible book value represents the amount of our total consolidated assets, minus the amount of our total consolidated liabilities and intangible assets. Dilution is determined by subtracting net tangible book value per common share, after giving effect to the automatic conversion and re-designation of all outstanding Class A and Series A, B, C, D and E preferred shares into Class B common shares immediately prior to the completion of this offering and the additional proceeds we will receive (i) from this offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us and (ii) from the concurrent private placement.

        Without taking into account any other changes in net tangible book value after June 30, 2014, other than giving effect to the automatic conversion and re-designation of all outstanding Class A and Series A, B, C, D and E preferred shares into Class B common shares immediately prior to the completion of this offering, our sale of the ADSs offered in this offering at the initial public offering price of US$            per ADS, the mid-point of the estimated initial public offering price range set forth on the cover of this prospectus, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, and our issuance and sale of a total of                                    Class A common shares to the investors in the concurrent private placement at an assumed initial public offering price of US$                        per ADS, the mid-point of the estimated public offering price range set forth on the cover of this prospectus, our pro forma as adjusted net tangible book value as of June 30, 2014 would have been US$             million, or US$            per common share and US$            per ADS. This represents an immediate increase in net tangible book value of US$            per common share and US$            per ADS, to the existing shareholders and an immediate dilution in net tangible book value of US$            per common share and US$            per ADS, to investors purchasing ADSs in this offering. The following table illustrates such dilution:

	Per Common Share	Per ADS
Assumed initial public offering price	US$	US$
Net tangible book value as of June 30, 2014	US$	US$
Pro forma net tangible book value after giving effect to the conversion and re-designation of Class A and Series A, B, C, D and E preferred shares	US$	US$

Pro forma as adjusted net tangible book value after giving effect to the conversion and re-designation of all outstanding Class A and Series A, B, C, D and E preferred shares, this offering and the concurrent private placement

	US$	US$
Amount of dilution in pro forma as adjusted net tangible book value to new investors in the offering	US$	US$

        A US$1.00 increase (decrease) in the assumed public offering price of US$            per ADS would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to the offering by US$             million, the pro forma as adjusted net tangible book value per common share and per ADS after giving effect to this offering and the concurrent private placement by US$            per

common share and US$            per ADS and the dilution in pro forma as adjusted net tangible book value per common share and per ADS to new investors in this offering by US$            per common share and US$            per ADS, assuming no charge to the number of ADSs offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and other offering expenses.

        The following table summarizes, on a pro forma as adjusted basis as of June 30, 2014, the differences between existing investors and the new investors with respect to the number of common shares (in the form of ADSs or shares) purchased from us in this offering and the concurrent private placement, the total consideration paid and the average price per common share/ADS paid before deducting the underwriting discounts and commissions and estimated offering expenses. The total number of common shares does not include Class A common shares underlying the ADSs issuable upon the exercise of option to purchase additional ADSs by the underwriters.

Common Shares Purchased
Total Consideration
							Average Price Per Common Share	Average Price Per ADS
	Number	Percent		Amount	Percent
Existing investors			%	US$		%	US$	US$
New investors			%	US$		%	US$	US$
Total			%	US$		%

        The pro forma information discussed above is only illustrative. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ADSs and other terms of this offering determined at pricing.

        A US$1.00 change in the assumed public offering price of US$            per ADS would, in the case of an increase, increase and, in the case of a decrease, decrease total consideration paid by new investors, total consideration paid by all shareholders, average price per common share and average price per ADS paid by all shareholders by US$            , US$            , US$            and US$            , respectively, assuming (i) the sale of            ADSs at US$            , the mid-point of the range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and (ii) the issuance and sale of                    Class A common shares in the concurrent private placement based on the assumed initial public offering price of US$            per ADS, the mid-point of the estimated initial public offering price range shown on the front cover page of this prospectus.

        The discussion and tables above assume no exercise of any outstanding share options or warrants. As of the date of this prospectus, there are            common shares issuable upon exercise of outstanding share options at a weighted average exercise price of US$            per share. To the extent that any of these options are exercised, there will be further dilution to new investors.

 EXCHANGE RATE INFORMATION

        Our business is conducted in China and substantially all of our revenues are denominated in RMB. However, this prospectus contains translations of RMB amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus were made at a rate of RMB6.2036 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2014. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On September 26, 2014, the exchange rate set forth in the H.10 statistical release was RMB6.1266 to US$1.00.

        The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. For January 1, 2009 and all later dates and periods, the exchange rate refers to the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board.

	Noon buying rate
Period	Period End	Average(1)	Low	High
	(RMB per U.S. Dollar)
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.7603	6.8330	6.6000
2011	6.2939	6.4475	6.6364	6.2939
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1412	6.2438	6.0537
2014
March	6.2164	6.1729	6.2273	6.1183
April	6.2591	6.2246	6.2591	6.1966
May	6.2471	6.2380	6.2591	6.2255
June	6.2036	6.2306	6.2548	6.2036
July	6.1737	6.1984	6.2115	6.1712
August	6.1430	6.1541	6.1793	6.1395
September (through September 26, 2014)	6.1266	6.1376	6.1480	6.1266

Source: Federal Reserve Statistical Release

(1)
Annual averages are calculated using the average of the exchange rates on the last business day of each month during the relevant year. Monthly averages are calculated using the average of the daily rates during the relevant month.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

  •
  political and economic stability;

  •
  an effective judicial system, which we believe will reach and enforce legal judgments in accordance with the law of the Cayman Islands in a relatively reliable fashion;

  •
  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

  •
  the Cayman Islands has a less developed body of securities laws as compared to the United States and those securities laws provide significantly less protection to investors; and

  •
  Cayman Islands' companies may not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be subject to arbitration.

        Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Law Debenture Corporate Services Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        Maples and Calder, our counsel as to Cayman Islands law, and Grandall Law Firm (Shanghai), our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and/or the PRC, respectively, would:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Maples and Calder has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. There are currently no treaties or reciprocal agreements made between the Cayman Islands and the PRC or the United States that allow enforcement of foreign judgments without having to commence proceedings in the Cayman Islands. Our shareholders may, in certain circumstances, originate actions against us or our directors; see "Description of Share Capital—Differences in corporate law—Shareholders' suits."

        Grandall Law Firm (Shanghai) has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country or region where the judgment is made or on principle of reciprocity between jurisdictions. China does not have any treaties or other agreements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States or the Cayman Islands. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. Accordingly, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in the PRC, because we are incorporated under the laws of the Cayman Islands and it is difficult for U.S. shareholders, by virtue of holding our ADSs or common shares, to establish a factual connection to the PRC and it is uncertain whether a PRC court would be competent to have the subject matter jurisdiction.

 OUR CORPORATE HISTORY AND STRUCTURE

Our history

        We commenced our business in 2006, which was initially focused on providing car services to premium corporate clients. In 2008, we began to provide car rentals to individual customers. Our company, eHi Car Services Limited (previously known as Prudent Choice International Limited or eHi Auto Services Limited), was incorporated in the Cayman Islands on August 3, 2007. eHi Car Services Limited is a holding company. Currently we operate our car rentals business primarily through our PRC subsidiaries eHi Rental and eHi Jiangsu, and their subsidiaries and branches.

        In March 2008, eHi Rental was established in China by two nominee shareholders designated by Mr. Ray Ruiping Zhang to engage in, among other things, car rentals. Also in March 2008, we established our first wholly foreign owned subsidiary Shuzhi Information Technology (Shanghai) Co., Ltd., or Shuzhi, in China. In November 2009, Shuzhi acquired the 94.13% equity interest of eHi Rental, and two nominee shareholders designated by Shuzhi acquired the remaining 5.87% equity interest of eHi Rental.

        On September 24, 2010, we acquired all the shares of eHi Auto Services (Hong Kong) Holding Limited, or eHi Hong Kong, a then dormant company incorporated in Hong Kong, and became its sole shareholder. In January 2011, Shuzhi and eHi Hong Kong completed a share transfer and capital increase of eHi Rental, upon which eHi Hong Kong acquired the 5.87% equity interest of eHi Rental from the two nominee shareholders designated by Shuzhi and subscribed for the increased registered capital in eHi Rental by contributing an additional US$25,185,185. As a result, eHi Rental was converted into a Sino foreign joint venture enterprise with 65.14% equity interest held by eHi Hong Kong and the remaining 34.86% equity interest held by Shuzhi. In July 2011, the registered capital of eHi Rental was increased to US$100 million, and in May 2012, the registered capital of eHi Rental was further increased to US$130 million. eHi Hong Kong has fully subscribed to this increased registered capital of US$30 million. eHi Hong Kong and Shuzhi currently hold 79.27% and 20.73% equity interests of eHi Rental, respectively.

        On December 23, 2011, we established our second wholly foreign owned subsidiary, eHi Jiangsu, in China. eHi Jiangsu is wholly owned by eHi Hong Kong. We have, through eHi Rental and eHi Jiangsu, established and acquired several subsidiaries in various regions in China to expand the geographic coverage of our business operations. We plan to establish more subsidiaries and branches providing car renals through eHi Rental and eHi Jiangsu in the future.

        In connection with our car services business, we provide vehicles and chauffeur services through different subsidiaries under separate contracts. We provide vehicles through eHi Rental and eHi Jiangsu as well as their subsidiaries and branches, and provide chauffeur services through Shanghai Smart Brand, which was established by Shuzhi on April 13, 2011. Several subsidiaries and branches of Shanghai Smart Brand were also established to provide chauffeur services in various regions in China.

        Our current operations are not subject to the ICP license requirements. In March 2014, we entered into a series of contractual arrangements with our PRC incorporated variable interest entity eHi Information, and its shareholders to further expand our Internet and mobile services. Such contractual arrangements enable us to exercise effective control over the operations of eHi Information which resulted in the consolidation of eHi Information by eHi Rental. eHi Information is currently in the process of applying for the ICP license from the relevant telecommunication authorities. eHi Information currently does not have any operation and we do not expect eHi Information to contribute a material portion of our net revenues and operations in the foreseeable future.

        On October 17, 2013, we established L&L Financial Leasing Holding Limited, or L&L, in Hong Kong through eHi Hong Kong, which is a holding company of Shanghai Taihao Financial Leasing Co., or Shanghai Taihao. Shanghai Taihao is authorized to operate financial leasing business in China.

        On April 21, 2014, we, through our wholly owned subsidiary, Elite Plus Developments Limited, or Elite Plus, invested US$25 million for subscribing series B preferred shares of Travice Inc., which developed and operates Kuaidi mobile taxi and car calling service provider, representing 8.4% of the then outstanding share capital of Travice Inc. Travice Inc. also issued a warrant to Elite Plus to purchase additional 4,684,074 series C preferred shares of Travice Inc.

Our corporate structure

        The following diagram illustrates our anticipated shareholding, voting and principal corporate structure immediately after the completion of this offering, assuming the underwriters do not exercise their option to purchase additional ADSs:

(1)
Consists of                        Class B common shares.

(2)
Consists of                        Class A common shares.

(3)
eHi Information is a variable interest entity incorporated in China and is 50% owned by Mr. Hongtao Han and 50% owned by Mr. Chun Xie. We effectively control eHi Information through contractual arrangements.

 SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following selected consolidated statements of comprehensive loss data for the years ended December 31, 2012 and 2013 and the consolidated balance sheets data as of December 31, 2012 and 2013 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

        The following selected consolidated statements of comprehensive loss data for the six months ended June 30, 2013 and 2014 and selected consolidated balance sheets data as of June 30, 2014 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair statement of our financial position and operating results for the periods presented.

        Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our results expected for any future periods. Our selected consolidated financial data also includes certain non-GAAP financial measures, which are not required by, or presented in accordance with, U.S. GAAP, but are included because we believe they are indicative of our operating performance and are used by investors and analysts to evaluate companies in our industry. The following selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, our consolidated financial statements and the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2012		2013			2013		2014
	RMB	% of Net Revenues	RMB	US$	% of Net Revenues	RMB	% of Net Revenues	RMB	US$	% of Net Revenues
	(in thousands, except percentages, share and per share data)
Selected consolidated statements of comprehensive loss data
Net revenues	450,085	100.0%	566,394	91,301	100.0%	260,656	100.0%	384,538	61,986	100.0%
Vehicle operating expenses(1)	(432,448)	(96.1)	(526,446)	(84,861)	(92.9)	(237,915)	(91.3)	(316,013)	(50,940)	(82.2)
Selling and marketing expenses(1)	(38,209)	(8.5)	(40,439)	(6,519)	(7.1)	(18,140)	(7.0)	(16,027)	(2,583)	(4.2)
General and administrative expenses(1)	(94,431)	(21.0)	(112,416)	(18,121)	(19.8)	(56,116)	(21.5)	(55,963)	(9,021)	(14.6)
Other operating income	11,041	2.5	13,549	2,184	2.3	1,894	0.7	12,682	2,044	3.3

Total operating expenses	(554,047)	(123.1)	(665,752)	(107,317)	(117.5)	(310,277)	(119.1)	(375,321)	(60,500)	(97.7)

Profit/(Loss) from operations	(103,962)	(23.1)	(99,358)	(16,016)	(17.5)	(49,621)	(19.1)	9,217	1,486	2.3

Interest income	1,146	0.3	360	58	0.1	201	0.1	2,832	456	0.7
Interest expense	(66,636)	(14.8)	(50,880)	(8,202)	(9.0)	(34,535)	(13.2)	(30,954)	(4,989)	(8.0)
Other income (expenses), net	(1,046)	(0.3)	(1,108)	(178)	(0.3)	(380)	(0.1)	(397)	(64)	(0.1)

Loss before income taxes	(170,498)	(37.9)	(150,986)	(24,338)	(26.7)	(84,335)	(32.3)	(19,302)	(3,111)	(5.1)

Provision for income taxes	(5,212)	(1.1)	(1,228)	(198)	(0.2)	(695)	(0.3)	(1,384)	(223)	(0.4)
Net loss	(175,710)	(39.0)	(152,214)	(24,536)	(26.9)	(85,030)	(32.6)	(20,686)	(3,334)	(5.5)
Accretion on convertible redeemable preferred shares to redemption value	(155,053)	(34.5)	(191,135)	(30,810)	(33.7)	(94,064)	(36.1)	(135,753)	(21,883)	(35.3)
Deemed contribution from preferred shareholders at extinguishment of convertible bonds	—	—	16,751	2,700	3.0	—	—	—	—	—
Deemed dividends to preferred shareholders at extinguishment of convertible bonds and promissory note	—	—	(44,164)	(7,119)	(7.8)	—	—	—	—	—
Modification of warrants	—	—	(1,021)	(165)	(0.2)	—	—	—	—	—

Net loss attributable to common shareholders	(330,763)	(73.5)	(371,783)	(59,930)	(65.6)	(179,094)	(68.7)	(156,439)	(25,217)	(40.8)

Weighted average number of common shares used in computing net loss per share—basic and diluted	6,096,842		6,096,842	6,096,842		6,096,842		6,096,842	6,096,842
Net loss per common share attributable to common shareholders—basic and diluted	(54.25)		(60.98)	(9.83)		(29.37)		(25.66)	(4.14)
Adjusted EBITDA(2)	68,882	15.3	102,061	16,452	18.0	45,688	17.5	133,030	21,444	34.6

(1)
Include share-based compensation charges of RMB6.7 million and RMB6.2 million (US$1.0 million) in 2012 and 2013, respectively, and RMB3.3 million and RMB2.3 million (US$0.4 million) in the six months ended June 30, 2013 and 2014, respectively, allocated as follows:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2012	2013		2013	2014
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Vehicle operating expenses	81	29	5	7	7	1
Selling and marketing expense	35	9	1	58	51	8
General and administrative expenses	6,567	6,168	994	3,218	2,203	356

Total share-based compensation expense	6,683	6,206	1,000	3,283	2,261	365

(2)
See "—Non-GAAP financial measure".

	As of December 31,			As of June 30,
	2012	2013		2014
	RMB	RMB	US$	RMB	US$	RMB	US$	RMB	US$
						Pro forma(1)		Pro forma as adjusted(2)
	(in thousands)
Selected consolidated balance sheets data
Cash and cash equivalents	133,453	630,733	101,672	318,083	51,274	318,083	51,274
Total current assets	239,192	803,742	129,561	623,297	100,473	623,297	100,473
Cost method investment	—	—	—	153,820	24,795	153,820	24,795
Property and equipment, net	844,380	1,062,331	171,244	1,412,713	227,725	1,412,713	227,725
Vehicle purchase deposits	—	119,173	19,210	193,352	31,168	193,352	31,168
Total assets	1,116,659	2,026,422	326,652	2,435,023	392,518	2,435,023	392,518
Short-term borrowings	171,823	219,640	35,405	346,446	55,846	346,446	55,846
Total current liabilities	531,773	333,475	53,755	441,591	71,183	441,591	71,183
Long-term borrowings	6,483	375,726	60,566	540,216	87,081	540,216	87,081
Total liabilities	543,506	709,552	114,377	981,842	158,270	981,842	158,270
Total mezzanine equity	1,169,640	2,273,521	366,484	2,563,271	413,191	—	—
Total shareholders' equity (deficits)	(596,487)	(956,651)	(154,209)	(1,110,090)	(178,943)	1,453,181	234,248

(1)
The pro forma balance sheet information as of June 30, 2014 assumes the automatic conversion and re-designation of all of our issued and outstanding preferred shares as of June 30, 2014 into 77,999,069 Class B common shares immediately prior to the completion of this offering.

(2)
The pro forma as adjusted balance sheet information as of June 30, 2014 assumes (i) the automatic conversion and re-designation of all of our issued and outstanding preferred shares as of June 30, 2014 into 77,999,069 Class B common shares immediately prior to the completion of this offering; and (ii) the net proceeds we will receive in this offering and the concurrent private placement.

Non-GAAP financial measure

        To supplement our consolidated financial statements which are presented in accordance with U.S. GAAP, we use adjusted EBITDA as a non-GAAP financial measure. Adjusted EBITDA represents net income or loss before depreciation and amortization, share-based compensation, interest expenses, interest income and provision for income taxes. We present adjusted EBITDA because it is used by our management to evaluate our operating and financial performance. We also believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our consolidated results of operations in the same manner as our management and in comparing financial results across accounting periods.

        The following table reconciles our adjusted EBITDA in 2012 and 2013, and for the six months ended June 30, 2013 and 2014, to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net loss:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2012	2013		2013	2014
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Net loss	(175,710)	(152,214)	(24,536)	(85,030)	(20,686)	(3,334)
Add (subtract):
Depreciation and amortization	167,207	196,321	31,646	92,406	121,949	19,657
Share-based compensation	6,683	6,206	1,000	3,283	2,261	365
Interest expenses	66,636	50,880	8,202	34,535	30,954	4,989
Interest income	(1,146)	(360)	(58)	(201)	(2,832)	(456)
Provision for income taxes	5,212	1,228	198	695	1,384	223

Adjusted EBITDA	68,882	102,061	16,452	45,688	133,030	21,444

        The use of adjusted EBITDA has certain limitations because it does not reflect all items of income and expense that affect our operations. Items excluded from adjusted EBITDA are significant components in understanding and assessing our operating and financial performance. Depreciation and amortization, share-based compensation, interest expenses, interest income and provision for income taxes have been and may continue to be incurred in our business and are not reflected in the presentation of adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, adjusted EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We reconcile this non-GAAP financial measure to the nearest U.S. GAAP performance measure, all of which should be considered when evaluating our performance. The term adjusted EBITDA is not defined under U.S. GAAP, and adjusted EBITDA is not a measure of net income or loss, operating income or loss, operating performance or liquidity presented in accordance with U.S. GAAP. When assessing our operating and financial performance, you should not consider such data in isolation or as a substitute for our net income or loss, operating income or loss or any other operating performance measure that is calculated in accordance with U.S. GAAP. Furthermore, adjusted EBITDA may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

Selected operating data

        The following tables set forth our key operating metrics as of the dates and for the periods indicated:

Period-end fleet size

	As of December 31,		As of June 30,
	2012	2013	2013	2014
Car rentals	8,957	10,500	9,610	14,260
Car services	872	1,086	969	1,149

Total	9,829	11,586	10,579	15,409

Car rentals and car services

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2012	2013	2013	2014
Average available fleet size(1)	8,484	9,937	9,541	13,289
RevPAC (RMB)(2)	145	156	151	160

Car rentals

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2012	2013	2013	2014
Average available fleet size(1)	7,704	8,987	8,686	12,212
RevPAC (RMB)(2)	104	115	111	121
Fleet utilization rate (%)(3)	72.0	70.5	68.4	70.9
Average daily rental rate (RMB)(4)	145	163	163	171

Car services

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2012	2013	2013	2014
Average available fleet size(1)	780	950	855	1,077
RevPAC (RMB)(2)	549	546	553	600

(1)
"Average available fleet size" is calculated by dividing the aggregate number of days in which our fleet was in operation during a given period by the total number of days during the same period.

(2)
"RevPAC" refers to average daily net revenue per available car, which is calculated by dividing the net revenues during a given period by the aggregate number of days in which our fleet was in operation during the same period.

(3)
"Fleet utilization rate" refers to the aggregate transaction days for our car rental fleet during a given period divided by the aggregate days our car rental fleet are in operation during the same period. "Transaction days" refer to the aggregate number of days on which a vehicle in our car rental or car services fleet was on rent during a given period.

(4)
"Average daily rental rate" refers to RevPAC during a given period divided by the fleet utilization rate during the same period.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Key operating metrics" for more information on our non-financial key operating metrics.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled "Selected Consolidated Financial and Operating Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

        We are the No. 1 car services provider and No. 2 car rentals provider in China in terms of market share by revenues in 2013, according to Frost & Sullivan. The top three players in China's car rental and car service industry, including us, in aggregate accounted for 10.7% of the market share by revenues in 2013, according to Frost & Sullivan. We believe such high market fragmentation presents a strong potential for our future growth and industry consolidation.

        As of June 30, 2014, we had the broadest geographical coverage among all car rentals and car services providers in China as measured by the number of cities in which services are provided directly, according to Frost & Sullivan. From January 1, 2012 to June 30, 2014, our fleet size increased from 7,717 to 15,409, while we generally maintained a car rental fleet utilization rate of over 70% during the same period. According to Frost & Sullivan, we had the highest fleet utilization rate among the top five car rental companies in China in 2013.

        Our one-stop comprehensive services include the following:

  •
  Car rentals.  We provide self-drive car rental services to both individual customers and corporate clients to meet their travel, leisure, business and ground transportation needs. Our short-term car rentals have a term of less than one year and are primarily provided to individual customers on a daily, weekly or monthly basis. Our long-term car rentals have a term of one year or longer and are primarily provided to corporate clients. As of June 30, 2014, our car rental fleet included 14,260 vehicles of over 200 models primarily from major automobile manufacturers. In 2013, we derived approximately 66.6% of our net revenues from car rentals.

  •
  Car services.  We provide chauffeured car services primarily to corporate clients, including a majority of Fortune 500 companies in China. Our car services include routine services such as airport pickup and drop-off, inter-office transfers and other business transportation needs, as well as event-driven activities such as conventions, promotional tours and special events. We generally enter into long-term framework agreements with our corporate clients pursuant to which our vehicles and chauffeur services are provided by different subsidiaries under separate contracts. With over 1,000 vehicles and drivers as of June 30, 2014, our car services were offered in 57 major cities across China with a focus on first-tier cities including Beijing, Shanghai, Guangzhou and Shenzhen. In 2013, we derived approximately 33.4% of our net revenues from car services.

        Our total net revenues increased from RMB450.1 million in 2012 to RMB566.4 million (US$91.3 million) in 2013, representing a growth rate of 25.8%. Our total net revenues increased from RMB260.7 million for the six months ended June 30, 2013 to RMB384.5 million (US$62.0 million) for the six months ended June 30, 2014, representing a growth rate of 47.5%. We incurred net losses of RMB175.7 million, RMB152.2 million (US$24.5 million) and RMB20.7 million (US$3.3 million) in 2012, 2013 and the six months ended June 30, 2014, respectively. Our non-GAAP adjusted EBITDA, defined as net income or loss before depreciation and amortization, share-based compensation, interest expenses, interest income and provision for income taxes, was RMB68.9 million, RMB102.1 million (US$16.5 million) and RMB133.0 million (US$21.4 million) in 2012 and 2013 and the six months ended June 30, 2014, respectively. For a reconciliation of our non-GAAP adjusted EBITDA to net loss, the nearest U.S. GAAP measure, see "—Summary Consolidated Financial and Operating Data—Non-GAAP financial measure."

Factors affecting our results of operations

        We believe that the most significant macro-level factors affecting our results of operations include:

  •
  health of the global economy and the growth and development of China's economy;

  •
  overall growth of China's car services industry;

  •
  automobile ownership penetration rate and the number of driver license holders in China;

  •
  increasing demand for leisure travel and shift in lifestyle in China towards driving as a preferred means of travel;

  •
  growth of transportation infrastructure in China; and

  •
  governmental regulations and measures relating to vehicle purchase, ownership and usage and tax policies.

        See "Industry" for more information relating to macro-level factors affecting our results of operations.

        Our results of operations in any given period are more directly affected by company specific factors, including:

  •
  Fleet utilization.  Our ability to effectively utilize our fleet will have a material effect on our results of operations. We view our entire vehicle fleet as one pool of assets that are cross-utilizable, and we re-deploy our fleet to complement different demand cycles. Factors affecting the utilization of our fleet include, among others, our fleet size, the demand for our services, our pricing, our customer experience, the effective management of our operations through our proprietary technology platform, and the competitive landscape of car services market in China. In 2012, 2013 and the six months ended June 30, 2013 and 2014, the fleet utilization rate of our car rental fleet was 72.0%, 70.5%, 68.4% and 70.9%, respectively.

  •
  Fleet size and geographic coverage.  Expansion of our fleet size and geographic coverage is essential to the growth of our business. We had grown our fleet from 7,717 vehicles as of January 1, 2012 to 15,409 vehicles as of June 30, 2014, and expanded our geographic coverage from 48 cities as of January 1, 2012 to 90 cities as of June 30, 2014. We intend to continue to expand our fleet size, further penetrate our existing markets, and extend our services to selected new cities which have strong growth potential and are close to our existing markets, transportation hubs or tourist spots. Our business and results of operations will depend significantly on our ability to expand fleet size and geographic coverage in a timely manner.

  •
  Pricing.  We have adopted a dynamic pricing mechanism to determine our rental rates for car rentals. This mechanism determines a specific vehicle model's rental rate based on its purchase price taking into consideration other variables such as pickup/drop-off time and location, the availability of our vehicles during such period at the location, prevailing market prices, demand for such vehicle model and the length of rental period. Operating expenses such as store expenses and other executory costs are not significant considerations in determining our car rental rates. Our management reviews our rental rates for car rentals on a regular basis.

    We determine the rates for our car services based on a number of factors, including vehicle model, service type, the length of rental period, time and location of pickup and drop-off, and prevailing market prices. Operating expenses such as store expenses and other executory costs are not significant considerations in determining rates for car services. Our management reviews these rates on a regular basis. Our long-term framework agreements with our corporate clients provide for predetermined price ranges and, as a result, our rates for car services are generally more stable.

  •
  Finance costs.  We use banks and third-party financing companies to finance the procurement of a portion of our fleet. Due to our large fleet size and procurement needs, our ability to obtain proper source of financing and respective finance costs in connection with our vehicle acquisition could have a material impact on our results of operations.

  •
  Vehicle acquisition and disposition and our ability to control operating expenses. Vehicle purchases have historically accounted for, and are expected to continue to account for, most of our capital expenditures. To provide our customers with vehicles in good conditions, we typically hold vehicles in our fleet for three to four years before disposing them through a variety of disposition channels, including auctions, brokered sales, dealers and online used car marketplace. The difference between the disposal price of a used vehicle and the residual book value of such vehicle is recorded as a gain or loss under our depreciation expenses in our consolidated statements of comprehensive loss. Therefore, our ability to dispose of retired vehicles at optimal prices will have a material effect on our results of operations.
    In addition, our results of operations will be impacted by our ability to control other operating expenses, including without limitation vehicle-related depreciation, payroll-related expenses, vehicle insurance expenses, vehicle repair and maintenance expenses fuel expenses and store expenses. Our large fleet size provides us economies of scale, enabling us to obtain favorable prices and discounts from key players in the vehicle supply ecosystem. We also plan to open additional in-house vehicle repair and maintenance centers in cities where our fleet has achieved economies of scale and additional in-house repair and maintenance centers are expected to be more cost-effective compared to third-party service providers.

  •
  Ability to attract and retain customers.  The success of our business hinges on our customer satisfaction level, which in turn depends on a variety of factors. These factors include, among others, our ability to (i) consistently provide high-quality customer experience, (ii) continue to offer comprehensive and complementary services tailored to our customers' needs, (iii) maintain good vehicle condition, and (iv) provide timely and satisfactory after-sales services.

  •
  Seasonality.  We generally experience some effects of seasonality due to increases in leisure travel activities and decreases in business travel activities during the summer season and public holidays in the PRC such as Chinese New Year, Labor Day, and National Day. The seasonal impacts on our car rentals and car services may, to some extent, offset each other. Our revenues may also fluctuate due to adverse weather conditions, such as snow or rain storms. Seasonal changes in our revenues do not alter our depreciation and labor costs or certain other expenses, such as rent and insurance, which are fixed in the short run.

Key operating metrics

        We utilize a set of key operating metrics which our senior management reviews frequently. The review of these metrics facilitates timely evaluation of the performance of our business and effective communication of results and key decisions, allowing our business to react promptly to changing customer demands and market conditions. When evaluating business performance and profitability, the assessment is made on our entire business as opposed to separate revenue streams. Spending, budgeting and resource allocation decisions are also made taking into account our entire business.

        The following tables set forth our key operating metrics as of the dates and for the periods indicated:

Period-end fleet size

	As of December 31,		As of June 30,
	2012	2013	2013	2014
Car rentals	8,957	10,500	9,610	14,260
Car services	872	1,086	969	1,149

Total	9,829	11,586	10,579	15,409

Car rentals and car services

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2012	2013	2013	2014
Average available fleet size(1)	8,484	9,937	9,541	13,289
RevPAC (RMB)(2)	145	156	151	160

Car rentals

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2012	2013	2013	2014
Average available fleet size(1)	7,704	8,987	8,686	12,212
RevPAC (RMB)(2)	104	115	111	121
Fleet utilization rate (%)(3)	72.0	70.5	68.4	70.9
Average daily rental rate (RMB)(4)	145	163	163	171

Car services

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2012	2013	2013	2014
Average available fleet size(1)	780	950	855	1,077
RevPAC (RMB)(2)	549	546	553	600

(1)
"Average available fleet size" is calculated by dividing the aggregate number of days in which our fleet was in operation during a given period by the total number of days during the same period.

(2)
"RevPAC" refers to average daily net revenue per available car, which is calculated by dividing the net revenues during a given period by the aggregate number of days in which our fleet was in operation during the same period.

(3)
"Fleet utilization rate" refers to the aggregate transaction days for our car rental fleet during a given period divided by the aggregate days our car rental fleet are in operation during the same period. "Transaction days" refer to the aggregate number of days on which a vehicle in our car rental or car services fleet was on rent during a given period.

(4)
"Average daily rental rate" refers to RevPAC during a given period divided by the fleet utilization rate during the same period.

Certain income statement line items

Net revenues

        Our net revenues represent our gross revenues from operations, less business tax, VAT and other related surcharges. The following table sets forth our net revenues for the periods presented by service type. No single individual customer or corporate client accounted for more than 5% of our net revenues in any period presented.

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2012		2013			2013		2014
	RMB	% of Net Revenues	RMB	US$	% of Net Revenues	RMB	% of Net Revenues	RMB	US$	% of Net Revenues
	(in thousands, except percentages)
Car rentals	293,691	65.3%	377,013	60,773	66.6%	175,104	67.2%	267,552	43,128	69.6%
Car services	156,394	34.7	189,381	30,528	33.4	85,552	32.8	116,986	18,858	30.4

Total net revenues	450,085	100.0%	566,394	91,301	100.0%	260,656	100.0%	384,538	61,986	100.0%

Car rentals

        We provide self-drive car rental services to both individual customers and corporate clients. Our short-term car rentals have a term of less than one year and are primarily provided to individual customers on a daily, weekly or monthly basis. A majority of our revenues derived from short-term car rentals are from our basic car rental service package, the charges for which include a daily rental fee, a transaction based handling fee and a basic insurance charge. We also derive a small portion of short-term car rentals revenues from fees and charges for premium services such as vehicle delivery to and pick up from customer-designated locations, GPS-based navigation device rentals, charges for inter-city return, and excess mileage charges. Our long-term car rentals have a term of one year or longer and are primarily provided to corporate clients at a negotiated rental rate under long-term contracts.

        Given the various factors that have driven and are expected to continue to drive the growth of China's car rentals market, we expect our car rentals to continue to account for the majority of our net revenues in the foreseeable future. See "Industry—Overview of China's car rental and car service industry" for more information.

Car services

        We provide chauffeured car services primarily to corporate clients. We generally enter into long-term framework agreements with our corporate clients pursuant to which our vehicles and chauffeur services are provided by different subsidiaries under separate contracts. We usually charge our corporate clients for car services a negotiated fixed service fee for a specified trip or for services in a certain period of time, which include the provision of chauffeur services. In certain circumstances, based on demand from key corporate clients, we also cooperate with contracted service providers to provide car services in certain cities where we currently do not provide car services or the demand for such services exceeds our existing capacity. We recognize the revenues derived from such contracted service providers on a gross basis and recognize the costs related to them as part of our vehicle operating expenses.

        We expect our car services to continue to account for a substantial portion of our net revenues in the foreseeable future.

Vehicle operating expenses

        The principal components of our vehicle operating expenses include vehicle-related depreciation, labor costs, gasoline costs and vehicle repair and maintenance. The following table sets forth the components of our vehicle operating expenses for the periods indicated:

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2012		2013			2013		2014
	RMB	% of Net Revenues	RMB	US$	% of Net Revenues	RMB	% of Net Revenues	RMB	US$	% of Net Revenues
	(in thousands, except percentages)
Net revenues	450,085	100.0%	566,394	91,301	100.0%	260,656	100.0%	384,538	61,986	100.0%
Vehicle operating expenses:
Vehicle-related depreciation	165,199	36.7	190,463	30,702	33.6	88,719	34.0	118,121	19,041	30.7
Payroll-related expenses	81,427	18.1	112,827	18,187	19.9	50,589	19.4	74,468	12,004	19.4
Vehicle insurance expenses	51,402	11.4	52,098	8,398	9.2	25,142	9.7	30,110	4,854	7.8
Vehicle repair and maintenance	36,926	8.2	45,503	7,335	8.0	18,647	7.2	22,586	3,641	5.9
Fuel expenses	35,160	7.8	39,798	6,415	7.0	16,708	6.4	25,416	4,097	6.6
Store expenses	24,756	5.5	33,766	5,443	6.0	15,677	6.0	20,827	3,356	5.4
Others	37,578	8.4	51,991	8,381	9.2	22,433	8.6	24,485	3,947	6.4

Total vehicle operating expenses	432,448	96.1%	526,446	84,861	92.9%	237,915	91.3%	316,013	50,940	82.2%

        Vehicle-related depreciation.    A significant component of our vehicle operating expenses is vehicle-related depreciation. As our fleet continues to grow, depreciation has become, and will continue to be, a significant portion of our vehicle operating expenses. Our depreciation expenses are also affected by the following factors, some of which may be beyond our control: (i) our average vehicle and in-car equipment acquisition cost, (ii) our management's periodic review of present and estimated future market conditions and their effect on residual values of our vehicles at the time of disposal, (iii) provision or write-off in connection with our lost or stolen vehicles, and (iv) any gain or loss resulted from our vehicle disposal. Depreciation begins when three criteria are met: (i) license plate for the vehicle is obtained, (ii) insurance for the vehicle becomes effective, and (iii) GPS-based tracking device is installed on the vehicle, which allows our proprietary technology platform to monitor the location of the vehicle. See "—Critical accounting policies—Property and equipment, net" for more information on our accounting policy regarding vehicle depreciation.

        Payroll-related expenses.    Our payroll-related expenses primarily consist of salaries, social insurance and welfare benefits of our employees directly involved in vehicle operations. As of June 30, 2014, we had 2,009 full-time employees who were directly involved in vehicle operations and services, including 1,139 drivers. As of December 31, 2013, we had 1,808 full-time employees who were directly involved in vehicle operations and services, including 1,006 drivers, as compared to 1,546 as of December 31, 2012, including 768 drivers. We expect the number of our employees to continue to increase. As overall wages in China continue to increase, we expect our labor costs to continue to rise in the foreseeable future. We seek to maintain compensation levels in accordance with prevailing trends in our industry. See "Risk Factors—Risks related to our business and industry—If the average salary or statutory welfare expenses of our employees increase significantly, our profitability may be materially adversely impacted."

        Vehicle insurance expenses.    We purchase motor vehicle damage insurance, third-party liability insurance, compulsory traffic accident insurance, passenger injury insurance, and other insurance coverage that our management considers adequate to protect our assets and operations under different situations. If we have a low accident rate of our fleet, we may benefit from the "no-claim discount" and enjoy lower insurance premium when purchasing relevant insurance for our fleet.

        Vehicle repair and maintenance.    Vehicle repair and maintenance expenses are largely a function of our fleet size. As our fleet size increases, we expect these expenses to increase. Vehicle repair and maintenance expenses are also affected by the age and model of vehicles. A new vehicle typically incurs less repair and maintenance expenses than an older one. We also expect that opening more in-house vehicle repair and maintenance centers in cities where we have sizable fleet will help reduce average repair and maintenance expenses per vehicle.

        Fuel expenses.    We bear the fuel expenses consumed when we provide car services to our corporate clients. We also bear the fuel expenses for gasoline in our vehicles when we deliver our rental cars to customers and when we provide vehicle pick-up and drop-off services to them, as well as the fuel expenses of internal fleet dispatching and repair and maintenance.

        Store expenses.    Our store expenses include rental expenses with respect to our service locations, which include our stores and pick-up points, depreciation of store equipment and improvement, and other store related expenses. We typically enter into lease agreements for our stores with terms of three to five years. The increase in our store expenses primarily resulted from our continued expansion, and we expect our store expenses will continue to increase as we further expand our nationwide service network.

        Other expenses.    Other expenses include, among others, fees paid to contracted service providers for car services provided by them to our clients in certain cities where we currently do not provide car services or the demand for such services exceeds our existing capacity. Other expenses also include tolls, vehicle annual inspection fees and other miscellaneous expenses.

        As we continue to expand the scale of our operations, we expect to gradually benefit from economies of scale and increasing operating efficiency, thereby lowering our vehicle operating expenses as a percentage of our net revenues.

Selling and marketing expenses

        Selling and marketing expenses consist primarily of advertising and promotion expenses. We have historically promoted our brand and services primarily through online channels, such as search engines, social network websites and Internet portals. We also utilize offline advertising channels, such as outdoor advertising. Attributable to our commitment to enhanced customer experience, we have built a broad and diverse customer base and are increasingly benefiting from word-of-mouth referrals, thereby lowering the growth rate of our selling and marketing expenses. Selling and marketing expenses also include payroll-related expenses in connection with our sales and marketing personnel and other expenses relating to our selling and marketing activities. As of June 30, 2014, our sales and marketing department consisted of 123 employees.

        The following table sets forth the key components of our selling and marketing expenses for the periods indicated:

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2012		2013			2013		2014
	RMB	% of Net Revenues	RMB	US$	% of Net Revenues	RMB	% of Net Revenues	RMB	US$	% of Net Revenues
	(in thousands, except percentages)
Net revenues	450,085	100.0%	566,394	91,301	100.0%	260,656	100.0%	384,538	61,986	100.0%
Selling and marketing expenses:
Advertising and promotion expenses	23,616	5.2	24,794	3,997	4.4	11,716	4.5	6,797	1,096	1.8
Payroll-related expenses	9,223	2.0	10,290	1,659	1.8	5,350	2.1	6,768	1,091	1.8
Others	5,370	1.3	5,355	863	0.9	1,074	0.4	2,462	396	0.6

Total selling and marketing expenses	38,209	8.5%	40,439	6,519	7.1%	18,140	7.0%	16,027	2,583	4.2%

General and administrative expenses

        General and administrative expenses consist primarily of (i) payroll-related expenses relating to our administrative and management functions, (ii) office rental expenses for our headquarters, (iii) share-based compensation expenses, and (iv) other administrative expenses. See "—Critical accounting policies—Share-based compensation" for more information relating to share-based compensation expenses.

        The increases in our general and administrative expenses from 2012 to 2013 and from the six months ended June 30, 2013 to the six months ended June 30, 2014 primarily reflected our business expansion. We also recorded significant professional fees in 2012 and 2013 in connection with our financing activities. We expect our general and administrative expenses to continue to increase in absolute amounts as our business expands and as we become a public company resulting in significant reporting and compliance costs. We believe our facilities and proprietary technology platform enable us to support a substantial further increase in net revenues without causing a proportionate increase in our general and administrative expenses, and as a result, we expect our general and administrative expenses as a percentage of our net revenues to decline in the long run as we grow our business.

        The following table sets forth the key components of our general and administrative expenses for the periods indicated:

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2012		2013			2013		2014
	RMB	% of Net Revenues	RMB	US$	% of Net Revenues	RMB	% of Net Revenues	RMB	US$	% of Net Revenues
	(in thousands, except percentages)
Net revenues	450,085	100.0%	566,394	91,301	100.0%	260,656	100.0%	384,538	61,986	100.0%
General and administrative expenses:
Payroll-related expenses	41,651	9.3	57,469	9,264	10.1	28,859	11.1	30,161	4,862	7.8
Office rental expenses	5,095	1.1	6,927	1,117	1.2	3,027	1.2	3,460	558	0.9
Share-based compensation	6,567	1.5	6,168	994	1.1	3,218	1.2	2,203	356	0.6
Depreciation expense	207	0.0	1,839	296	0.3	1,114	0.4	1,044	168	0.3
Others	40,911	9.1	40,013	6,450	7.1	19,898	7.6	19,095	3,077	5.0

Total general and administrative expenses	94,431	21.0%	112,416	18,121	19.8%	56,116	21.5%	55,963	9,021	14.6%

Other operating income

        Other operating income relates primarily to government grants and subsidies that we receive from various level of local governments, including the financial subsidies in relation to the VAT Pilot Program. We recognize such grants and subsidies on a cash basis. Government grants and subsidies are granted from time to time at the discretion of the relevant government authorities. These grants and subsidies are granted for general corporate purposes and to support our ongoing operations in the region.

Share-based compensation expenses

        We recognize share-based compensation based on the grant date fair value of equity awards, with compensation expense recognized over the period in which the grantee is required to provide services to our company in exchange for the equity award. Share-based compensation expense is classified in the consolidated statements of comprehensive loss based upon the job function of the grantee. See "—Critical accounting policies—Share-based compensation" for more information. We recognized share-based compensation expenses related to shares or share options granted to certain directors, officers and employees for their services to us in the amount of RMB6.7 million and RMB6.2 million (US$1.0 million) in 2012 and 2013, respectively, and RMB3.3 million and RMB2.3 million (US$0.4 million) for the six months ended June 30, 2013 and 2014, respectively.

Taxation

Cayman Islands

        We are incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, we are not subject to income or capital gains tax. In addition, dividend payments are not subject to withholding tax in the Cayman Islands.

Hong Kong

        Our wholly owned Hong Kong subsidiaries, eHi Hong Kong and L&L, are subject to Hong Kong profit tax on its activities conducted in Hong Kong. No provision for Hong Kong profit tax has been made in the consolidated financial statements as eHi Hong Kong and L&L have no assessable income in 2012, 2013 and the six months ended June 30, 2014. Dividends from our Hong Kong subsidiaries to us are exempt from withholding tax.

PRC

        Prior to the effective date of the EIT Law on January 1, 2008, enterprises in China were generally subject to an enterprise income tax at a statutory rate of 33% unless they qualified for certain preferential treatment. Effective as of January 1, 2008, the EIT Law applies a uniform enterprise income tax rate of 25% to all domestic enterprises and foreign-invested enterprises and grants tax incentives for qualified enterprises. Therefore, unless otherwise specified, all of our PRC subsidiaries transitioned from an income tax rate of 33% to 25%, effective January 1, 2008. The EIT Law and its Implementing Rules also permit qualified small-scaled enterprises with low profit margins to enjoy a reduced 20% enterprise income tax rate. On November 29, 2011, Circular 117 further provided that if a qualified small-scaled enterprise with low profit margins has an annual taxable income of not more than RMB60,000, then 50% of its taxable income can be exempted from enterprise income tax until December 31, 2015, further reducing the effective enterprise income tax rate to 10% until then.

        In addition, the EIT Law treats enterprises established outside of China that have "de facto management bodies" located in China as PRC resident enterprises for tax purposes. Under the EIT Law and its Implementing Rules, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and other assets of an enterprise. We have not been informed by any PRC tax authorities that we or any of our offshore subsidiaries are treated as a resident enterprise for PRC tax purposes as of the date of this prospectus. However, PRC tax authorities could make such a determination in the future, and if considered a resident enterprise for PRC tax purposes, our company would be subject to the PRC enterprise income tax on our global income. See "Risk Factors—Risks related to doing business in China—We may be classified as a resident enterprise for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders."

        Since January 1, 2012, the MOF and the SAT have started to implement the VAT Pilot Program, providing that companies which are classified by Shanghai's local tax authorities as in transportation or certain modern service sectors are required to pay VAT, instead of business tax. Currently our subsidiaries incorporated in Shanghai are subject to a 17% VAT rate for our car rentals and a 11% VAT rate for our car services. This VAT Pilot Program has been implemented nationwide. See "Risk Factors—Risks related to doing business in China—We may be subject to additional tax payments as a result of the recent changes in PRC tax law."

Critical accounting policies

        We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect: (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities at the end of each reporting period and (iii) the reported amounts of revenue and expenses during each reporting period. We evaluate these estimates and assumptions based on historical experience, knowledge and assessment of current business and other conditions, and expectations regarding the future based on available information and reasonable assumptions, which together form a basis for making judgments about matters not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgment and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions. We consider the policies discussed below to be critical to an understanding of our financial statements as their application places significant demands on the judgment of our management.

Revenue recognition

        We provide car rentals and car services to our customers. Revenues are primarily comprised of vehicle rental fees and insurance charges, which are recognized over the rental period. Revenue from the sale of gasoline is recognized when the vehicle is returned and is based on the actual volume of gasoline consumed or a contracted fee paid by the customer. Payments for our services from individual customers are generally collected in advance and such amounts received are recorded as advances from customers on the consolidated balance sheets, and are recognized as revenue when services are rendered and revenue recognition criteria are met. For corporate clients who are on credit terms, the initial credit evaluation is conducted before trade credits are extended, and revenue is recognized when collectability is reasonably assured, services are rendered and all other revenue recognition criteria are met.

        Based on demand from our corporate clients, we engage contracted service providers in offering car services to our customers where we currently do not provide such services in certain cities or the demand for such services exceeds our existing capacity. The end customers sign service contracts directly with us in such arrangements and we are the party who is responsible for customers' acceptance for services rendered. In case of customer disputes, we resolve customer complaints and are solely responsible for refunding customers their payments. Therefore, we are considered the primary obligor. We also determine the service fee and bear the credit risk. As a result, we recognize this type of revenue on a gross basis.

        In the consolidated statements of comprehensive loss, revenues are presented net of business tax, VAT and other related surcharges. Vehicle operating expenses associated with car rentals and car services have not been presented separately as we cannot reasonably and reliably estimate and allocate expenses to each of the revenue streams.

Customer loyalty program

        We established our customer loyalty program, eHi loyalty program, in 2008. Our registered members who have used our car rental services could join this program and earn loyalty membership points upon eligible purchases, and such points can be redeemed for free rental periods, mileage upgrades, and other free gifts. We account for the customer loyalty program using the incremental cost method to estimate the costs associated with the future obligation to our customers, and record such costs as selling and marketing expenses in the consolidated statements of comprehensive loss. Unredeemed membership points are recorded in accrued expenses and other current liabilities in the consolidated balance sheets. We adjust the liability associated with our customer loyalty program based on our estimate of future redemption of membership points prior to their expiration, which is three years from the day the membership points are awarded. Our estimate of the rate of future redemptions of membership points is based primarily upon our actual historical redemptions.

Allowance for doubtful accounts

        We perform ongoing credit evaluation, and provide for an allowance for doubtful accounts for estimated losses resulting from the inability or unwillingness of our customers to make required payments. We review our allowance for doubtful accounts quarterly by assessing individual accounts receivable over a specific aging and amount. Delinquent account balances are written off when we have determined that the likelihood of collection is remote.

Investments

        For investments where we do not have a controlling financial interest, we evaluate if they are investments in debt and equity securities and if they provide us with the ability to exercise significant influence over the operating and financial policies of the investees. Investments in debt and equity securities are classified into one of three categories: (i) "held to maturity" which are reported at amortized cost; (ii) "trading securities" which are reported at fair value with unrealized holding gains and losses recorded in earnings; and (iii) "available for sale" which are reported at fair value with changes in unrealized gains and losses recorded in other comprehensive income. The equity method is used for investments where we do not have a controlling financial interest but has the ability to exercise significant influence over the operating and financial policies of the investee. Cost method is used for investments where we do not have the ability to exercise significant influence over the operating and financial policies of the investee.

        Investments are evaluated for impairment when facts or circumstances indicate that the fair value of an investment is less than its carrying value. We review several factors to determine whether a loss is other-than-temporary including, but not limited to, (1) nature of the investment; (2) cause and duration of the impairment; (3) extent to which fair value is less than cost; (4) current economic and market conditions; and (5) ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value.

Property and equipment, net

        Property and equipment is stated at cost, less accumulated depreciation and impairment. Depreciation of property and equipment is recorded on a straight-line basis upon the purchase date, which approximates their in-use date, except for vehicles and leasehold improvements, of which the in-use dates are tracked and monitored separately.

Vehicles

        The initial cost of a vehicle is comprised of purchase price, plus any costs directly attributable to bringing the vehicle to the location and condition necessary for its intended use. Depreciation of vehicles is recorded on a straight-line basis, after consideration of expected holding periods and estimates of residual values. We expect to hold our vehicles for a period of approximately three to four years before their disposal. We estimate residual value of our vehicles based on the current market price for used vehicles we obtained from used vehicles dealers or the used car market of similar models. However, the used vehicle market in China is still relatively premature and the price for similar vehicles could vary in different cities throughout the country depending on local market factors. We monitor accounting estimates relating to our vehicles on a quarterly basis, including the used vehicle market as well as the selling price of our vehicles when disposed of to assess the appropriateness of our estimated residual value. Changes made to estimates such as the estimated useful lives or residual values are reflected in vehicle related depreciation expense on a prospective basis. A 1% increase or decrease in the estimated residual value of vehicles would result in a corresponding decrease or increase in the vehicle related depreciation expense by RMB3.4 million (US$0.5 million) for the year ended December 31, 2013, and RMB2.3 million (US$0.4 million) for the six months ended June 30, 2014. Gain or loss on disposal of vehicles is calculated as the difference between the net sales proceeds and the carrying amount of the vehicle, and such amount is recognized as an adjustment to the vehicle related depreciation expense as part of vehicle operating expenses in the consolidated statements of comprehensive loss.

        We monitor activities and utilization of our vehicles on a regular basis via the installed GPS equipment. We write off the net carrying value of the vehicle and record a loss in the consolidated statements of comprehensive loss if a vehicle is inactive for more than six months and could not be located via the GPS system.

Impairment of long-lived assets

        We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, we measure impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the estimated undiscounted future cash flow is less than the carrying amount of the assets, we recognize an impairment loss equal to the excess of the carrying value over the fair value of the assets. Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals and, if appropriate, current estimated net sales proceeds from pending offers. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. Our estimates of cash flow are based on the current regulatory, social and economic climates where we conduct our operations as well as recent operating information and budgets for our business. These estimates could be negatively impacted by changes in laws and regulations, economic downturns, or other events affecting our business. If our ongoing estimates of future cash flows are not met, we may have to record additional impairment charges in future accounting periods.

Government grants and subsidy income

        We receive government subsidies in the PRC from various levels of local governments from time to time which are granted for general corporate purposes and to support our ongoing operations in the region. We are also entitled to receive financial subsidies in relation to the VAT Pilot Program. These government subsidies are granted at the discretion of the relevant government authorities and, therefore, such amounts are recorded as other operating income on the consolidated statements of comprehensive loss in the period when cash is received.

Share-based compensation

        We adopted the 2010 Plan in April 2010, which was amended and restated in December 2010 and August 2014. In October 2014, we adopted the 2014 Plan, which will be conditional on and effective upon completion of this offering. These performance incentive plans were adopted to help us recruit and retain key employees, directors or consultants and to motivate such persons to exert their best efforts on behalf of our company by providing incentives through the granting of share-based awards. The plan administrator is our board of directors or a committee appointed and determined by the board. Under the 2010 Plan, we are authorized to issue a maximum of 6,698,470 common shares. As of the date of this prospectus, 5,143,150 options and 450,000 restricted shares remained outstanding under the 2010 Plan, all of which were granted to our employees. These awards vest upon satisfaction of continuous service, which varies over a period of three to five years from the date of grant. Under the 2014 Plan, we are authorized to initially reserve a maximum of 4,000,000 common shares, provided that the shares reserved shall automatically increase on January 1 of each year during the term of the 2014 Plan, commencing on January 1, 2015, by an amount equal to the lesser of (i) one percent (1%) of the total number of common shares issued and outstanding on December 31 of the immediately preceding calendar year, (ii) 1,000,000 common shares or (iii) such number of common shares as may be determined by our board of directors.

        We recognize share-based compensation on a straight-line basis based on the grant date fair value of equity awards, with compensation expense recognized over the period in which the grantee is required to provide services to us in exchange for the equity award. Share-based compensation expense is classified in the consolidated statements of comprehensive loss based upon the job function of the grantee. We account for a cancellation or settlement of an equity settled share-based payment award as an acceleration of vesting, and recognize immediately the amount that otherwise would have been recognized for services received over the remainder of the vesting period. There were no cancellations or modifications of share-based compensation awards for the years ended December 31, 2012 and 2013 and for the six months ended June 30, 2014.

        As the share-based compensation expense recognized in the consolidated statements of comprehensive loss is based on awards ultimately expected to vest, such amounts have been reduced for estimated forfeitures. Forfeitures are estimated at the time of grant based on our historical experience and revised in subsequent periods if actual forfeitures differ from those estimates.

        The following table sets forth the options and restricted shares granted under the amended and restated 2010 Plan between January 1, 2011 and the date of this prospectus:

Date	Number of Options/ Restricted Shares Granted		Exercise Price (US$)	Fair Value of Option and/or Restricted Share as of the Grant Date (US$)	Fair Value of the Underlying Common Shares as of the Grant Date (US$)	Intrinsic Value as of the Grant Date (US$)	Type of Valuation
4/5/2011	324,000		2.20	1.92	3.42	1.22	Contemporaneous
6/10/2011	30,000		2.20	3.13	4.91	2.71	Contemporaneous
6/10/2011	63,500		3.11	2.73	4.91	1.80	Contemporaneous
6/24/2011	30,000		2.20	3.22	5.02	2.82	Contemporaneous
6/24/2011	20,000		3.11	2.82	5.02	1.91	Contemporaneous
4/1/2013	300,000		3.11	1.72	3.86	0.75	Retrospective
8/26/2014	590,000	(1)	7.00	3.53	6.99	—	Contemporaneous
8/26/2014	710,000	(2)	7.00	3.03	6.99	—	Contemporaneous
8/26/2014	450,000	(3)	nil	6.99	6.99	6.99	Contemporaneous

(1)
Represents options granted to certain executive officers.

(2)
Represents options granted to certain employees (other than executive officers).

(3)
Represents restricted shares granted to certain executive officers.

Significant factors, assumptions, and methodologies used in determining fair value of options

        We are a private company with no quoted market prices for our common shares. We have therefore made estimates, with assistance from an independent valuation firm, relating to the fair value of our common shares on the respective valuation dates. As part of the valuation process, we have also taken into consideration the transaction value of independent third parties' private equity investments in us that are closest to the respective valuation dates. We applied the binomial option pricing model when evaluating the fair value of options granted on their respective grant dates. The key assumptions used in the binomial model include the risk-free interest rate, option term, expected volatility, expected dividend yield, and post-vesting forfeiture rate:

  •
  Risk-free interest rate—The risk-free interest rate for periods within the contractual life of an option is based on the U.S. Treasury yield curve in effect at the time of grant.

  •
  Option term—Option term is the contract life of the option.

  •
  Expected volatility—The expected volatility of the underlying common shares during the life of the options was estimated with reference to average volatilities of comparable companies.

  •
  Expected dividend yield—The dividend yield was estimated based on our expected dividend policy over the expected term of the options. We have never declared or paid any cash dividends on our shares, and we do not anticipate any dividend payments on our common shares in the foreseeable future.

  •
  Post-vesting forfeiture rate—The post-vesting forfeiture rate was estimated at the time of grant and revised in the subsequent periods if actual forfeitures differ from the initial estimates.

        The binomial option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable, which are characteristics not present in our option grants. Existing valuation models, including the Black-Scholes and binomial option pricing models, may not provide reliable measures of the fair value of our share-based compensation. Consequently, there is a risk that our estimates of the fair values of our share-based compensation awards on the grant dates may be significantly different from the actual values realized upon the exercise, expiration, early termination or forfeiture of those share-based payments in the future. Certain share-based compensation awards, such as employee share options, may expire worthless or otherwise result in zero intrinsic value as compared to the fair value originally estimated on the grant date and reported in our financial statements. Alternatively, values that are significantly higher than fair values originally estimated on the grant date and reported in our financial statements may be realized from these instruments. There is currently no market-based mechanism or other practical application to verify the reliability and accuracy of the estimates stemming from these valuation models, nor is there a means to compare and adjust the estimates to actual values.

Significant factors, assumptions, and methodologies used in determining fair value of common shares

        We are a private company with no quoted market prices for our common shares. In determining the grant date fair value of our common shares for purposes of recording share-based compensation in connection with employee share options for options granted on April 1, 2013, we, with the assistance of independent appraisers, performed retrospective valuation instead of contemporaneous valuation because, at that time of valuation, our limited financial and human resources were principally focused on business development efforts. This approach is consistent with the guidance prescribed by the AICPA Audit and Accounting Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, or the Practice Aid. Specifically, the "Level B" recommendation in paragraph 16 of the Practice Aid sets forth the preferred types of valuation that should be used.

        In determining the fair value of our common shares, we considered in part valuation reports prepared by an independent third-party appraiser based on data we provided. These valuation reports provided us with guidelines in determining the fair value, but the determination of fair value was made by our management. We, with the assistance of an independent third-party appraiser, evaluated the use of three generally accepted valuation approaches: market, cost and income approaches to estimate our enterprise value, and applied the income approach in determining the fair value of our common shares. The market and cost approaches are considered inappropriate for valuing our common shares because no exactly comparable market transaction could be found for the market valuation approach, and the cost approach does not directly incorporate information about the economic benefits contributed by our business operations.

        In applying the income approach and assessing the discounted cash flow analysis, we made complex and highly subjective judgments and assumptions about our projected financial and operating results. We are also required to make other assumptions such as our weighted average cost of capital, general market and macroeconomic conditions, nature and stage of development of our company, comparable companies, and our business risks. Changes in these assumptions could significantly affect the valuation results, our financial positions, and the results of our operations.

        The main assumptions used in the income approach are set out as follows:

  •
  Weighted average cost of capital, or WACC—The WACCs were determined based on a consideration of such factors as risk-free rate, comparative industry risk, equity risk premium, company size and company-specific factors. We used WACC of 18.0%, 17.0%, 17.0%, 18.0% and 16.0% in the income approach analysis for April 5, 2011, June 10, 2011, June 24, 2011, April 1, 2013 and August 26, 2014, respectively.

  •
  Comparable companies—In deriving the WACCs, which are used as the discount rates under the income approach, three to four publicly traded companies in the U.S. (varied by valuation time points), one publicly traded company in Brazil, and one publicly traded company in Germany were selected for reference as our guideline companies.

  •
  Discount for lack of marketability, or DLOM—When determining the DLOM, the option pricing model (put option) was applied to quantify the DLOM where applicable, taking into consideration factors like the timing of liquidity event such as an IPO and estimated volatility of our common shares. The DLOMs applied to the equity value derived from the discounted cash flow 9.0%, 6.0%, 6.0%, 14.0% and 4.0% in the income approach analysis for April 5, 2011, June 10, 2011, June 24, 2011, April 1, 2013 and August 26, 2014, respectively.

        The assumptions used in deriving the fair values were consistent with our business plan. However, these assumptions are inherently uncertain and highly subjective. These assumptions include: no material changes in the existing political, legal and economic conditions in China; no major changes in the tax rates applicable to our subsidiaries and consolidated affiliated entities in China; our ability to retain competent management, key personnel and staff to support our ongoing operations; and no material deviation in market conditions from economic forecasts.

Significant factors contributing to the difference in fair value determined

        The fair value of our common shares increased from US$3.42 as of April 5, 2011 to US$4.91 as of June 11, 2011, and further to US$5.02 as of June 24, 2011 primarily due to the following:

  •
  We lowered the DLOM from 9% as of April 5, 2011 to 6% as of June 11, 2011 as a result of the closer proximity to the liquidity event in our original plan;

  •
  The senior redeemable convertible bonds issuances in the aggregate amount of US$35 million (including the conversion of the US$7 million promissory notes issued in May 2011) demonstrated a decline in the perceived risk of our securities;

  •
  The increased financial resources available to us as a consequence of drawing closer to an expected liquidity event would reduce the risk that we will fail to achieve our forecasts for rapid expansion, which lowered our company-specific risk premium; and

  •
  The continued expansion and growth in the size of our business, and the resulting management's adjustment of our financial forecasts to reflect the anticipated higher revenue growth rate and long-term profitability in the future due to the above-mentioned developments.

        The fair value of our common shares decreased from US$5.02 as of June 24, 2011 to US$3.86 as of April 1, 2013 primarily due to the following:

  •
  We increased the DLOM from 6% to 14% due to the temporary deterioration of the overall macro-economic environment in the PRC during this period, and the resulting reduction in activities in the IPO market, which directly impacted and prolonged the estimated time to a liquidity event;

  •
  The approaching redemption dates of Series A Preferred Shares in May 2013, and convertible bonds in June 2013 leading to an anticipated reduction in short-term operating capital, which hindered our projected growth rate due to reduction in capital investments and smaller fleet size; and

  •
  Management's adjustment of our financial forecasts to reflect the anticipated slower growth rate due to the above-mentioned developments, as well as the increased competition in the industry.

        The fair value of our common shares increased from US$3.86 as of April 1, 2013 to US$6.99 as of August 26, 2014 primarily due to the following:

  •
  We lowered the DLOM from 14% as of April 1, 2013 to 4% as of August 26, 2014 as a result of the reduction in the expected time period leading to a liquidity event. We confidentially submitted the registration statement relating to this offering to the SEC in the second quarter of 2014 and expect to complete this offering in the fourth quarter of 2014;

  •
  The issuance of Series E preferred shares in December 2013 and April 2014 in the aggregate amount of US$127.1 million, which provided us with additional capital for our business expansion;

  •
  The continued growth of our fleet size and the corresponding increases in economies of scale, increases in revenue and operating margin, and the improvement of our financial and operating performance which led to the reduction in net loss; and

  •
  Management's adjustment of our financial forecasts to reflect the anticipated higher revenue growth rate and profitability in the future due to the above-mentioned developments.

Fair value measurements

        Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, we consider the principal or most advantageous market in which we would transact and we consider assumptions that market participants would use when pricing the asset or liability.

        The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs may be used to measure fair value include:

        Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities.

        Level 2: Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

        Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

        As the inputs used in developing the fair value for level 3 instruments are unobservable, and require significant management judgment, a change in these inputs could result in a significant change in the fair value measurement.

        Our convertible bonds and warrants are classified as level 3 financial instruments. The following tables set forth the significant inputs used in determining the fair value of these financial instruments.

Convertible bonds

        The fair value of the convertible bonds converted from the 2011 Notes with the principal amount of RMB45,551,800 (US$7,000,000) was valued under binomial option pricing model. The following significant assumptions were used in the model on June 10, 2011 when the 2011 convertible bonds were issued:

Time to maturity	2 years
Risk-free rate	0.4%
Underlying equity value	US$4.91
Straight debt discount rate	16%
Share price volatility	46%

        In July 2013, when the convertible bonds were amended, we accounted for the transaction as an extinguishment of the convertible bonds and recorded the modified convertible bonds at fair value. The fair value was determined using the binomial option pricing model. The following significant assumptions were used in the valuation model as of July 10, 2013:

Time to maturity	1 month
Risk-free rate	0.01%
Underlying equity value	US$3.93
Straight debt discount rate	1.18%
Share price volatility	34%

Warrants

        In connection with our issuance of Series D preferred shares on March 28, 2012, 3,000,000 warrants ("Warrants D") were issued to purchase our common shares. The Warrants D were issued in two batches with fixed exercise prices of US$5.70 and US$6.00 and lives of two and four years, respectively. The number of common share purchasable upon exercise of the Warrants D shall be proportionally adjusted to reflect any share dividend, share split, combination of shares or reverse share split, or other similar event affecting the number of outstanding common shares. The fair value of the warrants as of March 28, 2012, when the warrants were issued, was computed using the binomial option pricing model with the following assumptions:

	Warrant D-1	Warrant D-2
Risk-free rate	0.36%	0.82%
Expected life	24 months	48 months
Equity Value	US$3.90	US$3.90
Volatility	42%	43%
Dividend yield	Nil	Nil

        The equity value attributed to common shareholders was determined by back-solve option pricing model, under which our entire equity value was allocated to preferred shares, common shares, and conversion shares (upon exercising preferred shares, convertible bonds, warrants and options) on a fully diluted basis.

Debt, mezzanine equity, and equity instruments

Convertible instruments

        We issued various types of convertible financing instruments including convertible bonds, promissory notes and convertible preferred shares. For these financing instruments, we consider the following when assessing their accounting implications:

Balance sheet classification

        When issuing financing instruments, we assess whether such instruments should be liability, mezzanine equity, or permanent equity classified based on multiple indicators such as the legal form of the transaction, redemption and conversion features, voting rights, other embedded features, etc.

        An issued instrument that is legal form debt is accounted for as debt of the issuer. An instrument that is legal form equity is evaluated further to determine if it should be classified as liability or equity. Freestanding equity instruments with mandatory redemption requirements, embodies an obligation to repurchase the issuer's equity shares by transferring assets, or certain obligations to issue a variable number of shares, are treated as liability-classified instruments. Equity instruments that are redeemable at the option of the holder or not solely within our control are classified as mezzanine equity. Initial and subsequent measurements of financing instruments are driven by the instruments' balance sheet classification.

Embedded derivatives

        We review the terms of each convertible instrument and determine whether the host instrument is more akin to debt or equity based on the economic characteristics and risks, based on stated and implied features. We then evaluate if there were any embedded features, including conversion options, which would require bifurcation and separate accounting from the host contract.

Beneficial conversion feature ("BCF")

        The BCF guidance is applicable only to convertible instruments (1) whose embedded conversion option is not required to be separated under ASC 815 and (2) that do not contain a cash conversion feature that must be separately reported under ASC 470-20.

        To determine if a beneficial conversion feature should be recognized, we analyze the relationship between the accounting conversion price and our share price at the commitment date. We calculate the effective conversion price for the convertible instruments issued, and if a beneficial conversion feature exists, we record the intrinsic value of the conversion option as equity and correspondingly reduce the carrying value of the convertible instruments.

Accretion

        The initial value of the instruments recorded on the transaction date may be less than their redemption values. In such case, the financing instruments generally have to be accreted to their redemption values over the applicable period and the amount is recorded as deemed dividend on the preferred shares or deemed interest on the debt.

        Accretion on preferred share as equity depends on whether the redemption is solely at the issuer's option. For example, if the preferred share has a stated redemption date, the preferred share should be accreted over the period from issuance to the redemption date. Conversely, if a preferred share instrument is redeemable only at the option of the issuer, the discount from the redemption value is not accreted.

Modification or extinguishment

        For modification to convertible bond/promissory note in which the embedded conversion option is not separated and accounted for as a derivative under ASC 815, we assess whether the convertible debt should be accounted for as a modification or extinguishment in accordance with the two-step approach under ASC 470-50-40. The first step is the ten percent cash flow test; the second step is assessment of the change in fair value of the conversion option and the addition or removal of a substantive embedded conversion option.

        For modification to preferred shares not classified as liabilities, we assess whether an amendment to the term of the preferred shares is an extinguishment or a modification based on a qualitative evaluation. If the amendment adds, removes, significantly changes to a substantive contractual term or to the nature of the instrument, the amendment would constitute an extinguishment of the instrument. If extinguishment accounting does not apply based on our assessment, we would recognize the difference between the fair value of the instrument with the new terms and the fair value of the instrument with the original terms, as an effective dividend to (contribution from) preferred shareholders.

Warrants

        We record common and convertible preferred share warrants issued to investors in accordance with their classification. Warrants classified as liabilities are initially recorded at fair value with gains and losses arising from changes in fair value recognized in the consolidated statements of comprehensive loss when such instruments are outstanding. Warrants classified as equity are initially recorded at fair value and subsequent changes in fair value are not recognized as long as the warrants continue to be classified as equity.

        If warrants are subsequently modified through an amendment, we assess its impact on classification and measurement. For equity-classified instrument issued to preferred shares investors that remains classified in equity after the modification, we recognize in accumulated deficits the change in the fair value of the instrument before and after the modification.

Internal control over financial reporting

        Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audit of our consolidated financial statements as of and for the two years ended December 31, 2013, we and our independent registered public accounting firm identified two material weaknesses and other deficiencies in our internal control over financial reporting as of December 31, 2013. As defined in standards established by the PCAOB, a "material weakness" is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a control deficiency, or a combination of control deficiencies, that adversely affects our ability to initiate, authorize, record, process, or report external financial data reliably in accordance with U.S. GAAP such that there is more than a remote likelihood that a misstatement of our financial statements that is more than inconsequential will not be prevented or detected by our employees.

        The material weaknesses identified related to insufficient accounting resources and expertise necessary to comply with U.S. GAAP and lack of sufficient and documented financial closing policies and procedures, specifically those related to period end cut-off, accounts classification and presentation. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other control deficiencies in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

        Following the identification of these material weaknesses and other control deficiencies and in connection with preparation of our consolidated financial statements, we performed additional review procedures, including a thorough review of journal entries and reconciliations for key accounts, to ensure the completeness and accuracy of the consolidated financial statements prepared in accordance with U.S. GAAP.

        In April 2013, we hired a chief financial officer who is experienced in U.S. GAAP and SEC reporting. As part of our efforts to address the identified material weaknesses and other control deficiencies, we will further improve our internal control over financial reporting through (i) recruiting additional personnel with U.S. GAAP experience and expertise, (ii) arranging appropriate U.S. GAAP training for the relevant accounting personnel; (iii) prepare comprehensive accounting policies and procedures manuals to improve the quality and accuracy of our period end closing process, (iv) more rigorously enforcing the reconciliation between our car rental operation system and accounting system during the period-end closing process, and (v) engage external consulting firm to assess Sarbanes-Oxley compliance readiness and improve overall internal controls over financial reporting. In addition, we plan to integrate our car rental operation system and accounting system to improve the efficiency and effectiveness of the reconciliation process. We expect to complete the measures described above as soon as practicable upon completion of this offering and will continue to implement measures to remedy our internal control deficiencies in order to meet the deadline imposed by Section 404. However, the implementation of these measures may not fully address the deficiencies in our internal control over financial reporting. We are not able to estimate with reasonable certainty the costs that we will need to incur to implement these and other measures designed to improve our internal control over financial reporting. See "Risk Factors—Risks related to our business and industry—In preparing our consolidated financial statements, we have identified material weaknesses and other control deficiencies in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence in our company and the market price of our ADSs may be adversely affected."

Results of operations

        The following table sets forth our historical results of operations in absolute amount and as percentages of our net revenues for the periods indicated:

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2012		2013			2013		2014
	RMB	% of Net Revenues	RMB	US$	% of Net Revenues	RMB	% of Net Revenues	RMB	US$	% of Net Revenues
	(in thousands, except percentages, share and per share data)
Consolidated statements of comprehensive loss data
Net revenues	450,085	100.0%	566,394	91,301	100.0%	260,656	100.0%	384,538	61,986	100.0%
Vehicle operating expenses(1)	(432,448)	(96.1)	(526,446)	(84,861)	(92.9)	(237,915)	(91.3)	(316,013)	(50,940)	(82.2)
Selling and marketing expenses(1)	(38,209)	(8.5)	(40,439)	(6,519)	(7.1)	(18,140)	(7.0)	(16,027)	(2,583)	(4.2)
General and administrative expenses(1)	(94,431)	(21.0)	(112,416)	(18,121)	(19.8)	(56,116)	(21.5)	(55,963)	(9,021)	(14.6)
Other operating income	11,041	2.5	13,549	2,184	2.3	1,894	0.7	12,682	2,044	3.3

Total operating expenses	(554,047)	(123.1)	(665,752)	(107,317)	(117.5)	(310,277)	(119.1)	(375,321)	(60,500)	(97.7)

Profit/(Loss) from operating	(103,962)	(23.1)	(99,358)	(16,016)	(17.5)	(49,621)	(19.1)	9,217	1,486	2.3

Interest income	1,146	0.3	360	58	0.1	201	0.1	2,832	456	0.7
Interest expense	(66,636)	(14.8)	(50,880)	(8,202)	(9.0)	(34,535)	(13.2)	(30,954)	(4,989)	(8.0)
Other income (expense), net	(1,046)	(0.3)	(1,108)	(178)	(0.3)	(380)	(0.1)	(397)	(64)	(0.1)

Loss before income taxes	(170,498)	(37.9)	(150,986)	(24,338)	(26.7)	(84,335)	(32.3)	(19,302)	(3,111)	(5.1)

Provision for income taxes	(5,212)	(1.1)	(1,228)	(198)	(0.2)	(695)	(0.3)	(1,384)	(223)	(0.4)
Net loss	(175,710)	(39.0)	(152,214)	(24,536)	(26.9)	(85,030)	(32.6)	(20,686)	(3,334)	(5.5)

(1)
Include share-based compensation charges of RMB6.7 million and RMB6.2 million (US$1.0 million) in 2012 and 2013, respectively, and RMB3.3 million and RMB2.3 million (US$0.4 million) in the six months ended June 30, 2013 and 2014, respectively, allocated as follows:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2012	2013		2013	2014
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Vehicle operating expenses	81	29	5	7	7	1
Selling and marketing expense	35	9	1	58	51	8
General and administrative expenses	6,567	6,168	994	3,218	2,203	356

Total Share-based compensation expense	6,683	6,206	1,000	3,283	2,261	365

Six months ended June 30, 2014 compared to six months ended June 30, 2013

Net revenues

        Our total net revenues increased by RMB123.8 million, or 47.5%, from RMB260.7 million in the six months ended June 30, 2013 to RMB384.5 million (US$62.0 million) in the six months ended June 30, 2014, driven by increases in our net revenues from both car rentals and car services.

        Car rentals.    Our net revenues from car rentals increased by RMB92.5 million, or 52.8%, from RMB175.1 million in the six months ended June 30, 2013 to RMB267.6 million (US$43.1 million) in the six months ended June 30, 2014, primarily as a result of an increase in our average available fleet size for car rentals from 8,686 vehicles in the six months ended June 30, 2013 to 12,212 vehicles in the six months ended June 30, 2014. Our RevPAC increased from RMB111 in the six months ended June 30, 2013 to RMB121 in the six months ended June 30, 2014, and our daily rental rate increased from RMB163 in the six months ended June 30, 2013 to RMB171 in the six months ended June 30, 2014, which primarily reflected the supply and demand dynamics as well as different car model mix offering during such periods. Our fleet utilization rate was 68.4% in the six months ended June 30, 2013 and 70.9% in the six months ended June 30, 2014. The lower fleet utilization rate in the six months ended June 30, 2013 was primarily due to some of our vehicles, being a potential source for us to fund the possible redemption of our then outstanding convertible bonds, were under repair and maintenance in preparation for disposal during such period. In the six months ended June 30, 2014, our net revenues from car rentals accounted for 69.6% of our total net revenues, representing a slight increase from 67.2% of our total net revenues in the six months ended June 30, 2013.

        Car services.    Our net revenues from car services increased by RMB31.4 million, or 36.7%, from RMB85.6 million in the six months ended June 30, 2013 to RMB117.0 million (US$18.9 million) in the six months ended June 30, 2014, primarily as a result of an increase in our average daily rental fleet from 855 in the six months ended June 30, 2013 to 1,077 in the six months ended June 30, 2014, as well as increased demands for car services from our corporate clients in the six months ended June 30, 2014. Our RevPAC increased from RMB553 in the six months ended June 30, 2013 to RMB600 in the six months ended June 30, 2014, which primarily reflected the changes in our car model mix and the signing of new corporate contracts with higher rates during such periods.

Vehicle operating expenses

        Our vehicle operating expenses increased by RMB78.1 million, or 32.8%, from RMB237.9 million in the six months ended June 30, 2013 to RMB316.0 million (US$50.9 million) in the six months ended June 30, 2014. The increase in our vehicle operating expenses was primarily due to (i) an increase of RMB29.4 million in vehicle-related depreciation, primarily as a result of an increase in our fleet size; and (ii) an increase of RMB23.8 million in labor costs, as we continued to expand our operations and geographic coverage.

Selling and marketing expenses

        Our selling and marketing expenses decreased by RMB2.1 million, or 11.6%, from RMB18.1 million in the six months ended June 30, 2013 to RMB16.0 million (US$2.6 million) in the six months ended June 30, 2014. This decrease primarily reflected a decrease of RMB4.9 million in our advertising and promotional expenses in the six months ended June 30, 2014 as our "eHi" brand became more established with more word-of-mouth referrals, partially offset by an increase of RMB1.4 million in payroll-related expenses as a result of the expansion of our operations.

General and administrative expenses

        Our general and administrative expenses remained relatively stable at RMB56.1 million and RMB56.0 million (US$9.0 million) in the six months ended June 30, 2013 and 2014, respectively.

Other operating income

        We recorded other operating income of RMB1.9 million and RMB12.7 million (US$2.0 million) in the six months ended June 30, 2013 and 2014, respectively. Other operating income primarily reflected government subsidies we received during the respective periods, which were recognized on a cash basis.

Interest expenses

        Our interest expenses decreased from RMB34.5 million in the six months ended June 30, 2013 to RMB31.0 million (US$5.0 million) in the six months ended June 30, 2014. The higher interest expenses in the six months ended June 30, 2013 were primarily due to the accrued interest expenses in connection with our then outstanding convertible bonds, which were subsequently converted in late 2013, partially offset by an increase in interest expenses for our bank and other borrowings in the six months ended June 30, 2014, primarily as a result of an increase in our bank and other borrowings during such period.

Provision for income taxes

        We made provisions for income taxes of RMB0.7 million and RMB1.4 million (US$0.2 million) in the six months ended June 30, 2013 and 2014, respectively. Provision for income taxes made in each of such periods was primarily due to the fact some of our PRC operating subsidiaries including Shanghai Taihao, eHi Jiangsu and Chongqing eHi Car Rental Co., Ltd. recorded taxable income in respective periods in accordance with PRC tax regulations.

Net loss

        As a result of the foregoing, we recorded a net loss of RMB20.7 million (US$3.3 million) in the six months ended June 30, 2014, as compared to a net loss of RMB85.0 million in the six months ended June 30, 2013.

Year ended December 31, 2013 compared to year ended December 31, 2012

Net revenues

        Our total net revenues increased by RMB116.3 million, or 25.8%, from RMB450.1 million in 2012 to RMB566.4 million (US$91.3 million) in 2013, driven primarily by increases in net revenues from our car rentals and car services.

        Car rentals.    Our net revenues from car rentals increased by RMB83.3 million, or 28.4%, from RMB293.7 million in 2012 to RMB377.0 million (US$60.8 million) in 2013, primarily as a result of an increase in our average available fleet size for car rentals from 7,704 vehicles in 2012 to 8,987 vehicles in 2013. Our RevPAC increased from RMB104 in 2012 to RMB115 in 2013. Our fleet utilization rate was relatively stable during these periods, being 72.0% in 2012 and 70.5% in 2013, respectively. Our daily rental rate increased from RMB145 in 2012 to RMB163 in 2013, reflecting improved supply and demand dynamics and different car model mix offered during such periods. In 2013, our net revenues from car rentals accounted for 66.6% of our total net revenues, representing a slight increase from 65.3% of our total net revenues in 2012.

        Car services.    Our net revenues from car services increased by RMB33.0 million, or 21.1%, from RMB156.4 million in 2012 to RMB189.4 million (US$30.5 million) in 2013, primarily as a result of an increase in our average daily rental fleet from 780 in 2012 to 950 in 2013, as well as increased demands for car services from our corporate clients in 2013. Our RevPAC remained stable during such periods, being RMB549 in 2012 and RMB546 in 2013, respectively.

Vehicle operating expenses

        Our vehicle operating expenses increased by RMB94.0 million, or 21.7%, from RMB432.4 million in 2012 to RMB526.4 million (US$84.9 million) in 2013. The increase in our vehicle operating expenses was primarily due to increases in (i) vehicle-related depreciation, primarily as a result of an increase in our fleet size and our management's ongoing assessment of market conditions for vehicle residual values; (ii) payroll-related expenses, as we increased our headcount to support our business expansion and the average labor costs in China increased in 2013 reflecting a higher inflation rate in this year; (iii) vehicle insurance expenses, which increased as our fleet grew; (iv) other expenses, which partially consisted of an increase in fees paid to contracted service providers as we expanded our car services network; and (v) vehicle repair and maintenance expenses, primarily as a result of an increase in our fleet size.

Selling and marketing expenses

        Our selling and marketing expenses increased by RMB2.2 million, or 5.8%, from RMB38.2 million in 2012 to RMB40.4 million (US$6.5 million) in 2013. This increase was primarily due to an increase in our advertising and promotion expenses along with the expansion of our fleet size and geographic coverage as well as an increase in payroll-related expenses. Such increase was partially offset by a decrease in marketing expenses on keyword searches on major search engines in 2013 as our "eHi" brand was more established and we received more word-of-mouth referrals.

General and administrative expenses

        Our general and administrative expenses increased by RMB18.0 million, or 19.1%, from RMB94.4 million in 2012 to RMB112.4 million (US$18.1 million) in 2013, primarily due to increases in wages and salaries associated with our administrative and management personnel and increased headcount as a result of our continued expansion. We also recorded significant professional fees in 2012 and 2013 in connection with our financing activities.

Other operating income

        We recorded other operating income of RMB11.0 million and RMB13.5 million (US$2.2 million) in 2012 and 2013, respectively, which primarily consisted of government grants and subsidies we received from various levels of local governments in the respective years. See "—Certain income statement line items—Other operating income."

Interest expenses

        Our interest expenses decreased from RMB66.6 million in 2012 to RMB50.9 million (US$8.2 million) in 2013, primarily due to the conversion of our convertible bonds in 2013, partially offset by an increase in interest expenses in 2013 as a result of the increased long-term borrowings in 2013.

Provision for income taxes

        We made provisions for income taxes of RMB5.2 million and RMB1.2 million (US$0.2 million) in 2012 and 2013, respectively. Provision for income taxes made in 2012 and 2013 was primarily due to the fact that our operating subsidiaries, eHi Jiangsu and Chongqing eHi Car Rental Co., Ltd. recorded taxable income in respective years in accordance with PRC tax regulations.

Net loss

        As a result of the foregoing, we incurred a net loss of RMB152.2 million (US$24.5 million) in 2013, as compared to a net loss of RMB175.7 million in 2012.

Selected Quarterly Results of Operations and Operating Data

        The following table sets forth our selected unaudited consolidated quarterly results of operations for each of the ten quarters in the period from January 1, 2012 to June 30, 2014. You should read the following table in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. We have prepared the unaudited consolidated quarterly financial information on the same basis as our audited consolidated financial statements. The unaudited consolidated financial information includes all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair statement of our financial positions and operating results for the periods presented.

	For the Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
	(RMB in thousands)
Net revenues	102,119	107,413	115,802	124,751	128,945	131,711	148,340	157,398	183,917	200,621

Car rentals	69,575	66,607	74,621	82,888	90,831	84,273	98,491	103,418	130,325	137,227

Car services	32,544	40,806	41,181	41,863	38,114	47,438	49,849	53,980	53,592	63,394

Vehicle operating expenses	(102,604)	(102,165)	(111,619)	(116,059)	(114,342)	(123,573)	(141,167)	(147,364)	(151,198)	(164,815)
Selling and marketing expenses	(9,846)	(9,231)	(9,336)	(9,796)	(7,846)	(10,294)	(12,647)	(9,652)	(7,996)	(8,031)
General and administrative expenses	(24,613)	(22,564)	(22,978)	(24,277)	(28,409)	(27,707)	(28,455)	(27,845)	(28,652)	(27,311)
Other operating income	1,336	6,381	2,680	645	340	1,554	1,138	10,517	105	12,577
Total operating expenses	(135,727)	(127,579)	(141,253)	(149,487)	(150,257)	(160,020)	(181,131)	(174,344)	(187,741)	(187,580)

Profit/(Loss) from operations	(33,608)	(20,166)	(25,451)	(24,736)	(21,312)	(28,309)	(32,791)	(16,946)	(3,824)	13,041
Interest income	80	183	818	65	137	64	23	136	2,073	759
Interest expenses	(14,817)	(15,214)	(18,315)	(18,290)	(18,205)	(16,330)	(5,267)	(11,078)	(15,168)	(15,786)
Other income (expenses), net	(239)	(164)	(580)	(64)	(14)	(366)	(334)	(394)	(258)	(139)
Loss before income taxes	(48,584)	(35,361)	(43,528)	(43,025)	(39,394)	(44,941)	(38,369)	(28,282)	(17,177)	(2,125)
Provision for income taxes	(1,485)	(1,081)	(1,330)	(1,316)	(333)	(362)	(303)	(230)	(659)	(725)
Net loss	(50,069)	(36,442)	(44,858)	(44,341)	(39,727)	(45,303)	(38,672)	(28,512)	(17,836)	(2,850)
Selected non-GAAP Financial Data
Adjusted EBITDA(1)	12,002	16,326	20,183	20,371	23,595	22,093	19,519	36,854	54,043	78,987

(1)
See "Non-GAAP financial measure".

        Our quarterly net revenues have experienced continued growth for the ten quarters in the period from January 1, 2012 to June 30, 2014, driven primarily by an increase in net revenues from our car rentals and, to a lesser extent, by an increase in net revenues from our car services. The increase in net revenues from our car rentals was primarily a result of an increase in our average available fleet size for car rentals from 7,238 in the three months ended March 31, 2012 to 13,689 in the three months ended June 30, 2014. The increase in net revenues from our car services primarily reflected the geographical and fleet expansion of our car services.

        Seasonal fluctuations have affected, and are likely to continue to affect, our business. We generally generate more revenues from car rentals during holiday seasons in China, in particular during the Chinese New Year holidays in the first quarter of each year, when leisure travel activities increase substantially. On the other hand, we generally generate less revenues from car services during holiday seasons in China, when business travel activities generally decline. We generally generate more revenues from our car services from the second quarter to the fourth quarter of each year, when business travel activities and institutional events generally increase. Although our rapid growth has mitigated the impact of the seasonal fluctuations, we expect that the impact of seasonal fluctuations may become more obvious in the future. See "Risk Factors—Risks related to our business and industry — Our business is seasonal, and a disruption in our operations during our peak or off peak seasons could materially adversely affect our results of operations."

        The following table sets forth our non-financial key performance indicators as of the dates and for the periods indicated:

	As of
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
Period-end Fleet Size
Car rentals	7,498	7,837	8,902	8,957	9,004	9,610	10,315	10,500	12,334	14,260
Car services	716	793	819	872	842	969	1,044	1,086	1,073	1,149

Total	8,214	8,630	9,721	9,829	9,846	10,579	11,359	11,586	13,407	15,409

	For the Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
Car Rentals and Car Services
Average available fleet size	7,916	8,041	8,567	9,416	9,392	9,689	10,241	10,875	11,793	14,785
RevPAC (RMB)	142	147	147	144	153	149	157	157	173	149
Car Rentals
Average available fleet size	7,238	7,256	7,756	8,568	8,600	8,772	9,224	9,801	10,734	13,689
RevPAC (RMB)	107	101	105	105	117	106	116	115	135	110
Fleet utilization rate(%)	73.5	71.8	72.2	70.6	67.7	69.0	71.6	73.1	71.8	70.0
Average daily rental rate (RMB)	145	140	145	149	173	153	162	157	188	157
Car Services
Average available fleet size	678	785	811	848	792	917	1,017	1,074	1,059	1,096
RevPAC (RMB)	533	571	552	537	535	568	533	546	562	636

        We experienced continued growth in fleet size and net revenues for both car rentals and car services from the three months ended March 31, 2012 to the three months ended June 30, 2014. During the same periods, our daily rental rate for car rentals primarily reflected the supply and demand dynamics as well as different car model mix offered during such periods. We generally maintained an over 70.0% fleet utilization rate for our car rentals fleet. In the first and second quarters of 2013, utilization rates for our car rentals fleet lowered to 67.7% and 69.0%, respectively, as some of our vehicles were under repair and maintenance in preparation for disposal as a potential source for us to fund the possible redemption for our then outstanding convertible bonds. Our RevPAC for car services generally maintained stable as our car services were primarily provided under long-term framework agreements with predetermined prices.

Non-GAAP financial measure

        To supplement our consolidated financial statements which are presented in accordance with U.S. GAAP, we use adjusted EBITDA as a non-GAAP financial measure. Adjusted EBITDA represents net income or loss before depreciation and amortization, share-based compensation, interest expenses, interest income and provision for income taxes. We present adjusted EBITDA because it is used by our management to evaluate our operating and financial performance. We also believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our consolidated results of operations in the same manner as our management and in comparing financial results across accounting periods.

        The following table reconciles our adjusted EBITDA in 2012 and 2013 and for the six months ended June 30, 2013 and 2014, to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net loss:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2012	2013		2013	2014
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Net loss	(175,710)	(152,214)	(24,536)	(85,030)	(20,686)	(3,334)
Add (subtract):
Depreciation and amortization	167,207	196,321	31,646	92,406	121,949	19,657
Share-based compensation	6,683	6,206	1,000	3,283	2,261	365
Interest expenses	66,636	50,880	8,202	34,535	30,954	4,989
Interest income	(1,146)	(360)	(58)	(201)	(2,832)	(456)
Provision for income taxes	5,212	1,228	198	695	1,384	223

Adjusted EBITDA	68,882	102,061	16,452	45,688	133,030	21,444

        The following table reconciles our adjusted EBITDA in the ten quarters in the period from January 1, 2012 to June 30, 2014 to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net loss:

	For the Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014
	(RMB in thousands)
Net loss	(50,069)	(36,442)	(44,858)	(44,341)	(39,727)	(45,303)	(38,672)	(28,512)	(17,836)	(2,850)
Add (subtract):
Depreciation and amortization	44,165	35,006	44,404	43,632	43,755	48,651	51,012	52,903	56,918	65,031
Share-based compensation	1,684	1,650	1,810	1,539	1,166	2,117	1,632	1,291	1,207	1,054
Interest expenses	14,817	15,214	18,315	18,290	18,205	16,330	5,267	11,078	15,168	15,786
Interest income	(80)	(183)	(818)	(65)	(137)	(64)	(23)	(136)	(2,073)	(759)
Provision for income taxes	1,485	1,081	1,330	1,316	333	362	303	230	659	725

Adjusted EBITDA	12,002	16,326	20,183	20,371	23,595	22,093	19,519	36,854	54,043	78,987

        Our adjusted EBITDA increased from RMB68.9 million in 2012 to RMB102.1 million (US$16.5 million) in 2013, and increased from RMB45.7 million for the six months ended June 30, 2013 to RMB133.0 million (US$21.4 million) for the six months ended June 30, 2014, as we expanded our fleet size and geographical coverage for both car rentals and car services. In addition, the increase in our adjusted EBITDA for the six months ended June 30, 2014 was partially attributable to the financial subsidy in connection with the VAT Pilot Program and other government subsidies we received in the six months ended June 30, 2014.

        The use of adjusted EBITDA has certain limitations because it does not reflect all items of income and expense that affect our operations. Items excluded from adjusted EBITDA are significant components in understanding and assessing our operating and financial performance. Depreciation and amortization, share-based compensation, interest expenses, interest income and provision for income taxes have been and may continue to be incurred in our business and are not reflected in the presentation of adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, adjusted EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We reconcile this non-GAAP financial measure to the nearest U.S. GAAP measure, which should be considered when evaluating our performance. The term adjusted EBITDA is not defined under U.S. GAAP, and adjusted EBITDA is not a measure of net income or loss, operating income or loss, operating performance or liquidity presented in accordance with U.S. GAAP. When assessing our operating and financial performance, you should not consider such data in isolation or as a substitute for our net income or loss, operating income or loss or any other operating performance measure that is calculated in accordance with U.S. GAAP. Further, adjusted EBITDA may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

Liquidity and capital resources

        We incurred operating losses in 2012 and 2013. Our operations and our growth have primarily been financed by issuances of our preferred shares and convertible notes and, more recently, by bank borrowings and credit arrangements with financing entities of automobile manufacturers.

        As of June 30, 2014, we had RMB318.1 million (US$51.3 million) in cash and cash equivalents. As of June 30, 2014, we had an aggregate of RMB886.7 million (US$142.9 million) in total borrowings, including RMB346.5 million (US$55.8 million) outstanding short-term borrowing and RMB540.2 million (US$87.1 million) outstanding long-term borrowings from banks and third-party financing companies. Among the total borrowings of RMB886.7 million (US$142.9 million), RMB665.5 million (US$107.3 million) were collateralized by some of our vehicles as well as equity interest in some of our operating subsidiaries in the PRC.

        In March 2012, we issued 10,000,000 shares of Series D preferred shares for cash of RMB298.8 million (US$48.2 million). In December 2013 and April 2014, we issued 18,554,545 and 4,545,455 shares of Series E preferred shares, respectively, for cash of US$102.1 million and US$25.0 million, respectively. As a result, we believe we will have the financial resources necessary to fund our obligations as they become due and maintain our operations through December 31, 2014. We may need additional cash due to business expansion, changing business conditions or other future developments, including any investments or acquisitions we may decide to pursue. To further expand our business and meet additional liquidity needs in the future, we may need additional financing, including but not limited to, proceeds from this offering and other equity offering and debt financing in the capital markets as well as borrowings from banks and third-party financing companies.

        The following table sets forth a summary of our net cash flows for the periods indicated:

	For the Year Ended December 31,			For the Six Months Ended June 30,
	2012	2013		2013	2014
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Net cash provided by/(used in) operating activities	26,120	12,063	1,945	(36,165)	32,571	5,251
Net cash used in investing activities	(272,959)	(576,553)	(92,939)	(152,994)	(791,962)	(127,662)
Net cash provided by financing activities	321,726	1,063,134	171,374	110,284	442,555	71,338
Effect of exchange rate changes on cash and cash equivalents	(62)	(1,364)	(220)	(1,204)	4,186	675
Net increase/(decrease) in cash and cash equivalents	74,825	497,280	80,160	(80,079)	(312,650)	(50,398)
Cash and cash equivalents-beginning of period	58,628	133,453	21,512	133,453	630,733	101,672
Cash and cash equivalents-end of period	133,453	630,733	101,672	53,374	318,083	51,274

Operating activities

        Net cash provided by operating activities consists primarily of our net loss, non-cash adjustments including depreciation and amortization, accretion of convertible bonds and share-based compensation expenses, and changes in operating assets and liabilities, such as accrued expense and other current liabilities, accounts receivable and prepaid expenses and other current assets.

        Net cash provided by operating activities in the six months ended June 30, 2014 was RMB32.6 million (US$5.3 million), as compared to a net loss of RMB20.7 million (US$3.3 million). The principal items accounting for the difference between our net cash provided by operating activities and our net loss included depreciation and amortization expenses of RMB121.9 million (US$19.7 million), partially offset by an increase in prepaid expenses and other assets of RMB28.7 million (US$4.6 million), a decrease in accrued expenses and other liabilities of RMB21.6 million (US$3.5 million) mainly resulting from the payment of advertising and other operating expenses, and an increase in accounts receivable of RMB20.6 million (US$3.3 million).

        Net cash provided by operating activities in 2013 was RMB12.1 million (US$1.9 million), as compared to a net loss of RMB152.2 million (US$24.5 million). The principal items accounting for the difference between our net cash provided by operating activities and our net loss included depreciation and amortization expenses of RMB196.3 million (US$31.6 million), accretion of convertible bonds of RMB10.7 million (US$1.7 million) and share-based compensation expenses of RMB6.2 million (US$1.0 million), partially offset by an increase in prepaid expenses and other assets of RMB25.5 million (US$4.1 million), an increase in accounts receivable of RMB13.7 million (US$2.2 million) resulting from increased sales and a decrease in accrued expense and other liabilities of RMB10.3 million (US$1.7 million) mainly resulting from the payment of convertible bonds interest expenses.

        Net cash provided by operating activities in 2012 amounted to RMB26.1 million, as compared to a net loss of RMB175.7 million. The principal items accounting for the difference between our net cash provided by operating activities and our net loss included depreciation and amortization expenses of RMB167.2 million, an increase in accrued expense and other current liabilities of RMB20.6 million and share-based compensation expenses of RMB6.7 million, partially offset by an increase in accounts receivable of RMB20.1 million and an increase in prepaid expenses and other assets of RMB15.6 million.

Investing activities

        Our cash used in investing activities is primarily related to investments in property and equipment, mostly vehicle purchases.

        Net cash used in investing activities amounted to RMB792.0 million (US$127.7 million) in the six months ended June 30, 2014, primarily attributable to RMB579.7 million (US$93.4 million) associated with purchases of property and equipment, mostly vehicles, cash paid for cost method investment of RMB153.8 million (US$24.8 million) in connection with our investment in Travice Inc. and a RMB82.2 million (US$13.3 million) increase in restricted cash, partially offset by RMB26.7 million (US$4.3 million) proceeds from disposal of property and equipment, mostly used vehicles.

        Net cash used in investing activities amounted to RMB576.6 million (US$92.9 million) in 2013, primarily attributable to RMB601.1 million (US$96.9 million) associated with purchases of property and equipment, mostly vehicles, and a RMB30.2 million (US$4.9 million) increase in restricted cash, partially offset by RMB60.8 million (US$9.8 million) proceeds from disposal of property and equipment, mostly used vehicles.

        Net cash used in investing activities amounted to RMB273.0 million in 2012, primarily attributable to RMB286.6 million purchases of property and equipment, mostly vehicles, partially offset by RMB19.5 million proceeds from disposal of property and equipment, mostly used vehicles.

Financing activities

        Net cash provided by financing activities consist primarily of proceeds from equity financings and borrowings from banks and third-party financing companies. Our financing activities for the periods discussed below were primarily to fund the expansion of our fleet and service network throughout China.

        Net cash provided by financing activities amounted to RMB442.6 million (US$71.3 million) in the six months ended June 30, 2014, primarily attributable to RMB460.7 million (US$74.3 million) proceeds from borrowings and RMB154.3 million (US$24.9 million) proceeds from issuance of additional Series E preferred shares, partially offset by the repayment of borrowings of RMB169.4 million (US$27.3 million) during the same period.

        Net cash provided by financing activities amounted to RMB1,063.1 million (US$171.4 million) in 2013, primarily attributable to RMB820.0 million (US$132.2 million) proceeds from borrowings and RMB624.5 million (US$100.7 million) proceeds from issuance of preferred shares in connection with our Series E financing, partially offset by, among others, the repayment of borrowings of RMB403.0 million (US$65.0 million) in 2013.

        Net cash provided by financing activities amounted to RMB321.7 million in 2012, primarily attributable to RMB298.8 million proceeds from issuance of preferred shares in connection with our Series D financing and RMB194.1 million proceeds from borrowings, partially offset by, among others, repayment of borrowings of RMB156.0 million.

Capital expenditures

        Our capital expenditures are primarily used for vehicle purchases. Our capital expenditures totaled RMB286.6 million, RMB601.1 million (US$96.9 million) and RMB579.7 million (US$93.4 million) in 2012, 2013 and the six months ended June 30, 2014, respectively. We expect the substantial majority of our capital expenditures in the rest of 2014 to relate to the planned growth of our fleet. We intend to fund our capital expenditures with existing cash balances, cash generated from our operating activities, borrowings from banks and third-party financing companies and anticipated proceeds from this offering and the concurrent private placement.

Contractual obligations

        The following table sets forth our contractual obligations, including interest portion, as of December 31, 2013:

		Payment Due by Period
	Total	Within 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(RMB in thousands)
Short-term borrowings(1)	110,816	110,816	—	—	—
Long-term borrowings(1)	636,433	160,569	391,788	84,076	—
Operating lease obligations	44,573	19,581	21,306	3,686	—

Total	791,822	290,966	413,094	87,762	—

(1)
Amounts include (i) principal amounts included in short-term borrowings and long-term borrowings on the consolidated balance sheets, and (ii) estimated interest payments of

  RMB1.7 million and RMB150.2 million on the outstanding short-term and long-term borrowings, respectively, based on the contractual borrowing terms and the respective applicable interest rates.

  Off-balance sheet arrangements

          We do not engage in trading activities involving non-exchange traded contracts, interest rate swap transactions or foreign currency forward contracts. In the ordinary course of our business, we do not enter into transactions involving, or otherwise form relationships with, unconsolidated entities or financial partnerships that are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

  Inflation

          Inflation in China has not materially impacted our results of operations in recent years. According to the National Bureau of Statistics of China, the year-over-year increase in the consumer price index for 2011, 2012 and 2013 was 5.4%, 2.6% and 2.6%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if China experiences higher rates of inflation in the future. If inflation continues to rise, we may experience increases in the wages of our employees as a result of the increasing inflation levels in China or otherwise. See "Risk Factors—Risks related to our business and industry—If the average salary or statutory welfare expenses of our employees increase significantly, our profitability maybe materially adversely impacted."

  Quantitative and qualitative disclosure about market risk

  Foreign exchange risk

          Our financial statements are expressed in Renminbi, and substantially all of our revenues and expenses are denominated in Renminbi. Currently our exposure to foreign exchange risk primarily relates to the limited cash and cash equivalents denominated in currencies other than the Renminbi. We do not believe that we currently have any significant direct foreign exchange risk and have not hedged exposures denominated in foreign currencies or any other derivative financial instruments. However, the value of your investment in our ADSs will be affected by the foreign exchange rate between U.S. dollars and Renminbi because the primary value of our business is effectively denominated in Renminbi, while the ADSs will be traded in U.S. dollars. See "Risk Factors—Risks related to doing business in China—Fluctuations in exchange rate may have a material adverse effect on our results of operations and the value of your investment."

          The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People's Bank of China. The PRC government allowed the Renminbi to appreciate by more than 20% against the U.S. dollar between July 2005 and July 2008. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the PRC government has allowed the Renminbi to appreciate slowly against the U.S. dollar again. In April 2012, the PRC government announced that it would allow greater Renminbi exchange rate fluctuation. However, it remains unclear how this announcement might be implemented. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuations of the Renminbi against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

          To the extent that we need to convert U.S. dollars we receive from this offering into RMB for our operations or other uses within the PRC, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. On the other hand, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our ADSs. By way of example, as of June 30, 2014, we had RMB-denominated cash and cash equivalents and restricted cash of RMB114.3 million, and U.S. dollar-denominated cash balances of US$51.4 million. Assuming we had converted such RMB denominated cash into U.S. dollars at the exchange rate of RMB6.2036 for US$1.00 as of June 30, 2014, our U.S. dollar cash balance would have been US$69.8 million. If the RMB had depreciated by 1% against the U.S. dollar, our U.S. dollar cash balance would have been US$69.6 million instead.

  Interest rate risk

          Our exposure to interest rate risk primarily relates to the variable interest rates for our outstanding borrowing and, following this offering, any interest income generated by excess cash. As of June 30, 2014, our total outstanding borrowing arrangements amounted to RMB886.7 million (US$142.9 million) with interest rates ranging from 5.6% - 13%. Assuming the principal of the outstanding loans remains the same as of June 30, 2014, a 1% increase in each applicable interest rate would add RMB8.9 million (US$1.4 million) to our interest expenses over the next 12 months. We have not used derivative financial instruments to manage our interest rate risk exposure to date.

          We have not been exposed to material risks due to changes in interest rates to date. However, our future interest expenses may increase and interest income may fall due to changes in interest rates.

  Recently issued accounting standards

          In February 2013, the FASB issued an authoritative pronouncement related to reporting of amounts reclassified out of accumulated other comprehensive income. Under the guidance, an entity is required to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional details about those amounts. The guidance is effective prospectively for reporting periods beginning after December 15, 2012 for public entities. The adoption of this guidance did not have an impact effect on our consolidated financial statements.

          In March 2013, the FASB issued an authoritative pronouncement related to parent's accounting for the cumulative translation adjustment upon derecognition of certain subsidiaries or groups of assets within a foreign entity or of an investment in a foreign entity. Under the guidance, the cumulative translation adjustment should be released into net income when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. A pro rata portion of the cumulative translation adjustment should be released into net income upon a partial sale of an equity method investment which is a foreign entity. For public entities, this ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are in the process of evaluating the impact of the standard on our consolidated financial statements.

          In July 2013, the FASB issued ASU No. 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists," an amendment to FASB ASC Topic 740, Income Taxes, or "FASB ASC Topic 740." This update clarifies that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations where a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. For public entities, this ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are in the process of evaluating the impact of the standard on our consolidated financial statements.

          In April 2014, the FASB issued ASU 2014-08, "Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity". This update changed the threshold for reporting discontinued operations and added new disclosures for disposals. Under the updated guidance, a discontinued operation is defined as a component or group of components that is disposed of or is classified as held for sale and represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014. We are in the process of evaluating the impact of the standard on our consolidated financial statements.

          In May 2014, the FASB and IASB issued their converged standard on revenue recognition. The objective of the revenue standard ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)" is to provide a single, comprehensive revenue recognition model for all contracts with customers to improve comparability within industries, across industries, and across capital markets. The revenue standard contains principles that an entity will apply to determine the measurement of revenue and timing of when it is recognized. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. For public companies, the revenue standard is effective for the first interim period within annual reporting periods beginning after December 15, 2016 and early adoption is not permitted. We are in the proces of evaluating the impact of the standard on our consolidated financial statements.

  Change in accountants

          In January 2013, our board of directors approved the engagement of Deloitte Touche Tohmatsu Certified Public Accountants LLP, or Deloitte, as our independent auditors for our consolidated financial statements for the year ended December 31, 2012. In February 2014, we dismissed Deloitte as independent registered public accounting firm. Our audit committee and board of directors participated and approved the decision to change our independent registered public accounting firm. Deloitte was not engaged to audit or review any period subsequent to the year ended December 31, 2012.

          In March 2014, in connection with this offering, our board of directors approved our engagement of PricewaterhouseCoopers Zhong Tian LLP, or PwC, to audit our consolidated financial statements for the two years ended December 31, 2013.

          During the two years ended December 31, 2013 and the subsequent interim period prior to Deloitte's dismissal in February 2014, there were no disagreements between Deloitte and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused them to make reference thereto in their report on the financial statements for such years, and there were no "reportable events" as defined under Item 16F(a)(1)(v) of Form 20-F that would require disclosure. The audit report of Deloitte on our consolidated financial statements for the year ended December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

          Subsequent to Deloitte's dismissal and prior to the issuance of our consolidated financial statements for the two years ended December 31, 2013, we restated our previously issued consolidated financial statements for the year ended December 31, 2012. We did not seek or obtain Deloitte's concurrence with respect to these restatements, however we provided information relating to the nature and effects of such restatements to Deloitte. Deloitte withdrew its previously issued reports upon being notified of such restatements.

          During our two most recent years ended December 31, 2013 and the subsequent interim periods prior to PwC's engagement in March 2014, neither we nor any of our subsidiaries (including our consolidated affiliated entity) nor any person acting on behalf of us or any of our subsidiaries or affiliated consolidated entity consulted with PwC concerning (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither any written report was provided to us nor any oral advice was provided that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement or reportable event pursuant to Item 16F(a)(2) of Form 20-F.

          On June 30, 2014, we provided both Deloitte and PwC with a copy of the foregoing disclosure. We requested that our former independent registered public accountants, Deloitte, furnish us with a letter addressed to the SEC stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. We have received the requested letter from Deloitte, a copy of which is included as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

 INDUSTRY

  Overview of China's car rental and car service industry

  Market overview

          Car rental market. Car rentals refer to rental of a vehicle driven by the customer for a specified period of time. The car rental market primarily consists of two types of service offerings: (i) short-term car rentals, which have a term of less than one year and are primarily targeting individual customers, and (ii) long-term car rentals, which have a term of one year or longer and are primarily targeting corporate clients.

          Car service market. Car services refer to rental of a vehicle accompanied by a driver for a specified period of time, which primarily target corporate clients.

          China's car rental and car service industry is still at an early stage of development and has experienced rapid growth in recent years. According to Frost & Sullivan, the total market size of China's car rental and car service industry grew from RMB10.7 billion in 2009 to RMB29.7 billion in 2013, representing a CAGR of 29.1%. Frost & Sullivan projects that the total market size of China's car rental and car service industry will continue to grow to RMB56.3 billion by 2017, or representing a projected CAGR of 17.3% from 2013 to 2017. Such growth rate, however, as well as other industry projections made by Frost & Sullivan and disclosed in this prospectus, are not guaranteed.

          The table below sets forth the total market size of China's car rental and car service industry by revenues for the periods indicated:

  Total market size of China car rental and car service industry by revenues, 2009–2017E

Source: Frost & Sullivan

        When compared to car rental and car service industry in other developed markets, China's market today is characterized by relatively low penetration rate and high level of market fragmentation:

        Low penetration rate. The car rental and car service penetration rate refers to the aggregate number of rental and service vehicles divided by the aggregate number of passenger vehicles in the relevant country or region. According to Frost & Sullivan, the penetration rate is an important indicator of the maturity of a car rental and car service market. In 2013, the penetration rate in China was 0.4%, which was significantly lower than that in the United States (1.7%), Japan (2.6%) and Korea (2.5%), according to Frost & Sullivan. The relatively low penetration rate in China indicates a strong potential for future growth. The chart below sets forth the car rental and car service penetration rates in different countries in 2013:

Car rental and car service penetration rate in 2013

Source: Frost & Sullivan

        High market fragmentation. China's car rental and car service industry is highly fragmented. According to Frost & Sullivan, the top three players in aggregate accounted for 10.7% of China's car rental and car service industry in 2013. By contrast, other countries have witnessed and currently enjoy much higher degrees of consolidation. For example, according to Frost & Sullivan, in 2013, the market share of the top three players reached 95.4% in the United States, 32.4% in Japan and 48.1% in Korea. Therefore, we believe that consolidation presents an opportunity in China's car rental and car service industry. The chart below sets forth the market share of the top three players in the car rental and service industry of different countries in 2013:

Market share of the top three players in the car rental and service industry in 2013

Source: Frost & Sullivan

Competitive landscape

        Key players in China's car rental and car service industry include private-owned companies, such as eHi and China Auto Rental, and affiliates of state-owned automobile manufacturers in China such as Shouqi and Dazhong. International car rental and service companies primarily compete through partnership with domestic car rental and service companies. For example, Enterprise, the largest car rental and service company in the world, is our strategic shareholder, while Hertz and Avis have invested in and partnered with China Auto Rental and Shanghai Automotive, respectively. The chart below sets forth the market share of the top three players in China's car rental and car service industry in 2013 by revenues:

Market share of the top three players in China's car rental and car service industry by revenues, 2013

Source: Frost & Sullivan

        Competition among car rental and service companies is primarily based on, among other things, brand recognition, network coverage, price, quality and convenience of services, ability to provide tailored services, operating efficiency and variety of service offerings.

China's car rental market

Market size

        The car rental market primarily consists of two types of service offerings: short-term car rentals and long-term car rentals, which are targeting different types of customers and service needs. Demands for short-term car rentals primarily come from increasing leisure travels by individual customers and general car usage needs of licensed drivers who do not own cars. Demands for long-term car rentals primarily come from car usage needs of corporate clients who seek to enjoy the flexibilities of alternative car ownership. According to Frost & Sullivan, the market size of China's car rental market, as measured by revenues, has increased from RMB9.4 billion in 2009 to RMB26.7 billion in 2013, representing a CAGR of 29.8%. Frost & Sullivan estimates that the market size of China's car rental market will continue to grow to RMB51.0 billion by 2017, representing a projected CAGR of 17.6% from 2013 to 2017. Correspondingly, the fleet size of China's car rental market has increased from 128,962 units in 2009 to 361,470 units in 2013, representing a CAGR of 29.4%, and is expected to continue to grow to 674,762 units by 2017, representing a projected CAGR of 16.9% from 2013 to 2017, according to Frost & Sullivan.

Competition and key players

        China's car rental market has witnessed leading players emerging from previous years of competition. According to Frost & Sullivan, the top three players in this market in aggregate accounted for 10.8% of the market share by revenues in 2013:

Market share of top three players in China's car rental market by revenues, 2013

Source: Frost & Sullivan

        Competition among car rental providers is primarily based on, among other things, rental price, user experience, brand recognition, convenience of service locations, geographic coverage and service quality.

Growth drivers for the short-term car rental market

        Increasing number of driver's licenses holders who do not own cars. According to Frost & Sullivan, there were 137.0 million driver's license holders and 34.5 million passenger vehicles in China as of December 31, 2009, implying 102.5 million driver's licenses in excess of the number of passenger vehicles in that year. More recently, according to Frost & Sullivan, there were 217.0 million driver's license holders and 88.2 million passenger vehicles in China as of December 31, 2013, implying 128.8 million driver's licenses in excess of the number of passenger vehicles. Hence, the number of driver's license holders in China who do not own cars has been increasing, and is expected to continue to increase, due to car purchase restrictions in many China's cities, considerable costs of car ownership, including the purchase price of the car, license plate quota, fuel, parking, repair and maintenance and insurance. The chart below sets forth information on the number of licensed drivers and passenger vehicles in China in the periods indicated:

Number of driver's license holders and passenger vehicles in China, 2009–2017E

Source: Frost & Sullivan

        Increasing demand for leisure travel. Leisure travel usage is a major purpose for car rental services, as tourists increasingly favor an efficient and less-hassle one-stop transportation solution to destinations. As disposable income per capita increases rapidly in China, domestic travel activities have increased significantly. According to Frost & Sullivan, domestic tourist arrivals grew from 202.8 million people in 2009 to 339.1 million people in 2013, representing a CAGR of 13.7%. The substantial increase in domestic travel activities has also resulted in significant growth in domestic travel activities spending, which increased from RMB1,290 billion in 2009 to RMB2,948 billion in 2013, representing a CAGR of 22.9%, according to Frost & Sullivan. As China's economy and disposable income continue to grow, leisure travel activities in China are expected to increase further, which in turn, we believe, will drive up the demand for this market sector. The chart below sets forth information on the domestic tourist arrivals and tourism consumptions in China for the periods indicated:

Domestic tourist arrivals and tourism consumptions in China, 2009–2017E
(arrivals in million)

Source: Frost & Sullivan

        Shift in lifestyle towards driving as a preferred means of travel. With increased wealth, people in China are changing their lifestyles to increasingly accept and embrace driving as a preferred means of travel, which will benefit the car rental and service industry in China. Unlike older generations, which generally prefer to participate in organized group tours, the younger generation prefers more fashionable and flexible travel plans—such as being able to drive to their destinations and book accommodation by themselves. Given the low car ownership penetration rate, many young people who do not have their own cars, may choose to turn to car services. In addition, urbanization and increasing disposable income in China has led to rising middle-class consumers in recent years, who have strong spending power on leisure travel and new lifestyles. The chart below sets forth the different types of consumers in China:

Different types of consumers in China

Source: Frost & Sullivan

        We believe most leisure travelers are value-conscious and expect such travelers to increasingly consider self-drive car services as their preferred choice of leisure travel transportation in order to benefit from enhanced efficiency and intimacy.

        Surging passenger throughput from high-speed railways and airlines, and improved accessibility of metropolitan areas by car. The rapid pace of development in national high-speed railway network and growing airline passenger throughput has significantly boosted the demand for last-mile car services, for both leisure and business travelers. According to Frost & Sullivan, domestic high-speed railway traffic volume has increased from 170 million passengers in 2009 to 530 million passengers in 2013, representing a CAGR of 32.9%. At the same time, the domestic air traffic volume has steadily increased from 231 million passengers in 2009 to 356 million passengers in 2013, representing a CAGR of 11.5%. We believe that the rapid expansion of China's high speed railway network, as well as the steady increase in air traffic volumes, will continue to generate strong demand for short-term car rental services as a last-mile solution for both leisure and business travelers. The following charts set forth the domestic high-speed train traffic volume and domestic air traffic volume for the periods indicated:

High-speed train traffic volume in China, 2009–2017E (arrivals in million)	Air traffic volume in China, 2009–2017E (arrivals in million)

Source: Frost & Sullivan

        Increasing Internet and mobile penetration. The increasing trend of using the Internet, both PC and mobile, has had a significant impact on the car rental and service market via online bookings and personalized services, making it convenient for both customers as well as car rental and services providers. According to Frost & Sullivan, from 2009 to 2013, the Internet and mobile Internet penetration rate has increased from 28.8% and 17.5% to 45.4% and 36.7%, respectively. The Internet and mobile boom in China is anticipated to continue to facilitate the growth of the car rental market by streamlining the car rental process and enhancing user access. The following charts set forth the internet and mobile penetration rates in China for the periods indicated:

Overall internet penetration rate in China	Mobile internet penetration rate in China

Source: Frost & Sullivan

        Potential demands from government institutions and officials. Historically, government officials in China typically used government-owned vehicles, or official vehicles, when performing official duties. In July 2014, the PRC government initiated a reform program of official vehicle system, which aims to control the use of official vehicles and encourage government officials to opt for alternative modes of transportation. For example, as a measure of saving government spending, the PRC government issued a guidance on July 16, 2014, pursuant to which official vehicles could only be used for special government affairs or by high-level government officials. As a result of such reform program, a large number of official vehicles are expected to be disposed of, and government officials are expected to increasingly choose other transportations as alternatives to official vehicles, which indicates a potential increase in demand for short-term car rentals.

Growth drivers for the long-term car rental market

        Increased car use by corporate clients. Car use by corporate clients is the key driver for long-term car rental market. With China's expected steady GDP growth, increased car use by corporate clients is expected to continue to drive the growth of China's long-term car rental market.

        Maintenance, repairs and fleet management services provide an important value-added service. Maintenance, repair and fleet management services accompanied by long-term car rentals provide additional attractions to corporate clients to use long-term car rentals to save the hassle of maintaining their own fleets.

        Financial flexibilities and tax benefits for businesses. Long-term car rentals help to lower corporate clients' tax expenditures and also provide the benefits of financial flexibilities as compared to car purchases, which is a key incentive for corporate clients to use long-term car rentals as the primary means of having a corporate fleet.

        Potential demands from government institutions and officials. Historically, government officials in China typically used government-owned vehicles when performing official duties. In July 2014, the PRC government initiated a reform program of official vehicle system, which aims to control the use of official vehicles and encourage government officials to opt for alternative modes of transportation. For example, as a measure of saving government spending, the PRC government issued a guidance on July 16, 2014, pursuant to which official vehicles could only be used for special government affairs or by high-level government officials. As a result of such reform program, a large number of official vehicles are expected to be disposed of, and government officials are expected to increasingly choose other transportations as alternatives to official vehicles, which indicates a potential increase in demand for long-term car rentals.

China's car service market

Market size

        The car service market targets corporations and business travelers as the main customers. With increasing number of corporations and business activities in China, the market size of China's car service market, as measured by revenues, has increased from RMB1.3 billion in 2009 to RMB3.0 billion in 2013, representing a CAGR of 23.3%, and the fleet size has increased from 6,338 units in 2009 to 13,530 units in 2013, representing a CAGR of 20.9%, according to Frost & Sullivan.

        Driven by the continued growth of economy and increasing car usage among corporations, the market demand for car services is expected to maintain a stable growth. According to Frost & Sullivan, the market size of China's car service market is expected to further increase to RMB5.2 billion by 2017, representing a projected CAGR of 14.8% from 2013 to 2017, and the fleet size is expected to further increase to 21,679 units in 2017, representing a projected CAGR of 12.5% from 2013 to 2017.

        In addition, although the taxi market has not been included when measuring the size of China's car service market, the growth of China's taxi market illustrates growing demands for car services from individual customers, and potential growth in China's car service market targeting individual customers. The chart below sets forth China's taxi market size by revenues for the periods indicated:

China's taxi market size by revenues, 2009-2013

Source: Frost & Sullivan

Competition and key players

        According to Frost & Sullivan, the top three players in China's car service market in aggregate accounted for 11.6% market share in 2013, as measured by revenues. The chart below sets forth the market share of the top three players in China's car service market in 2013:

Market share of the top three players in China's car service market by revenues, 2013

Source: Frost & Sullivan

        Competition among car service providers is primarily based on, among other things, quality and convenience of services, ability to provide tailored services, brand recognition, network coverage, and to a lesser extent, service charge. Along with the increasing car usage of corporate clients, as well as the increasing acceptance level of chauffeur services, market consolidation is expected to progress, with the large and currently more established players displaying a strategic advantage over smaller players.

Growth drivers for the car service market

        Increased business activities and car use by corporate clients. Car use by corporate clients for business travels is the key driver for car services. With China's expected stable GDP growth, increasing business activities are expected to continue to drive the growth of the car service market.

        Surging passenger throughput from high-speed railways and airlines, and improved accessibility of metropolitan areas by car. The rapid pace of development in national high-speed railway network and growing airline passenger throughput have significantly boosted the demand for last-mile car services, for both leisure and business travelers. According to Frost & Sullivan, domestic high-speed railway traffic volume has increased from 170 million passengers in 2009 to 530 million passengers in 2013, representing a CAGR of 32.9%. At the same time, the domestic air traffic volume has steadily increased from 231 million passengers in 2009 to 356 million passengers in 2013, representing a CAGR of 11.5%. We believe that the rapid expansion of China's high speed railway network, as well as the steady increase in air traffic volumes, will continue to generate strong demand for car services as the most efficient last-mile solution for both leisure and business travelers.

        Potential demands from government institutions and officials. Historically, government officials in China typically used government-owned vehicles when performing official duties. In July 2014, the PRC government initiated a reform program of official vehicle system, which aims to control the use of official vehicles and encourage government officials to opt for alternative modes of transportation. For example, as a measure of saving government spending, the PRC government issued a guidance on July 16, 2014, pursuant to which official vehicles could only be used for special government affairs or by high-level government officials. As a result of such reform program, a large number of official vehicles are expected to be disposed of, and government officials are expected to increasingly choose other transportations as alternatives to official vehicles, which indicates a potential increase in demand for car services.

China's used car market

        According to Frost & Sullivan, sales volume of China's used car market has grown from 2.0 million units in 2009 to 3.4 million units in 2013, representing a CAGR of 15.0%, and sedan accounted for a majority of the used car market in 2013, as measured by sales volume. As China's automobile market continue to develop and mature, the used car market is expected to grow rapidly, driven by growing fleet size, an increasing number of OEMs, auto dealers entering and promoting the development of used car market and increasing acceptance by consumers towards used cars. Frost & Sullivan estimates that the sales volume of China used car market is expected to further increase to 4.7 million units by 2017, representing a projected CAGR of 8.4% from 2013 to 2017. The chart below sets forth sales volume of China's used car market for the periods indicated:

Sales volume of used passenger vehicles in China, 2009–2017E
(units in thousands)

Source: Frost & Sullivan

        Used cars are primarily sold through various retail channels in China, such as dealers and brokers. China's government is expected to introduce a series of policies, such as more detailed industry standards and more favorable tax treatment, which is expected to contribute to the continued development of China's used car market.

China's peer-to-peer car sharing market

        Peer-to-Peer, or P2P, car sharing is a mode of transportation, wherein vehicles are shared between a number of individuals at different times via a third-party car sharing platform. Major benefits of P2P car sharing include reducing parking demand, pollution and fuel consumption, as well as maintaining proper number of passenger vehicle ownerships. Compared to traditional transportations, P2P car sharing is a more convenient, flexible and cost-effective transportation for consumers.

        The P2P car sharing market has experienced rapid expansion worldwide, as the total numbers of car sharing members and vehicles in North America are expected to grow from 126,911 and 22,315 in 2013, respectively, to 399,917 and 63,968 in 2017, respectively, representing a projected CAGR of 77.5% and 69.3% from 2013 to 2017, respectively, according to Frost & Sullivan. The chart below sets forth the P2P car sharing members in North America for the periods indicated:

P2P Car Sharing Members in North America

Source: Frost & Sullivan

        The concept of P2P car sharing has just been introduced into China. The market demand of P2P car sharing services as well as the numbers of P2P car sharing members and vehicles in China have increased significantly during this short period, according to Frost & Sullivan.

        As of December 31, 2013, there were 217.0 million people holding driver's licenses and 88.2 million passenger vehicles in use in China, according to Frost & Sullivan. To reduce the pressure of public transportation, the PRC government has published a series of policies, including restrictions on issuing driver's licenses and new vehicle plates. As demands for private cars keep increasing, P2P car sharing has become one of the effective solutions. As more consumers accept this transportation mode and recognize such benefits, P2P car sharing market in China is expected to reveal great potentials as North America market.

BUSINESS

Overview

        We are the No. 1 car services provider and No. 2 car rentals provider in China in terms of market share by revenues in 2013, according to Frost & Sullivan. The top three players in China's car rental and car service industry, including us, in aggregate accounted for 10.7% of the market share by revenues in 2013, according to Frost & Sullivan. We believe such high market fragmentation presents a strong potential for our future growth and industry consolidation.

        Since our establishment, we have focused on investing in our infrastructure and technology, which enables us to benefit from increasing economies of scale. We believe that our broad geographic coverage, efficient fleet management, leading brand name, complementing business model and innovative services differentiate ourselves from major competitors and build a solid foundation for our long-term success, as demonstrated by the following:

  •
  As of June 30, 2014, we had the broadest geographical coverage among all car rentals and car services providers in China as measured by the number of cities in which services are provided directly, according to Frost & Sullivan. We operate all our 760 service locations in 90 cities across China directly to ensure consistent and high-quality services.

  •
  From January 1, 2012 to June 30, 2014, our fleet size increased from 7,717 to 15,409, while we generally maintained a car rental fleet utilization rate of over 70% during the same period. According to Frost & Sullivan, we had the highest fleet utilization rate among the top five car rental companies in China in 2013.

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  Our "eHi" brand is one of the most-recognized brands in China's car rental and car service industry, according to Frost & Sullivan. As of June 30, 2014, we had over 550,000 registered members and over 32,000 corporate clients that used our car rentals and car services, respectively.

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  We provide one-stop comprehensive services to both individual customers and corporate clients. This business model, together with our leading positions in both China's car service market and car rental market, enables us to cross-sell to different target customers and capture complementary and evolving market opportunities.

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  We utilize mobile and Internet platforms to provide O2O mobility solutions. We believe we were the first car rental service provider in China to introduce dedicated mobile applications for our customers to make reservations. In the six months ended June 30, 2014, 52.8% and 30.0% of our car rental services were derived from reservations made through our website and mobile applications, respectively.

        Our one-stop comprehensive services include the following:

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  Car rentals.  We provide self-drive car rental services to both individual customers and corporate clients to meet their travel, leisure, business and ground transportation needs. Our short-term car rentals have a term of less than one year and are primarily provided to individual customers on a daily, weekly or monthly basis. Our long-term car rentals have a term of one year or longer and are primarily provided to corporate clients. As of June 30, 2014, our car rental fleet included 14,260 vehicles of over 200 models primarily from major automobile manufacturers. In 2013, we derived approximately 66.6% of our net revenues from car rentals.

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  Car services.  We provide chauffeured car services primarily to corporate clients, including a majority of Fortune 500 companies in China. Our car services include routine services such as airport pickup and drop-off, inter-office transfers and other business transportation needs, as well as event-driven activities such as conventions, promotional tours and special events. We generally enter into long-term framework agreements with our corporate clients pursuant to which our vehicles and chauffeur services are provided by different subsidiaries under separate contracts. With over 1,000 vehicles and drivers as of June 30, 2014, our car services were offered in 57 major cities across China with a focus on first-tier cities including Beijing, Shanghai, Guangzhou and Shenzhen. In 2013, we derived approximately 33.4% of our net revenues from car services.

        We are the exclusive strategic partner of Enterprise in China. As the largest car rental company in the world with around 1.4 million vehicles in operation, Enterprise shares its operational experience and industry expertise with us. We are also the designated and preferred business partner of Ctrip, a leading player in the online travel agency business and a well-known travel brand in China. Ctrip has integrated access to our online reservation system on its website since May 2012 and in its mobile applications since June 2014.

        Our total net revenues increased from RMB450.1 million in 2012 to RMB566.4 million (US$91.3 million) in 2013, representing a growth rate of 25.8%. Our total net revenues increased from RMB260.7 million for the six months ended June 30, 2013 to RMB384.5 million ((US$62.0 million) for the six months ended June 30, 2014, representing a growth rate of 47.5%. We incurred net losses of RMB175.7 million, RMB152.2 million (US$24.5 million) and RMB20.7 million (US$3.3 million) in 2012, 2013 and the six months ended June 30, 2014, respectively. Our non-GAAP adjusted EBITDA, defined as net income or loss before depreciation and amortization, share-based compensation, interest expenses, interest income and provision for income taxes, was RMB68.9 million, RMB102.1 million (US$16.5 million) and RMB133.0 million (US$21.4 million) in 2012 and 2013 and the six months ended June 30, 2014, respectively. For a reconciliation of our non-GAAP adjusted EBITDA to net loss, the nearest U.S. GAAP measure, see "Prospectus Summary—Summary Consolidated Financial and Operating Data—Non-GAAP financial measure."

Our Competitive Strengths

        We believe that the following competitive strengths have contributed to our rapid growth and our market-leading position:

Leadership in China's fast growing car rentals and car services industry with one-stop comprehensive service offerings

        We are the No. 1 car services provider and No. 2 car rentals provider in China in terms of market share by revenues in 2013, according to Frost & Sullivan. As of June 30, 2014, we had the broadest geographical coverage among all car services providers in China as measured by the number of cities in which services are provided directly, according to Frost & Sullivan. In response to the fast growing market opportunities in China, we have shaped our business model to provide one-stop comprehensive service offerings consisting of car rentals and car services. We believe we benefit from the following intrinsic synergies embedded in our business model:

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  Fleet utilization.  The complementing demand cycles of our one-stop comprehensive service offerings enable us to achieve a relatively high utilization. For example, the peak time of our car rental services, which primarily target individual customers, typically falls on weekends and public holidays, while the peak time of our car services, which primarily target corporate clients, typically falls on weekdays. In addition, our fleets for car rentals and car services appeal to both individual customers and corporate clients and are interchangeable to certain extent. In the event there is a strong demand for car services, our car rental fleet can be re-deployed to provide car services and vice versa. As a result, we are able to further optimize our fleet utilization by cross-usage among fleets for car rentals and car services.

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  Cross-selling opportunities.  By providing consistent and high-quality services and user experience under the same "eHi" brand, we are able to benefit from the cross-selling opportunities across our diverse customer base. For example, certain corporate clients have entered into promotion contracts with us, pursuant to which we provide discounts on car rentals to their employees.

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  Fleet cost.  Our large fleet size provides economies of scale, enabling us to obtain favorable prices and discounts from key players in the vehicle supply ecosystem, including automobile manufacturers, vehicle repair and maintenance service providers and insurance companies.

        We believe our business model provides us with a more stable revenue stream, higher visibility of seasonal demands, higher fleet utilization rate and the flexibility and scalability to capture the evolving demands of both individual customers and corporate clients.

Innovation and technology driving business excellence

        Innovation is part of our corporate culture. We position our brand to be associated with convenience, reliability, innovation and satisfaction. We support this positioning by continually offering new and innovative services and focusing on user experience to better meet evolving customer needs. Leveraging our proprietary technology platform and our senior management's strong technology background, we have implemented various initiatives to this end:

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  Our proprietary technology platform is specifically designed for our comprehensive car services business model and has been continually refined and upgraded. We are able to collect and analyze vast amounts of customer usage and fleet operations data to improve customer experience and streamline our operations. For example, the real-time monitoring of vehicle locations helps enhance user experience and optimize fleet dispatch. Our proprietary technology platform has been architected modularly and integrated seamlessly and is highly flexible, expandable and upgradable.

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  We utilize mobile and Internet platform to provide O2O solutions to meet our customers' needs for car rentals and car services. We believe we were the first car rental service provider in China to introduce dedicated mobile applications for our customers to make reservations. As of June 30, 2014, we had over 695,000 mobile application downloads. Our car rental reservations made via mobile applications grew substantially from 2.2% in 2011 to 5.3% in 2012, 23.6% in 2013 and to 30.0% in the six months ended June 30, 2014. In addition to traditional marketing activities, we are increasingly focusing on social networking platforms such as Tencent WeChat and Weibo.

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  In anticipation of the growing environmental awareness in the Chinese market, we were one of the first car services providers in China to add alternative energy vehicles to our fleet to capitalize on the growing demand for such vehicles. In addition to our existing alternative energy vehicles, we were one of the first in China to introduce Tesla vehicles to our fleet in April 2014 to target premium customers.

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  In 2014, we commenced strategic cooperation with Kuaidi, a GPS based mobile taxi and car calling service provider, to offer premium car services through Kuaidi's mobile platform.

Efficient fleet management

        We believe efficient fleet management is critical to our long-term success as we rapidly grow our fleet size and expand our market share. From January 1, 2012 to June 30, 2014, our fleet size increased from 7,717 to 15,409 as we continually expanded our nationwide service network and increased the number of service locations. In the meantime, we generally maintained a car rental fleet utilization rate of over 70% during the same period. According to Frost & Sullivan, despite having the second largest car rental fleet size in China as of December 31, 2013, we had the highest fleet utilization rate among the top five car rental companies in China in 2013.

        Leveraging our senior management team's extensive industry experience and technical expertise and our deep understanding of the local markets, we have developed a systematic, analytical and disciplined fleet management approach including the following key components:

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  Better acquisition.  We take into account customer preferences in fleet acquisition as we observed that customers in China are generally more sensitive to vehicle models compared to western customers. We also select vehicle models that have a liquid secondary market and seek to control fleet size of each vehicle model, thereby mitigating the pricing impact when we retire such vehicle model. The acquisition decision is made based on disciplined and systematic analysis, assisted by our proprietary demand forecast model and database. In addition, leveraging our large fleet size and procurement needs, we are able to directly negotiate with vehicle manufacturers to obtain discounts.

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  Better deployment.  We are able to optimize fleet utilization by efficiently allocating our fleet resource to capture the complementing demand cycles of different services we offer. Our dynamic pricing system allows us to better leverage supply-demand trends in local markets. In addition, GPS tracking devices and our proprietary fleet management system enable us to monitor our fleet on a real-time basis to optimize the geographic allocation of our fleet.

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  Better disposition.  We have access to multiple used car disposal channels, including auctions, brokered sales, dealers and online used car marketplace. This helps maximize the residual value of our vehicles. We also maintain a well-managed vehicle disposition system with a deliberated decision making process taking into consideration market timing, disposal price and seasonality.

Strong brand recognition focusing on customer experience

        Our "eHi" brand is one of the most-recognized brands in China's car services market. We directly operate all of our service locations across our nationwide service network to ensure high-quality and consistent services. Our ability to provide one-stop comprehensive car services, featuring diverse vehicle models, good vehicle condition, broad nationwide service network, consistent service standard and 24/7 customer service have made us a preferred car services provider for both individual customers and corporate clients in China.

        With our brand building and targeted marketing efforts over the past years, we are increasingly benefiting from word-of-mouth referrals. Our www.1hai.cn website is the most visited website in China among car services providers, as measured by user traffic in 2013, according to Alexa.com, a provider of commercial web traffic data. As of December 31, 2012 and 2013, we had approximately 1.1 million and 1.5 million registered members, respectively. As of June 30, 2014, we had approximately 1.8 million registered members, among whom over 550,000 registered members had used our car rental services. Approximately 73% and 72% of our short-term car rental transactions in 2012 and 2013, respectively, were generated from customers that used our services more than once during the same period. We established our eHi loyalty program in 2008 to allow our registered members to earn loyalty membership points upon eligible purchases, which can be redeemed for various types of rewards. In addition, as of June 30, 2014, over 32,000 corporate clients used our car services.

        We have won numerous awards in recognition of our brand. For example, we received the "Best Branding Award" from China Chamber of International Commerce and Brand China Industry Union in 2013. In 2012, we received the "Annual Innovative Brand Award" from Asia-Pacific Economic Cooperation. In 2011, we received the "Innovative Award for China Transportation Enterprise under the 11th Five-Year Plan" from China Association of Communication Enterprise Management and the

"Product of the Year 2011 Award" by Auto Magazine. In 2010, we received the "Top Ten Services Providers in Chinese Auto Industry Award" by Sohu.com.

Strategic partnerships with leading global travel service providers

        We have strategic partnerships and cooperation with leading travel service providers and e-commerce platforms to expand our customer reach, share operation experience and promote our brand and services.

        We entered into a global affiliation agreement in 2012 with Enterprise, the largest car rental company in the world which operates around 1.4 million vehicles in operation. Under this agreement, we and Enterprise refer customers to each other in different countries and Enterprise shares their operational expertise by regularly providing training to our management. Two of Enterprise's senior management are our directors and facilitate better coordination between these two companies. We and Enterprise also established a steering committee and three subcommittees (finance, IT and sales and marketing) to guide our future cooperation. We expect more synergies from this partnership.

        We are also a strategic partner of Ctrip, a dominant player in the online travel agency business and a well-known travel brand in China. We are the designated and preferred business partner of Ctrip in providing car rental services. In addition, as part of our cooperation with Ctrip, Ctrip integrated access to our online reservation system in its mobile application, Ctrip Travel, in June 2014. The cumulative downloads of the Ctrip Travel mobile application exceeded 200 million as of June 30, 2014. We believe our partnership with Ctrip provides us access to Ctrip's large user base and help us grow user traffic and revenue. We also benefit from the vision and experience of Ctrip's Chairman and Chief Executive Officer, James Liang, who is a member of our board of directors.

        We also advertise and promote our "eHi" brand and services through strategic partnerships or cooperation with other leading online travel agencies and e-commerce platforms. We currently provide car rental services through various online platforms such as Expedia, Taobao.com, JD.com and Ctrip.com.

Experienced management team

        Our experienced management team, led by our founder, chairman and chief executive officer, Mr. Ray Ruiping Zhang, has led us in successfully increasing our fleet size and expanding our nationwide service network, while maintaining efficient operation and a high fleet utilization rate. Mr. Zhang is an entrepreneur with extensive industry experience and technical expertise. He was a co-founder and the chief executive officer of Aleph, Inc. in Berkeley, California, which is a leading supplier of vehicle dispatching and scheduling system in the United States. In addition, our senior management team consists of Dr. Leo Lihong Cai, our director and executive vice president of sales and marketing, Mr. Colin Chitnim Sung, our chief financial officer, and Mr. Chun Xie, our chief information officer. Dr. Cai has over 15 years of experience in marketing and IT industry and over six years of experience in car rental and car service industry, and he is a former EMC Corporation and Hewlett Packard veteran. Mr. Sung is a certified public accountant and is a chartered global management accountant, and has over 20 years of experience in accounting and finance. Mr. Xie also has over ten years of experience in IT industry. We promote a corporate culture focusing on customer service, people, innovation, and resource sharing and core values of honor, integrity, service and team spirit. Our shareholders include strategic investors such as Enterprise and Ctrip and financial investors such as Qiming Group, CDH, GS Group, Ignition Group and JAFCO.

Our Strategies

        Our mission is to provide comprehensive car mobility solutions to our customers by best utilizing existing resources and sharing economy to create optimal value. We are pursuing the following strategies to achieve this goal:

Continue to leverage the strengths of our one-stop comprehensive services business model to capture opportunities in the continually evolving markets

        In response to the growing demand for car rentals and car services in China, we will continue to expand our fleet size and explore market opportunities in various sectors by leveraging our one-stop comprehensive services business model and utilizing our in-depth knowledge of local markets. According to Frost & Sullivan, domestic tourist arrivals are expected to grow from 339.1 million people in 2013 to 486.4 million people in 2017, representing a projected CAGR of 9.4%. We expect ample demand for last-mile car rentals and car services as a result of increasing passenger throughput from high-speed trains and airlines. Therefore, we plan to add more service locations in close proximity to high-speed train stations and airports to better capture such increasing demand. Leveraging our highly scalable technology platforms and strong brand recognition, we seek to further increase our market share and achieve greater economies of scale. With our one-stop comprehensive services business model and our proprietary technology platform, we are well-positioned to capture potential market opportunities, such as mobile car-hailing services or "person-business-person" car sharing, as the market demand, customer behaviors and regulatory environment continue to evolve.

Further increase network penetration in existing markets and expand geographically in selected markets

        We plan to further penetrate in our existing markets with a focus on first-tier cities such as Beijing, Shanghai, Guangzhou and Shenzhen, where we have experienced strong demands and our fleet utilization rate is consistently high. Leveraging our established service network and infrastructure, we expect to increase the number of vehicles per store in our existing markets to achieve greater economies of scale. We also plan to expand horizontally to roll out our services to selected new cities which have high growth potential and are close to our existing markets, transportation hubs or tourist destinations.

Retain and grow our customer base and attract more premium customers through targeted marketing as well as tailored service offerings

        We seek to retain and grow our customer base and attract more premium customers through targeted marketing and more tailored service offerings. As we continue to consistently provide high-quality services, we can increasingly attract new customers through word-of-mouth referrals. For example, we plan to:

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  continue to partner with leading online travel services platforms and mobile social network platforms to build a broader customer base and to offer our customers more convenient services targeted at different user demographics;

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  retain and grow our premium customer base by developing more tailored and convenient car services that enhance customer experience. For example, we were the first car services provider in China to introduce Tesla vehicles to our fleet for our targeted premium customers; and

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  enhance customer loyalty by consistently delivering quality services. We believe that our diverse vehicle models and extensive service network will further strengthen customer loyalty.

Continue to identify strategic partnership opportunities

        We will continue to identify and selectively pursue strategic partnership opportunities to expand our service network and customer reach and achieve operation excellence. We will evaluate strategic partnerships opportunities, in particular partnership or alliances with participants in the travel services, car services or vehicle supply ecosystem which are complementary to our operations and can create synergies with our business. We believe such strategic partnership can add long-term value to our shareholders.

Our services

Car rentals

        We provide self-drive car rental services to both individual customers and corporate clients to meet their travel, leisure, business and ground transportation needs. Our short-term car rentals have a term of less than one year and are primarily provided to individual customers on a daily, weekly or monthly basis. Our long-term car rentals have a term of one year or longer and are primarily provided to corporate clients. In 2013, we derived approximately 66.6% of our net revenues from car rentals.

        We had the broadest geographical coverage among all car services providers in China as measured by the number of cities in which services were directly provided as of June 30, 2014, according to Frost & Sullivan. As of June 30, 2014, our car rentals were offered in 90 cities, 92 train stations and 52 airports across China through our extensive service network of 760 directly operated service locations. Our extensive service network enables our customers to pick up and return cars at any of our service locations. To better serve our customers, we also provide vehicle delivery and pickup services to customer-designated locations for modest service fees. To ensure the consistency of our service quality and customer experience, we directly operate all of our service locations rather than franchising or outsourcing them to third parties. In addition to our service network in China, we cooperate with Enterprise and provide our customers access to Enterprise's car rental services outside China.

        As of June 30, 2014, our car rental fleet included 14,260 vehicles of over 200 models primarily from major automobile manufacturers such as General Motors/Buick, Honda, Volkswagen, Citroen and Ford. Based on our operating experience, we observe that Chinese customers are generally more sensitive to rental vehicle models than western customers. The variety of our car classes and models enables our customers to choose the vehicles they prefer to. In the event that the vehicle model requested by a customer is not available, our proprietary technology platform will automatically advise the customer when such particular model will become available or if similar models are available at the selected time. The customer also has an option to choose to be put on a waiting list for the particular model requested. Through our user interface, our technology platform also provides information to customers about discounts, special offers and other promotions to encourage them to rent for a longer period or upgrade to a more premium vehicle model.

        We provide convenient and efficient reservation channels to our customers, which primarily include our user-friendly website and dedicated mobile applications. We believe we were the first car services provider in China to introduce mobile applications for customers to make reservations. In the six months ended June 30, 2014, 52.8% and 30.0% of our car rentals were derived from reservations made through our website and mobile applications, respectively. The remainder were derived from reservations made through other channels such as our call center, third-party distributors or walk-in customers. As social media gain popularity, we are also exploring ways for our customers to make car rental reservation though social networking platforms such as Tencent WeChat.

        First-time users of our car rental services are required to register as members before making a reservation. After a customer chooses the start and end dates of the rental period, the type and model of vehicle and the location of vehicle pickup or delivery, our technology platform confirms the reservation on a real-time basis and sends an email and/or text message to the customer. Before handing over the vehicle to the customer, we perform checks on the customer's driver's license, identity card and credit card information. We only accept credit card payments for our car rental services and can trace the credit records of our car rental customers for risk management purposes. As of June 30, 2014, approximately 550,000 registered members had used our car rental services. Approximately 73% and 72% of our short-term car rental transactions in 2012 and 2013, respectively, were generated from customers that used our services more than once during the same period.

        A majority of our revenues derived from short-term car rental services are from our basic car rental service package, the charges for which include a daily rental fee, a transaction-based handling fee and a basic insurance charge. We have adopted a dynamic pricing mechanism to determine our rental rates. This mechanism determines a specific vehicle model's rental rate based on its purchase price taking into consideration other variables such as pickup/drop-off time and location, the availability of our vehicles during such period at the location, prevailing prices, demand for such vehicle model and the length of rental period. Our management reviews the dynamic pricing system on a regular basis. Our rental charges are computed on a limited or unlimited mileage basis, depending on the membership status of the customer. Our customers typically bear the cost of gasoline consumed during the rental period.

        For long-term car rentals, we typically enter into individually negotiated contracts with our corporate clients to address the specific needs and requirements of such clients, and the rental rate is typically negotiated in such contracts. In addition, vehicles deployed for our long-term car rentals are supported by all our service locations across China, thereby ensuring our vehicles are in good condition. We regularly provide repair and maintenance services to long-term car rental clients and provide free substitute vehicles during the repair and maintenance period.

Car services

        We provide chauffeured car services primarily to corporate clients. Our car services include routine services such as airport pickup and drop-off, inter-office transfers and other business transportation needs, as well as event-driven activities such as conventions, promotional tours and special events. We generally enter into long-term framework agreements with our corporate clients pursuant to which our vehicles and chauffeur services are provided by different subsidiaries under separate contracts. In 2013, we derived approximately 33.4% of net revenues from our car services operations.

        We are the leading car services provider in China, with 6.8% market share by revenues in 2013, according to Frost & Sullivan. As of June 30, 2014, our car services were offered in 57 major cities across China with a focus on first-tier cities including Beijing, Shanghai, Guangzhou and Shenzhen. To accommodate occasional demands from some corporate clients, we retain contracted service providers to provide car services to our clients in cities where we currently do not provide such services or the demand for such services exceeds our existing capacity. During the peak time of our car services, we also deploy vehicles from our car rental fleet for cross-usage to meet the needs of our corporate clients.

        As of June 30, 2014, our car services fleet consisted of over 1,000 vehicles, which included a higher percentage of premium vehicle models compared to our car rental fleet, and we had over 1,000 well-trained drivers. Our sizable car services fleet and our flexibility to cross-use our car rental fleet for car services enable us to serve the diverse needs of corporate clients for a large number of chauffeured vehicles. Leveraging our established service network, infrastructure and technology platform, we believe we are well-positioned to capture and address the evolving demands for car services.

        We systematically screen and assess each driver on a regular basis to ensure they meet our standards of safety, courtesy and experience. We generally require our drivers to have at least five years of driving experience. The compensation of our drivers includes a base salary and a performance based compensation, which incentivizes our drivers to provide quality services. We constantly seek to improve the service quality of our drivers by strengthening our screening procedures, conducting background checks and offering training programs, such as regular safety trainings. Our car services clients can place or modify their orders and locate the vehicles and drivers they book on a real-time basis via our proprietary mobile application and fleet management system.

        Our sizable fleet, broad geographic coverage and well-trained drivers enable us to provide tailored services to meet our corporate clients' needs. As of June 30, 2014, we had over 32,000 corporate clients that used our car services. Our corporate accounts include a majority of Global Fortune 500 companies in China. No single corporate client accounted for more than 5% of our net revenues in 2012, 2013 or the six months ended June 30, 2014.

        We determine the rates for our car services based on a number of factors, including vehicle model, service type, the length of rental period, time and location of pickup and drop-off, and prevailing prices. Our management reviews these rates on a regular basis. Our framework agreements with our corporate clients provide for predetermine price ranges and, as a result, our rates for car services are generally more stable.

Our nationwide service network

        Customers of our car rental services can pick up cars at any of our service locations in China after they make reservations through our website, mobile application or other channels. As of June 30, 2014, our car rental services were offered in 90 cities, 92 train stations and 52 airports in China through an extensive network of 760 directly operated service locations, which included 243 stores and 517 pick-up points. As of June 30, 2014, we had the broadest geographical coverage among all car service providers in China as measured by the number of cities in which services were provided directly, according to Frost & Sullivan. As of June 30, 2014, our car services were offered by us and our contracted service providers in 57 major cities across China, with a focus on first-tier cities including Beijing, Shanghai, Guangzhou and Shenzhen. Our extensive network enables us to consistently provide quality service nationwide and offer flexibility and convenience to our customers.

        The following map and table set forth the geographic locations where we operated our car rentals and car services as of June 30, 2014:

Cities or provinces	Car rentals			Car services
Key cities and provinces	Cities	Stores	Pick-up points	Cities(1)
Shanghai	1	38	83	1
Jiangsu	13	25	154	10
Beijing	1	23	17	1
Guangzhou	1	16	34	1
Guangdong (excluding Guangzhou and Shenzhen)	11	16	20	4
Zhejiang	7	16	36	5
Shenzhen	1	13	36	1
Other cities and provinces
Fujian	5	8	8	2
Hubei	2	8	14	1
Hebei	5	7	4	1
Hunan	3	7	10	1
Liaoning	4	7	6	2
Shandong	4	6	21	5
Tianjin	1	6	5	1
Anhui	3	5	2	1
Sichuan	2	5	10	1
Henan	2	4	14	2
Jiangxi	3	4	2	1
Shanxi	2	4	2	1
Yunnan	3	4	6	1
Chongqing	1	3	7	1
Guangxi	2	3	5	3
Heilongjiang	2	3	5	1
Inner Mongolia	2	2	2	2
Jilin	1	2	2	1
Shaanxi	1	2	2	1
Gansu	1	1	1	1
Guizhou	1	1	2	1
Hainan	2	1	6	1
Ningxia	1	1	1	0
Qinghai	1	1	0	1
Xinjiang	1	1	0	1

Total	90	243	517	57

(1)
Include cities where car services are provided by our contracted service providers.

Marketing and promotion

        We believe that our leading position is in large part due to our strong brand recognition. We position our brand to be associated with convenience, reliability, innovation and satisfaction. We promote our business primarily through our principal website, www.1hai.cn, which was the most visited website in China among car services providers, as measured by user traffic in 2013, according to Alexa.com, a provider of commercial web traffic data. Furthermore, we believe we were the first car services provider in China to introduce mobile applications to make reservations in 2011. In addition to our website and mobile applications, our sales and marketing strategies utilize many other channels, such as word-of-mouth referrals, keyword search, outdoor advertising, local sponsorships, public relations and digital and social media. As of June 30, 2014, our marketing staff consisted of 37 employees, primarily based in our Shanghai headquarters.

Car rentals

        As of June 30, 2014, we had over 550,000 registered members that used our car rental services. As mobile social media applications gain popularity, we shifted the focus of our marketing activities from traditional ways to social networking platforms such as Tencent WeChat, a popular mobile instant messaging application, and Weibo, a popular microblog platform website similar to Twitter. Our employees regularly follow the messages on these social media platforms to gain customer insights to improve the quality of our services. Our website also offers a customer sharing and discussion platform. "eHi Club", our online club where our registered customers, mostly driving and travel enthusiasts, can organize group excursions, has been very helpful in increasing the stickiness of our existing customers.

        Furthermore, we envisioned the convenience provided by mobile devices and its huge growth potential in 2011, and became the first car rental and car services provider in China to introduce mobile reservation applications for our customers. In the six months ended June 30, 2014, 52.8% and 30.0% of our car rentals were derived from reservations made through our website and mobile applications, respectively. In particular, the total number of our mobile application downloads increased from approximately 17,000 in 2011 to approximately 115,000 in 2012, to over 297,000 in 2013 and to over 695,000 in the six months ended June 30, 2014. Aside from the social networking platforms and mobile applications, our quality of service also played an important role in our brand promotion. Based on our internal survey and feedbacks from our car rental service customers, word-of-mouth referrals have become important channels for attracting new customers. In addition, to fully utilize our cross-selling opportunities, we have entered into promotion contracts with some of our corporate clients, pursuant to which we provide discounts on car rentals to their employees, which incentivizes them to use our services during their leisure time and further expands our customer base.

        We established our eHi loyalty program in 2008 which allows our customers to earn loyalty membership points by using our services or through promotional activities we offer from time to time. The loyalty membership points can be redeemed for numerous types of rewards, such as free GPS-based navigation device rental, waiver of additional mileage charges or free car rentals. We believe that our eHi loyalty program enhances customer loyalty, expands our brand recognition through member referrals, promotes our various reservation channels and improves the overall quality of our services. In addition, we employ a customer creditability system for each customer, which tracks credit history, driving record and other factors, and provides a quantitative rating for each customer based on this information. A customer with a high credibility rating can, among other benefits, have more choices of vehicle models, and more favorable discounts on rental and insurance fees.

        We also have an outdoor advertising program promoting the benefits of car rental. We place many of these advertisements in busy areas such as high speed railway stations, subways, elevators of office and residential buildings and bus stops. These advertisements are designed both to educate and entertain our potential customers.

        In addition, we cooperate with leading global travel service providers and e-commerce platforms to promote our services. Please see "—Strategic cooperation."

Car services

        We provide car services mainly to corporate clients that entered into long-term framework agreements with us. As such, we have a dedicated corporate sales team targeting corporate clients across various industries. As of June 30, 2014, our corporate sales team included 106 sales persons across China.

        For our car services, we have focused on creating a unique brand positioning and conveying our core values to our corporate clients through advertising and sponsorship activities, such as commercial fairs, business magazines and newspapers, as well as sales force coverage. In addition, we further strengthen our service quality and enhance brand recognition by providing tailored services according to specific corporate client's needs, such as safety, equipment or procedural requirements. As of

June 30, 2014, we had over 32,000 corporate clients that used our car services. We analyze our current and potential clients' available data in our centralized database and design a unique, integrated corporate vehicle services plan for each client, which helps differentiate us from our competitors.

        In order to further expand the customer base of our car services, in 2014, we commenced strategic cooperation with Kuaidi, a GPS based mobile taxi and car calling service provider, to offer premium car services through Kuaidi. In addition, we cooperate with other online partners, such as Expedia, from whom we get referrals.

Customer service

        The success of our business hinges on our customer satisfaction level, which in turn depends on a variety of factors. These factors include, among others, our ability to (i) consistently provide high-quality customer experience, (ii) continue to offer comprehensive and complementary services tailored to our customers' needs, (iii) maintain good vehicle condition, and (iv) provide timely and satisfactory after-sales services.

        We have a dedicated service quality management team which constantly monitors our services and proactively seeks feedbacks from our customers. We encourage our customers to share their experience with us and provide feedbacks through our website, hotline or forums on major social media or messaging applications. We follow up on specific suggestions or complaints with both the customers and the relevant in-house teams. In certain cases, we offer loyalty membership points, refunds, coupons or other complimentary services to customers depending on the nature of their complaints and the extent of the loss or inconvenience suffered. We also incorporate frequently received complaints as case studies in our internal training programs to prevent repeat occurrences of the same complaint. We are dedicated to providing prompt solutions to customers' complaints and actively learning from the experience of Enterprise in car rental services to further enhance the quality of our services.

Strategic cooperation

Enterprise

        We entered into a global affiliation agreement with Enterprise China in March 2012, pursuant to which we are the exclusive partner of Enterprise in China (including Hong Kong and Macau) for a term of ten years. Enterprise China is an affiliate of Enterprise Holdings, and through its operating subsidiaries owns and operates the "National Car Rental" and "Alamo Rent A Car" brands, as well as its flagship "Enterprise Rent-A-Car" brand in North America. This agreement aims to develop an effective global affiliation, enabling customers of Enterprise China, Enterprise and their affiliates to access certain of our services in China, and enabling our customers to access certain of Enterprise's car rental services outside of China.

        Pursuant to this agreement, we and Enterprise agree to direct rental referrals to each other in different countries and jointly pursue sales and marketing and other collaborative opportunities to enhance our respective service offerings for the benefit of each other's customers. We expect this partnership to further increase our customer base. Pursuant to this agreement, we have granted Enterprise in certain designated territories a royalty-free license with the right to sublicense certain of our trademarks, service marks, trade names, signages, logos, symbols and designs associated with the name "eHi", and Enterprise has granted us in certain designated territories a royalty-free license with the right to sublicense certain of its trademarks, service marks, trade names, signages, logos, symbols and designs associated with the names "Enterprise," "Enterprise-Rent-A-Car," "Alamo," "Alamo Rent A Car," "National" and "National Rent A Car".

        Furthermore, we and Enterprise established a steering committee and three subcommittees, namely, a finance subcommittee, an IT subcommittee and a sales and marketing subcommittee, which consist of senior officers assigned by both companies, to guide our future cooperation. In particular, both of us are required to use reasonable efforts to facilitate and support each other's marketing activities in the relevant territories in the manner determined by the sales and marketing subcommittee. In addition, we regularly send our mid-level management to Enterprise for various training programs, through which Enterprise shares their in-depth knowledge and know-how to the car rental industry with our management. Enterprise has also appointed two of its senior management on our board to facilitate better coordination between the two companies. For additional information relating to this global affiliation agreement, see "Related Party Transactions—Agreements with Enterprise—Global affiliation agreement."

Ctrip

        Ctrip is a dominant player in the online travel agency business and a well-known travel brand in China. The cumulative downloads of the Ctrip Travel mobile application exceeded 200 million as of June 30, 2014. We believe that there are significant synergies for Ctrip and us to cooperate and offer more competitive travel products to individual customers and corporate clients in China. We are the designated and preferred business partner of Ctrip in providing car rental services. In addition, as part of our cooperation with Ctrip, Ctrip integrated access to our online reservation system in its Ctrip Travel mobile application in June 2014. We benefit from rental referrals directed by the large user traffic on Ctrip's website and mobile application, and we pay a fixed percentage of rental rates from successful car rental referrals as commissions to Ctrip. Our partnership with Ctrip not only provides us with access to Ctrip's user base and help us grow user traffic and revenue, but also enables us to benefit from the vision and experience of Ctrip and its Chairman and Chief Executive Officer, James Liang, a member of our board of directors, to further improve our technology platform, systems and customer services. While we maintain cooperation with Ctrip in various aspects, we did not enter into any written partnership agreement with Ctrip.

Others

        We currently cooperate with other leading e-commerce platforms and online travel agencies in China, as well as offline travel service providers, to promote our services. Our strategic partners include, among others, QQ.com, JD.com, Taobao.com, Expedia and China Eastern Airline. In 2014, we commenced strategic cooperation with Kuaidi, a GPS based mobile taxi and car calling service provider, to offer premium car services through Kuaidi's mobile platform.

        In addition, we maintain a network of online advertising partners under "eHi Alliance", pursuant to which our advertising partners display our ads on blogs, forums, emails and chat windows maintained or operated by them, in return for commissions based on the revenues generated from these properties. We believe such cooperation will further expand our service coverage and enhance our brand name. We are selectively pursuing these opportunities to capitalize on this broader distribution network, thereby further enhancing our strong brand recognition and increasing our revenue and market share.

Our technology platform

        Our proprietary technology platform incorporates various features specifically designed to improve customer experience and streamline our operations. These include the integration of our various reservation channels, automatic rental price adjustments, automatic vehicle recommendations, GPS vehicle location system, vehicle management system and online discussion and display forums. Our website and mobile applications feature user-friendly interfaces designed to allow our customers to easily browse and access our services, register as members, search for specific vehicle models or services and complete reservations. This centralized e-commerce platform, supported by our integrated systems, allows us to easily process our membership applications, manage reservations, manage and monitor customers' vehicle use and other credit data, manage billing and payment, remotely manage our fleet, and monitor and analyze key metrics of each vehicle such as utilization rate, mileage and maintenance requirements.

        The primary components of our technology platform include the following:

  •
  Online and mobile reservation system.  Our online and mobile reservation system allows our customers to reserve vehicles through our website, mobile applications and various other reservation channels such as our call center or local stores, by email, text message and instant messengers, or through our sales channel partners. We have designed our website as a reliable, secure, user-friendly and convenient online reservation platform for our customers. We introduced mobile applications to make reservations in 2011 and believe we were the first car rental service provider in China to do so. The total number of our mobile application downloads increased from approximately 17,000 in 2011 to approximately 115,000 in 2012, to over 297,000 in 2013 and to over 695,000 in the six months ended June 30, 2014. In the six months ended June 30, 2014, 52.8% and 30.0% of our car rental services were derived from reservations made through our website and mobile applications, respectively. Once our customers book our services online, they have around-the-clock access to the complete, real-time inventory of our fleet through our nationwide service network. Because all of our reservation and customer service data is fed back into our centralized databases on a real-time basis, we are able to track and analyze aggregated customer usage data to better allocate vehicles among different locations for the convenience of our customers.

  •
  Fleet management system.  Our fleet management system manages and monitors our widely dispersed fleet, which included over 15,000 vehicles as of June 30, 2014, with a comprehensive suite of tools focused on real time vehicle tracking, vehicle repair and maintenance, mileage and fuel consumption, insurance and dispatch. Each of our vehicles is equipped with a control unit, including a mobile data device, geographic positioning information system, wireless antennae and vehicle interface modules. This hardware system allows us to monitor our vehicles from our data centers on a real-time basis, provides us with a comprehensive set of fleet management data that is stored in our centralized databases, and improves fleet management efficiency and customer service quality.

  •
  Dynamic pricing mechanism.  We have adopted a dynamic pricing mechanism to determine our rental rates. Our daily rates are automatically adjusted by our proprietary technology platform, which determines a specific vehicle model's rental rate based on its purchase price, taking into consideration other variables, such as pickup/drop-off time and location, the availability of our vehicles during such period at such location, prevailing prices, demand of that specific vehicle model, and the length of rental period. Our management reviews our rental rates on a regular basis.

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  Service location management system.  Our service location management system manages our reservations, inventory level and accounting functions at each of our stores. This system also monitors the key operating metrics and other operating data of each service location on a real-time basis.

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  Data analysis and operational metrics system.  Our data analysis and operational metrics system enables us to conduct a thorough analysis of the vast amount of data received from our daily operations, including utilization rate, mileage, length of rental period, time interval from reservation to pick-up, and maintenance requirements of each of our vehicles. Through this system, we are able to efficiently adjust our operational strategies and policies to be in line with the availability of our vehicles and market demand as the quantitative analysis serve as key assessment instrument for management's strategic decisions.

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  Payment and financial system.  Our integrated payment and financial system enables our customers to recharge their accounts online and to make payments from their accounts. This system gives us real-time access to customer payment information, thereby improving the accuracy and efficiency of our financial reporting and allowing greater flexibility to scale our operations efficiently. Our financial system software also allows us to provide detailed and itemized bills for our corporate clients to accommodate their various internal financial reporting requirements.

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  Customer relationship management system.  Our customer relationship management system improves our overall customer experience and manages our interactions with customers. This system enables us to track our customers' rental history and preferences and conduct big data analysis, thereby allowing us to selectively offer tailored rental packages and other targeted marketing efforts.

        Our data centers store the information contained in our centralized databases and host our website, web-based applications and mobile applications that we have developed to manage our integrated technology platform. Our data centers and reservation system software maintain real-time communication with encrypted message protocols and credit card data. We use industry-standard commercial antivirus, firewall and patch-management technology to protect and maintain the systems and data located at our data centers. Our website is designed to be fault-tolerant, with a collection of identical web servers, providing us with the flexibility to scale up our operations without compromising customer experience.

        We continue to invest in improving our technology platform to better secure the information of our customers and optimize our systems to meet the needs of our growing business. We also continue to maintain reliable information, management and operational systems, and we have implemented performance monitoring for all key systems to enable us to respond quickly to potential problems. For example, at our headquarters in Shanghai, we provide redundant utility systems, a backup electric generator and 24-hour server support. All servers have multiple, uninterrupted power supplies and redundant file systems to maximize system and data availability. Furthermore, we regularly back up our data to minimize the impact of data loss due to system failure.

Our fleet management

        Leveraging on our integrated technology platform, we believe we are able to maximize our fleet utilization and control costs via "better acquisition", "better deployment" and "better disposition".

Vehicle acquisition

        As of June 30, 2014, our total fleet size was 15,409 vehicles. We have a wide variety of vehicles, which include over 200 models primarily from major automobile manufacturers such as Volkswagen, General Motors/Buick, Honda, Citroen, Chevrolet and Ford. As of June 30, 2014, approximately 36.6%, 14.4%, 13.4%, 6.8%, 6.4% and 6.1% of our vehicles were of these major brands, respectively. We take into account customer preferences in fleet acquisition as we observed that customers in China are generally more sensitive to vehicle models compared to western customers. We also select vehicle models that have a liquid secondary market and seek to control fleet size of each vehicle model, thereby mitigating the pricing impact when we retire such vehicle model. In addition, in anticipation of the growing environmental awareness in Chinese market, we were the first car service provider in China to add alternative energy vehicles to our fleet to capitalize on a growing demand for such vehicles. The acquisition decision is made based on disciplined and systematic analysis, assisted by our proprietary demand forecast model and database. In addition, leveraging our large fleet size and procurement needs, we are able to directly negotiate with vehicle manufacturers and benefit from economies of scale through our centralized vehicle procurement. We also maintain good relationships with car dealers as an alternative channel for our vehicle procurement.

        We have financed our vehicle purchases primarily through funds received from our issuance of preferred shares and bonds. We also used banks and third-party financing companies to finance a portion of our procurement.

        After purchasing a vehicle, we apply to the relevant government authority to obtain a license plate, purchase insurance for the vehicle and install a GPS-based tracking device to enable our proprietary fleet management system to monitor the vehicle before deploying the vehicle to our car rentals or car services fleet. Upon completion of these steps, we consider the vehicle fully operational and available for service. The price of a license plate, if any, varies greatly depending on the city in which we intend to obtain a license for the vehicle, as well as by local market conditions.

Vehicle deployment

        Based on our operating experience, the peak time of our car rentals typically falls on weekends and public holidays, while peak time of our car services typically falls on weekdays. We are able to optimize fleet utilization by efficiently allocating our fleet resource to capture the complementing demand cycles of different services we offer. Our dynamic pricing system allows us to better leverage supply-demand trends in local markets.

        In addition, GPS tracking devices and our proprietary fleet management system enable us to monitor our fleet on a real-time basis to optimize the geographic allocation of our fleet. We also conduct personal identity verification and credit check procedures on each of our customers before the vehicles are handed over to them. These measures help minimize our risk of car-theft.

Repair and maintenance

        As of June 30, 2014, we maintained 15 in-house vehicle repair and maintenance centers in seven major cities in China, such as Shanghai and Beijing, which provide basic routine repair and maintenance functions for our local fleet. As of June 30, 2014, our repair and maintenance team consisted of 190 employees. We also engage qualified third-party contractors to perform major repair functions in other cities where we do not have such in-house centers. We expect to open additional in-house vehicle repair and maintenance centers in cities where our management determines that the size of our local fleet has justified the costs of such an in-house center. We expect such additional centers to bring benefits of economies of scale as we continue to expand our fleet size and geographical footprint.

Vehicle dispositions

        We generally hold vehicles in our fleet for a term of three to four years. We have developed an internal rating system to assess the general conditions of our vehicles, and dispose of our used vehicles through a variety of disposition channels, including auctions, brokered sales, dealers and online used car marketplace, according to the rating results. We also maintain a well-managed vehicle disposition system with a deliberated decision making process taking into consideration market timing, disposal price and seasonality, pursuant to which we would adjust the holding period of our vehicles.

Competition

        The car rental and car service industry in China is competitive and fragmented. In 2013, the top three services providers, including us, only accounted for 10.7% of the total market share by revenues in China, according to Frost & Sullivan.

        For car rentals, we compete primarily on the basis of rental price, user experience, brand recognition, convenience of service locations, geographic coverage and service quality. For car services, we compete primarily on the basis of service quality, ability to provide tailored services, and, to a lesser extent, service charge. We believe that the prominence and reputation of our brand, the quality of our services, our nationwide service network and our advanced, proprietary technology platform differentiate us from our competitors.

        As we provide comprehensive service offerings, we compete with different market participants in different market sectors to different levels. We currently compete primarily with national and international players, such as China Auto Rental and Avis China, and regional players, such as Yongda, Qiangsheng and Shouqi. See "Risk Factors—Risks related to our business and industry—We face intense competition, and if we fail to compete effectively, we may lose market share, our revenues and margin may decrease and our results of operations may be adversely affected."

Insurance

        For car rentals, we charge customers for basic insurance coverage on a daily basis, and we encourage our customers to purchase through us supplementary coverage in addition to the basic insurance. If the damages caused by our customers exceed the insurance coverage, our customers bear the exceeding liability.

        For car services, we bear higher risks and liabilities and typically purchase insurance coverage with higher limits. We are exposed to claims for personal injury or death and property damage as a result of automobile accidents involving vehicles operated by our drivers or our contracted service providers. We purchase motor vehicle damage insurance, third-party liability insurance, compulsory traffic accident insurance, passenger injury insurance, and other insurance coverage that our management considers adequate to protect our assets and operations under different situations. If we have a low accident rate of our fleet, we may benefit from the "no-claim discount" and enjoy lower insurance premium when purchasing relevant insurance for our fleet. We believe that the amount and nature of our insurance coverage are adequate and in line with the market practice in China.

        Any successful claim against us beyond the scope or limits of the insurance coverage of us or our contracted service providers may have a material adverse effect on our business, financial condition and results of operations. See "Risk Factors—Risks related to our business and industry—We could be negatively affected if our insurance coverage proves to be limited or inadequate."

Intellectual Property and Trademark

        We believe our proprietary technology platform is critical to our business in China. As of the date of this prospectus, we registered 17 software copyright in China.

        We believe brand recognition is key to our success. We have registered 85 trademarks, including "eHi Car Rental" and , with the relevant authorities in China for our brand name "eHi" and associated logos that we use or plan to use to market our services or to prevent others from competing with us by using similar logos. In addition, we have registered 185 domain names in connection with our brand name to prevent any dilution of our brand name, of which 67 have been registered in the PRC and 118 have been registered in other countries.

        Pursuant to the global affiliation agreement with Enterprise, we have granted Enterprise, in certain designated territories, a royalty free license with the right to grant sublicenses to use certain of our trademarks, service marks, trade names, signages, logos, symbols and designs associated with the name "eHi" for the purpose of pursuing referral business to us, processing such referrals and servicing business referred to Enterprise by us, and Enterprise has granted us, in certain designated territories, a reciprocal royalty free license with the right to grant sublicenses to use certain of its trademarks, service marks, trade names, signages, logos, symbols and designs associated with the names "Enterprise," "Enterprise-Rent-A-Car," "Alamo," "Alamo Rent A Car," "National" and "National Rent A Car" for similar purposes.

Employees

        As of June 30, 2014, we had 2,816 full-time employees, an increase from 2,649 as of December 31, 2013, 2,298 as of December 31, 2012 and 2,022 as of December 31, 2011. We also had 515 part-time employees as of June 30, 2014, who were primarily engaged in direct services, such as the delivery and pick-up of rental vehicles.

        We engaged Qian Jin, an independent third-party human resources company, to provide human resources services which include, among other things, managing payrolls, social welfare and benefits contributions and local residency permits of our dispatch employees. For additional information and risk relating to our dispatched, see "Risk Factors—Risks relating to doing business in China—Our current employment practices may be restricted under the Labor Contract Law and other labor-related laws of PRC and our labor costs may increase as a result."

        The table below sets forth the number of our full-time employees in each of our areas of operations and as a percentage of our total full-time workforce as of June 30, 2014.

	As of June 30, 2014
	Number of employees	Percentage of all employees
Direct vehicle and operation services	2,009	71.3%
Fleet management and support	498	17.7
General administration	186	6.6
Sales and marketing	123	4.4

Total	2,816	100.0%

        We believe that recruiting, retaining and motivating qualified personnel is crucial to our success. We have standardized our human resources policies and procedures in a detailed employee manual that all employees are required to adhere to and we have designed and implemented in-house training programs tailored to each job function and responsibilities to maintain and improve our employees' performance. Specific training is provided to new drivers at orientation to help them familiarize with our working standards and operating requirements.

        We participate in various employee social security plans that are required by municipal and provincial governments, including pension, unemployment insurance, work-related injury insurance and medical insurance. We are required by PRC laws to make contributions to employee social security plans at specified percentages of the salaries, bonuses and certain allowances of our employees.

Facilities

        Our corporate headquarters are located in Shanghai, China, where we lease an aggregate gross floor area of approximately 1,500 square meters for our general administration as well as to process reservations for our car services and maintain our proprietary technology platform.

        As of June 30, 2014, we directly operated a total of 760 service locations in 90 cities across China. Our lease agreements for office space of our stores generally have a term of one to three years. All of our service locations have a standardized design, appearance, decoration, color scheme and display. We select locations for our stores and pick-up points based on criteria including convenient access to transportation hubs, major office buildings, shopping centers or universities, which we believe have more potential for sustainable and increasing demand for our services.

Legal proceedings

        We are currently not a party to, and are not aware of any threat of, any legal, arbitration or administrative proceedings that, in the opinion of our board of directors, are likely to have a material and adverse effect on our business, financial condition or results of operations. From time to time, we have become, and may in the future become, a party to various legal or administrative proceedings or claims arising in the ordinary course of our business. Regardless of the outcome, legal or administrative proceedings or claims may have an adverse impact on us because of defense and settlement costs, diversion of management attention, and other factors.

REGULATIONS

        We operate our business in China under a legal regime consisting of the National People's Congress, or NPC, and its Standing Committee, the State Council and several ministries and agencies under its authority, such as the MOFCOM, the SAIC, the SAFE, the MOT, the Ministry of Public Security, or the MPS, and the SAT and their local counterparts at different administrative levels. From time to time, these authorities issue laws and regulations that apply to our business operations in China. Certain of these laws and regulations, such as those relating to tax, foreign investment, foreign currency exchange, dividend distribution, and regulation of foreign exchange in certain onshore and offshore transactions, may affect our shareholders' rights to receive dividends and other distributions from us.

Regulations on foreign investment in rental industry

        According to the Category of Industry Guideline for Foreign Investment promulgated by the MOFCOM and the NDRC, which was revised in 2007 and 2011, respectively, foreign investment in general rental business is permitted. The Administration Measures on Foreign Investment in Rental Industry that was promulgated by the MOFCOM on February 3, 2005 and became effective on March 5, 2005 applies to foreign-invested enterprises that operate general rental or leasing businesses in China, including car rental businesses. Under this regulation, foreign investors of a foreign-invested enterprise operating car rental or financial leasing business shall have total assets of not less than US$5 million and the foreign invested rental company shall follow the general requirements of PRC Company Law and obtain approval from MOFCOM or its relevant local counterparts for its incorporation. According to this regulation, a foreign-invested rental company are subject to the following requirements: (i) its registered capital shall comply with the relevant provisions of the PRC Company Law; (ii) it shall comply with the relevant provisions concerning the registered capital and the total amount of investment of a foreign-invested enterprise; and (iii) the duration of operation of a foreign-invested rental company in the form of limited liability company shall generally not exceed 30 years. A foreign-invested financing leasing company shall meet the following requirements: (i) its registered capital shall be no less than US$10 million; (ii) the duration of operation of a foreign-invested financing leasing company in the form of limited liability company shall generally not exceed 30 years; and (iii) it shall have appropriate professionals and its senior management personnel shall have appropriate professional qualification with at least three years of experience in the sector.

        Our primary PRC subsidiaries, eHi Rental and eHi Jiangsu, as foreign-invested enterprises that operate car rentals business, and our PRC subsidiary, Shanghai Taihao, as a foreign-invested financial leasing enterprise, have obtained the approvals from the relevant local branches of MOFCOM pursuant to the above-mentioned regulations.

Regulations on car rental and car service industry

General requirement on vehicles

        Regulations applicable to all automotive vehicles generally apply to rental vehicles. According to the Road Traffic Safety Law promulgated by the NPC Standing Committee in October 2003, which was amended in December 2007 and April 2011, respectively, all automotive vehicles are required to be registered with relevant local administration authorities. Vehicle registration certificates, vehicle plates and vehicle licenses shall be obtained from the same authorities, and the compulsory traffic accident insurance shall be purchased for each vehicle. We obtain vehicle registration certificate, vehicle plate and vehicle license and purchase compulsory traffic accident insurance for each vehicle before its operation.

        There are additional requirements for rental vehicles. In most cities, the usage stated in the vehicle licenses of such vehicles shall be registered as rental or operational. Some cities require additional licenses or vehicle plates for such vehicles. For instance, in Shanghai, Nanchang, Suzhou, Wuxi,

Shenyang, Dalian, Wuhan and Kunming, a special transport license or passenger rental vehicle license is required for each rental vehicle. In Shanghai, special vehicle plates shall be obtained for rental vehicles. In Beijing, Guangzhou and Chongqing, filing with relevant local authority is required for rental vehicles. However, local practices differ and some of these requirements are not strictly implemented or may be modified or suspended by the local administration authorities in practice. Due to various reasons, we have not met all these requirements, which may subject us to penalties and other administrative actions. See "Risk Factors—Risks related to doing business in China—Failure in obtaining all of the requisite permits, licenses or making all of the requisite filings or registrations or meeting other regulatory requirements for operating car rentals and car services business in China by us or any third-party service provider who cooperates with us may subject us to fines or other administrative actions" for more details.

Car rental related services

        As the car rental industry is at an early stage of development in China, the legislation of the car rental industry continues to evolve. The MOT and the NPC, the predecessor of NDRC, promulgated the Interim Rules on Administration of Car Rental Industry in 1998, which was abolished in 2007. Since then, there have been no national laws and regulations in place to specifically regulate the car rental industry in China except the Notice on Promoting the Healthy Development of Car Rental Industry, or the 2011 MOT Notice, promulgated in April 2011 by MOT. The 2011 MOT Notice sets forth general guidelines for the car rental industry in China and requires local government authorities to (i) establish and improve local rules and regulations on car rental business, (ii) promptly formulate local development plans for the car rental industry, (iii) encourage large and well-managed car rental companies of good reputation to set up branches and establish national or regional networks without any restrictions due to local protectionism, (iv) enhance the administration of the car rental business, including requirements to obtain and carry a valid permit or license for each rental car, and prohibitions of car rental companies from engaging in road transportation businesses without appropriate approval, (v) encourage car rental companies to innovate and develop new types of car rental services, (vi) create a favorable environment for the development of the car rental industry, and (vii) enhance the administration and supervision of the car rental industry.

        The Road Transportation Regulation promulgated by the State Council in 2004, and amended in 2012, regulates road transportation businesses (including road passenger transportation business and road freight transportation business) and other business operations related to road transportation (including operations of transportation terminals (sites), vehicle maintenance and repair businesses and training of drivers). According to the Administrative Provisions for Foreign Investment in the Road Transport Industry promulgated by MOFCOM and MOT in 2001 and amended in 2014, foreign investors are generally prohibited from holding more than 49% of the equity interest in PRC entities engaged in road passenger transportation business. Neither the Road Transport Regulation nor the Administrative Provisions for Foreign Investment in the Road Transportation Industry, however, include any provisions relating to car rental businesses.

        The Administrative Rules on Urban Taxis promulgated by the Ministry of Construction and the MPS, which became effective in 1998, regulates the planning, operations, administration and services related to urban taxis. According to such rules, the term "taxis" refers to vehicles that provide passenger transport services at the direction of the passengers and charge fees according to travel mileage and travel time.

        The regulatory distinctions between car rental businesses and road transportation businesses or taxi businesses are not clear. As a result, local government authorities in China have imposed different requirements on the operating entities and/or vehicles that are involved in car rental businesses in the respective province or city.

Car rental services not accompanied by driving services

        Set forth below is a summary of local rules and regulatory requirements in China regarding the provision of car rental services, which generally do not contemplate the provision of car rental services concurrently with the provision of driving services.

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  Some provinces and cities do not have any specific local rules regulating car rental services.

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  Some local authorities promulgated local rules specifically regulating the car rental businesses. For example, the relevant local authority in Beijing promulgated specific local rules for car rental operations in Beijing including a most recent notice issued on August 12, 2014. Car rental service providers in Beijing are required to make filings with the local transportation authority before they may commence their car rental businesses and make subsequent filings with the authority for any changes in the number of vehicles for rental and other relevant operational conditions and car rental service providers are strictly prohibited from providing facilitations to illegal operators. Beijing eHi Car Rental Co., Ltd. and the Beijing branch of eHi Rental duly completed their filings with the local authority in Beijing on December 15, 2010 and renewed their filing certificate on June 19, 2014.

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  Although the Road Transportation Regulation does not include any provisions relating to car rental businesses, the local road transportation rules of certain provinces and cities, such as Shandong, Sichuan and Hubei and Suzhou require car rental service providers to obtain road transportation licenses from local authorities or make filing with local authorities covering their car rental businesses.

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  In some provinces and cities, local rules regulating taxi businesses also partially cover car rental operations, which may impose different requirements on car rental service providers from taxi service providers. For example, according to Shanghai Municipal Administrative Rules on Taxis, car rental service providers in Shanghai are required to obtain car rental licenses, which are different from taxi operation licenses, from the local transportation authority before commencing car rental businesses. eHi Rental obtained such a license on April 15, 2009 and renewed such license on July 29, 2013. Under the local rule in Shanghai, the total number of vehicles for rental, parking space, service locations and networks of car rental service providers are subject to the overall planning of the municipal government.

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  Some local authorities promulgated local rules, such as those in Beijing, Guangdong Province, Hubei Province, Chongqing, Xi'an and Kunming to require that the owner of a rental vehicle must be the same person operating the rental services.

        In addition, among those provinces and cities that have promulgated local rules to regulate car rental business, the actual practice of the local authorities may differ from their local rules.

        Primarily as a result of the inconsistency in local rules and practices as described above, we have not met all of the qualifications and regulatory requirements in all of the provinces and cities where we currently operate our car rental businesses. See "Risk Factors—Risks related to doing business in China—Failure in obtaining all of the requisite permits, licenses or making all of the requisite filings or registrations or meeting other regulatory requirement for operating car rentals and car services business in China by us or any third-party service provider who cooperates with us may subject us to fines or other administrative actions" for more details.

Car rental services accompanied by driving services

        In addition to the regulatory requirements mentioned above, under the current PRC regulatory environment, our car rental services accompanied by driving services may subject us to additional approvals, licenses, permits or other regulatory requirements.

        The Road Transportation Regulation requires an operator of road passenger transportation businesses to have appropriate vehicles, qualified drivers, sound safety systems and obtain a road transportation operation license covering passenger transportation. The 2011 MOT Notice provides that a car rental enterprise must obtain appropriate approval before it may conduct road passenger transportation business. However, neither the Road Transportation Regulation nor the 2011 MOT Notice defines the term "road passenger transportation business." According to the Administrative Rules on Road Passenger Transportation and Passenger Transportation Terminals promulgated by MOT in 2005 and last amended in 2012, the term "road passenger transportation services" refers to public bus services, chartered bus services and travel bus services, which means transportation services provided to unspecified passengers on fixed routes at fixed rate and stops or to chartered groups of passengers or to tourists from or to a tourist attraction. We do not provide public bus services, chartered bus services or travel bus services. In particular, our car rental services are not provided to any unspecified passengers. Therefore, we do not deem any of our operating subsidiaries as a "road passenger transportation service" provider. According to the Administrative Rules on Urban Taxis, "taxi services" refer to vehicles that provide passenger transport services at the direction of the passengers and charge fees according to travel mileage and travel time. An enterprise engaged in taxi services is required to obtain a taxi operation license and meet other relevant requirements. Our chauffeured car services, which may include driving services under certain circumstances, charge clients based on a number of factors, such as vehicle model, the type of services, the length of rental period, the specific time and location of pick-up and drop-off and price competition. Therefore, we do not believe any of our operating subsidiaries is a taxi service provider.

        At local levels, some provinces and cities, such as Zhejiang, Shanxi, Jilin, Chongqing, Hubei, Sichuan, Guizhou, Shandong, Jiangxi, Hunan and Shaanxi, have promulgated local road transportation regulations, which generally restrict an entity engaged in car rental businesses from concurrently providing driving services. In August 2011, Shanghai Municipal Transport and Port Authority issued Certain Opinions on Standardizing the Regulation of Car Rental Industry, which provides that car rental companies may not provide drivers for the vehicles they rent but may at the requests of their customers sign service agent contracts on behalf of their customers with third-party labor service companies, under which the labor service companies may provide drivers to car rental customers, and the car rental companies are obligated to provide training to drivers provided by the labor service companies. A few local authorities have also imposed qualification requirements on drivers engaged by a car rental service provider.

        In order to minimize the uncertainties and potential legal risks caused by the ambiguities of the laws, regulations and rules promulgated by various levels of legislative bodies and authorities in China and their enforcement in practice, we established Shanghai Smart Brand to primarily engage in the provision of driving services in April 2011. We have transferred substantially all of our drivers to Shanghai Smart Brand, its subsidiaries or branches. Our driving services are currently provided solely by Shanghai Smart Brand, its subsidiaries or branches, or at the requests of our customers through third-party driving service providers that cooperate with us, and our car rental services are provided by our other subsidiaries that do not provide driving services. See "Risk Factors—Risks related to doing business in China—Failure in obtaining all of the requisite permits, licenses or making all of the requisite filings or registrations or meeting other regulatory requirements for operating car rentals and car services business in China by us or any third-party service provider who cooperates with us may subject us to fines or other administrative actions" for more details.

Regulations on penalties for violation of traffic laws and regulations

        According to Road Traffic Safety Law, penalties for violations of the law on road traffic safety include: disciplinary warning, fine, temporary suspension or revocation of motor vehicle driver's license and detention. The traffic administration department of the public security authority may, on the basis of the technical traffic monitoring records, impose a penalty on the owner or manager of the motor vehicle involved in violation of law. If the driver can be identified, it may impose a penalty on the driver.

        Motor vehicles are subject to periodic inspection. According to Rules on Motor Vehicle Registration promulgated on April 30, 2004 by the MPS, before owners of motor vehicles apply for inspection on their motor vehicles, all the traffic violations related to their motor vehicles shall be settled.

Regulations on vehicle insurance

        Pursuant to Road Traffic Safety Law, compulsory third party liability insurance must be purchased for each vehicle. Pursuant to Regulations on Compulsory Traffic Accident Liability Insurance for Motor Vehicles promulgated on March 21, 2006 and amended on December 17, 2012 by the State Council, owners or managers of motor vehicles driving on roads within China shall apply for the compulsory traffic accident liability insurance for their motor vehicles.

Regulations on motor vehicle repair services

        The Road Transportation Regulation requires that motor vehicle repair services shall obtain approval from competent road transport administration authority before they start their business.

        According to Administrative Rules on Motor Vehicle Repair promulgated on June 24, 2005 by the MOT, anyone that applies to engage in operation of motor vehicle repair services shall have (i) an appropriate site for motor vehicle repair; (ii) necessary equipment and facilities; (iii) necessary technical personnel; (iv) a sound system for management of motor vehicle repair; and (v) necessary environmental protection measures.

        In addition, motor vehicle repair business shall comply with regulations and rules promulgated by local government authorities of the provinces and cities where such business is operated. Such local regulations and rules may provide additional qualifications and detailed requirements for motor vehicle repair operators.

Regulations on limitation of use and purchase of motor vehicles

        Certain cities in China have issued local regulations or rules to control the number of motor vehicles. For example, Beijing imposes an annual quota on the issuance of new vehicle license plates. Potential motor vehicle purchasers need to meet specific criteria and enter into a monthly draw. Only candidates who have been allocated a plate in the draw can apply to have their motor vehicles registered with the local vehicle administration. Shanghai is implemented an auction system for the issuance of new vehicle license plates. Under this system, each applicant is required to submit a "blind" bid for a vehicle license plate. Only successful bidders can apply to have their motor vehicles registered with the local vehicle administration. There are similar policies that restrict the issuance of new vehicle license plates in Guangzhou, Tianjin, Hangzhou and Guiyang.

        In addition, some cities in China such as Beijing, Shanghai, Nanchang, Chengdu, Guiyang, Hangzhou, Changchun, Lanzhou, Guangzhou and Tianjin also have promulgated regulations or rules to prohibit vehicles with certain license plate from driving on road. For instance, in Beijing vehicles with restricted tail number of license plates are not allowed to drive within five rings road (excluding the fifth ring road) during 7:00 am to 20:00 pm each workday, and the vehicles with non-Beijing license plates shall also be subject to such restrictions. In Shanghai vehicles bearing non-Shanghai license plates are not allowed on certain roads during specified rush hours on workdays.

Regulations on financial leasing

        In September 2013, MOFCOM issued the Administration Measures of Supervision on Financial Leasing Enterprises, or the Financial Leasing Measures, to further strengthen and administer the business operation of financial leasing companies. Under Financial Leasing Measures, financial leasing companies are permitted to operate the following business: direct leasing, subleasing, sales and leaseback, leveraged leasing, trust leasing and joint leasing. In addition, financial leasing companies may also operate business related to financial leasing, such as purchase of leasing property, residual disposal and maintenance of leasing property, consultancy and security for leasing transactions and other business as approved by the competent authority. A financial leasing company shall not engage in: (i) such financial businesses as deposit taking, loan issuing, and loan issuing on commission, (ii) illegal fund-raising activities in the name of financial leasing, and (iii) inter-bank borrowing and other businesses without the approval from relevant authorities.
        The PRC Contract Law promulgated on March 15, 1999 sets forth mandatory rules on financial leasing contracts. Under the PRC Contract Law, a financial leasing contract shall be made in written form and shall contain such clauses as the name of the leased object, quantity, specifications, technical performance, inspection method, lease term, composition of rent, payment term, payment method and kind of currency for the payment of rent, and the ownership over the leased object at the expiration of the lease term. The lessor enjoys the ownership over the leased object during lease period. If the lessee goes bankrupt, the leased object shall not fall into the category of bankrupt property. Within the period of possession over the leased object by the lessee, if the leased object causes any personal injury or property loss to a third party, the lessor shall not bear any liability.

Regulations on Internet content provision service

        The Telecommunications Regulations, promulgated by the State Council in 2000, draw a distinction between "basic telecommunication services" and "value-added telecommunication services." Internet content provision service is a subcategory of value-added telecommunications services. The State Council issued the Administrative Measures on Internet Information Services concurrently with the Telecommunications Regulations in 2000 to regulate Internet content provision services. According to these measures, commercial Internet content provision service operators must obtain a value-added telecommunication business operating license, or ICP license, from the appropriate telecommunication authorities in order to conduct any commercial Internet content provision operations in China, while non-commercial Internet content provision service operators shall make filings with the appropriate telecommunication authorities before conducting non-commercial internet content provision operations. These measures further stipulate that entities providing Internet content provision services regarding news, publishing, education, medicine, health, pharmaceuticals and medical equipment must procure the approval of the national government authorities responsible for such areas prior to applying for an operating license from the relevant government authorities.

        According to the Administrative Rules for Foreign Investments in Telecommunications Enterprises, issued on December 11, 2001 by the State Council and effective as of January 1, 2002 and amended on September 10, 2008, a foreign investor is prohibited from owning more than 50% equity interest in a PRC entity providing value-added telecommunications services and the major foreign investor(s) in a foreign invested valued-added telecommunications enterprise is required to be in good standing and have the relevant experience in operating a value-added telecommunications business. On July 13, 2006, the Ministry of Information Industry, the predecessor of the Ministry of Industry and Information Technology, or the MIIT publicly released the Notice on Strengthening the Administration of Foreign Investment in Operating Value-added Telecommunications Business, or the MIIT Notice, which reiterates certain provisions under the Administrative Rules for Foreign Investments in Telecommunications Enterprises prohibiting a domestic company that holds an ICP license, from renting, transferring or selling a telecommunications license to foreign investors in any form, or providing any resources, sites or facilities to foreign investors that intend to conduct value-added telecommunication business illegally in China. Trademarks and domain names that are used in the provision of Internet content services must be owned by the ICP license holder.

        Our current operations are not subject to the ICP license requirements. To further expand our Internet and mobile services, we entered into a series of contractual arrangements in March 2014 with our PRC incorporated variable interest entity, or eHi Information, and its shareholders. eHi Information is currently in the process of applying for the ICP license from the relevant telecommunication authorities.

Regulations on registration of branch companies

        According to the amended PRC Company Law and the amended Administration Regulations of Company Registration, which both became effective on March 1, 2014, a company may establish branch companies, which are entities without the status of a legal person and conduct business outside the domicile of the company. Branch companies must be registered at the competent government agency and obtain a business license. The amended Administration Regulations of Company Registration, set forth the detailed formalities on the registration of branch companies.

        Our PRC subsidiaries have registered 243 branches and obtained a business license for each of them as of June 30, 2014. See "Risk Factors—Risks related to doing business in China—Failure in obtaining all of the requisite permits, licenses or making all of the requisite filings or registrations or meeting other regulatory requirements for operating car rentals and car services business in China by us or any third-party service provider who cooperates with us may subject us to fines or other administrative actions" for more details.

Regulations on employment contracts

        The Labor Contract Law of the PRC was promulgated on June 29, 2007 and amended on December 28, 2012. On September 18, 2008, the PRC State Council issued the PRC Labor Contract Law Implementing Rules, which became effective as of the date of issuance. The Labor Contract Law and its Implementing Rules govern the establishment of employment relationships between employers and employees, and the conclusion, performance, termination of, and the amendment to employment contracts. To establish an employment relationship, a written employment contract must be signed. In the event that no written employment contract was signed at the time of establishment of an employment relationship, a written employment contract must be signed within one month after the date on which the employer starts to use the employee's services. An employer may terminate the labor agreement of an employee under certain specified circumstances and in some cases, such termination can only be done after fulfillment of certain procedural requirements, such as 30 days' prior notice or upon payment of one month's salary in lieu of such notice. In certain cases, the terminated employee is entitled to receive a severance payment equal to the average monthly salary during the 12-month period immediately preceding to the termination (inclusive of all monetary income such as base salary, bonus, allowances, etc.), for each year of service up to the date of termination. If an employer terminate an labor contract in any circumstance other than those specified under the Labor Contract Law and its implementing rules, including termination without cause, the employer must either reinstate and continue to perform the employee's employment contract or pay the employee damages calculated at twice the rate for calculating the severance payment, subject to the employee's own request. In the case that the employee requests for damages, the employer is not required to pay other severance or the remainder of the amount owed under the employment contract unless the employment contract has otherwise provided for.

        In addition, according to the Labor Contract Law and its implementing rules, in order to enforce the non-compete provision with the employees after the termination or ending of employment relationship, the employer shall compensate the employees on a monthly basis during the non-competition period after such termination or ending of employment.

        On January 24, 2014 the Ministry of Human Resources and Social Security promulgated Interim Provisions on Labor Dispatching, effective from March 1, 2014 which provides that an employer shall strictly control the number of employees under labor dispatching arrangements and dispatched employees can only be used in temporary, ancillary and replaceable positions. The number of dispatched workers used by an employer shall not exceed 10% of the total number of its employees. An employer with its dispatched employees' number exceeding 10% of the total number of its employees prior to March 1, 2014 is allowed to reduce the said percentage to the required range within two years from March 1, 2014. However, the labor contract and labor dispatching agreement lawfully concluded prior to the promulgation date of the Decision of the Standing Committee of the NPC on Revising the "Labor Contract Law of the PRC" may continue to be performed until the expiry of the above contract or agreement if expiry date of such contract or agreement is later than the day after two years calculating from March 1, 2014. The employer shall not use any new dispatched worker until it has reduced the percentage of dispatched workers to the required range.

        For potential risks related to the above laws and regulations, see "Risk Factors—Risks related to doing business in China—Our current employment practices may be restricted under the Labor Contract Law and other labor-related laws of the PRC and our labor costs may increase as a result".

Regulation on houses lease

        According to Administrative Measures for the Leasing of Commodity Housing promulgated by Ministry of Housing and Urban-Rural Development on December 1, 2010, within 30 days after the execution of the housing lease contract, the parties involved shall handle the filing procedure of the leasing of housing at local competent authorities. Failure to completion of such filing may result in fines up to RMB10,000.

Regulation on PRC business tax and VAT

        Prior to January 1, 2012, pursuant to the Provisional Regulation of China on Business Tax and its Implementing Rules, an entity or individual rendering services in China was generally subject to a business tax at the rate of 5% on revenues generated from the provision of such services. Since January 1, 2012, the MOF and the SAT have started to implement the VAT Pilot Program, which imposes VAT in lieu of business tax for certain industries in Shanghai. Since August 1, 2012, the VAT Pilot Program has been expanded to and implemented in other regions, including Beijing, Tianjin, Jiangsu, Zhejiang, Anhui, Fujian, Hubei, Guangdong. On May 24, 2013, the MOF and the SAT jointly issued Notice 37, which expanded the VAT Pilot Program nationwide starting on August 1, 2013. On December 12, 2013, the MOF and the SAT jointly issued Notice 106, effective on January 1, 2014, which replaced Notice 37 and improved some tax policies in the VAT Pilot Program. As a result of the VAT Pilot program, an entity or individual rendering services in China is subject to VAT at the rate of 17%, 11% or 6%, as applicable.

Torts law

        The PRC Torts Law was promulgated by the NPC Standing Committee on December 26, 2009 and became effective on July 1, 2010. According to the Torts Law, in the case of car rental, where the driver is different from the owner of the vehicle, if the driver is held liable for a traffic accident, such liability will first be covered by the insurance company within the coverage of the compulsory traffic accident insurance of the vehicle. If the insurance coverage is not sufficient, the driver shall be responsible for the remaining compensation, and the vehicle owner shall not be liable for compensation unless the owner has fault in such accident. However, if we provide driving services, where the driver is our employee or an employee dispatched by other third party entity, if the driver causes damages or injuries to others when providing driving service, such liability will first be covered by the insurance company within the coverage of the compulsory traffic accident insurance of the vehicle. If the insurance coverage is not sufficient, we will generally be held liable for the remaining compensation.

        See "Risk Factors—Risks related to our business and industry—We face risks related to liabilities resulting from the use of our vehicles by our customers" for the potential liability we may undertake under the torts law.

Regulations on foreign currency exchange and dividend distribution

Foreign currency exchange

        The principal regulations governing foreign currency exchange in China are the Foreign Currency Administration Regulations of 1996, as amended in August 2008 and Administration Rules of the Settlement, Sale and Payment of Foreign Exchange, or the Administration Rules promulgated by PBOC in June, 1996. Under these regulations, the Renminbi is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions without SAFE approval except as otherwise explicitly provided by laws and regulations. However, conversion of the Renminbi for capital account items, such as direct investment, loans, repatriation of investment and investment in securities outside China, is subject to approvals of or registration with, SAFE or its competent local branches.

        Under the Administration Rules, enterprises may only buy, sell or remit foreign currencies at banks that are authorized to conduct foreign exchange business after the enterprise provides valid commercial documents and relevant supporting documents and, in the case of certain capital account transactions, after obtaining approval from SAFE or its competent local branches. Capital investments by enterprises outside of China are also subject to limitations, which include approvals by the MOFCOM, SAFE and the National Development and Reform Commission, or their respective competent local branches.

        On August 29, 2008, the SAFE promulgated a notice, Circular 142, regulating the conversion by a foreign-invested company of foreign currency into Renminbi by restricting how the converted Renminbi may be used. The notice requires that the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, the SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested company settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE's approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used. Furthermore, on November 9, 2010, SAFE promulgated the Notice Relating to Strengthening the Administration of Foreign Exchange Businesses, which tightens the regulation on the settlement of net proceeds from overseas offerings, such as this offering, and requires (i) that the settlement of net proceeds must be consistent with the uses stated in the prospectus for the offering, and (ii) the submission of relevant board resolutions for the portion of proceeds that is over-subscripted or fall outside the uses stated in the prospectus.

        We derive substantially all of our revenues in the Renminbi, which is not a freely convertible currency. Under our current structure, our income will be primarily derived from dividend payments from our subsidiaries in China. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. The conversion of Renminbi into foreign currencies, including the U.S. dollar, has been based on rates set by PBOC. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a band against a basket of certain foreign currencies. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in a further and more significant appreciation in the value of the Renminbi against the U.S. dollar.

        See "Risk Factors—Risks related to doing business in China—Government control over currency conversion may limit our ability to issue dividends to our shareholder in foreign currencies, and may therefore adversely affect the value of your investment.", "Risk Factors—Risks related to doing business in China—PRC regulations of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business", and "Risk Factors—Risks related to doing business in China—Fluctuations in exchange rate may have a material adverse effect on our results of operations and the value of your investment".

Dividend distribution

        The principal regulations governing distribution of dividends of a company include the amended Company Law (promulgated on December 28, 2013, effective on March 1, 2014), the amended Wholly Foreign-Owned Enterprise Law (or the WFOE Law, effective on October 31, 2000), and the amended Wholly Foreign-Owned Enterprise Law Implementing Rules (or the Implementing Rules of WFOE Law, effective on March 1, 2014).

        Under the above laws and regulations, a company may pay dividends only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations after funding certain reserve funds. Sino-foreign joint venture companies may make such reservation according to the percentage determined by the board of directors. Other companies in China, including wholly foreign-owned enterprises are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of registered capital. These reserves are not distributable as cash dividends.

        According to the EIT Law and the Implementing Rules dividends paid by a wholly foreign owned enterprise to non-resident enterprise may be subject to a withholding tax at the rate of 10% unless the non-resident enterprise is entitled to a lower tax rate according to applicable tax treaties or similar tax arrangements.

        Under the EIT Law and its Implementing Rules, if a company incorporated outside China has its "de facto management body" located within China, the company would be classified as a resident enterprise and thus would be subject to an enterprise income tax rate of 25% on all of its income on a worldwide basis, with the possible exception of dividends received directly from another Chinese resident enterprise.

        Our Chinese subsidiaries are restricted from distributing any dividends to us until they have met these requirements set out in the above laws and regulations. For such restrictions, see "Risk Factors—Risks related to doing business in China—The EIT Law will affect tax exemptions on the dividends we receive and we may not be able to obtain certain treaty benefits on such dividends", "Risk Factors—Risks related to doing business in China—Limitations on the ability of our operating subsidiaries to pay dividends or other distributions to us could have a material adverse effect on our ability to conduct our business" and "Risk Factors—Risks related to doing business in China—We may be classified as a resident enterprise for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders".

Regulations on employee share options

        Pursuant to the Implementing Rules of the Administration Measure for Individual Foreign Exchange, or the Individual Foreign Exchange Rule, and the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plan of Overseas-Listed Companies, or Share Option Rule, issued in January 2007 and February 2012, respectively, by the SAFE, domestic individuals who have participated in any stock incentive plan including employee stock holding plan, share option plan or similar plan in an overseas-listed company are required to register with the relevant SAFE branch and complete certain other procedures related to the share incentive plan through a PRC agent. Under the Share Option Rule, individuals in PRC including PRC citizens (including of Hong Kong, Macau and Taiwan nationals) and foreign nationals who have continuously resided in China for at least a year who participate in the share incentive plan of a same overseas listed company shall collectively appoint a qualified PRC domestic agent or a PRC subsidiary of such overseas listed company, or the PRC agent, to conduct foreign exchange registration, open bank accounts and transfer and exchange funds and an overseas entity shall be appointed to conduct exercise of option, buying and selling of relevant stocks or equities and transfer of relevant funds. The individuals' foreign exchange income received from the sale of shares or dividends distributed by the overseas-listed company which is repatriated back to China shall first be remitted into a collective foreign exchange account opened and managed by the PRC agent before distribution to such individuals in a foreign currency or in RMB. We and our employees who are domestic individuals and have participated in our stock incentive plan, or PRC optionees, will be subject to these rules upon the listing of our ADSs on the NYSE. If we or our PRC optionees fail to comply with these regulations, we or our PRC optionees may be subject to fines and legal sanctions. In addition, the SAT has issued certain circulars concerning employee share options. Pursuant to these circulars, our employees working in China who exercise share options will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee share options with relevant tax authorities and withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay and we fail to withhold their income taxes, we may face sanctions imposed by tax authorities or any other PRC government authorities.

        See "Risk Factors—Risks related to doing business in China—We may be subject to fines and legal sanctions imposed by the SAFE or other Chinese government authorities if we or our employees fail to comply with PRC regulations relating to employee share incentive plans adopted by overseas-listed companies for PRC domestic individuals."

Regulations on foreign exchange registration of offshore investment by PRC residents

        On July 4, 2014, the SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange for Overseas Investment and Financing and Reverse Investment by Domestic Residents via Special Purpose Vehicles, or Circular 37, which replaced the Notice on Issues Relating to the Administration of Foreign Exchange for the Financing and Reverse Investment by Domestic Residents via Offshore Special Purpose Vehicles issued by SAFE in October 2005, or Circular 75. Pursuant to Circular 37, any PRC residents, including both PRC institutions and individual residents, are required to register with the local SAFE branch before making contribution to a company set up or controlled by the PRC residents outside of the PRC for the purpose of overseas investment or financing with their legally owned domestic or offshore assets or interests, referred to in this circular as a "special purpose vehicle." Under Circular 37, the term "PRC institutions" refers to entities with legal person status or other economic organizations established within the territory of the PRC. The term "PRC individual residents" includes all PRC citizens (also including PRC citizens abroad) and foreigners who habitually reside in the PRC for economic benefit. A registered special purpose vehicle is required to amend its SAFE registration or file with respect to such vehicle in connection with any change of basic information including PRC individual resident shareholder, name, term of operation, or PRC individual resident's increase or decrease of capital, transfer or exchange of shares, merger, division or other material changes. In addition, if a non-listed special purpose vehicle grants any equity incentives to directors, supervisors or employees of domestic companies under its direct or indirect control, the relevant PRC individual residents could register with the local SAFE branch before exercising such options. The SAFE simultaneously issued a series of guidances to its local branches with respect to the implementation of Circular 37. Under Circular 37, failure to comply with the foreign exchange registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including restrictions on the payment of dividends and other distributions to its offshore parent company and the capital inflow from the offshore entity, and may also subject the relevant PRC residents and onshore company to penalties under the PRC foreign exchange administration regulations. See "Risk Factors—Risks related to doing business in China—PRC regulations relating to the establishment of offshore special purpose vehicles by PRC residents may subject our PRC resident shareholders or us to penalties and limit our ability to acquire PRC Companies or inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to increase their registered capital or distribute profits to us, or otherwise adversely affect us."

Regulations on cross-border direct investment in Renminbi

        On October 12, 2011, MOFCOM issued the Notice of the Ministry of Commerce on Issues concerning Cross border Direct Investment in Renminbi which was abolished in 2013 and on December 3, 2013 the MOFCOM promulgated the Announcement on Issues relating to Cross-border Direct Investment in RMB, effective from January 1, 2014. Under this announcement, the "cross-border direct investment in RMB "shall refer to the direct investment activities conducted by foreign investors (including the investors from Hong Kong, Macau and Taiwan) in China with offshore RMB funds obtained legally, including, among other things, the establishment of new enterprises, increase of capital, shareholding or merger and acquisition of domestic enterprises. The cross-border direct investment in RMB by a foreign investor or reinvestment by its foreign-invested enterprise shall conform to the requirements of laws, regulations and relevant provisions on foreign investment and comply with the foreign investment industry policies of China and the provisions on security review of foreign investment mergers and acquisitions and anti-monopoly review. No foreign-invested enterprise is allowed to use the funds of cross-border direct investment in RMB for investment, directly or indirectly, in negotiable securities and financial derivatives in China (except for strategic investment in listed companies) or for entrusted loans. On October 13, 2011, the PBOC issued the Management Rules on the Settlement of Foreign Direct Invested Renminbi, which provide that foreign invested enterprises with RMB-dominated foreign direct investment must register with the PBOC or its local branch after obtaining the permit from MOFCOM and the business license.

Regulations on overseas listing

        On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State Assets Supervision and Administration Commission, the SAT, the SAIC, the CSRC and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and was amended on June 22, 2009. The M&A Rules, among other things, includes provisions that purport to require that an offshore special purpose vehicle formed for purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle's securities on an overseas stock exchange.

        On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. The application of this new PRC regulation remains unclear with no consensus currently existing among leading PRC law firms regarding the scope of the applicability of the CSRC approval requirement.

        Our PRC counsel, Grandall Law Firm (Shanghai), has advised us that, based on the their understanding of current Chinese laws, regulations and rules, including the M&A Rules and the CSRC procedures announced on September 21, 2006:

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  the CSRC currently has not issued any definitive rule or interpretation requiring offerings like this offering to be subject to this procedure;

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  the M&A Rules do not require us to submit an application to the CSRC for its approval prior to the issuance and sales of our common shares, or the listing and trading of our ADS on the

    NYSE because we are not a special purpose vehicle as defined under the M&A Rules, unless we are clearly required to do so by possible later rules of the CSRC; and

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  it is not aware of any public record indicating that any of the issuers having offshore and onshore corporate structures similar to ours and already listed on an offshore stock exchange has been required by CSRC to procure the approval of CSRC prior to their listings.

        See "Risk Factors—Risks related to doing business in China—The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering, which may delay or create other uncertainties for this offering."

Regulations on intellectual property rights

        China has adopted comprehensive legislation governing intellectual property rights, including copyright, trademark, patents and domain names.

Copyright

        The Copyright Law of the PRC was adopted in 1990 and amended in 2001 and 2010. Copyrighted software is protected under the Copyright Law and other regulations. In addition, there is a voluntary registration system administered by the China Copyright Protection Center.

        In order to strengthen the protection of the rights and interests of computer software copyright owners, the State Council promulgated the Regulations on the Protection of Computer Software on December 20, 2001, which became effective on January 1, 2002 and amended it in 2011 and 2013, and the State Bureau of Copyright promulgated the Measures on the Registration of Computer Software Copyright on February 20, 2002. For the software copyrights of legal persons or other organizations, the term of protection for the software copyright is 50 years, ending on December 31 of the fiftieth year after the first publication of the software. The software copyright owner may follow registration procedures with the software registration institution authorized by the State Bureau of Copyright and obtain a Registration Certificate of Software Copyright, which is the prima facie proof of the registered copyright ownership. Our PRC subsidiaries have registered the copyrights of 17 computer software in the PRC, and have obtained all Registration Certificates of Software Copyright.

Trademark

        Our PRC subsidiaries have registered 85 trademarks in the PRC and 18 trademarks in other countries. Registered trademarks are protected under the Trademark Law adopted on August 23, 1982 (effective on March 1, 1983) and amended on February 22, 1993 (effective on July 1, 1993), October 27, 2001 (effective on December 1, 2001) and August 30, 2013 (effective on May 1, 2014), the Trademark Office of the State Administration of Industry and Commerce (or the Trademark Office) is responsible for the registration and administration of trademarks throughout China and grants a term of ten years to registered trademarks. The Trademark Law has adopted a "first-to-file" principle with respect to trademark registration. Where a trademark for which a registration has been made is identical or similar to another trademark that has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark shall not prejudice the existing right of others obtained by priority, nor shall any person register in advance a trademark that has already been used by another person and has already gained "sufficient degree of reputation" through that person's use. After receiving an application, the Trademark Office will make a public announcement if the relevant trademark passes the preliminary examination. Within three months after such public announcement, any person may file an opposition against a trademark that has passed a preliminary examination. The Trademark Office's decisions on rejection, opposition or cancellation of an application may be appealed to the Trademark Review and Adjudication Board, whose decision may be further appealed through judicial proceedings.

If no opposition is filed within three months after the public announcement period or if the opposition has been overruled, the Trademark Office will approve the registration, issue a registration certificate and make an announcement, upon which the trademark is registered and will be effective for a renewable ten-year period, unless otherwise revoked. In the case of a trademark infringement, where the actual loss suffered by the right holder as a result of the infringement, the profits gained by the infringer from the infringement and the royalties of the registered trademark concerned are difficult to determine, the people's court shall render a judgment on awarding damages of up to RMB300.0 million depending on the circumstances of the infringing acts.

Patent

        The NPC adopted the Patent Law of the PRC in 1984, and amended it in 1992, 2000 and 2008. The purpose of the Patent Law is to protect and encourage invention, foster applications of invention and promote innovations and the development of science and technology. A patentable invention or utility model must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Council is responsible for receiving, examining and approving patent applications. A patent is valid for a term of 20 years in the case of an invention and a term of ten years in the case of a utility model and design, starting from the application date. A third-party user must obtain consent or a proper license from the patent owner to use the patent except for certain specific circumstances provided by law. Otherwise, the use will constitute an infringement of the patent rights.

Domain name

        Our PRC subsidiaries have registered 185 domain names. On November 5, 2004, the Ministry of Industry and Information Technology promulgated the Measures for Administration of Domain Names for the Chinese Internet (or the Domain Name Measures, effective on December 20, 2004). The Domain Name Measures regulate the registration of domain names, such as the first tier domain name "cn". On May 29, 2012, the China Internet Network Information Center, or the CNNIC, issued the Implementing Rules for Domain Name Registration setting forth detailed rules for registration of domain names (effective on the promulgation date). On June 28, 2012, the CNNIC issued the Measures on Domain Name Disputes Resolution (effective on the promulgation date), pursuant to which the CNNIC can authorize a domain name dispute resolution institution to decide disputes.

        See "Risk Factors—Risks related to our business and industry—Failure to adequately protect our intellectual property rights could substantially harm our brand, our business and results of operations" for the adverse effect caused by failure to adequately protect our intellectual property rights according to the relevant laws and regulations.

MANAGEMENT

Directors and executive officers

        The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Ray Ruiping Zhang	51	Chairman, Chief Executive Officer
Leo Lihong Cai	50	Director, Executive Vice President of Sales and Marketing
JP Gan	42	Director
John Zagula	50	Director
Bin Zhu	37	Director
Gregory Robert Stubblefield	55	Director
William W. Snyder	63	Director
James Jianzhang Liang	44	Director
Qian Miao	49	Director
Colin Chitnim Sung	48	Chief Financial Officer
Chun Xie	35	Chief Information Officer
Hongtao Han	45	Vice President of Operation
Nina Yan Wu	42	Director of Human Resource and Training Department
Jane Fengjuan Zheng	31	Director of Corporate Sales and Business Development

        Ray Ruiping Zhang is our founder, chief executive officer and chairman of our board of directors. Mr. Zhang has served as our chief executive officer and our director since our inception. Mr. Zhang has over 20 years of experience in vehicle dispatching and fleet management system integration and implementation. Prior to establishing our company, from September 1990 to April 2002, Mr. Zhang was the co-founder and chief executive officer of Aleph, Inc., which is a leading supplier of vehicle dispatching and scheduling systems in the United States based in Berkeley, California. Mr. Zhang received his bachelor's degree in computer science from Fudan University in 1985, studied in graduate school of computer science from California State University, Sacramento from 1985 to 1987, and received his executive MBA degree from China Europe International Business School in 2005.

        Leo Lihong Cai has served as our vice president of sales and marketing since April 2008. Dr. Cai has over 15 years of experience in marketing and IT industry and over six years of experience in car rental and car service industry. Prior to joining us, Dr. Cai served as a market development director of EMC Corporation, a pre-sales director of Hewlett-Packard Company and an enterprise solution and strategic alliances director of Mercury Interactive Corporation. Dr. Cai obtained a bachelor's degree in naval architecture from Shanghai Jiao Tong University in 1988, a master's degree in mechanical engineering from University of Missouri in 1992 and a Ph.D. degree in mechanical engineering from the University of California, Berkeley in 1996.

        JP Gan has served as our director since August 2013. Mr. Gan is a managing director and has served as a member of the investment committee of Qiming Venture Partners, a private equity firm affiliated with Qiming Funds, since 2007. From 2005 to 2006, Mr. Gan was the chief financial officer of KongZhong Corporation, a U.S. listed company. Prior to joining KongZhong Corporation, Mr. Gan was a director of the Carlyle Group responsible for venture capital investments in the Greater China region from 2000 to 2005. Mr. Gan worked in the investment banking division of Merrill Lynch in Hong Kong from 1999 to 2000 and worked at PricewaterhouseCoopers LLP in the United States from 1994 to 1997. Mr. Gan is also an independent director of Ctrip.com International Limited, Jiayuan.com International Limited and Taomee Holdings Ltd., all of which are U.S.-listed companies, and the director of several private companies. He obtained his MBA degree from the University of Chicago Booth School of Business in 1999 and his bachelor's degree in business administration from the University of Iowa in 1994. He is a Certified Public Accountant in the United States. Mr. Gan was nominated to be our director by Qiming Group pursuant to an investors' right agreement we entered into with our shareholders.

        John Zagula has served as our director since April 2008. Mr. Zagula is a managing director of Ignition Capital and Ignition Partners and has been an investment professional with Ignition since May 2000. Mr. Zagula was also a founding managing director of Qiming Ventures. Mr. Zagula serves on the board of directors of several private companies with operations in both the United States and China. Before joining Ignition, Mr. Zagula was the general manager of global campaigns for Microsoft Corporation where he held several positions from January 1992. Prior to that, he held executive positions at American Express and International Data Corporation. Mr. Zagula received his master's degree in law and diplomacy from the Fletcher School jointly administrated by Tuft University and Harvard University in 1988. He was a Fulbright Scholar at the Universität zu Köln in Germany from 1985 to 1986 and received his bachelor's degree from Marquette University in 1985. Mr. Zagula was nominated to be our director by Qiming Group pursuant to an investors' right agreement we entered into with our shareholders.

        Bin Zhu has served as our director since September 2010. Mr. Zhu joined the principle investment area division of Goldman Sachs in March 2005 and was named a managing director in 2011. Prior to joining principle investment area, Mr. Zhu worked in the investment banking division of Goldman Sachs for four years. Mr. Zhu currently serves on the board of China Risun Coal Chemicals Group Limited. Mr. Zhu obtained his master's degree of management from Shanghai Jiaotong University in 2001. Mr. Zhu was nominated to be our director by GS Group pursuant to an investors' right agreement we entered into with our shareholders.

        Gregory Robert Stubblefield has served as our director since March 2012. Mr. Stubblefield has served as executive vice president and chief strategy officer of Enterprise Holdings since 2009, during which period he led Enterprise Holdings' global business development as well as global sustainability strategy and initiative, including its car-sharing program, its Alamo and National franchise locations and its marketing & communications organization. Mr. Stubblefield joined Enterprise Holdings in 1982. He was named president of Alamo and National franchises in 2007 and president of operations California and Hawaii in 2004. Mr. Stubblefield received his bachelor's degree in social science from University of California, Berkeley in 1982. Mr. Stubblefield was nominated to be our director by Crawford pursuant to an investors' right agreement we entered into with our shareholders.

        William W. Snyder has served as our director since October 2013. Mr. Snyder also serves as a director of both Enterprise Holdings and Crawford. He has served as executive vice president of Enterprise Holdings since 2003 and its chief financial officer since 2002, during which period he had overall responsibility for Enterprise Holdings' internal and external reporting, information technology, tax, treasury, retirement plan administration and forecasting. Mr. Snyder joined Enterprise Holdings in 1984 and served various positions including corporate controller, vice president of information technology and senior vice president and chief information officer before 2003. Mr. Snyder received his bachelor's degree of science in business administration in 1972 and his master's degree in science of accountancy in 1974, both from University of Missouri. Mr. Snyder was nominated to be our director by Crawford pursuant to an investors' right agreement we entered into with our shareholders.

        James Jianzhang Liang has served as our director since December 2013. Mr. Liang is one of the co-founders of Ctrip. Mr. Liang is currently the chief executive officer and chairman of the board of directors of Ctrip. Prior to Ctrip, Mr. Liang held a number of positions with Oracle Corporation from 1991 to 1999 in the United States and China, including head of the enterprise resource planning consulting division of Oracle China from 1997 to 1999. Mr. Liang also currently serves as a member of the board of directors of Home Inns & Hotels Management Inc., Jiayuan.com International Ltd. and 51job, Inc. Mr. Liang received his bachelor's degree in computer science from Fudan University in 1989, his master's degree in computer science and from Georgia Institute of Technology in 1991 and his Ph.D. degrees in Economics from Stanford University in 2011. Mr. Liang was nominated to be our director by Ctrip pursuant to an investors' right agreement we entered into with our shareholders.

        Qian Miao has served as our director since April 2008. Mr. Miao is the general manager and a director of China Network Co., Ltd. From December 1995 to December 2002, Mr. Miao served as a department manager at Wonders Information Co., Ltd., a listed company in China. From July 1987 to December 1995, Mr. Miao was an IT engineer and project manager at Shanghai Institute of Computer Software. Mr. Miao completed his postgraduate study in software engineering from Fudan University in 1987 and received his bachelor's degree in computer science from Fudan University in 1985.

        Colin Chitnim Sung has served as our chief financial officer since April 2013. Mr. Sung is currently a member of the board of directors and chairman of the audit committee of Hollysys Automation Technologies Ltd. (NASDAQ: HOLI) since February 2008. Prior to joining us, Mr. Sung also has served as adviser of NeWorld Education Group, Inc. since August 2012 and served as Chief Financial Officer of NeWorld Education Group since August 2011. Mr. Sung served as the deputy Chief Executive Officer and the Chief Financial Officer of Linktone Ltd. (NASDAQ: LTON), a wireless interactive entertainment service provider in China, from 2008 to 2011. From 2005 to 2008, he was the Chief Financial Officer of Linktone Ltd., where he also served as the acting Chief Executive Officer in 2006 and as its director of board from 2007 to 2008. From 2004 to 2005, Mr. Sung was the Corporate Controller of UTI, United States, Inc., a subsidiary of International Freight Forwarder (NASDAQ: UTIW), and from 2001 to 2004, was a Vice President of finance and Corporate Controller of USF Worldwide, Inc., a subsidiary of US Freightways. From 1997 to 2001, Mr. Sung was Vice President and Corporate Controller for US Operation of Panalpina Welttransport Holding, (PWTN.SW). Mr. Sung received his bachelor's degree in accounting from William Paterson University in 1992 and his MBA degree from American InterContinental University in 2004. Mr. Sung is a Certified Public Accountant and Chartered Global Management Accountant.

        Chun Xie has served as our chief information officer since 2006. Prior to joining us, Mr. Xie served as a senior engineer and an IT manager at Surrey Technology Co., Ltd. from August 2002 to February 2006. Mr. Xie also served as a senior engineer at Chinaquest.com from August 2000 to July 2001. Mr. Xie graduated from the advanced software engineering & project management program of National Institute Information Technology, India, and was certified as a PMP (project management professional) by PMI (Project Management Institute, USA) in 2006 and obtained a bachelor's degree from Tongji University in 2000.

        Hongtao Han has served as our vice president of operation since 2006. Prior to joining us, Mr. Han served as the finance manager at Shanghai Kailun International Trading Co., Ltd. from January 1997 to January 2006. From July 1989 to January 1997, Mr. Han served as an accounting manager at Shanghai Kailun Paper and Printing Group Co., Ltd. Mr. Han received his bachelor's degree from Shanghai University of Finance and Economics in 1990.

        Nina Yan Wu has served as our director of human resource and training department since February 2011. Prior to join us, Ms. Wu served as an operation director at WTM Marketing Services Co., Ltd. from 2008 to 2011. From 2006 to 2008, Ms. Wu served as a human resource director of Shanghai Unisys Technology Company. From 2002 to 2006, Ms. Wu served as a human resource manager at Microsoft (China) Co., Ltd. Ms. Wu received her bachelor's degree in Chinese language and literature from Shanghai Normal University in 1994.

        Jane Fengjuan Zheng has served as our director of corporate sales and business development since April 2011, and has over eight years of experience in corporate sales and marketing management in the car rental and car service industry. Ms. Zheng received her bachelor's degree in business administration from Wuhan University of Technology and has completed the EMBA program from Antai Business School of Economics and Management, Shanghai Jiaotong University.

Committee of the board of directors

        Prior to the completion of this offering, we intend to establish three committees under the board of directors: the audit committee, the compensation committee and the corporate governance and nominating committee. We intend to adopt a charter for each of these committees prior to the completion of this offering. Each committee's members and functions are described below.

Audit committee

        Our audit committee will consist of                    ,                     and                    .                     will be the chairman of our audit committee and meets the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. Our board of directors has determined that each member of the audit committee will be an "independent director" within the meaning of Section 303A of the NYSE Listed Company Manual, or the NYSE Manual, and will meet the criteria for independence set forth in Rule 10A-3 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. Our audit committee will consist solely of independent directors within one year of our initial public filing. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

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  selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;

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  reviewing the performance of and evaluating the independence of our independent registered public accounting firm;

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  reviewing with our independent registered public accounting firm any audit issues or difficulties and management's response;

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  reviewing and discussing the audited financial statements and interim financial statements (if any) with management and our independent registered public accounting firm;

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  reviewing major issues as to the adequacy and effectiveness of our internal controls and any special audit steps adopted in light of significant control deficiencies;

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  reviewing with the chief executive officer, chief financial officer and our independent registered public accounting firms any significant deficiencies and material weakness in the design or operation of internal control over financial reporting and any fraud, if any, that involves management or other significant employees;

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  reviewing and approving all proposed related-party transactions;

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  discussing guidelines and policies governing the process of risk assessment and management;

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  meeting with the general counsel and outside counsel to review legal and regulatory matters; and

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  such other matters that are specifically delegated to our audit committee by our board of directors from time to time.

Compensation committee

        Our compensation committee will consist of                    ,                     and                    .                     will be the chairman of our compensation committee. Our board of directors has determined that each member of our compensation committee will be an "independent director" within the meaning of Section 303A of the NYSE Manual. Our compensation committee assists the board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers and overseeing other compensation and employee benefit plans and practices, including incentive-compensation and equity-based plans. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

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  reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating our chief executive officer's performance in light of those goals and objectives, and determining or recommending to the board for its approval our chief executive officer's compensation level based on this evaluation;

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  reviewing and approving or making recommendations to the board for its approval with respect to the compensation level of our other executive officers;

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  reviewing and making recommendations to the board with respect to our compensation policies and the compensation of our directors; and

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  reviewing and making recommendations to the board with respect to all incentive-compensation and equity-based plans.

        Our board of directors has adopted a code of business conduct and ethics, which will be applicable to our directors and senior executive and financial officers. Our code of business conduct and ethics has been filed as exhibits to the registration statement that includes in this prospectus.

        In addition, our board of directors will adopt a set of corporate governance guidelines. The guidelines will reflect certain guiding principles with respect to the structure of our board of directors, procedures and committees. These guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended or restated from time to time.

Corporate governance and nominating committee

        Our corporate governance and nominating committee will consist of                        ,                         and                         .                         will be the chairman of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee will be an "independent director" within the meaning of Section 303A of the NYSE Manual. Our nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The corporate governance and nominating committee is responsible for, among other things:

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  identifying and recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

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  selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the corporate governance and nominating committee itself;

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  developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices;

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  evaluating the performance and effectiveness of the board as a whole; and

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  evaluating the performance and effectiveness of the committee itself with the board.

Duties of directors

        Under Cayman Islands law, our directors have a fiduciary duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached.

        The functions and powers of our board of directors include, among other things:

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  convening shareholders' annual general meetings and reporting its work to shareholders at such meetings;

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  issuing authorized but unissued shares and redeeming or purchasing outstanding shares of our company;

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  declaring dividends and other distributions;

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  appointing officers and determining the term of office of officers;

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  exercising the borrowing powers of our company and mortgaging the property of our company; and

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  approving the transfer of shares of our company, including the registering of such shares in our share register.

Interested transactions

        A director may vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to the board's consideration and vote on such contract or transaction and subject to any separate requirement for Audit Committee approval under applicable law or the rules of the NYSE.

Remuneration and borrowing

        The directors may determine remuneration to be paid to the directors. The compensation committee assists the directors in reviewing and approving the compensation structure for the directors. The directors may exercise all the powers of the company to raise or borrow money and to mortgage or charge all or any part of its undertaking, property and assets (present and future) and uncalled capital, and to issue debentures, bonds and other securities whether outright or as security for any debt obligations of our company or of any third party.

Qualification

        There is no shareholding qualification for directors.

Terms of directors and executive officers

        Our executive officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until such time as they resign or are removed from office by special resolution passed at a meeting of shareholders. A director will be removed from office automatically if, among other things, the director: (i) becomes bankrupt or makes any arrangement or composition with his creditors; or (ii) dies or becomes of unsound mind.

Employment agreements and indemnification agreements

        We have entered into employment agreements with all of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate an executive officer's employment for cause at any time, without prior written notice, or without cause with prior written notice, for certain acts of the employee, including but not limited to willful gross misconduct by the employee in connection with his or her employment, or violation of our internal rules. An executive officer may, with prior written notice, terminate his or her employment at any time without cause.

        Each executive officer has agreed to hold, both during and subsequent to the terms of his or her agreement, in confidence and not to use, except as required in the performance of his or her duties in connection with the employment, any of our confidential information, technological secrets, commercial secrets and know-how. Our executive officers have also agreed to disclose to us all inventions, designs and techniques resulted from work performed by them, and to assign us all right, title and interest of such inventions, designs and techniques. Moreover, each of our executive officers has agreed during the term of his or her employment with us and two years thereafter, (i) not to engage in any manner in any business that may compete with our business, or own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any person that competes with us; (ii) not to refer or attempt to refer to any third party any business in which we currently engage or will likely engage or participate; and (iii) not to solicit or employ any person with whom we maintain employment or consulting relation, or otherwise direct or cause any person to terminate his employment or consulting relationship with us.

        We have also entered into an indemnification agreement with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of directors and executive officers

        For the year ended December 31, 2013, we paid an aggregate of approximately RMB6.2 million (US$1.0 million) in cash to our executive officers, and we did not pay any compensation to our non-executive directors. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each full-time employee's salary for his or her pension insurance, medical insurance, housing fund, unemployment and other statutory benefits.

2010 Performance Incentive Plan

        In April 2010, we adopted our 2010 Plan, which was amended and restated in December 2010 and August 2014, to promote the success of the company and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. Our board of directors authorized the issuance of up to 6,698,470 common shares upon exercise of awards granted under the 2010 Plan. Our board of directors believes that our company will benefit from the added interest that such persons will have in the welfare of the company as a result of their proprietary interest in the company's success.

        The following paragraphs describe the principal terms of our 2010 Plan:

        Plan Administration.    Our 2010 Plan will be administered by our board of directors or one or more committees appointed by our board of directors or another committee (within its delegated authority). Any such administrator is authorized and empowered to, subject to the express provisions of the 2010 Plan, do all things necessary or desirable in connection with the authorization of awards and the administration of the 2010 Plan.

        Types of Awards.    The types of awards that may be granted under our 2010 Plan are:

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  Share Options.  A share option is the grant of a right to purchase a specified number of common shares during a specified period as determined by the administrator. The maximum term of each option shall be ten years. The per share exercise price for each option granted to any eligible person subject to United States income tax shall be not less than 100% of the fair market value of a common share on the date of grant of the option.

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  Share Appreciation Rights.  A share appreciation right, or SAR, is a right to receive a payment, in cash and/or common shares, equal to the excess of the fair market value of a specified number of common shares on the date the SAR is exercised over the "base price" of the award, which base price shall be set forth in the applicable award agreement and, with respect to any eligible person subject to United States income tax, shall be not less than 100% of the fair market value of a common share on the date of grant of the SAR. The maximum term of a SAR shall be ten years.

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  Other Awards.  The other types of awards that may be granted under the 2010 Plan include: (i) share bonuses, restricted shares, performance shares, share units, phantom shares, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (ii) any similar securities with a value derived from the value of or related to the common shares and/or returns thereon; or (iii) cash awards.

        Acceleration of Awards upon Certain Corporate Transactions.    Upon the occurrence of any merger, combination, consolidation or other reorganization; any exchange of common shares or other securities of our company; a sale of all or substantially all the business, shares or assets of our company; a dissolution of our company; or any other event in which our company does not survive (or does not survive as a public company in respect of our common shares); or any change in control event defined in any applicable award agreement, the administrator of the 2010 Plan may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the administrator in the circumstances.

        Amendment and Termination of Plan.    No amendment, suspension or termination of the 2010 Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of our company under any award granted under the 2010 Plan prior to the effective date of such change. Unless earlier terminated by our board of directors, the 2010 Plan shall terminate at the close of business on the day before the tenth anniversary of April 1, 2010. After the termination of the 2010 Plan either upon such stated expiration date or its earlier termination by our board of directors, no additional awards may be granted under the 2010 Plan, but previously granted awards (and the authority of the administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2010 Plan.

2014 Performance Incentive Plan

        In October 2014, we adopted our 2014 Plan, which is conditional on and effective upon completion of this offering. The initial aggregate amount of common shares that may be issued under the 2014 Plan is 4,000,000, provided that the shares reserved under the 2014 Plan shall automatically increase on January 1 of each year during the term of the 2014 Plan, commencing on January 1, 2015, by an amount equal to the lesser of (i) one percent (1%) of the total number of common shares issued and outstanding on December 31 of the immediately preceding calendar year, (ii) 1,000,000 common shares or (iii) such number of common shares as may be determined by our board of directors.

        The following paragraphs describe the principal terms of our 2014 Plan:

        Plan Administration.    Our 2014 Plan will be administered by our board of directors or one or more committees appointed by our board of directors or another committee (within its delegated authority). Any such administrator is authorized and empowered to, subject to the express provisions of the 2014 Plan, do all things necessary or desirable in connection with the authorization of awards and the administration of the 2014 Plan.

        Eligibility.    The plan administrator may select among the following eligible individuals to whom an award may be granted: (i) our officers or employees, (ii) our directors; or (iii) consultants or advisers, who render bona fide services to us (except in connection with the offer or sale of securities in a capital-raising transaction or which directly or indirectly promote or maintain a market for our securities).

        Award agreements.    Each award under the 2014 Plan shall be evidenced by an award agreement or an electronic notice of award grant.

        Types of Awards.    The types of awards that may be granted under our 2014 Plan are:

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  Share Options. A share option is the grant of a right to purchase a specified number of common shares during a specified period as determined by the administrator. The maximum term of each option shall be ten years. The per share exercise price for each option granted to any eligible person subject to United States income tax shall be not less than the fair market value of a common share on the date of grant of the option.

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  Share Appreciation Rights. A share appreciation right, or SAR, is a right to receive a payment, in cash and/or common shares, equal to the excess of the fair market value of a specified number of common shares on the date the SAR is exercised over the "base price" of the award, which base price shall be determined by the administrator and set forth in the applicable award agreement. The maximum term of a SAR shall be ten years.

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  Other Awards. The other types of awards that may be granted under the 2014 Plan include: (a) share bonuses, restricted shares, performance shares, share units, phantom shares, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the common shares and/or returns thereon; or (c) cash awards.

        Vesting Schedule.    In general, the plan administrator determines the vesting schedule, which is set forth in the award agreement.

        Acceleration of Awards upon Certain Corporate Transactions.    Upon the occurrence of any merger, combination, consolidation or other reorganization; any exchange of common shares or other securities of our company; a sale of all or substantially all the business, shares or assets of our company; a dissolution of our company; or any other event in which our company does not survive (or does not survive as a public company in respect of our common shares); or any change in control event defined in any applicable award agreement, the administrator of the 2014 Plan may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the administrator in the circumstances.

        Transfer Restrictions.    Awards may not be transferred in any manner by the recipient other than by will or the laws of descent and distribution, except as otherwise provided by the plan administrator.

        Amendment and Termination of Plan.    No amendment, suspension or termination of the 2014 Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of our company under any award granted under the 2014 Plan prior to the effective date of such change. Unless earlier terminated by our board of directors, the 2014 Plan shall terminate at the close of business on the day before the tenth anniversary of the effective date. After the termination of the 2014 Plan either upon such stated expiration date or its earlier termination by our board of directors, no additional awards may be granted under the 2014 Plan, but previously granted awards (and the authority of the administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2014 Plan.

        As of the date of this prospectus, outstanding options and restricted shares that we have granted to our directors, executive officers and other individuals are as follows:

Name	Number of Common Shares Underlying Outstanding Options/ Restricted Shares		Exercise Price (US$/Share)	Date of Grant	Date of Expiration
Ray Ruiping Zhang	1,131,650		2.20	August 31, 2010	August 30, 2015
	1,673,000		3.11	December 31, 2010	December 30, 2015
	150,000	(1)	nil	August 26, 2014	August 25, 2019
Leo Lihong Cai	*		2.20	April 5, 2011	April 4, 2016
	*		7.00	August 26, 2014	August 25, 2019
	*	(1)	nil	August 26, 2014	August 25, 2019
Qian Miao	*		2.20	August 31, 2010	August 30, 2015
Colin Chitnim Sung	*		3.11	April 1, 2013	March 31, 2018
	*		7.00	August 26, 2014	August 25, 2019
	*	(1)	nil	August 26, 2014	August 25, 2019
Chun Xie	*		2.20	August 31, 2010	August 30, 2015
	*		7.00	August 26, 2014	August 25, 2019
Hongtao Han	*		2.20	August 31, 2010	August 30, 2015
	*		7.00	August 26, 2014	August 25, 2019
Nina Yan Wu	*		2.20	April 5, 2011	April 4, 2016
	*		7.00	August 26, 2014	August 25, 2019
Jane Fengjuan Zheng	*		2.20	August 31, 2010	August 30, 2015
	*		7.00	August 26, 2014	August 25, 2019
Other individuals as a group	*		(3)	(3)	(3)

Total	5,593,150	(2)

*
The aggregate beneficial ownership of our company held by the grantee is less than 1% of our total outstanding common shares.

(1)
Represents restricted shares. As of the date of this prospectus, all restricted shares have been issued, including unvested restricted shares.

(2)
Includes options and restricted shares. As of the date of this prospectus, all restricted shares have been issued, including unvested restricted shares.

(3)
We granted share options to other individuals on the following dates and at the following exercise prices: (1) on August 31, 2010 with an exercise price of US$2.20 per share, which will expire on August 30, 2015; (2) on April 5, 2011 with an exercise price of US$2.20, which will expire on April 4, 2016; (3) on June 10, 2011 with an exercise price of US$2.20 or US$3.11, which will expire on June 9, 2016; (4) on June 24, 2011 with an exercise price of US$2.20 or US$3.11, which will expire on June 23, 2016; and (5) on August 26, 2014 with an exercise price of US$7.00, which will expire on August 25, 2019.

PRINCIPAL [AND SELLING] SHAREHOLDERS

        The following table sets forth information with respect to the beneficial ownership of our common shares, as of the date of this prospectus, by:

  •
  each of our directors and executive officers;

  •
  each person known to us to own beneficially more than 5% of our common shares; and

  •
  [each selling shareholder.]

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days of the dates of this prospectus, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

        Immediately prior to the completion of this offering, our common shares will be divided into Class A common shares and Class B common shares. The calculations in the table below are based on 84,545,911 common shares outstanding on an as-converted basis as of the date of this prospectus, and                        common shares outstanding immediately after the completion of this offering, including, as the case may be, (i)             Class A common shares to be sold by us in this offering in the form of ADSs, (ii)                          Class A common shares to be sold by us in the concurrent private placement, and (iii)                         Class B common shares re-designated and/or converted from all common shares and preferred shares held by our existing shareholders and outstanding as of the date of this prospectus, and all of the common shares to be issued pursuant to our 2010 Plan or upon the exercise of options and warrants granted to our existing shareholders and outstanding as of the date of this prospectus, assuming that the underwriters do not exercise their option to purchase additional ADSs.

							Common Shares Beneficially Owned After This Offering(1)
	Common Shares Beneficially Owned Prior to This Offering
					Common Shares being sold in This Offering
									Total Common Shares on an As-converted Basis(2)
							Class A Common Shares(2)	Class B Common Shares(2)		% of Aggregate Voting Power(4)
	Number(2)		%(3)		Number(2)	%(3)
Directors and Executive Officers:
Ray Ruiping Zhang(5)	8,405,970		9.7
Leo Lihong Cai(8)		*		*
JP Gan(6)	10,057,184		11.9
John Zagula(7)	7,669,867		9.1
Bin Zhu	—		—
Gregory Robert Stubblefield	—		—
William W. Snyder	—		—
James Jianzhang Liang	—		—
Qian Miao(8)		*		*
Colin Chitnim Sung(8)		*		*
Chun Xie(8)		*		*
Hongtao Han(8)		*		*
Nina Yan Wu(8)		*		*
Jane Fengjuan Zheng(8)		*		*
All Directors and Executive Officers as a group(8)	27,030,221		30.8
Principal [and Selling] Shareholders:
Ctrip(9)	19,468,193		23.0
Crawford(10)	18,694,003		21.7
CDH(11)	10,874,211		12.9
Qiming Group(12)	10,057,184		11.9
GS Group(13)	9,081,665		10.7
Ray Ruiping Zhang(5)	8,405,970		9.7
Ignition Group(14)	7,669,867		9.1

*
The person beneficially owns less than 1% of our outstanding shares.

(1)
Assumes that the underwriters do not exercise the option to purchase additional ADSs.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

(3)
For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding, which is 84,545,911 common shares on an as-converted basis as of the date of this prospectus, and the number of shares such person or group has the right to acquire upon exercise of option, warrant or other right within 60 days after the date of this prospectus.

(4)
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B common shares as a single class. Each holder of Class A common shares is entitled to one vote per share and each holder of our Class B common shares is entitled to ten votes per share on all matters submitted to them for a vote. Our Class B common shares are convertible at any time by the holder thereof into Class A common shares on a one-for-one basis.

(5)
Represents 6,019,570 common shares held by Mr. Zhang (including 150,000 issued but not fully vested restricted shares pursuant to the 2010 Plan) and 2,386,400 common shares issuable upon the exercise of 2,386,400 options within 60 days from the date of this prospectus. Such common shares will be re-designated as Class B common shares immediately prior to the completion of this offering. The business address of Mr. Zhang is Unit 12/F, Building No.5, Guosheng Center, 388 Daduhe Road, Shanghai, 200062, PRC.

(6)
Represents (i) 9,897,809 common shares issuable upon the conversion of 277,633 Class A preferred shares, 4,250,000 Series A preferred shares, 3,036,300 Series B preferred shares and 2,333,876 Series C preferred shares; and (ii) 159,375 common shares issuable upon the exercise of 159,375 options within 60 days from the date of this prospectus, held by Qiming Venture Partners II, L.P., Qiming Venture Partners II C, L.P. and Qiming Managing Directors Fund II, L.P. Such common shares will be re-designated as Class B common shares immediately prior to the completion of this offering. We refer to these entities collectively as Qiming Group. The general partner of Qiming Venture Partners II, L.P. and Qiming Venture Partners II C, L.P. is Qiming GP II, L.P., a Cayman Islands exempted limited partnership, whose general partner is Qiming Corporate GP II, Ltd., a Cayman Islands limited company which is also the general partner of Qiming Managing Directors Fund II, L.P. The voting and investment power of shares held by Qiming Group is exercised by the investment committee of Qiming Corporate GP II, Ltd., which consists of Duane Kuang, Gary Rieschel, JP Gan and Robert Headley. Each of Mr. Kuang, Mr. Rieschel, Mr. Gan and Mr. Headley disclaims beneficial ownership of the shares owned by Qiming Group except to the extent of their pecuniary interests therein. The business address of Mr. JP Gan is Unit 3901, Jin Mao Tower, No.88 Century Boulevard, Shanghai China.

(7)
Represents (i) 7,641,742 common shares issuable upon the conversion of 2,776,349 Class A preferred shares, 750,000 Series A preferred shares, 1,058,006 Series B preferred shares, 1,189,635 Series C preferred shares and 1,867,752 Series E preferred shares; and (ii) 28,125 common shares issuable upon the exercise of 28,125 options within 60 days from the date of this prospectus, held by Ignition Growth Capital I, L.P., and Ignition Growth Capital Managing Directors Fund I, LLC, two U.S. limited partnerships. Such common shares will be re-designated as Class B common shares immediately prior to the completion of this offering. Ignition Growth Capital I, L.P.'s general partner is Ignition Growth GP, L.L.C, a Delaware limited liability company. The voting and investment power of shares held by Ignition Growth Capital I, L.P. is exercised by the board of managing directors of Ignition Growth GP, LLC, which consists of Jon Anderson, Rich Tong and John Zagula. Each of Mr. Anderson, Mr. Tong and Mr. Zagula disclaims beneficial ownership of the shares owned by Ignition Growth Capital I, L.P. except to the extent of their pecuniary interests therein. Ignition Growth Capital Managing Directors Fund I, LLC is controlled by a board of managing directors comprised of Jon Anderson, Rich Tong and John Zagula. Each of Mr. Jon Anderson, Mr. Rich Tong and Mr. Zagula disclaims beneficial ownership of the shares owned by Growth Capital Managing Directors Fund I, LLC except to the extent of their pecuniary interest therein. The business address of Mr. Zagula is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

(8)
Certain directors and executive officers have been granted options and restricted shares pursuant to our 2010 Plan. See "Management—2010 Performance Incentive Plan". All restricted shares issued and all common shares issuable upon exercise of options pursuant to our 2010 Plan will be re-designated as Class B common shares immediately prior to the completion of this offering.

(9)
Represents 19,468,193 common shares issuable upon the conversion of 19,468,193 Series E preferred shares held by Ctrip Investment Holding Ltd., a company which is 100% owned by C-Travel International Limited, a company which is 100% owned by Ctrip.com International, Ltd., a company listed on the NASDAQ Global Select Market. Such common shares will be re-designated as Class B common shares immediately prior to the completion of this offering. The registered address of Ctrip is Ugland House, P.O. Box 309, Grand Cayman KY1-1104, Cayman Islands.

(10)
Represents (i) 17,194,003 common shares issuable upon the conversion of 5,429,948 Class A preferred shares, 10,000,000 Series D preferred shares and 1,764,055 Series E preferred shares; and (ii) 1,500,000 common shares issuable upon the exercise of 1,500,000 warrants within 60 days from the date of this prospectus, held by Crawford, a Missouri corporation. Such common shares will be re-designated as Class B common shares immediately prior to the completion of this offering. The voting and investment power of shares held by Crawford is shared by Andrew C. Taylor, Jo Ann Kindle, Christine B. Taylor and Carolyn Kindle, as voting trustees under the Jack Taylor Family Voting Trust U/A/D 4/14/99. The business address of Crawford and such individuals is 600 Corporate Park Drive, St. Louis, Missouri 63015.

(11)
Represents (i) 10,799,211 common shares issuable upon the conversion of 1,388,174 Class A preferred shares, 5,676,202 Series B preferred shares and 3,734,835 Series C preferred shares; and (ii) 75,000 common shares issuable upon the exercise of 75,000 options within 60 days from the date of this prospectus, held by CDH Car Rental Service Limited, or CDH, a British Virgin Islands business company. Such common shares will be re-designated as Class B common shares immediately prior to the completion of this offering. CDH Venture Partners II, L.P., an exempted limited liability partnership incorporated in the Cayman Islands is the sole shareholder of CDH. The general partner of CDH Venture Partners II, L.P. is CDH Venture GP II Company Limited, an exempted limited liability company incorporated in the Cayman Islands. The voting and investment power of shares held by CDH is exercised by the investment committee of CDH Venture GP II Company Limited, which consists of Yan Huang, William Hsu, Wenjiang Chen, Shuge Jiao and Shangzhi Wu. Each of Yan Huang, William Hsu, Wenjiang Chen, Shuge Jiao and Shangzhi Wu disclaims beneficial ownership of the shares held by CDH except to the extent of their pecuniary interests therein. The registered address of CDH is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

(12)
Represents (i) 8,980,719 common shares issuable upon the conversion of 251,910 Class A preferred shares, 3,856,212 Series A preferred shares, 2,754,969 Series B preferred shares and 2,117,628 Series C preferred shares, and 144,608 common shares issuable upon the exercise of 144,608 options within 60 days from the date of this prospectus, held by Qiming Venture Partners II, L.P.; (ii) 786,401 common shares issuable upon the conversion of 22,058 Class A preferred shares, 337,671 Series A preferred shares, 241,241 Series B preferred shares and 185,431 Series C preferred shares, and 12,663 common shares issuable upon the exercise of 12,663 options within 60 days from the date of this prospectus, held by Qiming Venture Partners II-C, L.P.; and (iii) 130,689 common shares issuable upon the conversion of 3,665 Class A preferred shares, 56,117 Series A preferred shares, 40,090 Series B preferred shares and 30,817 Series C preferred shares, and 2,105 common shares issuable upon the exercise of 2,105 options within 60 days from the date of this prospectus, held by Qiming Managing Directors Fund II, L.P. Such common shares will be re-designated as Class B common shares immediately prior to the completion of this offering. We refer to Qiming Venture Partners II, L.P., Qiming Venture Partners II-C, L.P. and Qiming Managing Directors Fund II, L.P. collectively as Qiming Group. The general partner of Qiming Venture Partners II, L.P. and Qiming Venture Partners II-C, L.P. is Qiming GP II, L.P., a Cayman Islands exempted limited partnership, whose general partner is Qiming Corporate GP II, Ltd., a Cayman Islands limited company which is also the general partner of Qiming Managing Directors Fund II, L.P. The voting and investment power of shares held by Qiming Group is exercised by the investment committee of Qiming Corporate GP II, Ltd., which consists of Duane Kuang, Gary Rieschel, JP Gan and Robert Headley. Each of Mr. Kuang, Mr. Rieschel, Mr. Gan and Mr. Headley disclaims beneficial ownership of the shares owned by Qiming Group except to the extent of their pecuniary interests therein. The registered address of Qiming Group is M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(13)
Represents (i) 7,915,951 common shares issuable upon the conversion of 7,915,951 Series C preferred shares held by GS Car Rental HK Limited; and (ii) 1,165,714 common shares issuable upon the conversion of 1,165,714 Series C preferred shares held by GS Car Rental HK Parallel Limited. Such common shares will be re-designated as Class B common shares immediately prior to the completion of this offering. Both of GS Car Rental HK Limited and GS Car Rental HK Parallel Limited are HK companies. We refer to these entities collectively as GS Group. GS Car Rental HK Limited is wholly owned by GS Car Rental Lux II Sarl, which is indirectly owned by GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P. and GS Capital partners VI GmbH & Co. KG. GS Capital Partners VI Fund, L.P. is a Delaware limited partnership, whose general partner is GSCP VI Advisors, L.L.C., a Delaware limited liability company. GS Capital Partners VI Offshore Fund, L.P. is a Cayman limited partnership, whose general partner is GSCP VI Offshore Advisors—Capital Partners VI Offshore Fund, L.P. GS Capital Partners VI GmbH & Co. KG, is a German limited partnership, whose general partner is Goldman, Sachs Management GP GmbH, a German company. GS Car Rental HK Parallel Limited is wholly owned by GS Car Rental Lux Parallel II Sarl, which is indirectly owned by GS Capital Partners VI Parallel, L.P. GS Capital Partners VI Parallel, L.P. is a Delaware limited partnership, whose general partner is GS Advisors VI, L.L.C., a Delaware limited liability company. The voting and investment power of shares held by GS Group is exercised by the corporate investment committee of the merchant banking division of Goldman, Sachs & Co., which consists of Richard A. Friedman, Joseph H. Gleberman, Henry Cornell, Sanjeev K. Mehra, Muneer A. Satter, Joe DiSabato, Adrian M. Jones, Ben I. Adler, Elizabeth C. Fascitelli, Michael E. Koester, Kenneth A. Pontarelli, Ankur A. Sahu, Andrew E. Wolff, Robert R. Gheewalla, Hughes B. Lepic, Gerald J. Cardinale, Thomas G. Connolly, Martin A Hintze, Sanggyun Ahn, Stephanie Hui, Sumit Rajpal, James Reynolds and Michael Simpson. Each of the corporate investment committee members disclaims beneficial ownership of the shares owned by GS Group except to the extent of their pecuniary interests therein. The registered address of GS Group is Level 28, Three Pacific Place, 1 Queen's Road East, Hong Kong.

(14)
Represents (i) 7,562,445 common shares issuable upon the conversion of 2,747,539 Class A preferred shares, 742,217 Series A preferred shares, 1,047,028 Series B preferred shares, 1,177,290 Series C preferred shares and 1,848,371 Series E preferred shares, and 27,833 common shares issuable upon the exercise of 28,125 options within 60 days from the date of this prospectus, held by Ignition Growth Capital I, L.P.; and (ii) 79,297 common shares issuable upon the conversion of 28,810 Class A preferred shares, 7,783 Series A preferred shares, 10,978 Series B preferred shares, 12,345 Series C preferred shares and 19,381 Series E preferred shares, and 292 common shares issuable upon the exercise of 292 options within 60 days from the date of this prospectus, held by and Ignition Growth Capital Managing Directors Fund I, LLC. Such common shares will be re-designated as Class B common shares immediately prior to the completion of this offering. Both of Ignition Growth Capital I, L.P. and Ignition Growth Capital Managing Directors Fund I, LLC. are U.S. limited partnerships. We refer to these entities collectively as Ignition Group. Ignition Growth Capital I, L.P.'s general partner is Ignition Growth GP, L.L.C, a Delaware limited liability company. The voting and investment power of shares held by Ignition Growth Capital I, L.P. is exercised by the board of managing directors of Ignition Growth GP, LLC, which consists of Jon Anderson, Rich Tong and John Zagula. Each of Mr. Anderson, Mr. Tong and Mr. Zagula disclaims beneficial ownership of the shares owned by Ignition Growth Capital I, L.P. except to the extent of their pecuniary interests therein. The registered address of Ignition Growth Capital I, L.P. is 3500 South DuPont Highway, City of Dover, County of Kent, Delaware 19901, U.S.A. Ignition Growth Capital Managing Directors Fund I, LLC is controlled by a board of managing directors comprised of Jon Anderson, Rich Tong and John Zagula. The registered address of Ignition Growth Capital Managing Directors Fund I, LLC is located at Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801, U.S.A.

          As of the date of this prospectus, a total of 6,319,570 common shares and 24,835,745 preferred shares are held by record holders in the United States, representing approximately 36.9% of our total outstanding shares collectively. Immediately prior to the completion of this offering, our common shares will be divided into Class A common shares and Class B common shares. Holders of Class A common shares are entitled to one vote per share, while holders of Class B common shares are entitled to ten votes per share. Certain matters including those related to the change of control of our company require an additional approval by the holders of a majority of Class A common shares voting as a separate class. The ADSs that we issue in this offering will represent Class A common shares. All of the common shares and preferred shares held by our existing shareholders and outstanding as of the date of this prospectus, and all of the common shares to be issued pursuant to our 2010 Plan or upon the exercise of options and warrants granted to our existing shareholders and outstanding as of the date of this prospectus, will be automatically re-designated and/or converted into Class B common shares on a one-for-one basis immediately prior to the completion of this offering.

          Except for the above, we are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company. See "Description of Share Capital—Common shares—History of securities issuances" for a description of issuances of our common shares that have resulted in significant changes in ownership held by our major shareholders.

 RELATED PARTY TRANSACTIONS

  Private placements

  Share issuance and splits

          On March 28, 2012, we issued an aggregate of 10,000,000 Series D preferred shares to Crawford for an aggregate of US$47.5 million, all of which was paid in cash. Crawford is the parent company of Enterprise Holdings, which through its operating subsidiaries owns and operates the "National Car Rental" and "Alamo Rent A Car" brands, as well as its flagship "Enterprise Rent-A-Car" brand in North America. Pursuant to the Series D share purchase agreement, Mr. Ray Ruiping Zhang agreed to hold us and Crawford harmless from and against any penalties imposed on us for our failure to obtain all licenses, permits, registrations and certificates necessary for us to conduct our business.

          In December 2013, we further issued an aggregate of 18,554,545 Series E preferred shares for an aggregate consideration of US$102,050,000, all of which was paid in cash. The investors in this tranche of Series E preferred shares included Ignition Group, which purchased 1,454,545 Series E preferred shares for US$8,000,000; and Ctrip Investment Holding Ltd., or Ctrip, which purchased 17,100,000 Series E preferred shares for US$94,050,000. Ctrip is an affiliate of Ctrip.com International, Ltd., a NASDAQ listed company and a leading provider of online travel service in China.

          In April 2014, we further issued an aggregate of 4,545,455 Series E preferred share for an aggregate consideration of US$25,000,000, all of which were paid in cash. The investors in this tranche of Series E preferred shares included Ignition Group, which purchased 413,207 Series E preferred shares for US$2,272,639.2; Ctrip, which purchased 2,368,193 Series E preferred shares for US$13,025,061.54; and Crawford, which purchased 1,764,055 Series E preferred shares for US$9,702,299.26.

  Issuance of convertible promissory notes

          On June 10, 2013, we issued a convertible promissory note in a principal amount of US$21,122,500 to Crawford, which was further amended by an amendment to the convertible promissory note dated July 10, 2013 and a second amendment to the convertible promissory note dated October 9, 2013. On October 9, 2013, the forgoing convertible promissory note were cancelled and converted into 5,429,948 Class A preferred shares. The conversion ratio for Class A preferred shares is the same as other preferred shares, while in the liquidation event the Class A preferred shares are inferior to Series A to Series E preferred shares but superior to the common shares.

  Issuance of warrants and options

          In connection with our issuance of Series C preferred shares, we granted options for the purchase of up to 377,000 common shares to CDH, JAFCO, New Access, Qiming Group and Ignition Group with five-year vesting schedule at the aggregate purchase price of US$1,172,470.

          In connection with our issuance of Series D preferred shares, we issued warrants to Crawford for the purchase of up to 1,500,000 common shares at a per share purchase price of US$5.70 at any time before March 28, 2014, which warrants were forfeited by holders, and up to 1,500,000 common shares at a per share purchase price of US$6.00 at any time before March 28, 2016. On December 11, 2013, we and Crawford entered into amendments to the aforesaid warrants, under which, the exercise price for both warrants were reduced to a per share purchase price of US$5.50.

  Conversion

          Each of our preferred shares will be automatically converted into one common share immediately prior to the consummation of a public offering of our company's shares wherein gross proceeds to our company are at least US$60 million and the market capitalization of our company is no less than

  US$600 million immediately following the public offering, or the Qualified IPO. We believe that this offering will be a Qualified IPO.

  Issuance of convertible bonds

          On June 10, 2011, pursuant to a convertible bonds subscription agreement, we issued senior redeemable convertible bonds due 2013 in the aggregate principal amount of US$35,000,000 to a consortium of investors, including Ignition Group, CDH, JAFCO, New Access, Qiming Group, Eastern Wisdom Capital Limited, Longwick Capital Limited and Gem Power International Limited. The convertible bonds bear interest at 8% per annum, and all accrued interest will be waived if a Qualified IPO occurs within three months from the issuance date. The bonds are payable upon the earlier of (i) the second anniversary of their issuance date, or (ii) request by bondholders upon the occurrence of an event of default. The bonds are convertible, in whole or in part, into our common shares at the discretion of the bond holders at any time prior to the date on which all of the convertible bonds have been redeemed or converted. In addition, the convertible bonds will be automatically converted into our common shares immediately prior to the time on which listing and trading of our common shares represented by ADSs commences pursuant to a Qualified IPO. The bonds shall be converted into our common shares at a conversion price of US$4.67 per share if conversion occurs within 12 months of the completion of our issuance of the convertible bonds, subject to any applicable anti-dilution adjustments. If conversion occurs after 12 months but within 24 months of the completion of our issuance of the convertible bonds, subject to any applicable anti-dilution adjustments, the conversion price will be US$3.89 per share.

          The aforesaid convertible bonds subscription agreement was subsequently modified and all the bonds shall, at our election, convert into our Class A Preferred Shares at a per share conversion price of US$3.89. On October 9, 2013, all outstanding bonds were converted into 4,997,425 Class A Preferred Shares.

  Agreements with Enterprise

  Global affiliation agreement

          In connection with Crawford's investment in us, in March 2012, we entered into a global affiliation agreement with Enterprise China. Enterprise China is an affiliate of Enterprise Holdings, which is a subsidiary of Crawford and through its operating subsidiaries owns and operates the "National Car Rental" and "Alamo Rent A Car" brands, as well as its flagship "Enterprise Rent-A-Car" brand in North America. Enterprise China and Enterprise Holdings are collectively referred to as Enterprise. This agreement aims to develop an effective global affiliation, enabling Enterprise's customers to access certain of our services in China, and enabling our customers to access certain of Enterprise's vehicle rental services outside of China and where Enterprise or any of its affiliates has vehicle rentals operations.

          Under this agreement, we and Enterprise will direct rental referrals to each other and jointly pursue certain sales and marketing and other collaborative opportunities with a view toward enhancing our respective service offerings for the benefit of our and Enterprise's customers. To enable the respective parties to perform their obligations under this agreement, we have granted Enterprise, in certain designated territory as stipulated in the agreement, a royalty-free license with the right to grant sub-licenses to use certain of our trademarks, service marks, trade names, signages, logos, symbols and designs associated with the name "eHi" for the purpose of pursuing business referrals to us, processing such referrals and servicing business referred to Enterprise by us, and Enterprise has granted us, in certain designated territory as stipulated in the agreement, a royalty -free license with the right to grant sublicenses to use certain of its trademarks, service marks, trade names, signages, logos, symbols and designs associated with the names "Enterprise," "Enterprise-Rent-A-Car," "Alamo," "Alamo Rent A Car," "National" and "National Rent A Car" for the purpose of pursuing business for referral to

  Enterprise, processing such referrals and servicing business referred to us by Enterprise. Under this agreement, Enterprise is required to introduce certain of our "eHi" signage and logos at certain major North American gateway airports before September 24, 2012. Similarly, we are required under the agreement to introduce certain of Enterprise's signage and logos (i) at our branch stores in Beijing, Shanghai, Guangzhou and Shenzhen before September 24, 2012, and (ii) upon Enterprise's written request and at Enterprise's cost, at the rest of all our branch stores in China after September 28, 2013. Rental referrals directed to any party shall be accepted and serviced by such party to the extent the referred services are within its operational capacity. In addition, neither we nor Enterprise shall enter into any network, partnership, alliance, affiliation or analogous agreements with any third parties that operate any vehicle rental, or driving services or vehicle sharing operations in each other's territory.

          Furthermore, pursuant to the global affiliation agreement, we and Enterprise shall establish a steering committee and three subcommittees, namely, finance subcommittee, IT subcommittee and sales and marketing subcommittee, which consist of senior officers assigned by both parties, to guide future cooperation between Enterprise and us. In particular, we and Enterprise are required to use our reasonable efforts to facilitate and support each other's marketing activities in the relevant territories in any manner determined by the sales and marketing subcommittee. We and Enterprise are required under the agreement to maintain appropriate level of automobile liability insurance and any other compulsory insurance in the relevant territories.

          This agreement will terminate upon termination of the non-compete restrictions in accordance with the relevant provisions of the Series D share purchase agreement, except as otherwise agreed by Enterprise and us. For additional information on these non-compete restrictions, see "—Agreements with Enterprise—Non-compete agreement."

  Non-compete agreement

          Under the Series D share purchase agreement, we agree not to open any new office outside China (which, for the purpose of these provisions, does not include Taiwan), Hong Kong or Macau conducting car rental business without Crawford's consent. Without Crawford's consent, we are also prohibited from conducting certain activities or taking certain actions that may result in competition with Crawford including, but not limited to, (i) providing vehicle rental or driving services outside China, Hong Kong and Macau, (ii) granting the license or permitting the use of the "eHi" brand outside China, Hong Kong and Macau to any other third party, or (iii) becoming an associated person of, taking any economic or ownership interest in or otherwise controlling, providing financing to, having any profit-sharing arrangements with, entering into any network, partnership, alliance, affiliation or similar agreements with any vehicle rental, driving service or car-sharing or similar service provider that has operations outside China, Hong Kong and Macau.

          Crawford and its affiliates are subject to similar non-compete obligations in China.

          The above non-compete obligations will terminate upon the occurrence of either (i) the equity interest held by Crawford in us becoming less than 5% of our total outstanding share capital on a fully-diluted basis, or (ii) Crawford no longer having any representative, either a director or an observer, on our board of directors.

  Agreements with Ctrip

          Under the Additional Series E share purchase agreement, we agreed that, upon our written request in connection with a proposed initial public offering, Ctrip shall be obligated to subscribe for our common shares (i) in an exempt private placement or (ii) in an exempt Regulations S offering. Each of Ctrip and us agrees that the purchase price of the common shares in connection with such investment shall be the IPO price. Such subscription shall be consummated concurrently with the closing of IPO.

  Other agreements with shareholders

  Standstill

          Under the Series E share purchase agreement, each of Ignition Group and Ctrip agrees that they will not transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of more than 50% of the Series E preferred shares purchased by each of them on December 11, 2013, together with any common shares issued upon conversion thereof, as adjusted and on a fully diluted basis within one year after December 11, 2013, except for the sale of any such shares to us or any holder of preferred shares that complies with all applicable provisions in the investors' rights agreement and our memorandum and articles of association. Under the Additional Series E share purchase agreement, each of Ignition Group, Ctrip and Crawford agrees to comply with the same standstill obligations in connection with the Series E preferred shares purchased by each of them on April 16, 2014 within one year after April 16, 2014.

  Registration rights

          Pursuant to the investors' rights agreement, holders of our preferred shares are also entitled to certain registration rights, including demand registration, Form F-3 registration and piggyback registration rights. See "Description of Share Capital—Common shares—Registration rights."

  Lock-up commitment

          Pursuant to the investors' rights agreement, within one year from the completion of this offering, none of the holders of our preferred shares may transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of in any way, to any third party that is not an affiliate of such person, more than 50% of our shares that such person holds immediately after the completion of this offering, with certain limited exceptions relating to GS Group including allowing GS Group to enter into hedging arrangements and allowing Goldman, Sachs & Co. and any of its affiliates to engage in certain activities in their ordinary course of business.

  Restriction on share transfers

          Pursuant to the investors' rights agreement, unless otherwise permitted under this agreement or approved in writing by Ctrip, Crawford, GS Group, Qiming Group and CDH, neither Mr. Ray Ruiping Zhang nor Prime Gift Group Limited, or Prime Gift, shall transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of all or any part of any direct or indirect interest in our equity securities now or hereafter owned or held by such person, provided that after the completion of this offering, each of them may in each calendar year dispose of up to 5% of our equity securities held by such shareholder at the beginning of such calendar year.

          Pursuant to the investors' rights agreement, unless approved in writing by Crawford, no holder of Class A and Series A, B, C or E preferred shares may transfer any of our equity securities in a private sale to (i) any company global competitor (as defined below) at any time after December 11, 2013, (ii) any company non-global competitor (as defined below) before September 28, 2013, or (iii) any company non-global competitor at any time after September 28, 2013 unless as a result of such sale and related purchases, the purchaser will acquire at least 51% of our total outstanding share capital (including without limitation, pursuant to a change of control event). In the event of such sale to a company non-global competitor, such company non-global competitor must agree, as a condition of such sale, to assume our obligations (or obligations of other applicable member of our company group) under (i) the global affiliation agreement pursuant to a written agreement reasonably acceptable to Crawford, and (ii) certain non-compete provisions under the Series D preferred share purchase agreement, unless Crawford otherwise agrees in its sole discretion.

          A "company competitor" means any person or affiliate thereof that directly or indirectly provides car rental services. A "company global competitor" means (i) any of the named company competitors in the investors' rights agreement, each of which has a large and global car rental business, their affiliates and their successors-in-interest, (ii) any person (and affiliates of such person) that directly or indirectly provides car rental services comparable to any of the entities listed in clause (i) in terms of revenues, fleet size, number of locations or geographic coverage, or (iii) certain persons who have at least 10% direct or indirect ownership interest in a person described in clause (i) or (ii). Certain persons from those described in clause (iii) that are not U.S. public companies are referred to as "private competitor investors." A "company non-global competitor" is any company competitor other than a company global competitor.

  Right of first refusal

          Pursuant to the investors' rights agreement, subject to the restrictions on share transfers described above, if any combination of holders of Class A and Series A, B, C and/or E preferred shares (i) at any time after September 28, 2013 receive a written bona fide firm offer from any company non-global competitor who will as a result of the proposed sale acquire, at a consideration payable in cash, more than 51% of our total outstanding share capital on a fully-diluted basis, and such transferor(s) intend(s) to sell such equity securities to such company non-global competitor in a private sale, or (ii) intend to sell our equity securities to a private competitor investor, such transferor(s) shall give us and all other shareholders (including Crawford as long as the Crawford Conditions are met, Ctrip as long as Ctrip holds no less than 4.5% of our company's then total outstanding share capital on a fully-diluted basis, and holders of preferred shares) notice that includes certain material terms of the proposed transfer of the equity securities. As long as the Crawford Conditions are met and Ctrip holds no less than 4.5% of our company's then total outstanding share capital on a fully-diluted basis, each of Crawford and Ctrip has the right to elect to purchase all (but not less than all) of the offered shares at the same price and on the same material terms and conditions within ten days following receipt of the notice, provided that if both Ctrip and Crawford choose to exercise their options, they shall each receive a pro rata share of the offered shares in proportion to the number of registrable securities they each hold in our company.

          For any such proposed transfer prior to a the completion of this offering and to the extent Crawford or Ctrip fails to exercise the right described above, each non-selling shareholder may elect to purchase all or any portion of its respective pro rata share of the offered shares at the same price and on the same material terms and conditions. If any non-selling shareholder fails to exercise its right to purchase its full pro rata share of the offered shares, the transferor(s) shall, within five days after expiration of the option period, deliver a written notice to us and each non-selling shareholder that elected to purchase its entire pro rata share of the offered shares, who shall have a right of re-allotment and may exercise additional right to purchase such unpurchased offered shares.

          Notwithstanding the above, if the total number of the offered shares that Crawford, Ctrip and the non-selling shareholders indicate an interest in purchasing in the relevant periods is less than the total number of offered shares, then Crawford, Ctrip and the non-selling shareholders shall be deemed to forfeit any right to purchase the offered shares, and the transferor(s) may sell all, but not less than all, of the offered shares to the third party purchaser upon terms and conditions (including the purchase price) no more favorable to such third party purchaser than those stipulated in the transfer notice, provided that such sale shall be consummated within 90 days after our receipt of the transfer notice.

          If any common shareholder or preferred shareholder intends to sell any equity securities of our company to the Ctrip competitors, or the Ctrip Transferor, such Ctrip Transferor shall give Ctrip, as long as Ctrip holds no less than 4.5% of our company's then total outstanding share capital on a fully-diluted basis, notice that includes certain material terms of the proposed transfer of the equity securities. As long as Ctrip holds no less than 4.5% of our company's then total outstanding share capital on a fully-diluted basis, Ctrip has the right to elect to purchase all (but not less than all) of the offered shares at the same price and on the same material terms and conditions within ten days following receipt of the notice. If the total number of the equity securities that Ctrip indicates an interest in purchasing is less than the total number of equity securities offered to sell by such common shareholder or preferred shareholder, then Ctrip shall be deemed to have forfeited any right to purchase all of such equity securities.

          If the transferor(s) do not consummate the transfer of the offered shares within 90 days from the expiration of the non-selling investors' right of first refusal described above, such right of first refusal will continue to be applicable to any subsequent disposition of such offered shares by the transferor(s) until such right lapses in accordance with the terms of the investors' rights agreement.

  Right of first offer of Ctrip and Crawford

          Pursuant to the investors' rights agreement, if any holder of Class A and Series A, B, C or E preferred shares, or a transferring investor, proposes to sell or otherwise transfer any of our equity securities to any third party in a private sale other than (i) an affiliate of such transferring investor or (ii) a company competitor, the transferring investor shall give a written notice, or the first offer notice, to us, Ctrip (as long as Ctrip holds no less than 4.5% of our then total outstanding share capital on a fully-diluted basis) and Crawford (as long as the Crawford Conditions are met) on the proposed transfer and all material terms and conditions in connection with such proposed transfer, including the number of shares offered and the offer price per share.

          As long as (i) the Crawford Conditions are met or (ii) Ctrip holds no less than 4.5% of our then total outstanding share capital on a fully-diluted basis, Crawford or Ctrip may, within ten days after receiving the first offer notice, elect to purchase all the offered shares, provided that if the sum of the aforesaid equity securities Ctrip and Crawford wish to purchase exceeds the total number of such equity securities, Ctrip and Crawford shall each be assigned a pro rata share of such equity securities for purchase. If either Crawford or Ctrip fails to exercise the right under the above offer, or the first offer, for a specified period, or the solicitation period, the transferring investor shall have the right to solicit an offer from any third party to purchase all the offered shares, subject to certain provisions in the investors' rights agreement.

          If the best bona fide offer the transferring investor receives from one or more third parties during the solicitation period, or the best third party offer, is no less favorable to the transferring investor than the first offer, the transferring investor may proceed with the sale to the third party, subject to certain restrictions (if applicable). If the best third party offer is less favorable to the transferring investor than the first offer and the transferring investor intends to accept such best third party offer, the transferring investor shall deliver to Crawford and Ctrip a written notice, or the second offer notice, that includes certain material terms and conditions of the best third party offer.

          As long as (i) the Crawford Conditions are met, Crawford may, or (ii) Ctrip holds no less than 4.5% of our then total outstanding share capital on a fully-diluted basis, Ctrip may, within ten days after receiving the second offer notice, or the second offer period, exercise its right to purchase all the shares subject to the second offer notice. If either Crawford or Ctrip fails to exercise this right, the transferring investor may either (i) withdraw its intention to sell the shares, or (ii) sell all the offered shares to any third party within a specified period, subject to certain restrictions (if applicable).

  Transfer in a block trade

          Pursuant to the investors' rights agreement, if a transferring investor intends to transfer all or any of our equity securities through an investment bank or other financial intermediary via a block trade after this offering, the transferring investor shall (i) use its best efforts to require such investment bank or other financial intermediary to agree to abide by the restrictions set forth in the paragraphs above on sales to company competitors, and (ii) notify us of such intention.

          We shall promptly forward such notice to all other shareholders, including Crawford (as long as the Crawford Conditions are met) and Ctrip (as long as Ctrip holds no less than 4.5% of the Company's then total outstanding share capital on a fully-diluted basis). The transferring investor shall invite Crawford and Ctrip to bid in such block trade. To the extent Crawford or Ctrip proposes to acquire at the highest price among the bidders any of the equity securities offered, the transferring investor shall sell to Crawford, Ctrip and other bidders who offer the same price as the price offered by Crawford or Ctrip, if any, on a pro rata basis in proportion of the amount of the equity securities proposed to be acquired by Crawford, Ctrip and such other bidders.

  Sale in a registered offering

          Pursuant to the investors' rights agreement, if a transferring investor intends to transfer all or any of our equity securities through a registered offering by exercising its registration rights under the investors' rights agreement after this offering, (i) the transferring investor or we, whoever engages the underwriter, shall use the best efforts to require the underwriter to agree to abide by the restrictions described above on sales to company competitors, and (ii) notify us of such intention.

          We shall promptly forward such notice to all other shareholders, including Crawford (as long as the Crawford Conditions are met). If requested by either Ctrip or Crawford in writing within ten days following the delivery of the above notice, the transferring investor shall sell, and in case of a firm-commitment underwritten offering, the transferring investor or we, whoever engages the underwriter, shall use the best efforts to procure its underwriter(s) and/or bookrunner(s) to sell, to Ctrip and Crawford (as long as the Crawford Conditions are met), at the same price and pursuant to the same terms and conditions of such registered offering, certain amount of the equity securities to be sold in the registered offering. This amount shall be no less than the lesser of (i) the amount offered by each of Ctrip and Crawford to buy, and (ii) the total number of equity securities to be sold by the transferring investor in the registered offering multiplied by a fraction, the numerator of which shall be the number of equity securities owned by each of Ctrip and Crawford immediately prior to the registered offering and the denominator of which shall be our total outstanding share capital, each on a fully-diluted basis.

  Limitation of preferred shareholders' rights

          Pursuant to the investors' rights agreement, holders of our preferred shares are not entitled to exercise any right of first refusal, or right of first offer described above if such preferred shareholders, together with their affiliates, hold more than 30% of our outstanding share capital on a fully-diluted basis.

  Employment agreements

          See "Management—Employment agreements."

  Share options

          See "Management—2010 Performance Incentive Plan."

  Guarantees provided by Mr. Ray Ruiping Zhang

          In January and February 2014, Mr. Ray Ruiping Zhang provided guarantees of up to RMB50.0 million for six short-term bank borrowings of our company.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability, and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law (2013 Revision) of the Cayman Islands, or the Companies Law, and the common law of the Cayman Islands.

        As of the date of this prospectus, our authorized share capital is US$500,000 divided into 420,628,011 common shares, with a par value of US$0.001 each, 10,427,373 Class A preferred shares, with a par value of US$0.001 each, 5,000,000 Series A preferred shares, with a par value of US$0.001 each, 12,123,314 Series B preferred shares, with a par value of US$0.001 each, 18,721,302 Series C preferred shares, with a par value of US$0.001 each, 10,000,000 Series D preferred shares, with a par value of US$0.001 each, and 23,100,000 Series E preferred shares, with a par value of US$0.001 each. As of the same date, there are 6,546,842 common shares issued and outstanding (including 450,000 issued but not fully vested restricted shares pursuant to the 2010 Plan), 10,427,373 Class A preferred shares issued and outstanding, 5,000,000 Series A preferred shares, 12,123,314 Series B preferred shares, 17,348,382 Series C preferred shares,10,000,000 Series D preferred shares and 23,100,000 Series E preferred shares issued and outstanding. Immediately prior to the completion of this offering, our common shares will be divided into Class A common shares and Class B common shares. We will issue Class A common shares represented by our ADSs in this offering and in the concurrent private placement. All of the common shares and preferred shares held by our existing shareholders and outstanding as of the date of this prospectus, and all of the common shares to be issued pursuant to our 2010 Plan or upon the exercise of options and warrants granted to our existing shareholders and outstanding as of the date of this prospectus, will be automatically re-designated and/or converted into Class B common shares on a one-for-one basis immediately prior to the completion of this offering, and no preferred shares will be issued and outstanding upon completion of this offering.

        Our ninth amended and restated memorandum and articles of association will become effective upon completion of this offering. The following are summaries of material provisions of our ninth amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our common shares. As this is only a summary of the aforesaid material terms, you should read the form of our ninth amended and restated memorandum and articles of association, which will be filed as exhibits to the registration statement of which this prospectus is a part.

        The following discussion primarily concerns common shares and the rights of holders of common shares. The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the Class A common shares are held in order to exercise shareholders' rights in respect of the Class A common shares. The depositary will agree, so far as it is practical, to vote or cause to be voted the amount of Class A common shares represented by ADSs in accordance with the non-discretionary written instructions of the holders of such ADSs. See "Description of the American Depositary Shares."

Common shares

General

        All of our issued and outstanding common shares are fully paid and non-assessable. Our common shares are issued in registered form, and are issued when registered in our register of members. Certificates representing the common shares are issued in registered form, which means they are non-negotiable. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their common shares.

Dividends

        The holders of our common shares are entitled to such dividends as may be declared by our board of directors (provided always that dividends may be declared and paid only out of funds legally available therefor, namely out of either profits or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debt as they fall due in the ordinary course of business).

Classes of Common Shares

        Immediately prior to the completion of this offering, our common shares will be divided into Class A common shares and Class B common shares. Holders of our Class A common shares and Class B common shares will have the same rights except for voting and conversion rights.

Conversion

        Each Class B common share is convertible into one Class A common share at any time by the holder thereof. In addition, (i) if at any time the total number of the issued and outstanding Class B common shares is less than 5% of the total number of the issued and outstanding common shares, each Class B common share shall automatically and immediately be converted into one Class A common share; (ii) if at any time, Mr. Ray Ruiping Zhang, Mr. Leo Lihong Cai or Mr. Colin Chitnim Sung ceases to be an employee, officer or director of our company, each Class B common share held by such person or his affiliate (as defined in our ninth amended and restated memorandum and articles of association) shall be automatically and immediately converted into one Class A common share; and (iii) upon any sale, transfer, assignment or disposition of Class B common shares by a holder thereof to any person or entity which is not an affiliate (as defined in our ninth amended and restated memorandum and articles of association) of such holder, such Class B common shares shall be automatically and immediately converted into an equal number of Class A common shares. Class A common shares are not convertible into Class B common shares under any circumstances.

Voting rights

        Our Class A common shares and Class B common shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or provided for in our ninth amended and restated memorandum and articles of association as described below. In respect of matters requiring shareholders' vote, each Class A common share is entitled to one vote, and each Class B common share is entitled to ten votes. In addition, the following matters are subject to the approval by the holders representing a majority of the aggregate voting power of our company and also by the holders of a majority of total outstanding Class A common shares: (i) a change of control event (as defined in our ninth amended and restated memorandum and articles of association), (ii) issuance of that number of common shares, or of securities convertible into or exercisable for that number of common shares, equal to or in excess of 20% of the number of all common shares outstanding immediately prior to the issuance of such shares or securities on an as-converted basis, if (x) such common shares are sold at a per share price less than the per share book or market value of the common shares or (y) such securities convertible into or exercisable for the common shares have a per share conversion or exercise price which is less than the per share book or market value of the common share; and (iii) issuance of common shares or of securities convertible into or exercisable for common shares to a director, officer or substantial security holder of our company on an individual basis exceeding either 1% of the total outstanding common shares on an as-converted basis or 1% of the aggregate voting power outstanding before such issuance. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of our board of directors or by any one or more shareholders present in person or by proxy entitled to vote.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the common shares cast by the shareholders who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the common shares cast by the shareholders who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our ninth amended and restated memorandum and articles of association.

Transfer of common shares

        Subject to the restrictions set out in our articles of association, as set out below, any of our shareholders may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any common share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any common share unless:

  •
  the instrument of transfer is lodged with us, accompanied by the certificate for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of common shares;

  •
  the instrument of transfer is properly stamped, if required;

  •
  in the case of a transfer to joint holders, the number of joint holders to whom the common share is to be transferred does not exceed four; and

  •
  the common shares transferred are free of any lien in favor of us.

        If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, on 14 days' notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation

        On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of common shares), assets available for distribution among the holders of common shares shall be distributed among the holders of the common shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately. All common shares have the same rights to receive any return of capital and to bear any losses upon any such liquidation event.

Calls on common shares and forfeiture of common shares

        Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, repurchase and surrender of common shares

        We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by the board of directors before the issue of such shares.

        Our company may also repurchase any of our shares (including any redeemable shares) in such manner and on such other terms as our directors may agree with the holder of such shares.

        Under the Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation.

        In addition, our company may accept the surrender of any fully paid share for no consideration. Any share redeemed, repurchased or surrendered may be cancelled or held as a treasury share.

Variations of rights of shares

        All or any of the special rights attached to any class of shares may be varied either with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares. The rights of holders of common shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights which may be affected by the directors as provided in the articles of association without any vote or consent of the holders of common shares.

General meetings of shareholders

        As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders' annual general meetings. Our ninth amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. However, we will hold an annual shareholders' meeting during each fiscal year as required by the rules of the NYSE.

        The directors may, and shall on the requisition of shareholders holding at least one-tenth of the aggregate voting power of our company, proceed to convene a general meeting of such shareholders. If the directors do not within 21 days from the deposit of the requisition duly proceed to convene a general meeting, which will be held within a further period of 21 days, the requisitioning shareholders, or any of them holding more than 50% of the total voting rights of all of the requisitioning shareholders, may themselves convene a general meeting. Any such general meeting must be convened within three months after the expiration of such 21-day period.

        The directors, or if applicable, the requisitioning shareholders, are required to give at least seven days advance notice of the meeting to all shareholders who are entitled to attend and vote at such meeting.

        A quorum required for a meeting of shareholders consists of one or more shareholders who hold not less than an aggregate of one-third of all voting power of our share capital in issue, present in person or by proxy and entitled to vote.

Inspection of books and records

        Holders of our common shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find Additional Information."

Changes in capital

        We may from time to time by ordinary resolution:

  •
  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

  •
  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

  •
  convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

  •
  sub-divide our existing shares, or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

  •
  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        We may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Issuance of additional shares

        Our ninth amended and restated memorandum and articles of association authorize our board of directors to, by the affirmative vote of at least two-thirds of the directors, issue additional shares, grant rights over existing shares or issue other securities from time to time as our board of directors shall determine, to the extent (i) the powers and rights attached to such shares shall not be greater than those attached to shares held by existing shareholders and (ii) the total number of voting shares issued or to be issued by our board after the completion of this offering shall not exceed 10% of the number of shares in issue immediately after the completion of this offering. Otherwise the issuance of shares will need to be approved by our shareholders by ordinary resolution. Issuance of any shares in connection with the share-based awards pursuant to the share incentive plans is not subject to approval of shareholders.

Register of members

        Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

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  the names and addresses of the members, and a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

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  the date on which the name of any person was entered on the register as a member; and

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  the date on which any person ceased to be a member.

        Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register will raise a presumption of fact on the matters referred to above unless rebutted), and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this offering, the register of members shall be immediately updated to reflect the issue of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.

        If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Exempted company

        We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue shares with no par value;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for twenty years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shareholder's shares of the company(except in exceptional circumstances, such as involving fraud, the establishment of an agency relation or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in corporate law

        The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and similar arrangements

        The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a)"merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the combined company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the dual majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question;

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  the arrangement is such that a businessman would reasonably approve; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a take-over offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' suits

        We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company, in the following circumstances:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could be effected duly if authorized by a special resolution that has not been obtained; and

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  those who control the company are perpetrating a "fraud on the minority."

        There are currently no treaties or reciprocal agreements made between the Cayman Islands and either PRC or the United States that allow enforcement of foreign judgments without having to commence proceedings in the Cayman Islands.

Indemnification of directors and executive officers and limitation of liability

        Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that all our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in connection with the execution or discharge of their duties, powers, authorities or discretions as a director or officer, unless such losses or liabilities were due to the willful misconduct of such director or officer. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our ninth amended and restated memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors' fiduciary duties

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and, therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Majority independent board

        A domestic United States company listed on the NYSE must comply with requirement that a majority of the board of directors must comprise independent directors as defined under the NYSE rules. As a Cayman Islands company, we are allowed to follow home country practices in lieu of certain corporate governance requirements under the NYSE rules where there is no similar requirement under the laws of the Cayman Islands. We intend to rely on home country practice with respect to our corporate governance matters.

Shareholder action by written consent

        Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our ninth amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our ninth amended and restated memorandum and articles of association allow our shareholders holding not less than one-tenth of the aggregate voting power to requisition a special meeting of the shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our ninth amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Cumulative voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our ninth amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our ninth amended and restated memorandum and articles of association, directors may be removed by the vote of holders of two-thirds of our shares, cast at a general meeting, or the unanimous written resolution of all shareholders. Directors are also subject to retirement by rotation, so that at each annual general meeting one-third of our directors for the time being (or, if their number is not a multiple of three, the number nearest to one-third) shall retire from office and be eligible for re-election.

Transactions with interested shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; winding up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Law, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debts as they fall due.

Variation of rights of shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our ninth amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the vote at a class meeting of holders of two-thirds of the shares of such class or written resolution of the holders of a majority of the class in question.

Amendment of governing documents

        Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Law, our memorandum and articles of association may only be amended with a special resolution at a meeting or the unanimous written resolution of all shareholders.

Rights of non-resident or foreign shareholders

        There are no limitations imposed by our ninth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our ninth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of securities issuances

        The following is a summary of securities issuances by us and share transfers among our existing shareholders during the past three years.

Common shares

        See "Related Party Transactions—Private placements" for a description of common shares we have issued as of the date of this prospectus.

Preferred shares

        See "Related Party Transactions—Private placements" for a description of preferred shares we have issued as of the date of this prospectus.

Convertible bonds

        See "Related Party Transactions—Private placements" for a description of convertible bonds we have issued as of the date of this prospectus.

Options and warrants

        We had granted to certain of our directors and officers 5,143,150 options and 450,000 restricted shares that are outstanding as of the date of this prospectus. See "Management—2010 Performance Incentive Plan." In addition, we have granted warrants and options to our preferred shareholders. See "Related Party Transactions—Private placements—Issuance of warrants and options."

Registration rights

        Pursuant to the investors' rights agreement dated December 11, 2013, we have granted registration rights to certain shareholders as described below:

        Demand registration rights.    At any time following the date that is six months after the closing this offering, holders of at least 50% of each of the then outstanding Class A or Series D registrable securities, or holders of at least 30% of each of the then outstanding Series A, B, C or E registrable securities as the case may be, have the right to demand that we file a registration statement covering the offer and sale of their registrable securities. However, we are not obligated to effect more than two such demand registrations for each of the groups of holders above that have been declared and ordered effective. In addition, with respect to the demand registration rights of the holders of Class A and Series D registrable securities, we are not obligated to effect any registration unless the aggregate proceeds from the offering that is the subject of the registration exceeds US$10 million.

        Form F-3 registration rights.    When we are eligible to use Form F-3, holders of our registrable securities have the right to request that we file a registration statement on Form F-3. We are not obligated to take any action to effect any such registration unless the aggregate proceeds from the offering exceeds US$5 million and we are not obligated to effect more than two such registrations in any 12-month period.

        Deferrals.    We are not obligated to effect a demand registration or Form F-3 registration if (i) within ten days of the receipt of any registration request, we give notice to the requesting holders of our bona fide intention to effect the filing for our own account of a registration statement within 60 days of receipt of that request, we actively employ in good faith our reasonable best efforts to cause that registration statement to become effective within 60 days of the initial filing and the holders of registrable common shares are entitled to join such registration, or (ii) during the period starting with the date of filing by us of, and ending six months following the effective date of, any registration statement pertaining to our common shares and the holders of registrable common shares are entitled to join such registration. In addition, we have the right to defer the filing of a registration statement for up to 90 days in case of a demand registration, and for up to 90 days in case of a Form F-3 registration, if we furnish a certificate signed by our chief executive officer stating that, in the good faith judgment of the board of directors, there is a reasonable likelihood that the filing of a registration statement in the near future would be materially detrimental to us and our shareholders and we refrain from register any other securities during such period. We cannot exercise the deferral right more than once in any 12-month period.

        Piggyback registration rights.    If we propose to file a registration statement for a public offering of our securities other than, among other things, relating to registration for the account of holders of registrable common shares or relating to a share option plan or a corporate reorganization, then we must promptly give holders of registrable common shares written notice of such registration and, upon the written request of any holder of registrable common shares given within 15 days after delivery of such notice, shall use our best efforts to include in the registration statement all or any part of their registrable common shares. The underwriters of any underwritten offering will have the right to limit the number of such registrable common shares to be included in the registration statement.

        Expenses of registration.    We will pay all expenses, other than underwriting discounts and selling commissions, relating to any demand, piggyback or F-3 registration.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American depositary receipts

        JPMorgan Chase Bank, N.A., as depositary will issue the ADSs which you will be entitled to receive in this offering. Each ADS will represent an ownership interest in a designated number of Class A common shares which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

        The depositary's office is located at 1 Chase Manhattan Plaza, Floor 58, New York, NY, 10005-1401.

        You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

        The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC's Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC's website at http://www.sec.gov.

Share dividends and other distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

        We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

        Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

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  Cash.  The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary's and/or its agents' expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

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  Shares.  In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

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  Rights to receive additional shares.  In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

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  sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

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  if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

        We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

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  Other Distributions.  In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

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  Elective Distributions.  In the case of a dividend payable at the election of our shareholders in cash or in additional shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders generally, or any ADR holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of shares.

        If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

        Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

        The depositary is not responsible if it decides that it is unlawful or not reasonably practicable to make a distribution available to any ADR holders.

        There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, withdrawal and cancellation

How does the depositary issue ADSs?

        The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

        Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

        The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account of the depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as "deposited securities".

        Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. An ADR holder can request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

        When you turn in your ADR certificate at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian's office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

        The depositary may only restrict the withdrawal of deposited securities in connection with:

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  temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  •
  the payment of fees, taxes and similar charges; or

  •
  compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record dates

        The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

  •
  to receive any distribution on or in respect of shares,

  •
  to give instructions for the exercise of voting rights at a meeting of holders of shares, or

  •
  to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR,

  •
  to receive any notice or to act in respect of other matters all subject to the provisions of the deposit agreement.

Voting rights

How do I vote?

        If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receiving notice of any meeting or solicitation of consents or proxies from us, the depositary will distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

        We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions (or the deemed voting instructions, as set out above) received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and other communications

Will ADR holders be able to view our reports?

        The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

        Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and expenses

What fees and expenses will I be responsible for paying?

        The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

        The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

  •
  a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

  •
  a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

  •
  a fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

  •
  a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

  •
  a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

  •
  stock transfer or other taxes and other governmental charges;

  •
  cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares;

  •
  transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

  •
  in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. ("JPMorgan") shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

  •
  fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

        JPMorgan and/or its agent may act as principal for such conversion of foreign currency.

        We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

        Our depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The Depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the Depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

        The fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of the increase in any such fees and charges.

Payment of taxes

        ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the SAT or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary. and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

        By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, recapitalizations and mergers

        If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

  (1)
  amend the form of ADR;

  (2)
  distribute additional or amended ADRs;

  (3)
  distribute cash, securities or other property it has received in connection with such actions;

  (4)
  sell any securities or property received and distribute the proceeds as cash; or

  (5)
  none of the above.

        If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

        The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, (a) all Direct Registration ADRs shall cease to be eligible for the Direct Registration System and shall be considered ADRs issued on the ADR Register and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all shares to us along with a general stock power that refers to the names set forth on the ADR Register and (b) provide us with a copy of the ADR Register. Upon receipt of such shares and the ADR Register, we have agreed to use our best efforts to issue to each registered holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR Register in such registered holder's name and to deliver such Share certificate to the registered holder at the address set forth on the ADR Register. After providing such instruction to the custodian and delivering a copy of the ADR Register to us, the depositary and its agents will perform no further acts under the Deposit Agreement and the ADRs and shall cease to have any obligations under the Deposit Agreement and/or the ADRs.

Limitations on obligations and liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

        Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

  •
  payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

  •
  the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

  •
  compliance with such regulations as the depositary may establish consistent with the deposit agreement.

        The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

        The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no such disclaimer of liability under the Securities Act of 1933 is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:

  •
  any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People's Republic of China or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization or other circumstance beyond our, the depositary's or our respective agents' control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

  •
  it exercises or fails to exercise discretion under the deposit agreement or the ADR including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

  •
  it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

  •
  it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

  •
  it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

        Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

        The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

        The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of Cayman Islands or People's Republic of China law, rules or regulations or any changes therein or thereto.

        Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder's or beneficial owner's income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADRs or ADSs.

        Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without negligence while it acted as depositary. Neither the depositary nor any of its agents shall be liable to registered holders of ADRs or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

        In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

        The depositary and its agents may own and deal in any class of our securities and in ADSs.

Disclosure of interest in ADSs

        To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of depositary

        The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. Registered holders of ADRs may inspect such records at the depositary's office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary.

        The depositary will maintain facilities for the delivery and receipt of ADRs.

Pre-release of ADSs

        In its capacity as depositary, the depositary shall not lend shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of shares and (ii) deliver shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which shares may not have been received (each such transaction a "pre-release"). The depositary may receive ADSs in lieu of shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the "applicant") to whom ADSs or shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such shares or ADSs in its records and to hold such shares or ADSs in trust for the depositary until such shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days' notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADR holders (other than the applicant).

Appointment

        In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

  •
  be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

  •
  appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing law

        The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, (i) any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary and holders in any competent court in the Cayman Islands, Hong Kong, the People's Republic of China and/or the United States, (ii) the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any action, controversy, claim, dispute, legal suit or proceeding brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described below. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).

        By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

SHARES ELIGIBLE FOR FUTURE SALE

        Prior to this offering, there has not been a public market for our common shares or our ADSs, and while application has been made for the ADSs to be listed on the NYSE, a significant public market for the ADSs may not develop or be sustained after this offering. We do not expect that trading market will develop for our common shares not represented by the ADSs. Future sales of substantial amounts of our ADSs in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our common shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ADSs, including ADSs representing common shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ADSs and our ability to raise equity capital in the future.

        Upon the closing of the offering, we will have                        outstanding common shares, assuming (i) no exercise of the underwriters' option to purchase additional ADSs and (ii) the issuance and sale of                        Class A common shares in the concurrent private placement based on the assumed initial public offering price of US$                per ADS, the mid-point of the estimated initial public offering price range shown on the front cover page of this prospectus. Of that amount, common shares, including common shares represented by ADSs, will be publicly held by investors participating in this offering, and common shares will be held by our existing shareholders, who may be our "affiliates" as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

        All of the ADSs sold in the offering and the common shares they represent will be freely transferable by persons other than our "affiliates" in the United States without restriction or further registration under the Securities Act. Common shares or ADSs purchased by one of our "affiliates" may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 of the Securities Act described below.

        The common shares held by existing shareholders are, and those common shares issuable upon exercise of options outstanding following the completion of this offering will be, "restricted securities," as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 or other exemptions under the Securities Act. These rules are described below.

Lock-up agreements

        The holders of our preferred shares are subject to certain lock-up restrictions in accordance with the investors' rights agreement. See "Related Party Transactions—Other agreements with shareholders—Lock-up commitment."

        Furthermore, we have agreed with the underwriters, without the prior written consent of the representatives, for a period of 180 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, or otherwise dispose of, or file with the SEC a registration statement relating to, and not to announce an intention to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, or otherwise dispose of, or file with the SEC a registration statement relating to:

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  any of our common shares or depositary shares representing our common shares;

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  any shares of our subsidiaries or controlled affiliates or depositary shares representing those shares; or

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  any securities that are substantially similar to the common shares or depositary shares referred to above, including any securities that are convertible into, exchangeable for or otherwise represent the right to receive common shares, other shares or depositary shares referred to above.

        In addition, we have agreed to cause each of our subsidiary and controlled affiliates not to sell, transfer, pledge or otherwise dispose of, and not to announce an intention to sell, transfer, pledge or otherwise dispose of, for a period of 180 days after the date of this prospectus without the prior written consent of the underwriters, any of the securities referred to above.

        Furthermore, each of our directors and executive officers and all of our existing shareholders, the holder of warrants, certain option holder and the investors in the concurrent private placement have also entered into a similar 180 day lock-up agreement, subject to certain exceptions, with respect to our common shares, depositary shares representing our common shares and securities that are substantially similar to our common shares or depositary shares representing our common shares. These parties collectively own                % of our outstanding common shares without giving effect to this offering.

        The restrictions are subject to certain exceptions.

        Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our ADSs or common shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our ADSs or common shares may dispose of significant numbers of our ADSs or common shares. No prediction can be made as to the effect, if any, that future sales of our ADSs or common shares, or the availability of ADSs or common shares for future sale, will have on the market price of our ADSs prevailing from time to time. Sales of substantial amounts of our ADSs or common shares in the public market, or the perception that future sales may occur, could materially and adversely affect the prevailing market price of our ADSs.

        After the expiration of the lock-up agreements, the common shares subject to the lock-up agreements, and ADSs representing such shares, will be freely eligible for sale in the public market as described below.

Rule 144

        In general, under Rule 144, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares without registration under the Securities Act, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

        Under Rule 144, our affiliates, or persons selling shares on behalf of our affiliates, who have beneficially owned our restricted common shares for at least six months would be entitled to sell, upon expiration of the lock-up agreements described above, within any three-month period, a number of common shares that does not exceed the greater of:

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  1% of the number of our common shares then outstanding, in the form of ADSs or otherwise, which will equal approximately                         common shares immediately after this offering, or if the underwriters exercise in full their option to purchase additional ADSs; and

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  the average weekly trading volume of our ADSs on NYSE during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

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  Sales under Rule 144 by our affiliates, or persons selling shares on behalf of our affiliates, are also subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

        In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our common shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell such common shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration rights

        Upon completion of this offering, certain holders of our common shares or their transferees will be entitled to request that we register their shares under the Securities Act, following the expiration of the lock-up agreements described above. See "Description of Share Capital—Registration rights."

 TAXATION

        The following discussion of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in our ADSs or common shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ADSs or common shares, such as the tax consequences under U.S. state, local and other non-income tax laws and tax laws of jurisdiction other than the Cayman Islands, the PRC and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder, our Cayman Islands counsel. To the extent the discussion relates to matters of PRC tax law, subject to the limitations set forth herein, it represents the opinion of Grandall Law Firm (Shanghai), our PRC counsel. To the extent the discussion relates to matters of U.S. federal income tax law, and subject to the assumptions, qualifications and limitations set forth herein, it represents the opinion of O'Melveny & Myers LLP, our special U.S. counsel.

Cayman Islands taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments made to or by us. There are no exchange control regulations or currency restrictions in the Cayman Islands.

PRC taxation

        We are a holding company incorporated in the Cayman Islands, which directly or indirectly holds our subsidiaries in the PRC. The EIT Law applies a uniform EIT rate of 25% to all domestic enterprises and foreign-invested enterprises, which our PRC subsidiaries are subject to unless otherwise specified.

        Under the EIT Law and its Implementing Rules, a PRC withholding tax at the rate of 10% is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but such income is not effectively connected with such establishment or place of business, unless otherwise reduced or exempted by relevant tax treaties or similar tax arrangements. In addition, according to the Hong Kong Tax Treaty, a company incorporated in Hong Kong, such as our wholly-owned Hong Kong subsidiaries, eHi Hong Kong and L&L, will be subject to withholding tax at a rate of 5% on dividends it receives from its PRC subsidiaries if it holds a 25% or more interest in such PRC subsidiaries, or 10% if it holds less than a 25% interest in such subsidiaries. However, pursuant to Circular 601, which provides that tax treaty benefits will be denied to "conduit" or shell companies without business substance, and a beneficial ownership analysis will be used based on a "substance over form" principle to determine whether or not to grant tax treaty benefits. On June 29, 2012, the SAT issued Announcement 30, which provides that a comprehensive analysis should be made when determining beneficial owner status based on various factors that are supported by various types of documents, including the articles of association, financial statements, records of cash movements, board meeting minutes, board resolutions, staffing and materials, relevant expenditures, functions and risk assumption as well as relevant contracts and other information. As a result, although our Hong Kong subsidiaries eHi Hong Kong and L&L, each holds an interest of more than 25% in the PRC subsidiaries, it's more likely than not that eHi Hong Kong and L&L, as holding companies without other business substance, would not be entitled to the tax treaty benefits and enjoy the favorable 5% rate applicable under the Hong Kong Tax Treaty on dividends. As of the date of this prospectus, our

PRC subsidiaries have not paid any dividends, and do not currently plan to pay dividends in the foreseeable future, to our company and our Hong Kong subsidiaries.

        The EIT Law and its Implementing Rules provide that enterprises established outside of China whose "de facto management bodies" are located in China are considered PRC "resident enterprises" and will generally be subject to the uniform 25% PRC enterprise income tax rate on their global income. Under the Implementing Rules of the EIT Law, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, accounts and other assets of an enterprise. In addition, Circular 82 provides that certain Chinese-invested enterprises controlled by PRC enterprises or PRC enterprise groups and established outside of China will be classified as resident enterprises if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders' meetings; and half or more of the senior management or directors with voting rights. Circular 82 also clarified that dividends and other income paid by such resident enterprises will be considered to be PRC sourced income and subject to PRC enterprise income tax. However, as Circular 82 only applies to enterprises established outside of China that are controlled by PRC enterprises or PRC enterprise groups, it remains unclear how the tax authorities will determine the location of "de facto management bodies" for overseas incorporated enterprises controlled by foreign individuals and entities like us or our offshore subsidiaries. Each of our company and our offshore subsidiaries is a company incorporated outside the PRC. We believe that neither our company nor any of our offshore subsidiaries meets all the criteria set forth in Circular 82, because as holding companies, their key assets and records, including board and shareholders resolutions and minutes of board meetings and shareholders meetings, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding company with a corporate structure similar to ours that has been deemed a PRC "resident enterprise" by the PRC tax authorities. Therefore, we believe neither our company nor any of our offshore subsidiaries should be deemed as a "resident enterprise" for PRC tax purposes. However, the tax resident status of our offshore entities is subject to determination by relevant PRC tax authorities and uncertainties remain with respect to their interpretation of the term "de facto management body" as applicable to our offshore entities. We will continue to monitor our tax status.

        If the PRC tax authorities determine that we should be treated as a resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences would follow. First, we will be subject to PRC enterprise income tax at a rate of 25% on our worldwide income as well as PRC enterprise income tax reporting obligations. Second, although under the EIT Law and the its Implementing Rules, dividends paid to us from our PRC subsidiaries would qualify as "tax exempted income", we cannot assure you that such dividends paid to our company or our Hong Kong subsidiaries will not be subject to a 10% withholding tax, as the relevant PRC government authorities have not yet issued guidance with respect to the processing of outbound remittances to overseas incorporated enterprises controlled by foreign individuals and entities like us that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, dividends payable by us to our non PRC investors and gains from the transfer of our common shares or ADSs may become subject to PRC withholding tax at a rate of 10% to 20% depending on the nature of the holders. It is unclear if such holders would be able to obtain the benefit of any income tax treaties entered into between China and other countries to reduce or exempt this withholding tax.

        Prior to January 1, 2012, pursuant to the Provisional Regulation of China on Business Tax and its Implementing Rules, an entity or individual rendering services in China was generally subject to a business tax at the rate of 5% on revenues generated from the provision of such services. Since January 1, 2012, the MOF and the SAT have started to implement the VAT Pilot Program, which imposes VAT in lieu of business tax for certain industries in Shanghai. Starting on August 1, 2012, the

VAT Pilot Program has been expanded to and implemented in other regions, including Beijing, Tianjin, Jiangsu, Zhejiang, Anhui, Fujian, Hubei, Guangdong. On May 24, 2013, the MOF and the SAT jointly issued Notice 37, which expanded the VAT Pilot Program nationwide since August 1, 2013. On December 12, 2013, the MOF and the SAT jointly issued Notice 106, effective on January 1, 2014, which replaced Notice 37 and improved some tax policies in the VAT Pilot Program. As a result of the VAT Pilot program, in general, we are subject to a 17% VAT for car rentals and an 11% VAT for car services.

United States federal income taxation

        This discussion describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of our ADSs or common shares by U.S. Holders (as defined below). This discussion does not address any aspect of U.S. federal gift or estate tax, the Medicare tax, or the state, local or non-U.S. tax consequences of an investment in our ADSs or common shares. This discussion applies to U.S. Holders who beneficially own our ADSs or common shares as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

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  banks or certain financial institutions;

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  insurance companies;

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  tax-exempt organizations;

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  partnerships or other entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or persons holding ADSs or common shares through any such entities;

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  regulated investment companies or real estate investment trusts;

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  persons that hold ADSs or common shares as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;

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  persons whose functional currency is not the U.S. dollar;

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  persons liable for alternative minimum tax;

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  persons who actually or constructively own 10% or more of the total combined voting power of all classes of our shares (including ADSs and common shares) entitled to vote;

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  persons holding ADSs in connection with a trade or business conducted outside of the United States;

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  qualified retirement plans, individual retirement accounts and other tax-deferred accounts;

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  persons that received our ADSs as compensation for services; or

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  U.S. tax expatriates and certain former citizens and long-term residents of the United States.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations promulgated thereunder, published rulings, court decisions and the income tax treaty between the United States and PRC (the "Treaty"), all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. In addition, this discussion relies on our assumptions regarding the value of our ADSs and common shares and the nature of our business over time.

Prospective purchasers are urged to consult their own tax advisor concerning the particular U.S. federal income tax consequences to them of the purchase, ownership and disposition of our ADSs or common shares, as well as the consequences to them arising under the laws of any other taxing jurisdiction.

        For purposes of the U.S. federal income tax discussion below, you are a "U.S. Holder" if you beneficially own ADSs or common shares and are:

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  an individual citizen or resident of the United States for U.S. federal income tax purposes;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect to be treated as a U.S. person.

        For U.S. federal income tax purposes, income earned through a U.S. or non-U.S. partnership or other flow-through entity is attributed to its owners. Accordingly, if a partnership or other flow-through entity holds ADSs or common shares, the tax treatment of the holder will generally depend on the status of the partner or other owner and the activities of the partnership or other flow-through entity.

        The discussion below assumes that each representation contained in the deposit agreement is true and that each obligation under the deposit agreement and any related agreement will be complied with in accordance with their terms. If you hold ADSs, for U.S. federal income tax purposes, you generally will be treated as the owner of the underlying common shares represented by such ADSs. Accordingly, the conversion of ADSs into common shares will not be subject to U.S. federal income tax.

        The U.S. Treasury has expressed concerns that parties to whom American depositary shares are pre-released before shares are delivered to the depositary, or intermediaries in the chain of ownership between holders of American depositary shares and the issuer of the security underlying the American depositary shares, may be taking actions that are inconsistent with the claiming of foreign tax credits by holders of American depositary shares. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate holders. Accordingly, the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders described below could be affected by actions taken by such parties or intermediaries.

Dividends on ADSs or common shares

        Subject to the "—Passive foreign investment company" discussion below, the gross amount of any distributions you receive on your ADSs and common shares (including amounts withheld to reflect PRC withholding taxes, if any) will generally be includible in your gross income on the day you actually or constructively receive such income as dividend income if the distributions are made from our current or accumulated earnings and profits, calculated according to U.S. federal income tax principles. We do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles. Accordingly, distributions paid on our ADSs or common shares, if any, will generally be treated as dividend distributions for U.S. federal income tax purposes. With respect to non-corporate U.S. Holders, certain dividends from a qualified foreign corporation may be subject to a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends from that corporation on shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that our ADSs, which we have applied to list on the NYSE, but not our common shares, will be readily tradable on an established securities market in the United States. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in later years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. You should consult your own tax advisor as to the rate of tax that will apply to you with respect to dividend distributions, if any, you receive from us.

        If you are a corporation, you will not be entitled to claim a dividends-received deduction with respect to distributions made by us. Dividends generally will constitute foreign source passive income for purposes of the U.S. foreign tax credit rules. You should consult your own advisor as to your ability, and the various limitations on your ability, to claim foreign tax credits in connection with the receipt of dividends.

Sale or other dispositions of ADSs or common shares

        Subject to the "—Passive foreign investment company" discussion below, when you sell or otherwise dispose of ADSs or common shares, you will generally recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and your adjusted tax basis in the ADSs or common shares. Your adjusted tax basis will generally equal the amount you paid for the ADSs or common shares. Any gain or loss you recognize will be long-term capital gain or loss if your holding period in our ADSs or common shares is more than one year at the time of disposition and generally will be U.S. source gain or loss for U.S. foreign tax credit purposes. If you are a non-corporate U.S. Holder, including an individual, any such long-term capital gain will be taxed at preferential rates. Your ability to deduct capital losses will be subject to various limitations. Gains from dispositions of our common shares or ADSs may be subject to PRC tax, if such gains are deemed as incomes derived from sources within China for PRC tax purposes. In that case, a U.S. Holder's amount realized would include the gross amount of the proceeds of the sale or disposition before deduction of the PRC tax. A U.S. Holder that is eligible for the benefits of the Treaty may be able to elect to treat the disposition gain as foreign-source gain for foreign tax credit purposes under the Treaty. U.S. Holders should consult their tax advisers regarding their eligibility for benefits under the Treaty and the creditability of any PRC tax on disposition gains in their particular circumstances.

Passive foreign investment company

        If we are a passive foreign investment company or "PFIC" in any taxable year in which you hold our ADSs or common shares, as a U.S. Holder, you would generally be subject to adverse U.S. tax consequences, in the form of increased tax liabilities and special U.S. tax reporting requirements. In general, we will be classified as a PFIC in any taxable year if either: (a) the average quarterly value of our gross assets that produce passive income or are held for the production of passive income is at least 50% of the average quarterly value of our total gross assets (the "asset test") or (b) 75% or more of our gross income for the taxable year is passive income (such as certain dividends, interest or royalties). For purposes of these tests, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. For purposes of the asset test: (a) any cash and cash invested in short-term, interest bearing, debt instruments, or bank deposits that are readily convertible into cash will generally count as producing passive income or held for the production of passive income and (b) the total value of our assets is calculated based on our market capitalization, as described below.

        We do not expect to be a PFIC for the taxable year 2014 or in the foreseeable future. Our expectation regarding our status as a PFIC is based on assumptions as to our projections of the value of our outstanding stock during the year, adjusted bases of our gross assets, and our use of the proceeds of the initial public offering of our ADSs and common shares and of other cash that we will hold and generate in the ordinary course of our business throughout taxable year 2014. Despite our expectation, there can be no assurance that we will not be a PFIC in 2014 or any future taxable year as PFIC status is tested each taxable year and will depend on the composition of our assets and income in such taxable year. In particular, in determining the average value of our gross assets, the aggregate value of our assets will generally be deemed to be equal to our market capitalization (the sum of the aggregate value of our outstanding equity) plus our liabilities, except for a year in which we are a "controlled foreign corporation" and our shares are not publicly traded on the last day of each quarter of such year, in which case adjusted bases of our gross assets would be used. Therefore, a drop in the market price of our ADSs or common shares and associated decrease in the value of our goodwill would cause a reduction in the value of our non-passive assets for purposes of the asset test. Accordingly, we would likely become a PFIC if our market capitalization were to decrease significantly while we hold substantial cash and cash equivalents. In addition, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that the U.S. Internal Revenue Service (the "IRS") will not take a contrary position. We could also be a PFIC for any taxable year if the gross income that we and our subsidiaries earn from investing the portion of the cash raised in our initial public offering that exceeds the immediate capital needs of our business is substantial in comparison with the gross income from our business operations. Our PFIC status for the current taxable year 2014 will not be determinable until the close of the taxable year ending December 31, 2014. Our special U.S. counsel expresses no opinion with respect to our expectations contained in this paragraph.

        If we were a PFIC for any taxable year during which you held ADSs or common shares, certain adverse U.S. federal income tax rules would apply. You would generally be subject to additional taxes and interest charges on certain "excess" distributions we make and on any gain realized on the disposition or deemed disposition of your ADSs or common shares, regardless of whether we continue to be a PFIC in the year in which you receive an "excess" distribution or dispose of or are deemed to dispose of your ADSs or common shares. Distributions in respect of your ADSs or common shares during a taxable year would generally constitute "excess" distributions if, in the aggregate, they exceed 125% of the average amount of distributions in respect of your ADSs or common shares over the three preceding taxable years or, if shorter, the portion of your holding period before such taxable year.

        To compute the tax on "excess" distributions or any gain, (a) the "excess" distribution or the gain would be allocated ratably to each day in your holding period, (b) the amount allocated to the current year and any tax year prior to the first taxable year in which we were a PFIC would be taxed as ordinary income in the current year, (c) the amount allocated to other taxable years would be taxable at the highest applicable marginal rate in effect for that year and (d) an interest charge at the rate for underpayment of taxes for any period described under (c) above would be imposed on the resulting tax liability on any portion of the "excess" distribution or gain that is allocated to such period. In addition, if we were a PFIC, no distribution that you receive from us would qualify for taxation at the reduced capital gains rate discussed in the "—Dividends on ADSs or common shares" section above. If we were a PFIC in any taxable year during which you held our ADSs or common shares, under certain attribution rules, you will be deemed to own your proportionate share of lower-tier PFICs, and will be subject to U.S. federal income tax on (a) a distribution on the shares of a lower-tier PFIC and (b) a disposition of shares of a lower-tier PFIC, both as if you directly held the shares of such lower-tier PFIC.

        If we were a PFIC in any year, you would generally be able to avoid the "excess" distribution rules described above by making a timely so-called "mark-to-market" election with respect to your ADSs provided our ADSs are "marketable." Our ADSs will be "marketable" as long as they remain regularly traded on a national securities exchange, such as the NYSE. If you made this election in a timely fashion, you would generally recognize as ordinary income or ordinary loss the difference between the fair market value of your ADSs as of the close of your taxable year and your adjusted tax basis in such ADSs. Any ordinary income resulting from this election would generally be taxed at ordinary income rates and would not be eligible for the reduced rate of tax applicable to qualified dividend income. Any ordinary losses would be limited to the extent of the net amount of previously included income as a result of the mark-to-market election, if any. Your basis in the ADSs would be adjusted to reflect any such income or loss. Gain on the sale or other disposition of the ADSs would be treated as ordinary income, and loss on the sale or other disposition of the ADSs or common shares would be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the market-to-market election. The mark-to-market election will not be available for any lower tier PFIC that is deemed owned pursuant to the attribution rules discussed above. If we are a PFIC in any year and you do not make a timely mark-to-market election, you will continue to be subject to the adverse U.S. federal income tax rules described above in subsequent years, even if we cease to be a PFIC. You should consult with your own tax advisor regarding potential advantages and disadvantages to you of making a "mark-to-market" election with respect to your ADSs. We do not intend to provide you with the information you would need to make or maintain a "Qualified Electing Fund" election and you will, therefore, not be able to make or maintain such an election with respect to your ADSs or common shares.

        If you own our ADSs or common shares during any taxable year that we are a PFIC, you may be required to file an annual IRS Form 8621 on an annual basis, subject to certain exceptions based on the value of the PFIC stock you hold. Each U.S. Holder is advised to consult with its tax advisor concerning the U.S. federal income tax consequences of purchasing, holding and disposing our ADSs or common shares if we are or become classified as a PFIC.

Information reporting and backup withholding

        In general, dividend payments with respect to the ADSs or common shares and the proceeds received on the sale or other disposition of ADSs or common shares that are made within the United States or through certain U.S. related intermediaries will be subject to information reporting to the IRS and to backup withholding. Backup withholding will not apply, however, if you (i) come within certain exempt categories and, when required, can demonstrate that fact or (ii) provide a taxpayer identification number, certify you are not subject to backup withholding and otherwise comply with the applicable backup withholding rules. To establish your status as an exempt person, you will generally be required to provide certification on IRS Form W-9. Any amounts withheld from payments to you under the backup withholding rules that exceed your U.S. federal income tax liability will be allowed as a refund or a credit against your U.S. federal income tax liability, provided that you timely furnish the required information to the IRS. Certain U.S. Holders who hold "specified foreign financial assets," including shares of a non-U.S. corporation that is not held in an account maintained by a U.S. "financial institution," the aggregate value of which exceeds $50,000 during the tax year, may be required to attach to their tax returns for the year certain specified information. A U.S. Holder who fails to timely furnish the required information may be subject to a penalty. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the U.S. information reporting rules to their particular circumstances.

        PROSPECTIVE PURCHASERS OF OUR ADSs OR COMMON SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISOR REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES RESULTING FROM PURCHASING, HOLDING OR DISPOSING OF OUR ADSs OR COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF THE TAX LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND INCLUDING ESTATE, GIFT AND INHERITANCE LAWS.

UNDERWRITING

        We[, the selling shareholders] and the underwriters named below have entered into an underwriting agreement with respect to the ADSs being offered. Subject to certain conditions, each underwriter has severally agreed to purchase, and we [and the selling shareholders] have agreed to sell to them, the number of ADSs indicated in the following table. J.P. Morgan Securities LLC, Goldman Sachs (Asia) L.L.C. and Deutsche Bank Securities Inc. are the representatives of the underwriters. The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, New York 10179, United States of America. The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong. The address of Deutsche Bank Securities Inc. is 60 Wall Street, New York, NY 10005.

Underwriters	Number of ADSs
J.P. Morgan Securities LLC
Goldman Sachs (Asia) L.L.C.
Deutsche Bank Securities Inc.

Total

        The underwriters are committed, severally and not jointly, to take and pay for all of the ADSs being offered, if any are taken, other than the ADSs covered by the option described below unless and until this option is exercised. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        If the underwriters sell more ADSs than the total number set forth in the table above, the underwriters have an option to buy up to an additional            ADSs from [us and the selling shareholders] to cover such sales. They may exercise that option for 30 days from the date of this prospectus. If any ADSs are purchased pursuant to this option, the underwriters will severally purchase ADSs in approximately the same proportion as set forth in the table above and will offer such additional ADSs on the same terms as those on which the ADSs are being offered.

        The table below shows the per-ADS and total underwriting discounts and commissions we [and the selling shareholders] will pay the underwriters. The underwriting discounts and commissions are determined by negotiations among us[, the selling shareholders,] and the representatives and are a percentage of the offering price to the public. Among the factors to be considered in determining the discounts and commissions are the size of the offering, the nature of the security to be offered and the discounts and commissions charged in comparable transactions.

        These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional ADSs.

Paid by Us	No Exercise	Full Exercise
Per ADS	US$	US$
Total	US$	US$

[Paid by the Selling Shareholders	No Exercise	Full Exercise
Per ADS	US$	US$
Total	US$	US$	]

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ADSs offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to public and to reject orders in whole or in part.

        Some of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. is expected to make offers and sales in the United States through its selling agent, Goldman, Sachs & Co.

        The underwriters have entered into an agreement in which they agree to restrictions on where and to whom they and any dealer purchasing from them may offer ADSs, as a part of the distribution of the ADSs. The underwriters also have agreed that they may sell ADSs among themselves.

        ADSs sold by the underwriters to the public will initially be offered at the initial public offering price listed on the cover page of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of US$                        per ADS. If all the ADSs are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms.

        We have agreed with the underwriters not to, without the prior written consent of the representatives, for a period of 180 days following the date of this prospectus, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any of our securities that are substantially similar to our shares or ADSs, including but not limited to any options or warrants to purchase our shares, ADSs or any securities that are convertible into or exchangeable for, or that represent the right to receive, our shares, ADSs or any such substantially similar securities (other than securities issued pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up provision was executed). We have also agreed to cause our subsidiaries and controlled affiliates to abide by the restrictions of the lock-up agreement.

        Furthermore, each of our directors and executive officers and all of our existing shareholders, the holder of warrants, certain option holder, as well as Dongfeng Asset Management and Kunyu Capital, the investors in the concurrent private placement, has entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our common shares, ADSs and securities that are substantially similar to our common shares or ADSs.

        [In addition, we will instruct JPMorgan Chase Bank, N.A., as the depositary, not to accept any deposit of any common shares or issue any ADSs for 180 days after the date of this prospectus. The foregoing does not affect the right of ADS holders to cancel their ADSs and withdraw the underlying common shares.]

        Prior to this offering, there has been no public market for the common shares or ADSs. The initial public offering price is determined by negotiations between us[, the selling shareholders,] and the representatives. Among the factors considered in determining the initial public offering price are our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods; and the price-earnings ratios, price-sales ratios and market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. Neither we nor the underwriters can assure investors that an active trading market will develop for our ADSs, or that the ADSs will trade in the public market at or above the initial public offering price.

        Concurrently with, and subject to, the completion of this offering, Dongfeng Asset Management and Kunyu Capital have each agreed to purchase from us US$                   million and US$                   million, respectively, in Class A common shares at a price per share equal to the initial public offering price adjusted to reflect the ADS-to-common-share ratio. Assuming an initial offering price of US$                                    per ADS, the mid-point of the estimated range of the initial public

offering price shown on the front cover page of this prospectus, Dongfeng Asset Management and Kunyu Capital will purchase                                    and                                     Class A common shares from us, respectively. Our proposed issuance and sale of Class A common shares to these investors are being made through private placement pursuant to an exemption from registration with the SEC, under Regulation S of the Securities Act. Each of these investors has agreed with the underwriters not to, directly or indirectly, sell, transfer or dispose of any Class A common shares acquired in the concurrent private placement for a period of 180 days after the date of this prospectus, subject to certain exceptions.

        We have applied to have the ADSs listed on the NYSE under the symbol "EHIC."

        To facilitate this offering of the ADSs, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ADSs. Specifically, the underwriters may sell more ADSs than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs available for purchase by the underwriters under the option to purchase additional ADSs. The underwriters can close out a covered short sale by exercising the option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out a covered short sale, the underwriters will consider, among other things, the open market price of ADSs compared to the price available under the option to purchase additional ADSs. The underwriters may also sell ADSs in excess of the option to purchase additional ADSs, creating a naked short position. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. In addition, to stabilize the price of the ADSs, the underwriters may bid for, and purchase, ADSs in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the ADSs in this offering, if the syndicate repurchases previously distributed ADSs to cover syndicate short positions or to stabilize the price of the ADSs. Any of these activities may stabilize or maintain the market price of the ADSs above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discounts received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions. Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they are required to be conducted in accordance with applicable laws and regulations, and they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        The underwriters have informed us that they do not intend sales to discretionary accounts to exceed five percent of the total number of ADSs offered by them.

        We [and the selling shareholders] have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of these liabilities, losses and expenses.

        We currently anticipate that we will undertake a directed share program pursuant to which we will direct the underwriters to reserve up to                        ADSs offered in this offering for sale at the initial public offering price to directors, officers, employees, business associates and related persons through a directed share program. The number of ADSs available for sale to the general public in the public offering will be reduced to the extent these persons purchase any reserved ADSs. Any ADSs not so purchased will be offered by the underwriters to the general public on the same basis as the other ADSs offered hereby.

        No action has been or will be taken by us or by any underwriter in any jurisdiction except in the United States that would permit a public offering of the ADSs, or the possession, circulation or distribution of a prospectus or any other material relating to us and the ADSs in any country or jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        A prospectus in electronic format will be made available on the websites maintained by one or more of the underwriters or one or more securities dealers. One or more of the underwriters may distribute prospectuses electronically. Certain underwriters may agree to allocate a number of ADSs for sale to their online brokerage account holders. ADSs to be sold pursuant to an Internet distribution will be allocated on the same basis as other allocations. In addition, ADSs may be sold by the underwriters to securities dealers who resell ADSs to online brokerage account holders.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. From time to time, the underwriters have provided, and may continue to provide, investment banking and other financial advisory services to us for which they have received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the issuer.

        This prospectus may be used by the underwriters and other dealers in connection with offers and sales of the ADSs, including the ADSs initially sold by the underwriters in the offering being made outside of the United States, to persons located in the United States.

        Cayman Islands.    This prospectus does not constitute a public offer of the ADSs or common shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter may not offer or sell, directly or indirectly, any ADSs or common shares in the Cayman Islands.

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

  •
  to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

  •
  in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        United Kingdom.    This prospectus is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

        Switzerland.    The ADSs may not be offered or sold to any investors in Switzerland other than on a non-public basis. This prospectus does not constitute a prospectus within the meaning of Article 652a and Art. 1156 of the Swiss Code of Obligations (Schweizerisches Obligationenrecht). Neither this offering nor the ADSs have been or will be approved by any Swiss regulatory authority.

        Hong Kong.    The ADSs may not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        People's Republic of China.    This prospectus may not be circulated or distributed in the PRC and the ADSs may not be offered or sold, and will not offer or sell to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

        Singapore.    This prospectus or any other offering material relating to the ADSs has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, the underwriters have severally represented, warranted and agreed that (a) they have not offered or sold any of the ADSs or caused the ADSs to be made the subject of an invitation for subscription or purchase and it will not offer or sell any of the ADSs or cause the ADSs to be made the subject of an invitation for subscription or purchase, and (b) they have not circulated or distributed, and they will not circulate or distribute, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Taiwan.    The ADSs have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the ADSs in Taiwan.

        Japan.    The ADSs have not been and will not be registered under the Securities and Exchange Law of Japan, or the Securities and Exchange Law, and ADSs will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        Canada.    The ADSs may not be offered or sold, directly or indirectly, in any province or territory of Canada or to or for the benefit of any resident of any province or territory of Canada except pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which the offer or sale is made and only by a dealer duly registered under applicable laws in circumstances where an exemption from applicable registered dealer registration requirements is not available.

        United Arab Emirates and Dubai International Financial Centre.    This offering of the ADSs has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), the Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE, including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the "DFSA"), a regulatory authority of the Dubai International Financial Centre (the "DIFC"). This offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, respectively, or otherwise.

        The ADSs may not be offered to the public in the UAE and/or any of the free zones. The ADSs may be offered and this prospectus may be issued, only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. The ADSs will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones.

 EXPENSES RELATING TO THIS OFFERING

        Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions that are expected to be incurred in connection with the offer and sale of the ADSs by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the NYSE listing fee, all amounts are estimates.

US$
SEC registration fee
NYSE listing fee
FINRA filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous

Total	US$

        These expenses will be borne by us. Underwriting discounts and commissions will be borne by us [and the selling shareholders] in proportion to the numbers of ADSs sold in the offering by us [and the selling shareholders, respectively.]

 LEGAL MATTERS

        The validity of the ADSs and certain other legal matters as to the United States federal and New York law in connection with this offering will be passed upon for us by O'Melveny & Myers LLP. Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for the underwriters by Shearman & Sterling LLP. The validity of the common shares represented by the ADSs offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Legal matters as to PRC law will be passed upon for us by Grandall Law Firm (Shanghai) and for the underwriters by Commerce & Finance Law Offices. O'Melveny & Myers LLP may rely upon Maples and Calder with respect to matters governed by Cayman Islands law and Grandall Law Firm (Shanghai) with respect to matters governed by PRC law. Shearman & Sterling LLP may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

 EXPERTS

        The financial statements as of December 31, 2012 and 2013 and for each of the two years ended December 31, 2013, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given authority of said firm as experts in auditing and accounting.

        The office of PricewaterhouseCoopers Zhong Tian LLP is located at 11/F PricewaterhouseCoopers Center, 2 Corporate Avenue, 202 Hu Bin Road, Huangpu District, Shanghai 200021, People's Republic of China.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and securities under the Securities Act with respect to underlying common shares represented by the ADSs, to be sold in this offering. We have also filed with the SEC a related registration statement on F-6 to register the ADSs. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. We encourage you to read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and our ADSs.

        Immediately upon completion of this offering we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. We will be required to file our annual report on Form 20-F within 120 days after the end of each fiscal year. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also obtain additional information over the Internet at the SEC's website at www.sec.gov.

        As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited combined financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our written request, will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

To the Board of Directors and Shareholders of eHi Car Services Limited:

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of comprehensive loss, changes in shareholders' deficit and cash flows present fairly, in all material respects, the financial position of eHi Car Services Limited (previously known as Prudent Choice International Limited or eHi Auto Services Limited) and its subsidiaries at December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People's Republic of China
June 30, 2014

EHI CAR SERVICES LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2013
(RMB, except share data and per share data, or otherwise noted)

	As of December 31,
	2012	2013
	RMB	RMB	US$ (Note 2(d))
ASSETS
Current assets:
Cash and cash equivalents	133,453,484	630,733,451	101,672,166
Restricted cash	—	30,247,232	4,875,755
Accounts receivable, net of allowance for doubtful accounts of RMB3,513,353 and RMB5,041,727 as of December 31, 2012 and 2013, respectively	51,734,218	63,907,848	10,301,736
Prepaid expenses and other current assets	54,004,372	78,853,099	12,710,861

Total current assets	239,192,074	803,741,630	129,560,518

Property and equipment, net	844,379,519	1,062,331,035	171,244,283
Intangible assets	29,010,757	29,977,317	4,832,245
Vehicle purchase deposits	—	119,172,859	19,210,275
Other non-current assets	4,076,640	11,199,026	1,805,246

Total assets	1,116,658,990	2,026,421,867	326,652,567

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	5,516,204	6,554,239	1,056,522
Accrued expenses and other current liabilities	112,126,898	105,142,801	16,948,676
Income tax payable	4,691,624	2,137,874	344,618
Short-term borrowings	171,822,524	219,640,421	35,405,316
Convertible bonds	237,615,377	—	—

Total current liabilities	531,772,627	333,475,335	53,755,132

Long-term borrowings	6,483,257	375,726,271	60,565,844
Other non-current liabilities	5,250,000	350,000	56,419

Total liabilities	543,505,884	709,551,606	114,377,395

Commitments and contingencies (Note 16)

The accompanying notes are an integral part of the consolidated financial statements

EHI CAR SERVICES LIMITED

CONSOLIDATED BALANCE SHEETS (continued)

AS OF DECEMBER 31, 2012 AND 2013
(RMB, except share data and per share data, or otherwise noted)

	As of December 31,
	2012	2013
	RMB	RMB	US$ (Note 2(d)
Mezzanine equity:
Class A convertible redeemable preferred shares, US$0.001 par value, 10,427,373 shares authorized, nil and 10,427,373 shares issued and outstanding as of December 31, 2012 and 2013, respectively, and nil outstanding on a pro forma basis as of December 31, 2013	—	295,199,496	47,585,192
Series A convertible redeemable preferred shares, US$0.001 par value, 5,000,000 shares authorized, 5,000,000 and 5,000,000 shares issued and outstanding as of December 31, 2012 and 2013, respectively, and nil outstanding on a pro forma basis as of December 31, 2013	64,138,820	68,146,852	10,985,049
Series B convertible redeemable preferred shares, US$0.001 par value, 12,123,314 shares authorized, 12,123,314 and 12,123,314 shares issued and outstanding as of December 31, 2012 and 2013, respectively, and nil outstanding on a pro forma basis as of December 31, 2013	291,988,956	327,058,282	52,720,724
Series C convertible redeemable preferred shares, US$0.001 par value, 18,721,302 shares authorized, 17,348,382 and 17,348,382 shares issued and outstanding as of December 31, 2012 and 2013, respectively, and nil outstanding on a pro forma basis as of December 31, 2013	501,093,982	575,422,644	92,756,245
Series D convertible redeemable preferred shares, US$0.001 par value, 10,000,000 shares authorized, 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2012 and 2013, respectively, and nil outstanding on a pro forma basis as of December 31, 2013	312,418,008	377,488,481	60,849,907
Series E convertible redeemable preferred shares, US$0.001 par value, 18,554,545 shares authorized, nil and 18,554,545 shares issued and outstanding as of December 31, 2012 and 2013, respectively, and nil outstanding on a pro forma basis as of December 31, 2013	—	630,205,581	101,587,075

Total mezzanine equity	1,169,639,766	2,273,521,336	366,484,192

Shareholders' deficit:
Common shares, US$0.001 par value, 114,155,384 and 425,173,466 shares authorized, 6,096,842 shares issued and outstanding as of December 31, 2012 and 2013, respectively, and 79,550,456 outstanding on a pro forma basis as of December 31, 2013	40,281	40,281	6,493
Additional paid-in capital	—	—	—
Accumulated other comprehensive income	2,190,932	6,582,044	1,061,004
Accumulated deficit	(598,717,873)	(963,273,400)	(155,276,517)

Total shareholders' deficit	(596,486,660)	(956,651,075)	(154,209,020)

Total liabilities, mezzanine equity and shareholders' deficit	1,116,658,990	2,026,421,867	326,652,567

The accompanying notes are an integral part of the consolidated financial statements.

EHI CAR SERVICES LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(RMB, except share data and per share data, or otherwise noted)

	For the Year Ended December 31,
	2012	2013
	RMB	RMB	US$ (Note 2(d))
Net revenues:
Car rentals	293,690,906	377,013,398	60,773,325
Car services	156,394,296	189,380,989	30,527,595

Total net revenues	450,085,202	566,394,387	91,300,920

Vehicle operating expenses	(432,447,657)	(526,446,044)	(84,861,378)
Selling and marketing expenses	(38,208,704)	(40,439,439)	(6,518,705)
General and administrative expenses	(94,431,599)	(112,416,394)	(18,121,155)
Other operating income	11,041,085	13,549,728	2,184,172

Total operating expenses	(554,046,875)	(665,752,149)	(107,317,066)

Loss from operations	(103,961,673)	(99,357,762)	(16,016,146)
Interest income	1,145,936	360,323	58,083
Interest expense	(66,635,720)	(50,880,171)	(8,201,717)
Other income (expense), net	(1,046,232)	(1,108,275)	(178,650)

Loss before income taxes	(170,497,689)	(150,985,885)	(24,338,430)
Provision for income taxes	(5,212,399)	(1,228,145)	(197,973)

Net loss	(175,710,088)	(152,214,030)	(24,536,403)

Accretion on Series A convertible redeemable preferred shares to redemption value	(9,066,909)	(4,008,032)	(646,083)
Accretion on Series B convertible redeemable preferred shares to redemption value	(38,553,700)	(35,069,326)	(5,653,060)
Accretion on Series C convertible redeemable preferred shares to redemption value	(63,108,024)	(74,328,662)	(11,981,537)
Accretion on Series D convertible redeemable preferred shares to redemption value	(44,324,631)	(65,070,473)	(10,489,147)
Accretion on Series E convertible redeemable preferred shares to redemption value	—	(7,094,798)	(1,143,658)
Accretion on Class A convertible redeemable preferred shares to redemption value	—	(5,563,627)	(896,838)
Deemed contribution from preferred shareholders at extinguishment of convertible bonds	—	16,750,848	2,700,182
Deemed dividends to preferred shareholders at extinguishment of convertible bonds and promissory notes	—	(44,163,640)	(7,119,034)
Modification of warrants	—	(1,021,523)	(164,666)

Net loss attributable to common shareholders	(330,763,352)	(371,783,263)	(59,930,244)

Net loss	(175,710,088)	(152,214,030)	(24,536,403)
Changes in cumulative foreign currency translation adjustment, net of tax of nil	1,475,502	4,391,112	707,833

Comprehensive loss	(174,234,586)	(147,822,918)	(23,828,570)

Weighted average number of common shares used in computing net loss per share
Basic	6,096,842	6,096,842	6,096,842
Diluted	6,096,842	6,096,842	6,096,842
Net loss per share attributable to common shareholders
Basic	(54.25)	(60.98)	(9.83)
Diluted	(54.25)	(60.98)	(9.83)

The accompanying notes are an integral part of the consolidated financial statements.

EHI CAR SERVICES LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(RMB, except share data and per share data, or otherwise noted)

	Common shares			Accumulated other comprehensive income
			Additional paid-in capital		Accumulated deficit	Total shareholders' deficit
	Shares	Amount
Balance as of January 1, 2012	6,096,842	40,281	—	715,430	(286,208,579)	(285,452,868)
Issuance of warrants	—	—	11,570,602	—	—	11,570,602
Share-based compensation	—	—	6,683,456	—	—	6,683,456
Accretion on Series A convertible redeemable preferred shares to redemption value	—	—	(9,066,909)	—	—	(9,066,909)
Accretion on Series B convertible redeemable preferred shares to redemption value	—	—	(9,187,149)	—	(29,366,551)	(38,553,700)
Accretion on Series C convertible redeemable preferred shares to redemption value	—	—	—	—	(63,108,024)	(63,108,024)
Accretion on Series D convertible redeemable preferred shares to redemption value	—	—	—	—	(44,324,631)	(44,324,631)
Net loss	—	—	—	—	(175,710,088)	(175,710,088)
Foreign currency translation adjustments	—	—	—	1,475,502	—	1,475,502

Balance as of December 31, 2012	6,096,842	40,281	—	2,190,932	(598,717,873)	(596,486,660)

Modification of warrants	—	—	1,021,523	—	(1,021,523)	—
Share-based compensation	—	—	6,206,213	—	—	6,206,213
Accretion on Series A convertible redeemable preferred shares to redemption value	—	—	(4,008,032)	—	—	(4,008,032)
Accretion on Series B convertible redeemable preferred shares to redemption value	—	—	(19,970,552)	—	(15,098,774)	(35,069,326)
Accretion on Series C convertible redeemable preferred shares to redemption value	—	—	—	—	(74,328,662)	(74,328,662)
Accretion on Series D convertible redeemable preferred shares to redemption value	—	—	—	—	(65,070,473)	(65,070,473)
Accretion on Series E convertible redeemable preferred shares to redemption value	—	—	—	—	(7,094,798)	(7,094,798)
Accretion on Class A convertible redeemable preferred shares to redemption value	—	—	—	—	(5,563,627)	(5,563,627)
Deemed contribution from preferred shareholders at extinguishment of convertible bonds	—	—	16,750,848	—	—	16,750,848
Deemed dividends to preferred shareholders at extinguishment of convertible bonds and promissory notes	—	—	—	—	(44,163,640)	(44,163,640)
Net loss	—	—	—	—	(152,214,030)	(152,214,030)
Foreign currency translation adjustments	—	—	—	4,391,112	—	4,391,112

Balance as of December 31, 2013	6,096,842	40,281	—	6,582,044	(963,273,400)	(956,651,075)

The accompanying notes are an integral part of the consolidated financial statements.

EHI CAR SERVICES LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(RMB, except share data and per share data, or otherwise noted)

	For the Year Ended December 31,
	2012	2013
	RMB	RMB	US$ (Note 2(d))
Cash flows from operating activities:
Net loss	(175,710,088)	(152,214,030)	(24,536,403)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	1,725,814	1,528,374	246,369
Depreciation and amortization	167,206,739	196,321,328	31,646,355
Amortization of convertible bonds issuance costs	972,795	486,398	78,406
Accretion of convertible bonds	36,329,859	10,716,803	1,727,514
Share-based compensation	6,683,456	6,206,213	1,000,421
Changes in operating assets and liabilities:
Accounts receivable	(20,086,149)	(13,702,004)	(2,208,718)
Prepaid expenses and other assets	(15,618,097)	(25,459,370)	(4,103,967)
Income tax payable	2,265,726	(2,553,750)	(411,656)
Accounts payable	1,713,747	1,038,035	167,328
Accrued expenses and other liabilities	20,636,207	(10,304,516)	(1,661,055)

Net cash provided by operating activities	26,120,009	12,063,481	1,944,594

Cash flows from investing activities:
Purchase of property and equipment	(286,617,921)	(601,126,867)	(96,899,682)
Purchase of intangible assets	(5,838,946)	(5,946,900)	(958,621)
Proceeds from disposal of property and equipment	19,498,069	60,767,542	9,795,529
Increase in restricted cash	—	(30,247,232)	(4,875,755)

Net cash used in investing activities	(272,958,798)	(576,553,457)	(92,938,529)

Cash flows from financing activities:
Proceeds from issuance of convertible redeemable preferred shares	298,832,000	624,546,000	100,674,769
Payment of convertible redeemable preferred shares issuance costs	(15,392,645)	(3,921,134)	(632,074)
Proceeds from exercise of warrants	222,558	—	—
Proceeds from issuance of convertible promissory notes	—	130,387,080	21,017,970
Payment for redemption of convertible bonds	—	(104,939,300)	(16,915,871)
Proceeds from borrowings	194,080,565	820,020,827	132,184,671
Repayment of borrowings	(156,016,072)	(402,959,916)	(64,955,819)

Net cash provided by financing activities	321,726,406	1,063,133,557	171,373,646

Effect of exchange rate changes on cash and cash equivalents	(62,444)	(1,363,614)	(219,809)
Net increase in cash and cash equivalent	74,825,173	497,279,967	80,159,902
Cash and cash equivalents-beginning of year	58,628,311	133,453,484	21,512,264

Cash and cash equivalents-end of year	133,453,484	630,733,451	101,672,166

Supplemental disclosure of cash flow information
Cash paid for interests	29,364,799	56,550,056	9,115,684
Cash paid for income taxes	871,322	3,781,895	609,629
Supplemental disclosure of non-cash investing and financing activities:
Sales of property and equipment included in receivables	3,424,742	4,095,005	660,101
Changes in vehicle purchase deposits	(11,131,658)	119,172,859	19,210,275
Conversion of convertible promissory notes to Class A convertible redeemable preferred shares	—	150,824,865	24,312,474
Conversion of convertible bonds to Class A convertible redeemable preferred shares	—	138,811,004	22,375,879

The accompanying notes are an integral part of the consolidated financial statements.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

        On August 3, 2007, eHi Car Services Limited (the "Company"), formerly known as Prudent Choice Limited or eHi Auto Services Limited, was incorporated in the Cayman Islands by Ray Ruiping Zhang (the "Founder"). The Company, through its subsidiaries, provides car rentals and car services to corporate clients and individual customers in the People's Republic of China ("PRC"). The Company and its subsidiaries began offering services in 2006 through Shanghai eHi Business Co., Ltd. ("eHi Business"), which was incorporated on January 11, 2006. The Company's business initially focused on providing car services to premium corporate clients. In May 2008, the Company began to provide car rentals to individual customers.

        As of December 31, 2013, the Company's principal subsidiaries are as follows:

	Percentage of ownership	Date of incorporation/ acquisition	Place of incorporation
Shuzhi Information Technology (Shanghai) Co., Ltd. ("Shuzhi")	100%	March 21, 2008	PRC
Shanghai eHi Car Rental Co., Ltd ("eHi Rental").	100%	March 10, 2008	PRC
Beijing eHi Car Rental Co., Ltd. (subsidiary of eHi Rental)	100%	August 20, 2008	PRC
Chongqing eHi Car Rental Co., Ltd. (subsidiary of eHi Rental)	100%	December 5, 2009	PRC
eHi Auto Services (Hong Kong) Holding Limited.	100%	September 24, 2010	Hong Kong
Shanghai Smart Brand Auto Driving Services Co., Ltd. ("Shanghai Smart Brand", subsidiary of Shuzhi)	100%	April 13, 2011	PRC
Ehi Auto Services (Jiangsu) Co., Ltd. (subsidiary of eHi Hong Kong)	100%	December 23, 2011	PRC
Shanghai eHi Chengshan Car Rental Co., Ltd. (subsidiary of eHi Rental)	100%	August 16, 2012	PRC
L&L Financial Leasing Holding Limited	100%	October 17, 2013	Hong Kong

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)
Basis of presentation

        The consolidated financial statements of the Company and its subsidiaries are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

(b)
Principles of consolidation

        The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

(c)
Use of estimates

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

from such estimates. Significant accounting estimates reflected in the Company's consolidated financial statements include allowance for doubtful accounts, costs related to customer loyalty programs, useful lives and residual values of vehicles, impairment of intangibles and long-lived assets, valuation of share-based awards and forfeiture rates, assumptions used in determining the fair value of the warrants, and beneficial conversion features.

(d)
Foreign currency and foreign currency translation

        The Company uses Renminbi ("RMB") as its reporting currency. The functional currency of the Company and its subsidiaries incorporated outside of PRC is the United States dollar ("US$"), while the functional currency of the PRC entities is RMB as determined based on the criteria of ASC 830, Foreign Currency Matters.

        Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Foreign currency denominated financial assets and liabilities are re-measured at the balance sheet date exchange rate. The resulting exchange differences are included in the consolidated statements of comprehensive loss as general and administrative expenses.

        Assets and liabilities of the Company and its subsidiaries incorporated outside of PRC are translated into RMB at fiscal year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal year. Translation adjustments arising from these are reported as foreign currency translation adjustments and are shown as a component of other comprehensive income or loss in the consolidated statements of changes in shareholders' deficit.

        The unaudited United States dollar ("US$") amounts disclosed in the accompanying financial statements are presented solely for the convenience of the readers. Translations of amounts from RMB into US$ for the convenience of the reader were calculated at the rate of US$1.00 = RMB6.2036 on June 30, 2014, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

(e)
Concentration of credit risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable.

        The Company deposits its cash and cash equivalents with financial institutions located in jurisdictions where the subsidiaries are located. The Company believes that no significant credit risk exists as these banks are principally government-owned financial institutions with high credit quality.

        When providing services, the Company generally requires individual customers to make advance payments, or a deposit from the corporate clients before the services are rendered. Accounts receivable primarily represents those receivables derived in the ordinary course of business in relation to corporate clients. The Company offers payment term in the range of 45 – 60 days to all corporate clients. Substantially all revenue was derived from customers located in China.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        No single customer accounted for more than 10% of the Company's consolidated accounts receivable as of December 31, 2012 and 2013, nor for more than 10% of the Company's consolidated net revenues in any of the periods presented either.

(f)
Cash and cash equivalents

        Cash and cash equivalents consist of cash in banks, which are unrestricted as to withdrawal or use.

(g)
Restricted cash

        Restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Restricted cash and cash equivalents are primarily related to cash deposits with banks and financial institutions required as part of our notes payable arrangements (Note 6).

(h)
Accounts receivable, net of allowance for doubtful accounts

        Accounts receivable mainly consist of amounts due from the Company's corporate clients, which are recognized and carried at the original invoice amount less an allowance for doubtful accounts. The Company performs ongoing credit evaluation of its customers, and assesses allowance for doubtful accounts based upon expected collectability based on the age of the receivables and factors surrounding the credit risk of specific customers.

(i)
Property and equipment, net

        Property and equipment is stated at cost, less accumulated depreciation and impairment. Initial cost is comprised of the purchase price, plus any costs directly attributable to bringing the property and equipment to the location and condition necessary for its intended use. Depreciation of property and equipment is calculated on a straight-line basis, after consideration of expected useful lives and estimates of residual values. The Company begins depreciating vehicles when they are ready for their intended use. The estimated useful lives of these assets are generally as follows:

Vehicles	3 – 4 years
In-car equipment	3 years
Office furniture and equipment	5 years
Software	3 – 5 years
Leasehold improvements	Over the shorter of the lease term or the estimated useful life of the asset 1 – 5 years

        Construction in progress represents offices under construction and newly acquired vehicles which have not yet been placed in service. Construction in progress is transferred to property and equipment and depreciation commences when the asset is ready for its intended use.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Vehicles

        A vehicle is considered ready for its intended use generally when the license plate for the vehicle is obtained, the vehicle is insured, and when GPS tracking devices is installed. Expenditures for repairs and maintenance of vehicles are expensed as incurred. The Company expects to hold its vehicles for a period of approximately 3 – 4 years before their disposal. The estimated residual value of vehicles were made based on the current market price for used vehicles obtained from used vehicles dealers or the used car market of similar models.

        The Company monitors accounting estimates relating to vehicles on a quarterly basis, including the depreciation rates and estimated residual value of vehicles. Changes made to estimates are reflected in vehicle-related depreciation expense on a prospective basis. Gain or loss on disposal of vehicles is recognized as an adjustment to depreciation expense as part of vehicle operating expenses in the consolidated statements of comprehensive loss. The Company recorded losses of RMB4,602,078 and RMB9,117,467 on disposal of vehicles for the years ended December 31, 2012 and 2013, respectively. The Company adjusts the net carrying value of vehicles to zero if the vehicle has been inactive and could not be tracked via the installed GPS system for more than six months; such loss is recorded in the consolidated statements of comprehensive loss as vehicle operating expenses.

(j)
Intangible assets

        Intangible assets are substantially comprised of car rental operating licenses and vehicle license plates acquired from third parties and local administration authorities of which the gross carrying value totaled RMB29,010,757 and RMB29,977,317 as of December 31, 2012 and 2013, respectively.

        The car rental operating licenses are originally assigned a fixed operating period, which can be extended upon expiration without significant additional cost. The Company also believes that there is no significant risk involved in the car rental operating license renewal process. Further, there are no legal, regulatory, or contractual provisions of which the Company is aware that may limit the useful life of such licenses. As such, the Company considers such car rental operating licenses to be indefinite-lived and carries them at cost less any subsequent impairment losses. Vehicle license plates do not expire and require no renewal. Therefore, they are similarly considered to be indefinite-lived and are carried at cost less any subsequent accumulated impairment losses.

(k)
Impairment of intangible assets and long-lived assets

        The Company evaluates the intangible assets and long-lived assets for impairment whenever events or changes in circumstances indicate that the assets might be impaired. For long-lived assets, when these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. For indefinite lived assets, the impairment test consists of a comparison of the fair value of the intangible asset with its carrying value. If the carrying value of the intangible asset exceeds its fair value, which is generally determined using the market approach based on transactions of similar assets in the active market, an impairment loss is recognized. No impairment charges were recognized for the years ended December 31, 2012 and 2013.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)
Deposits and advances from customers

        Customer deposits:    The Company collects deposits from corporate clients upon entering into negotiated contracts, and such amount is refundable at the end of the contract period provided no contract violations are noted. For individual customers, the Company collects additional amounts from them upon return of the rental vehicle based on the estimated repair and other relevant costs. In situations where the contract is violated or damage is caused to the vehicle, customer deposits received is used to offset expenses incurred in the period such incidents occur, and the excess amount is returned to customers. The Company records a loss on the consolidated statements of comprehensive loss if expenses incurred for repair exceeds the customer deposit amounts.

        Advances from customers:    Individual customers pay in advance prior to the rental vehicle pick-up. Payments received from customers are initially recorded as advances from customers and are recognized as revenues when revenue recognition criteria are met.

(m)
Revenue recognition

        Revenue from car rentals and car services are generally recognized over the rental period. Revenue from the sale of gasoline is recognized when the vehicle is returned and is based on the actual volume of gasoline consumed or a contracted fee paid by the customer. For car rentals, payments are generally collected from customers in advance, and are recorded as advances from customers in the consolidated balance sheets until the revenue recognition criteria are met. Customers who purchase car services are generally on credit terms, and the initial credit evaluation is conducted before customer credits are extended. Revenue is recognized when collectability is reasonably assured and all other revenue recognition criteria are met.

        Occasionally, the Company engages contracted service providers in offering car services to its customers where the Company currently does not provide such services in certain cities or such services exceed the Company's existing capacity. The end customers sign service contracts directly with the Company in such arrangement and the Company is the party who is responsible for customers' acceptance for services rendered. In case of customer disputes, the Company resolves customer complaints and is solely responsible for refunding customers their payments. Therefore, the Company is considered the primary obligor in the transaction. The Company also determines the service fee and bears the credit risk. As a result, the Company recognizes this revenue under this arrangement on a gross basis.

        In the accompanying consolidated statements of comprehensive loss, revenue is presented net of business tax, VAT and other related surcharges. Vehicle operating expenses associated with car rentals and car services have not been presented separately as the Company cannot reasonably and reliably estimate and allocate expenses to each of the revenue streams.

(n)
Customer loyalty program

        The Company has a customer loyalty program where registered members earn points upon eligible purchases and such points can be redeemed for free rental periods, mileage upgrades, and other free

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

gifts. The Company estimates the incremental costs associated with the Company's future obligation to its customers, and records them as selling and marketing expense in the consolidated statements of comprehensive loss. Unredeemed membership points are recorded in accrued expenses and other current liabilities in the consolidated balance sheets. The Company adjusts the liability associated with the customer loyalty program based on the Company's estimate of future redemption of membership points prior to their expiration, which is three years from the day the membership points are awarded. As of December 31, 2012 and 2013, the accrued liabilities associated with the customer loyalty program are RMB3,962,605 and RMB3,074,703, respectively.

(o)
Advertising costs

        The Company expenses advertising costs as incurred. Total advertising expenses were RMB23,616,338 and RMB24,793,826 for the years ended December 31, 2012 and 2013, respectively, and were recorded in sales and marketing expenses in the consolidated statements of comprehensive loss.

(p)
Taxation

        Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be received or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations in the period of the enactment of the change. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on the characteristics of the underlying assets and liabilities, or the expected timing of their use when they do not relate to a specific asset or liability.

        The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected for a company operating in the car rental industry.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company's liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company's effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company classify interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

(q)
Government grants and subsidy income

        The Company receives government grants and subsidies in the PRC from various levels of local governments from time to time which are granted for general corporate purposes and to support its ongoing operations in the region. The Company is also entitled to receive financial subsidies in relation to the VAT Pilot Program as discussed in Note 8. These government subsidies are recorded as other operating income on the consolidated statement of comprehensive loss in the period cash is received.

(r)
Fair value measurements

        Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

        The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

        The three levels of inputs that may be used to measure fair value include:

        Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities.

        Level 2: Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

        Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

        The Company's financial instruments include cash and cash equivalents, restricted cash, accounts receivable, accounts payable, advance from customers, warrant liabilities, certain accrued expenses and other current liabilities, convertible bonds, and short-term and long-term borrowings. The carrying

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

amounts of the short-term financial instruments approximate their fair values due to the short-term maturity of these instruments. The Company does not use derivative instruments to manage risk.

        The carrying value of long-term borrowings approximate their fair values at December 31, 2012 and 2013 as the interest rates they bear reflect the current market yield for comparable borrowings. The fair value of the convertible bonds as of December 31, 2012 was RMB273,452,106 (US$43,505,227), calculated using the option pricing model and was allocated with common shares, preferred shares, warrants and share-based awards on a fully diluted basis. The convertible bonds are classified as level 3 instruments as the valuation was determined based on significant inputs not observed in the market, and reflect the Company's own assumptions in measuring fair value. Significant inputs used in developing the fair value of the convertible bonds include time to maturity, risk-free interest rate, underlying equity value, straight debt discount rate, and stock price volatility. See Note 13 to the notes to the consolidated financial statements. The convertible bonds were both amended and converted into class A shares in the year ended December 31, 2013, as disclosed in Note 9.

        As the inputs used in developing the fair value for level 3 instruments are unobservable, and require significant management, a change in these inputs could result in a significant change in the fair value measurement.

(s)
Warrant

        The Company recorded common and convertible preferred share warrants issued to investors in accordance with their classification. Warrants classified as liabilities are initially recorded at fair value with gains and losses arising from changes in fair value recognized in the consolidated statements of comprehensive loss during the periods in which such instruments are outstanding. Warrants classified as equity are initially recorded at fair value and subsequent changes in fair value are not recognized as long as the warrants continue to be classified as equity.

        If warrants are subsequently modified through an amendment, the Company assesses its impact on classification and measurement. For equity-classified instruments issued to preferred share investors that remain equity-classified after the modification, the Company recognizes in retained earnings (or paid-in-capital in the absence of retained earnings) the changes in the fair value of the instrument before and after the modification. The Company's equity-classified warrants were modified in 2013 as disclosed in Note 12.

(t)
Vehicle purchase deposits

        The Company purchases vehicles through car dealers and makes advance payments in the ordinary course of business before title of vehicles are transferred to the Company. As the advance payments will be converted into property and equipment, which is a non-current asset, vehicle purchase deposits are accordingly classified as non-current assets on the consolidated balance sheets.

(u)
Share-based compensation

        The Company recognizes share-based compensation based on the grant date fair value of equity awards, with compensation expense recognized over the period in which the grantee is required to

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

provide services to the Company in exchange for the equity award. Share-based compensation expense is classified in the consolidated statements of comprehensive loss based upon the job function of the grantee. For the years ended December 31, 2012 and 2013, the Company recognized share-based compensation expense of RMB6,683,456 and RMB6,206,213, respectively, as follows:

	For the Year Ended December 31,
	2012	2013
Vehicle operating expenses	80,631	28,544
Selling and marketing expenses	34,815	8,573
General and administrative expenses	6,568,010	6,169,096

Total	6,683,456	6,206,213

(v)
Debt issuance cost

        The Company incurs costs in connection with debt issuance, such as legal and accounting fees. Debt issuance costs are initially recorded as prepaid expense and other current assets on the consolidated balance sheets, and are amortized to interest expense over the term of the respective borrowings using the effective interest method.

(w)
Earnings (loss) per share

        Basic earnings (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period using the two-class method. Under the two-class method, net income is allocated between common shares and other participating securities based on their participating rights. Net loss is not allocated to other participating securities if based on their contractual terms they are not obligated to share in the losses. Diluted earnings (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of shares issuable upon the conversion of the preferred shares using the if-converted method, and shares issuable upon the exercise of share options using the treasury stock method. Common equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

(x)
Segment reporting

        In accordance with ASC 280, Segment Reporting, the Company's chief operating decision maker, the Chief Executive Officer, reviews the consolidated results when making decisions about allocating resources and assessing performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company's long-lived assets are substantially all located in the PRC and substantially all of the Company's revenues are derived from within the PRC, Therefore, no geographical segments are presented.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(y)
Recently issued accounting standards

        In February 2013, the FASB issued an authoritative pronouncement related to reporting of amounts reclassified out of accumulated other comprehensive income. Under the guidance, an entity is required to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles ("U.S. GAAP") to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional details about those amounts. The guidance is effective prospectively for reporting periods beginning after December 15, 2012 for public entities. The adoption of this guidance did not have an impact on the Company's consolidated financial statements.

        In March 2013, the FASB issued an authoritative pronouncement related to parent's accounting for the cumulative translation adjustment upon derecognition of certain subsidiaries or groups of assets within a foreign entity or of an Investment in a foreign entity. Under the guidance, the cumulative translation adjustment should be released into net income when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. A pro rata portion of the cumulative translation adjustment should be released into net income upon a partial sale of an equity method investment which is a foreign entity. For public entities, this ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company is in the process of evaluating the impact of the standard on its consolidated financial statements.

        In July 2013, the FASB issued ASU No. 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists," an amendment to FASB ASC Topic 740, Income Taxes, or "FASB ASC Topic 740." This update clarifies that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations where a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. For public entities, this ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company is in the process of evaluating the impact of the standard on its consolidated financial statements.

        In April 2014, the FASB issued ASU 2014-08, "Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity". This update changed the threshold for reporting discontinued operations and added new disclosures for disposals. Under the updated guidance, a discontinued operation is defined as a component or group of components that is disposed of or is classified as held for sale and represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results. This ASU is effective prospectively for fiscal years, and interim

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

periods within those years, beginning after December 15, 2014. The Company is in the process of evaluating the impact of the standard on its consolidated financial statements.

        In May 2014, the FASB and IASB issued their converged standard on revenue recognition. The objective of the revenue standard ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)" is to provide a single, comprehensive revenue recognition model for all contracts with customers to improve comparability within industries, across industries, and across capital markets. The revenue standard contains principles that an entity will apply to determine the measurement of revenue and timing of when it is recognized. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. For public companies, the revenue standard is effective for the first interim period within annual reporting periods beginning after December 15, 2016 and early adoption is not permitted. The Company is in the process of evaluating the impact of the standard on its consolidated financial statements.

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

        Allowance for doubtful accounts are primarily comprised of allowances for accounts receivable. An analysis of allowance for doubtful accounts for the years ended December 31, 2012 and 2013 is as follows:

	As of December 31
	2012	2013
Balance, beginning of the year	1,787,539	3,513,353
Provision for doubtful accounts	1,725,814	1,528,374

Balance, end of the year	3,513,353	5,041,727

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consist of the following:

	As of December 31,
	2012	2013
Prepaid insurance expense	26,432,473	36,726,579
Staff advance	7,850,131	9,375,763
Rental deposits	4,072,273	4,709,220
Prepaid gasoline and repair supplies	5,611,220	6,848,754
Receivable from disposal of vehicles	3,424,742	4,095,005
VAT deductible	—	5,187,218
Prepaid rental expense	2,364,391	2,582,377
Others	4,249,142	9,328,183

	54,004,372	78,853,099

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

5. PROPERTY AND EQUIPMENT, NET

        Property and equipment, net consist of the following:

	As of December 31,
	2012	2013
Vehicles	1,040,900,069	1,318,007,461
In-car equipment	9,269,240	21,344,112
Leasehold improvement	1,745,000	6,981,902
Software	2,355,983	9,406,495
Office furniture and equipment	10,731,620	15,287,077

Property and equipment subject to depreciation	1,065,001,912	1,371,027,047
Less: accumulated depreciation	(251,450,624)	(377,095,835)

Subtotal	813,551,288	993,931,212
Construction in progress	30,828,231	68,399,823

Property and equipment, net	844,379,519	1,062,331,035

        The Company recorded depreciation expense relating to vehicles and in-car equipment of RMB165,198,848 and RMB190,462,987 for the years ended December 31, 2012 and 2013, respectively, as the vehicle operating expenses in the consolidated statements of comprehensive loss. Depreciation expense of other property and equipment totaled RMB2,007,891 and RMB5,858,341 for the years ended December 31, 2012 and 2013, respectively, were recorded in the consolidated statements of comprehensive loss as operating expenses.

        As of December 31, 2012 and 2013, vehicles and in-car equipment with an aggregate initial cost of RMB35,784,456 and RMB523,916,545, respectively, were used as collateral in relation to certain long-term borrowing arrangements as disclosed in Note 6.

6. BORROWINGS

	As of December 31,
	2012	2013
Short-term borrowings	163,530,105	109,157,440
Long-term borrowings, current portion	8,292,419	110,482,981

Subtotal	171,822,524	219,640,421
Long-term borrowings, non-current portion	6,483,257	375,726,271

Total	178,305,781	595,366,692

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

6. BORROWINGS (Continued)

Short-term borrowings

	As of December 31,
	2012	2013
Notes payable	—	84,157,440
Short-term bank borrowings guaranteed by a third-party guarantee agent	45,000,000	25,000,000
Short-term bank borrowings guaranteed by the Founder, Ray Ruiping Zhang	118,530,105	—

Total short-term bank borrowings	163,530,105	109,157,440

        The Company is required to maintain a certain balance of cash deposit in designated bank accounts for the notes payable outstanding as of December 31, 2013. Such required cash deposit of RMB30,247,232 is classified as restricted cash on the consolidated balance sheets as of December 31, 2013.

        The weighted average interest rate on short-term bank borrowings was 6.67% and 6.38% for the years ended December 31, 2012 and 2013, respectively.

Long-term borrowings

	As of December 31,
	2012	2013
Long-term bank borrowing guaranteed by a third-party guarantee agent	—	40,000,000
Long-term borrowings	14,775,676	446,209,252

Total long-term borrowings	14,775,676	486,209,252

Long-term bank borrowing guaranteed by a third-party guarantee agent

        In 2013, the Company entered into a long-term loan facility agreement with a bank for which the total loan facility up to RMB80,000,000 is made available to the Company. As of December 31, 2013, the principal amount outstanding under this agreement was RMB40,000,000, with interest rate of 6.77% per annum. The principal and interest are payable quarterly over three years. The loan was guaranteed by a third-party guarantee agent, and the Company pledged 20.73% of a consolidated subsidiary's equity interest to the third-party guarantee agent as collateral of the long-term bank borrowing arrangement. Equity interests pledged represented 10.3% of the Company's consolidated net assets as of December 31, 2013.

Long-term borrowings

        From 2011 to 2012, in connection with purchase of vehicles, the Company entered into four long-term borrowing agreements with an automobile financing company for an aggregate principal amount of RMB23,148,510. The principal and interest are payable monthly over three years and bear

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

6. BORROWINGS (Continued)

interest rates in the range of 10.2% and 10.5% per annum. The loans were collateralized by vehicles with an aggregate initial cost of RMB35,784,456. As of December 31, 2012 and 2013, principal outstanding under these agreements was RMB14,310,677 and RMB6,268,988, respectively.

        In 2013, the Company entered into a long-term borrowing agreement with a third-party financing company for purchase of certain vehicles. Principal amount of this long-term borrowing was RMB100,118,610 with an interest rate of 11% per annum. Principal is payable at the end of the borrowing term, which was three years from the contract date, and interest is payable quarterly over the term of the borrowing arrangement. This loan was collateralized by vehicles with an aggregate initial cost of RMB101,792,920. Additionally, the Company pledged 100% of a consolidated subsidiary's equity interest to the third-party financing company. As of December 31, 2013, the principal outstanding under this agreement was RMB100,194,941. Equity interests pledged represented less than 1% of the Company's consolidated net assets as of December 31, 2013.

        In 2013, in connection with purchase of vehicles, the Company entered into borrowing agreements with several third-party financing companies for an aggregate principal amount of RMB403,433,000. Principal and interest are payable monthly over three years and bear interest in at 8.6%-13% per annum. These borrowings were collateralized by vehicles and in-car equipment with an aggregate initial cost of RMB386,339,169. As of December 31, 2013, the total amount outstanding under these agreements was RMB339,745,323.

        The undrawn loan facilities available to the Company totaled RMB40,000,000 as of December 31, 2013.

        The Company's short-term and long-term borrowing arrangements include certain restrictive covenants that, among other things, limit the Company's ability to incur additional indebtedness or create new mortgages or charges, request the Company to maintain its shareholding structure and make timely reports. Certain borrowing covenants also post restrictions on the use of proceeds and asset sales, and require the Company to provide notice or obtain consent for significant corporate events. The Company did not violate any financial covenants during the years ended December 31, 2012 and 2013.

        Future principal maturities of long-term borrowings as of December 31, 2013 are as follows:

Years Ended December 31,	Amount
(RMB)
2014	110,482,981
2015	104,291,005
2016	271,435,266

Total	486,209,252

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consist of the following:

	As of December 31,
	2012	2013
Customer deposits	13,932,584	16,413,804
Advance from customers	13,535,005	20,242,845
Accrued employee payroll and welfare	18,413,614	25,661,622
Accrued advertising expense	8,155,822	6,720,290
Accrued professional service fees	7,438,085	2,320,000
Accrued interest payable on convertible bonds	9,836,377	—
Accrued liability related to customer loyalty program	3,962,606	3,074,703
Others	36,852,805	30,709,537

Total	112,126,898	105,142,801

8. TAXATION

(a)
Transition from PRC business tax to PRC VAT

        The VAT Pilot Program for transition from business tax to VAT for certain services revenues was launched in Shanghai on January 1, 2012. Since August 1, 2012, the VAT Pilot Program was expanded to and completed in other regions, including Beijing, Tianjin, Jiangsu, Zhejiang, Anhui, Fujian, Huebei, Guangdong, Xiangmen and Shenzhen, and the VAT Pilot Program was further expanded to nationwide as of August 1, 2013. Prior to the VAT Pilot Program, the Company and its subsidiaries was subject to 5% business tax for revenues from car rental service and designated driving service. After the launch of the VAT Pilot Program, the Company is subject to 17% VAT for the revenues from car rental service and 11% VAT for the revenues from designated driving service, respectively. Furthermore, a 3% simplified VAT rate is applied for car rental services in Shanghai and Beijing if the rented car was purchased and registered with local tax authorities in Shanghai before January 1, 2012 and in Beijing before September 1, 2012.

        The VAT input, generated from purchase of vehicles and other property and equipment, and certain business tax paid by the branches and subsidiaries can be used to deduct the VAT payable relating to taxable revenues.

        In February 2012, relevant local government authorities in Shanghai issued a notice which provided a temporary financial subsidy for companies incorporated in Shanghai which are subject to higher tax burden due to the VAT Pilot Program. The notice did not specify the duration of such financial subsidy program nor the timing of subsidy remittance. The Company accounts for such government subsidy as other operating income upon cash receipt.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

8. TAXATION (Continued)

(b)
Income Taxes

Cayman Islands

        Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

        Entities incorporated in Hong Kong are subject to Hong Kong profits tax at a rate of 16.5% since January 1, 2010. The operation in Hong Kong has incurred net accumulated operating losses for income tax purposes and no income tax provisions are recorded for the period presented.

PRC

        On March 16, 2007, the National People's Congress of the PRC enacted an Enterprise Income Tax Law ("EIT Law"), under which Foreign Investment Enterprises ("FlEs") and domestic companies would be subject to EIT at a uniform rate of 25%. The EIT law became effective on January 1, 2008.

        The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose "de facto management body" is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely define the location of the "de facto management body" as "the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located." Based on a review of surrounding facts and circumstances, the Company does not believe that it is likely that its entities registered outside of the PRC should be considered as resident enterprises for PRC tax purposes.

        The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a FIE to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. The Cayman Islands, where the Company incorporated, does not have such tax treaty with China. According to the arrangement between the mainland China and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion in August 2006, dividends paid by an FIE in China to its immediate holding company in Hong Kong will be subject to withholding tax at a rate of no more than 5% (if the foreign investor owns directly at least 25% of the shares of the FIE). In accordance with accounting guidance, all undistributed earnings are presumed to be transferred to the parent company and are subject to the withholding taxes. All FIEs are subject to the withholding tax from January 1, 2008. Under U.S. GAAP, undistributed earnings are presumed to be transferred to the parent company and are subject to the withholding taxes. The presumption may be overcome if the Company has sufficient evidence to demonstrate that the undistributed dividends will be re-invested and the remittance of the

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

8. TAXATION (Continued)

dividends will be postponed indefinitely. The Company did not record any dividend withholding tax, as it has no retained earnings for any of the periods presented.

Reconciliation of the differences between statutory tax rate and the effective tax rate

        As the Company had net operating losses for the years ended December 31, 2012 and 2013, it has not incurred any PRC income taxes for those periods, with the exception of two operating entities in the PRC which incurred income tax expenses in 2013.

        The following table sets forth reconciliation between the statutory EIT rate and the effective tax rate:

	For the Year Ended December 31,
	2012		2013
Statutory income tax rate	25%		25%
Permanent differences	(4%	)	(7%	)
Different tax rates in other jurisdictions	(9%	)	(5%	)
Change in valuation allowance	(15%	)	(14%	)

Effective tax rate	(3%	)	(1%	)

Deferred tax assets

        The following table sets forth the significant components of the deferred tax assets:

	As of December 31,
	2012	2013
Current:
Deferred tax assets:
Accrued payroll and other expenses	9,589,607	12,554,436
Allowance for doubtful accounts	878,338	1,260,432
Less: valuation allowance	(10,467,945)	(13,814,868)

Total current deferred tax assets, net	—	—

Non-current:
Deferred tax assets:
Net operating loss carry forwards	24,619,511	42,445,648
Temporary difference on property and equipment	8,509,967	9,888,250
Others	943,533	—
Less: valuation allowance	(34,073,011)	(52,333,898)

Total non-current deferred tax assets, net	—	—

Total deferred tax assets, net	—	—

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

8. TAXATION (Continued)

Movement of valuation allowance

	For the year ended December 31,
	2012	2013
Current:
Balance at beginning of the period	8,384,821	10,467,945
Current period addition	2,083,124	3,346,923

Balance at the end of the period	10,467,945	13,814,868

Non-current:
Balance at beginning of the period	11,148,212	34,073,011
Current period addition	22,924,799	18,260,887

Balance at the end of the period	34,073,011	52,333,898

        As of December 31, 2013, the Company had net operating loss carryforwards of approximately RMB169,249,509 which arose from the subsidiaries established in the PRC. The carryforward period for net operating losses under the EIT law is five years. The loss carryforwards will expire in varying amounts between 2014 to 2018 if not utilized. Other than the expiration, there are no other limitations or restrictions upon the Company's ability to use these operating loss carryforwards.

        A valuation allowance is provided against deferred tax assets when the Company determines that it is more likely than not that the deferred tax assets will not be utilized in the future or before their expiration. In making such determination, the Company evaluates a variety of factors including the Company's operating history, accumulated deficit, existence of taxable temporary differences and reversal periods.

        The Company has incurred net accumulated operating losses for income tax purposes since its inception. The Company believes that it is more likely than not that these net accumulated operating losses and other deferred tax assets will not be utilized in the future. Therefore, the Company has provided full valuation allowances for the deferred tax assets as of December 31, 2012 and 2013. Interest and penalties related to income tax matters, if any, are included in provision for income taxes.

Uncertain tax positions

        The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2012 and 2013, the Company did not have any significant unrecognized uncertain tax positions.

9. CONVERTIBLE BONDS

        On May 6, 2011, the Company issued convertible promissory notes with a principal amount of RMB45,551,800 (US$7,000,000) to two investors (the "2011 Notes"). On June 10, 2011, the Company issued a RMB227,155,436 (US$35,000,000) convertible bonds ("CB") due in June 2013, for cash of

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

9. CONVERTIBLE BONDS (Continued)

RMB181,603,636 (US$28,000,000) and the conversion of previously issued 2011 Notes to both existing shareholders and new investors. The CB is guaranteed by the Founder, Ray Ruiping Zhang, and bears cash interest at 8% per annum which is payable annually.

Redemption

        The CB is redeemable in the event of default or at maturity at an amount equal to the sum of (i) the subscription price, (ii) cash interest payment accrued and outstanding, and (iii) an amount equal to an internal return rate of 15% per annum less interest previously paid and interest accrued and outstanding ("Redemption Amount"). An event of default includes, among other things, the failure to pay principal or interest when due, failure to comply with certain non-financial covenants or any payment default on Group indebtedness in excess of US$2,000,000. In addition, in the event of a winding up or liquidation of the Company, the CB holders are paid, in preference to holders of Preferred Shareholders and common shareholders, an amount equal to the Redemption Amount.

Conversion

        The CB outstanding principal plus accrued and unpaid interest is convertible into common shares at any time during the conversion period of two years at a price of (i) US$4.67 if the conversion occurs within 12 months, and (ii) US$3.89 if conversion occurs between 12 to 24 months. The conversion price is subject to adjustment in the event of merger or similar event, stock split, consolidation or issuance of common shares at a price per share less than the conversion price in effect on the date of, or immediately prior to, such issuance, in which case the conversion price shall be reduced concurrently to the subscription price of such issuance. The CB automatically converts in full immediately prior to the time on which listing and trading of the shares of the Issuer commences pursuant to a qualified initial public offering meeting certain specified criteria in the CB agreements.

        The issuance of a portion of the CB represents an extinguishment of the 2011 Notes, as the difference between the fair value of the embedded conversion option under the 2011 Notes and the embedded conversion option under the CB was greater than 10% of the carrying value of the 2011 Notes at the exchange date. As such, the Company recorded the portion of the CB related to the extinguishment of the 2011 Notes of RMB45,551,800 (US$7,000,000) at its fair value of RMB57,092,127 (US$8,782,400) and recognized a loss on extinguishment of RMB11,540,327 (US$1,782,400) as a component of other expense in the consolidated statements of comprehensive loss. The Company assessed the existence of a beneficial conversion feature in the CB and recognized a beneficial conversion feature of RMB327,425 at the extinguishment date of June 10, 2011.

        With regard to the RMB181,603,636 (US$28,000,000) in principal not associated with the 2011 Notes extinguishment, as the fair value of the Company's common shares on June 10, 2011 exceeded the effective conversion price, the Company recognized a beneficial conversion feature as an adjustment to the carrying value of the CB (the "Principal BCF") of RMB40,145,505 (US$7,341,902) and credit to additional paid-in capital, calculated as the excess of the fair value of its common shares of US$4.91 over the effective conversion price of US$3.89, multiplied by the number of common shares into which the RMB181,603,636 (US$28,000,000) converts. The Principal BCF will be amortized using the effective interest method through the maturity date of June 10, 2013.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

9. CONVERTIBLE BONDS (Continued)

        In addition, since accrued and unpaid interest is convertible into common shares at the option of the CB holder upon the exercise of the conversion option, the Company determines whether or not a beneficial conversion feature exists at the end of each calendar quarter ("Interest BCF") by comparing the difference between the average fair value of the Company's common shares during the quarter and the effective conversion price of US$3.89.

Protective right

        The CB holders have the protective right over the incurrence of indebtedness exceeding US$1,000,000, other than in the ordinary course of business.

Modification of CB

        The Company's CB with a total principal amount of US$35,000,000 matured on June 10, 2013. On that day, the Company repaid US$17,000,000 of CB in cash based on the proportionate Redemption Amount under the original terms of the CB. The holders of remaining US$18,000,000 CB, all of which were also holders of the Series A through Series C Preferred Shares, agreed to extend the maturity date of CB to July 10, 2013 with no interest charged during the extension period. On July 10, 2013, the Company and the CB holders agreed to extend the maturity of the US$18,000,000 CB for an additional month and granted the Company the option to repay the CB in cash or through issuance of common shares at a per share price of US$3.89. Subsequently, the parties then agreed to extend the maturity date until ongoing negotiations were completed amongst investors of 2013 Notes (see Note 10), CB and Preferred Shares (see Note 11). Those ongoing negotiations were completed on October 9, 2013 when the Company modified the CB conversion clause such that the CB is convertible into Class A shares (see Note 11). On the same day, immediately after the conversion clause modification, the CB (including principal and unpaid accrued interest), along with 2013 Notes, was converted to 10,427,373 shares of Class A shares in total as agreed by the holders of outstanding CB and 2013 Notes. Additionally, on the same day, all of the CB holders also agreed to extend the redemption date of their Preferred Shares.

        The Company assessed the accounting impact of each amendment resulted from the broader negotiations between the Company and the Preferred Shareholders who were also holders of the CB. The Company first accounted for the extension of maturity for one month as debt modification given the immaterial change in timing of cash flow (without the impact of the conversion option) and in fair value of the embedded conversion option due to the one-month extension. The Company then evaluated the second amendment in July 2013 and concluded that the second amendment should be treated as an extinguishment of the CB due to the substantive conversion feature added. Given that all of the CB holders were also existing preferred shareholders, the modification of the CB was accounted for as a capital transaction and the Company recognized deemed contribution from the CB holders of RMB16,750,848 (US$2,717,000). Lastly, when the Company finalized its negotiations with the CB, 2013 Notes and Preferred Shareholders, the Company agreed to modify the conversion clause in order for the CB to become convertible into Class A shares in October 2013, such conversion option was exercised on the same day and the issuance of Class A shares was a legal extinguishment of the CB. Since the last negotiation was merely a continuation of the prior negotiations and all of the CB holders

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

9. CONVERTIBLE BONDS (Continued)

were also holders of Preferred Shares that were modified concurrently as part of a broader equity restructuring, the Company recorded a deemed distribution to the CB holders of RMB21,124,835 (US$3,448,215) in connection with the amendment of the conversion clause.

10. CONVERTIBLE PROMISSORY NOTES

        On June 10, 2013, the Company issued a RMB130,769,398 (US$21,122,500) convertible promissory notes ("2013 Notes") to investor of Series D Shares (see Note 11) at an annual interest rate of 0%, maturing on July 10, 2013. Under the agreement, the holder of the 2013 Notes may convert the 2013 Notes outstanding principal into common shares at the conversion price of US$3.89 at any time. In addition, the Company also has the option to repay any and all amount due of the 2013 Notes at maturity in cash or through issuance of common shares at a conversion price at US$3.89. As the fair value of the Company's common shares on June 10, 2013 of US$3.89 was the same as the effective conversion price of US$3.89, the Company did not record a beneficial conversion feature ("BCF").

        Similar to the modifications of CB, the modifications of the 2013 Notes were also part of the ongoing negotiation between the Company and Preferred Shareholders. The 2013 Notes were modified in July 2013 to extend the maturity to August 10, 2013 and further extended as agreed upon until negotiation with the 2013 Notes holder was completed. The Company accounted for the extension of maturity date as a debt modification given the immaterial change in timing of cash flow (without the impact of the conversion option) and in fair value of the embedded conversion option due to the extension of one month. On October 9, 2013, the Company and the 2013 Notes holder agreed to modify the embedded conversion options such that the 2013 Notes were convertible into Class A preferred shares as opposed to common shares of the Company. The conversion option into Class A preferred shares was exercised on the same day; the CB (see Note 9) and 2013 Notes together were converted to 10,427,373 shares of Class A preferred shares. The Company accounted for the conversion into Class A as an extinguishment of the 2013 Notes. Since the holder of the 2013 Notes is also the sole investor of Series D Shares and the Series D shares were also concurrently modified as part of the broader equity restructuring, the modification of the 2013 Notes was considered a capital transaction and the Company recorded deemed dividends to the 2013 Notes holders of RMB23,038,805 (US$3,746,653) in connection with the amendment of the conversion clause.

11. CONVERTIBLE REDEEMABLE PREFERRED SHARES

        In March and April of 2008, the Company issued convertible promissory notes of US$2,500,000 in aggregate. On May 23, 2008, the Company issued 5,000,000 shares of Series A convertible redeemable preferred shares (the "Series A Shares") for RMB6.83 (US$1.00) per share for cash of RMB17,086,003 (US$2,500,000) and the conversion of promissory notes previously issued in March and April of 2008. In conjunction with the offering of the Series A Shares, the Company incurred issuance costs of RMB1,078,762 (US$157,843).

        The Company subsequently issued convertible promissory notes of US$5,000,000 in September 2008. On July 28, 2009, the Company issued 8,030,303, shares of Series B convertible redeemable preferred shares (the "Series B Shares") for RMB13.67 (US$2.00) per share for cash of RMB68,251,500 (US$10,000,000), and the conversion of US$5,000,000 promissory notes previously

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

11. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

issued in September 2008. In conjunction with the offering of the Series B Shares, the Company incurred issuance costs of RMB1,459,640 (US$213,862). The Company issued a second tranche of Series B Shares on January 27, 2010 at RMB15.02 (US$2.20) per share for total consideration of RMB25,253,055 (US$3,700,000).

        In April 2010, the Company again issued convertible promissory notes of US5,000,000. On September 2, 2010, the Company issued 15,679,743 shares of Series C convertible redeemable preferred shares (the "Series C Shares") for RMB21.18 (US$3.11) per share for cash of RMB297,020,653 (US$43,598,722) and the conversion of the promissory notes issued in April 2010 and accrued interest with a carrying value of RMB35,188,971 (US$5,165,278). In connection with the issue of the Series C Shares, a total of 5,452,752 warrants were issued to purchase Series B and C Shares (see Note 12). The Company incurred issuance costs of RMB2,043,780 (US$300,000) in connection with the offering of Series C Shares.

        On March 28, 2012, the Company issued 10,000,000 shares of Series D convertible redeemable preferred shares (the "Series D Shares") for RMB29.88 (US$4.75) per share for cash of RMB298,832,000 (US$47,500,000) and incurred issuance costs of RMB19,216,005 (US$3,054,426). In connection with the Series D Shares issuance, the Company also issued 3,000,000 warrants to purchase its common shares (see Note 12).

        On October 9, 2013, the Company issued 10,427,373 shares of Class A Convertible Preferred Shares (the "Class A Shares") upon the conversion of the 2013 Notes and CB at a per share conversion price of US$3.89. The Class A Shares are subordinate to Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

        On December 2, 2013, the Company issued 18,554,545 shares of Series E convertible redeemable preferred shares (the "Series E Shares") for RMB33.66 (US$5.50) per share for cash of RMB624,546,000 (US$102,050,000) and incurred issuance costs of RMB1,435,201 (US$234,510).

        The Series A, B, C, D and E shares and the Class A shares are collectively referred to as the Preferred Shares.

Conversion

        Each Preferred Share may be converted at any time into common shares at the then applicable conversion price. The initial conversion ratio is 1:1, subject to adjustment in the event of (i) share splits, share combinations, share dividends or distribution, other dividends, recapitalizations and similar events, or (ii) issuance of common shares at a price per share less than the conversion price in effect on the date of or immediately prior to such issuance. In that case, the conversion price shall be reduced concurrently to the subscription price of such issuance.

        The Preferred Shares shall be automatically converted into common shares immediately prior to the consummation of a public offering of the Company's shares wherein gross proceeds are at least US$60,000,000, and the market capitalization of the Company is no less than US$600,000,000 immediately following the public offering (the "Qualifying IPO").

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

11. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

        The conversion option can only be settled by issuance of common shares except that fractional shares may be settled in cash.

        The Company determined that there were no beneficial conversion features identified for any of the Preferred Shares during any of the periods. In making this determination, the Company compared the fair value of the common shares into which the Preferred Shares are convertible with the respective effective conversion price at the issuance date. When the Company issued multiple instruments (e.g., freestanding warrants and Preferred Shares) in a bundled transaction, the Company determined the effective conversion price for the Preferred Shares (e.g., the Series D Shares) by first assessing the classification of the freestanding warrants issued concurrently and computing the fair value of the warrants (Note 12). For the warrants that are equity classified, such as those issued concurrently with Series D Shares, the Company allocated the amount of proceeds to the Series D Shares and warrants using the relative fair value method. The amount allocated to the D Shares was then divided by the number of common shares into which the Series D Shares were convertible on the commitment date to determine the effective conversion price per share for each investor. In all instances, the effective conversion price was greater than the fair value of the common shares. To the extent a conversion price adjustment occurs, as described above, the Company will reevaluate whether or not a beneficial conversion feature should be recognized.

Dividends

        The Preferred Shares participate in dividends on an as-converted basis and must be paid prior to any payment on common shares.

        Upon conversion, any declared or accrued but unpaid dividends will be converted into common shares at the same applicable conversion price.

Redemption

        At any time on or after June 30, 2016, for Class A, Series A, B, C, D and E Shares, if requested by a specified percentage (namely at least 51%, 51%, 45%, 50%, 50% and 45% for Class A, Series A, B, C, D and E Shares, respectively) of the holders of the respective class or series of Preferred Shares then outstanding ("Redemption Date"), the Company shall redeem all of the respective outstanding Preferred Shares in that class or series. Additionally, upon the occurrence of Series C, D and E redemption event, a specified percentage of the holders of Series C, D, and E Shares then outstanding (specifically, at least 50%, 50% and 45% for Series C, D and E Shares, respectively) may also require the Company to redeem all of the respective outstanding Preferred Shares. Series C, D and E redemption events include certain events that have a material adverse effect on the Company's operations, breach of representation or warranty, failure to comply with certain transfer restrictions, breach of certain provisions in the related investors' rights and share purchase agreements. Series C and D redemption events also include the Company's failure to complete a Qualified IPO by June 30, 2016.

        The redemption price of Series A and B Shares is equal to 200% of the original issuance price plus all declared but unpaid dividends. The redemption price of the Class A, Series C, D and E Shares

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

11. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

is equal to the sum of (a) 100% of the issuance price, (b) 15% compounded annual rate of return and (c) all declared but unpaid dividends. The full amount of the redemption price due but not paid shall accrue interest daily at a rate of 20% per annum from the applicable Redemption Date.

Voting

        Each Preferred Share has voting rights equivalent to the number of common shares to which it is convertible at the record date. The holders of Preferred Shares shall vote together with the common shareholders, and not as a separate class or series, on all matters put before the shareholders.

Liquidation

        A liquidation event includes, unless waived by the Preferred Shareholders, (i) any liquidation, winding-up, or dissolution of any member of the Company, (ii) any merger or consolidation of the Company or any other transactions as a result of which shareholders of the Company immediately prior to such transaction will cease to own a majority of the equity securities or voting power of the surviving entity immediately following, (iii) sale of all or substantially all of the assets of the Company to or from an unaffiliated third party, (iv) exclusive licensing of all or substantially all of the intellectual property of the Company to an unaffiliated third party, or (v) transfer in which a majority of the outstanding voting power of the Company is transferred.

        The holders of Preferred Shares have preference over holders of common shares with respect to payment of dividends and distribution of assets upon voluntary or involuntary liquidation of the Company. Upon liquidation, Series E Shares shall rank senior to other series of Preferred Shares and common shares, Series D Shares shall rank senior to Series C Shares, Series C Shares shall rank senior to Series B, Series B Shares shall rank senior to Series A Shares, Series A Shares shall rank senior to Class A Shares, and all Preferred Shares rank senior to common shares.

        The holders of Class A, Series A and Series B Shares shall be entitled to receive 100% of the original issue price plus 6% compounded annual rate of return, and all declared or accrued but unpaid dividends ("Liquidation Preference Amount") before any distribution or payment to common shareholders.

        Series C Shareholders shall receive the sum of (a) 100% of the issuance price, (b) 6% compounded annual rate of return and (c) all declared but unpaid dividends, before any distribution to holders of Series B, Series A, Class A and common shares. In the event that the liquidation event has been initiated by a demand by a holder of Series C Shares, the liquidation amount is then the sum of (a) 100% of the issuance price, (b) 15% compounded annual rate of return and (c) all declared but unpaid dividends prior to any other shareholders.

        Series D Shareholders shall receive the sum of (a) 100% of the issuance price, (b) 6% compounded annual rate of return and (c) all declared but unpaid dividends, before any distribution to holders of Series C, Series B, Series A, Class A and common shares. In the event that the liquidation event has been initiated by a demand by a holder of Series D Shares, the liquidation amount is then the sum of (a) 100% of the issuance price, (b) 15% compounded annual rate of return and (c) all declared but unpaid dividends prior to any other shareholders.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

11. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

        Series E Shareholders shall receive the sum of (a) 100% of the issuance price, (b) 6% compounded annual rate of return and (c) all declared but unpaid dividends, before any distribution to holders of other series or class of Preferred Shares and common shares. In the event that the liquidation event has been initiated by a demand by a holder of Series E shares, the liquidation amount is then the sum of (a) 100% of the issuance price, (b) 15% compounded annual rate of return and (c) all declared but unpaid dividends prior to any other shareholders.

Transfer restrictions

        The holders of Preferred Shares are prohibited from transferring any equity securities of the Company in a private sale to (i) any specified global competitor of the Company at any time, (ii) any other global competitors not specified within 18 months following the Series D issuance, or (iii) any other global competitor at any time after 18 months following the Series D issuance, unless as a result of such sale and related purchases, the purchaser will acquire at least 51% of the total outstanding share capital of the Company (including without limitation, pursuant to a change of control event). In addition, the shareholders agreement grants the Company and its preferred shareholders certain rights of first refusal with respect to any proposed share transfers by certain shareholders of the Company and the preferred shareholders.

Accounting of preferred shares

        The Company classified the Preferred Shares in the mezzanine section of the consolidated balance sheets because they were redeemable at the holders' option any time after a certain date and were contingently redeemable upon the occurrence of certain liquidation event outside of the Company's control. The Preferred Shares are recorded initially at fair value, net of issuance costs.

        Since the Preferred Shares becomes redeemable at the option of the holder at any time after a specified date, the Company recorded accretions on the Preferred Shares to the redemption value (e.g., 200% of the issuance price of Series A and Series B) using the effective interest rate method from the issuance dates to the earliest redemption dates as set forth in the original issuance. While all Preferred Shares are automatically converted upon a Qualified IPO, the effectiveness of a Qualified IPO is not within the control of the Company and is not deemed probable to occur for accounting purposes until the effective date of the Qualified IPO. As such, the Company continued to recognize accretion of the Preferred Shares during 2012 and 2013. The accretion of Preferred Shares was RMB155,053,264 (US$23,311,939) and RMB191,134,918 (US$29,083,764) for the year ended December 31, 2012 and 2013, respectively.

Modification of preferred shares

        The Company assesses whether an amendment to the terms of its convertible redeemable preferred shares is an extinguishment or a modification based on a qualitative evaluation of the amendment. If the amendment adds, removes, significantly changes to a substantive contractual term or to the nature of the overall instrument, the amendment results in an extinguishment of the preferred shares. The Company also assess if the change in terms results in value transfer between preferred shareholders or between preferred shareholders and common shareholders.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

11. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

        When convertible redeemable preferred shares are extinguished, the difference between the fair value of the consideration transferred to the convertible redeemable preferred shareholders and the carrying amount of such preferred shares (net of issuance costs) is treated as a deemed dividend to the preferred shareholders. When convertible redeemable preferred shares are modified and such modification results in value transfer between preferred shareholders and common shareholders, the change in fair value resulted from the amendment is treated as a deemed dividend to or from the preferred shareholders.

        The Preferred Shares (excluding Series E Shares) were modified in May and October 2013 as a result of the Company's negotiations with holders of Preferred Shares, CB and 2013 Notes. Prior to the modifications, at any time on or after May 31, 2013, for Series A Shares, or December 31, 2013, for Series B, C and D Shares, if requested by at least 50% of the holders of the respective class of Preferred Shares then outstanding ("Redemption Date"), the Company shall redeem all of the respective outstanding Preferred Shares at the redemption price defined in the Article of Association. On May 9, 2013, the holders of Series A Preferred Shares first agreed to extend the redemption commencement date of Series A Preferred Shares from May 31, 2013 to December 31, 2013 in order to facilitate the negotiation with the Series D investors for the 2013 Notes, which was issued in June 2013. Subsequently, on October 9, 2013, the holders of Series A Shares, Series B Shares, Series C Shares and Series D Shares agreed to modify the optional redemption commencement date of the preferred shares from December 31, 2013 to June 30, 2016. The second modification enabled the Company to offer holders for 2011 CB and 2013 Notes (who were also existing preferred shareholders) in the negotiation of modifying the conversion feature to become convertible into Class A shares.

        The Company evaluated both modifications in accordance with its accounting policy and concluded that they are modifications, rather than extinguishment, of Preferred Shares, which resulted in transfer of value amongst preferred shareholders. The Company assessed the impact on the fair value of Preferred Shares and common shares, which also supported the assessment that the modification resulted in value transfer amongst preferred shareholders. As such, the Company did not recognize any deemed dividend related to the modifications in 2013.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

11. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

        The Company's convertible redeemable preferred shares activities for the years ended December 31, 2012 and 2013 are summarized below:

	Series A Shares		Series B Shares		Series C Shares		Series D Shares		Series E Shares		Class A Shares
	Number of shares	Amount (RMB)	Number of shares	Amount (RMB)	Number of shares	Amount (RMB)	Number of shares	Amount (RMB)	Number of shares	Amount (RMB)	Number of shares	Amount (RMB)
Balance as of January 1, 2012	5,000,000	55,071,911	12,123,314	253,435,256	17,348,382	437,985,958	—	—	—	—	—	—

Issuance of Series D Shares, net of issuance cost	—	—	—	—	—	—	10,000,000	268,093,377	—	—	—	—
Accretion on convertible redeemable preferred shares to redemption value	—	9,066,909	—	38,553,700	—	63,108,024	—	44,324,631	—	—	—	—

Balance as of December 31, 2012	5,000,000	64,138,820	12,123,314	291,988,956	17,348,382	501,093,982	10,000,000	312,418,008	—	—	—	—

Issuance of Series E Shares, net of issuance cost	—	—	—	—	—	—	—	—	18,554,545	623,110,783	—	—
Conversion of convertible promissory notes to Class A Shares	—	—	—	—	—	—	—	—	—	—	5,429,948	150,824,865
Conversion of convertible bonds to Class A Shares	—	—	—	—	—	—	—	—	—	—	4,997,425	138,811,004
Accretion on convertible redeemable preferred shares to redemption value	—	4,008,032	—	35,069,326	—	74,328,662	—	65,070,473	—	7,094,798	—	5,563,627

Balance as of December 31, 2013	5,000,000	68,146,852	12,123,314	327,058,282	17,348,382	575,422,644	10,000,000	377,488,481	18,554,545	630,205,581	10,427,373	295,199,496

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

12. WARRANTS

Warrants to purchase preferred shares

        In connection with the issuance of the Series C Shares on September 2, 2010, 4,632,468 warrants ("Warrants C") were issued to all of the Series C Shareholders (all Series B Shareholders are also Series C Shareholders), which provide holders the right to purchase additional Series B and C Shares. Furthermore, 820,284 Warrants were issued to an individual other than a Preferred Shareholder as compensation for services previously rendered. The Warrants C were issued in different tranches with exercise prices ranging from US$2.20 to US$4.67 per share and expire on the earlier of (i) 12 or 15 months after issuance or (ii) immediately prior to a Qualifying IPO.

        During the period from August 30, 2011 to September 2, 2011, 1,668,639 Warrants C were exercised to purchase 1,668,639 Series C Shares with proceeds of RMB45,857,401 (US$7,177,110). On December 2, 2011, 2,411,193 Warrants C were exercised to purchase 2,411,193 Series B Shares with proceeds of RMB33,587,707 (US$5,304,611) (RMB222,558 of which was received in January 2012). Warrants C to purchase 1,372,920 Series C Shares with exercise price of US$4.67 expired on December 2, 2011.

        The fair value changes of the Warrants C up to the time of exercise were recognized in earnings. Upon exercise, the total carrying value of the associated warrant liabilities was reclassified into the carrying value of the Preferred Shares into which it was converted.

Warrants to purchase common shares

        In connection with the issuance of Series D Shares, 3,000,000 warrants ("Warrants D") were issued to purchase the Company's common shares. The Warrants D were issued in two batches with fixed exercise prices of US$5.70 and US$6.00 and lives of two and four years, respectively. The number of common share purchasable upon exercise of the Warrants D shall be proportionally adjusted to reflect any share dividend, share split, combination of shares or reverse share split, or other similar event affecting the number of outstanding common shares.

        The estimated grant-date fair value of the Warrants D was RMB11,984,736 (US$1,905,000) as shown below, which were used to determine the initial carrying amount of the Series D Shares on a relative fair value basis. The Warrants D are treated as indexed to the Company's own stock and were classified as equity and initially measured at fair value as disclosed in Note 13.

	Term	Exercise Price	Outstanding Units	Fair Value at March 28, 2012
		US$		RMB
Warrants to purchase Series D Shares(Warrant D-1)	24 months	5.70	1,500,000	4,246,560
Warrants to purchase Series D Shares(Warrant D-2)	48 months	6.00	1,500,000	7,738,176

			3,000,000	11,984,736

Modification of warrants

        In connection with the issuance of Series E Shares, the Company agreed to reduce the exercise price of Warrants D held by Series D investors to US$5.50 and align them with the issuance price of Series E Shares. The Company concluded that Warrants D will continue to be classified as equity after

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

12. WARRANTS (Continued)

the reduction of exercise price and recognized a deemed dividend for the increase in fair value of the Warrants D due to the modification of exercise price.

13. FAIR VALUE MEASUREMENT

        The Company's CB and warrants are classified as level three financial instruments. The following tables set forth the significant inputs used in determining the fair value of these financial instruments.

Convertible bonds

        The fair value of the CB converted from the 2011 Notes with the principal amount of RMB45,551,800 (US$7,000,000) was valued under binomial option pricing model. The following significant assumptions were used in the model on June 10, 2011 when the 2011 CB was issued:

Time to maturity	2 years
Risk-free rate	0.4%
Underlying equity value	US$4.91
Straight debt discount rate	16%
Stock price volatility	46%

        In July 2013, when the CB was amended, the Company accounted for it as an extinguishment of the CB and recorded the modified CB at fair value. The fair value was determined using the binomial option pricing model. The following significant assumptions were used in the model for the valuation as of July 10, 2013:

Time to maturity	1 month
Risk-free rate	0.01%
Underlying equity value	US$3.93
Straight debt discount rate	1.18%
Stockprice volatility	34%

Warrants

        The fair value of the Warrants D was computed using the binomial option pricing model with the following assumptions on March 28, 2012 when the warrants were issued:

	Warrant D-1	Warrant D-2
Risk-free rate	0.36%	0.82%
Expected life	24 months	48 months
Equity Value	US$3.90	US$3.90
Volatility	42%	43%
Dividend yield	Nil	Nil

        The equity value attributed to common Shareholders was determined by back-solve option pricing model, under which the entire equity value of the Company was allocated to Preferred Shares, common shares and conversion shares (upon exercising Preferred Shares, convertible bonds, Warrants and

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

13. FAIR VALUE MEASUREMENT (Continued)

options) on a fully diluted basis. The total implied equity value was derived from a back-solve option pricing model under the guideline transaction approach.

14. SHARE-BASED COMPENSATION

        On April 1, 2010, the Company adopted the 2010 Performance Incentive Plan (the "2010 Plan") under which the Company reserved 2,627,730 options to purchase common shares for the issuance of incentive awards to employees. On December 21, 2010, the Company increased the maximum number of options available to 4,300,730. All of the Company's outstanding options are granted to employees and are equity-classified. These options vest over three to five years of an employee's continuous service starting from the grant date and have a contractual term of five years.

        The Company granted 300,000 options on April 1, 2013 under the 2010 Plan with an exercise price of US$3.11. No options were granted in the year ended December 31, 2012. The following table summarizes the Company's option activities under the 2010 plan in years ended December 31, 2012 and 2013:

	Number of options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value	Weighted Average Fair value
		(US$)		(US$)	(US$)
Options outstanding at January 1, 2012	4,239,030	2.58	4.04	8,829,599	1.13
Cancelled and forfeited	(153,080)	2.32	—	—	1.29

Options outstanding at December 31, 2012	4,085,950	2.59	3.03	5,692,776	1.12

Granted	300,000	3.11	—	—	1.72
Cancelled and forfeited	(423,300)	2.29	—	—	1.37

Options outstanding at December 31, 2013	3,962,650	2.66	2.19	4,564,417	1.14

Options exercisable at December 31, 2013	3,293,838	2.57	2.06	4,092,279	1.08

        The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the estimated fair value of the underlying stock at each reporting date.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

14. SHARE-BASED COMPENSATION (Continued)

        The grant date fair value of each option is calculated using a binomial option pricing model by the Company. The fair value of each option grant was estimated on the date of grant with the following assumptions:

	For the year ended December 31, 2013
Risk-free rate	0.77%
Option term	5 years
Volatility	45%
Dividend yield	0.00%
Exercise multiple	2/2.5
Expected forfeiture rate (post-vesting)	0%	*

*
0% post-vesting forfeiture rate was applied in the valuation model due to the executive position held by the grantee and represents the Company's estimate of the grantee's forfeiture pattern.

        The Company estimated the expected volatility at the date of grant date and each option valuation date based on the annualized standard deviation of the daily return embedded in historical share prices of comparable companies. Risk free interest rate was estimated based on the yield to maturity of US treasury bonds denominated in US$ at the option valuation date. The exercise multiple is estimated as the ratio of fair value of underlying shares over the exercise price as at the time the option is exercised, based on a consideration of research study regarding exercise pattern based on empirical studies on the actual exercise behavior of employees. The Company has never declared or paid any cash dividends on its capital stock, and the Company does not anticipate any dividend payments on its common shares in the foreseeable future. Expected term is the contract life of the option, and estimated forfeiture rates are determined based on historical employee turnover rate after each option grant.

        Share-based compensation expense is recorded on a straight-line basis over the requisite service period, which is generally three to five years from the date of the grant. The Company recognized share-based compensation expense of RMB6,683,456 and RMB6,206,213 in the consolidated statements of comprehensive loss for the years ended December 31, 2012 and 2013, respectively.

        As of December 31, 2013, there was RMB6,216,833 in total unrecognized compensation expense related to share options, which is expected to be recognized over a weighted-average period of 1.15 years.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

15. LOSS PER SHARE

        Basic and diluted net loss per share for each of the years presented are calculated as follows:

	For the Year Ended December 31,
	2012	2013
	RMB	RMB
Numerator:
Net loss	(175,710,088)	(152,214,030)
Accretion on convertible redeemable preferred shares to redemption value	(155,053,264)	(191,134,918)
Deemed contribution from preferred shareholders at extinguishment of convertible bonds	—	16,750,848
Deemed dividends to preferred shareholders at extinguishment of convertible bonds and promissory notes	—	(44,163,640)
Modification of warrants	—	(1,021,523)

Numerator for basic and diluted net loss per share	(330,763,352)	(371,783,263)

Denominator:
Weighted average number of common shares outstanding—basic and diluted	6,096,842	6,096,842
Basic and diluted net loss per share attributable to the Company's common shareholders	(54.25)	(60.98)

        Basic net earnings (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net earnings (loss) per share is computed using the weighted average number of common shares and dilutive common share equivalents outstanding during the period. For the year ended December 31, 2012 and 2013, the Class A, Series A, Series B, Series C, Series D, and Series E Preferred Shares of 42,088,134 and 48,317,049, respectively, on a weighted average basis were anti-dilutive and excluded from the calculation of diluted net loss per share. The effects of all outstanding share options have also been excluded from the computation of diluted loss per share for the years ended December 31, 2012 and 2013 as their effects would be anti-dilutive.

        The Company's convertible redeemable preferred shares were participating securities because they had contractual rights to share in the profits but not losses of the Company. For the years ended December 31, 2012 and 2013, the two-class method was not used in computing basic and diluted loss per share as the Company was in a net loss position.

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

16. COMMITMENTS AND CONTINGENCIES

(a)
Operating leases

        The Company and its subsidiaries have entered into non-cancelable operating leases covering various facilities. Future minimum lease payments under these non-cancellable leases as of December 31, 2013 are as follows:

Year Ending December 31,	(RMB)
2014	19,581,271
2015	13,954,796
2016	7,350,835
2017	3,229,933
Thereafter	456,027

44,572,862

        The Company recorded rental expense of RMB16,213,299 and RMB23,785,229 in the consolidated statements of comprehensive loss during the years ended December 31, 2012 and 2013, respectively.

(b)
Purchase commitments

        The Company's purchase commitments relate to purchase of rental vehicles. Total capital commitments contracted but not yet reflected in the consolidated financial statements amounted to RMB2,148,441 as of December 31, 2013. All of these purchase commitments will be fulfilled in the year ending December 31, 2014.

        Other than those disclosed above, the Company did not have other significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2013.

(c)
Contingencies

        The Company is subject to periodic legal or administrative proceedings in the ordinary course of its business. The Company does not believe that any currently pending legal or administrative proceeding to which the Company is a party will have individually or in the aggregate a material adverse effect on the results of operations or financial condition.

17. UNAUDITED PRO FORMA LOSS PER SHARE

        Unaudited pro forma basic and diluted net loss per share was computed to give effect to the automatic conversion of CB, Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and Series E Preferred Shares using the

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

17. UNAUDITED PRO FORMA LOSS PER SHARE (Continued)

if converted method as though the conversion had occurred as of the beginning of the year or the original date of issuance, if later.

	For the Year Ended December 31, 2013
	RMB	US$
Numerator:
Net loss attributable to common shareholders	(371,783,263)	(59,806,844)
Add: Accretion on convertible redeemable preferred shares to redemption value	191,134,918	30,746,882
Add: Interest expense related to convertible bonds	24,698,528	3,973,124

Numerator for pro forma basic and diluted net loss per share	(155,949,817)	(25,086,838)

Denominator:
Weighted average number of common shares outstanding	6,096,842	6,096,842
Weighted average number of Preferred Series A Share conversion	5,000,000	5,000,000
Weighted average number of Preferred Series B Share conversion	12,123,314	12,123,314
Weighted average number of Preferred Series C Share conversion	17,348,382	17,348,382
Weighted average number of Preferred Series D Share conversion	10,000,000	10,000,000
Weighted average number of Preferred Series E Share conversion	1,474,197	1,474,197
Weighted average number of Preferred Class A Share conversion	2,371,156	2,371,156

Denominator for pro forma basic and diluted net loss per share	54,413,891	54,413,891

Pro forma net loss per common share:	(2.87)	(0.46)

        The effects of all outstanding share options and warrants have been excluded from the computation of pro forma diluted net loss per share for the year ended December 31, 2013 as their effects would be anti-dilutive.

18. RELATED PARTIES TRANSACTIONS

  Crawford/Enterprise

        In March 2012, the Company entered into a global affiliation agreement with Enterprise Holdings (China) LLC ("Enterprise China"). Enterprise China is an affiliate of Enterprise Holdings, Inc, a subsidiary of Crawford Group, Inc. ("Crawford"). Crawford is a holder of the Company's Class A, Series D and Series E Shares. Pursuant to the global affiliation agreement, the Company and

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

18. RELATED PARTIES TRANSACTIONS (Continued)

Enterprise China are to direct certain rental referrals to each other via their respective websites, and for each referral received, the Company is liable for a contractually specified amount of referral fees payable to Enterprise China, and vice versa. The Company records referral fees payable to Enterprise China as sales and marketing expenses, and referral fees received as other operating income. Transactions incurred under this arrangement were immaterial for the periods presented.

        In connection with the Company's issuance of Series D preferred shares, the Company issued warrants to Crawford for the purchase of up to 1,500,000 common shares at a per share purchase price of US$5.70 at any time before March 28, 2014, which warrants were forfeited by holders, and up to 1,500,000 common shares at a per share purchase price of US$6.00 at any time before March 28, 2016. On December 11, 2013, the Company and Crawford entered into amendments to the aforesaid warrants, under which, the exercise price for both warrants were reduced to a per share purchase price of US$5.50.

  Ctrip

        Under the Additional Series E share purchase agreement dated April 16, 2014, upon the Company's written request in connection with a proposed initial public offering, Ctrip Investment Holding Ltd. ("Ctrip") shall be obligated to subscribe for the Company's common shares (i) in an exempt private placement or (ii) in an exempt Regulations S offering. Each of Ctrip and the Company agrees that the purchase price of the common shares in connection with such investment shall be the initial public offering price, and such subscription shall be consummated concurrently with the closing of the initial public offering.

        The Company also entered into certain service agreements with Ctrip for car rental referrals. Pursuant to these service agreements, the Company pays a fixed percentage of rental rates from successful car rental referrals as commissions to Ctrip. Transactions incurred under these services agreements were immaterial for the periods indicated.

19. SUBSEQUENT EVENTS

        In January and February 2014, the Company obtained six short-term bank borrowings totaling RMB132,000,000. The loans bear interest at 6.6%, and are payable within one year from the borrowing commencement dates. RMB50,000,000 of the short-term bank borrowings are guaranteed by the Company's founder, Ray Ruiping Zhang, while the other bank borrowings required the Company to maintain a minimum balance of cash deposits as restricted cash.

        On February 13, 2014, the Company drew on the available loan facility of RMB40,000,000 (Note 6) which is guaranteed by a guarantee agent. This long-term bank borrowing bears interest of 6.77% per annum, and the principal and interest are payable quarterly over three years.

        On March 10 and March 13, 2014, Shanghai eHi Car Rental C., Ltd ("eHi Rental") entered into a series of agreements with Shanghai eHi Information Technology Service Co., Ltd ("eHi Information") and its shareholders. eHi Information is a limited company incorporated in the PRC, which is expected to enable the Company to expand its Internet and mobile services. As a result of the agreements entered, the Company is able to exercise effective control, receive all of the economic benefits and absorb all of the risks and expected losses from eHi Information. Therefore, eHi Information's results

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

19. SUBSEQUENT EVENTS (Continued)

of operations, assets and liabilities will be consolidated and included in the Company's financial statements from the date the agreements are entered and executed.

        On April 16, 2014, the Company amended its Memorandum and Articles of Association and issued 4,545,455 Series E Preferred Shares for an aggregate consideration of US$25,000,000, all of which were paid in cash. The investors in this tranche of Series E preferred shares included Ignition Growth Capital I, L.P. and Ignition Growth Capital Managing Directors Fund I, LLC, which purchased 413,207 Series E Preferred Shares for US$2,272,639; Ctrip Investment Holding Ltd., which purchased 2,368,193 Series E Preferred Shares for US$13,025,062; and the Crawford Group, Inc., which purchased 1,764,055 Series E Preferred Shares for US$9,702,299. As part of the Additional Series E share purchase agreement, Ctrip has committed to subscribe for the Company's common shares at the initial public offering price upon the Company's written request in connection with a proposed public offering of the Company.

        On April 21, 2014, the Company, through its wholly owned subsidiary, Elite Plus Develoment Limited, invested US$25,000,000 for subscribing series B preferred shares of Travice Inc., which developed and operates Kuaidi mobile taxi and car calling service provider, representing 8.4% of the then outstanding share capital of Travice Inc. Travice Inc. also issued warrants to the Company to purchase additional 4,684,074 series C preferred shares of Travice Inc.

        On April 18, 2014, the Company made an additional paid-in capital contribution of RMB51,000,000 to one of the Company's PRC consolidated subsidiaries. On May 20, 2014, the Company entered into a supplementary equity pledge agreement where such additional paid-in capital amount was pledged as collateral in pursuant to the Company's long-term borrowing agreement entered in 2013 as disclosed in Note 6.

        The Company evaluated subsequent events through June 30, 2014, which is the date when the consolidated financial statements were issued with no other events or transactions needing recognition or disclosure identified.

20. RESTRICTED NET ASSETS

        Pursuant to laws applicable to entities incorporated in the PRC, the Company's subsidiaries in the PRC must make appropriations from after-tax profit to non-distributable reserve funds. These reserve funds include one or more of the following: (i) a general reserve, (ii) an enterprise expansion fund and (iii) a staff bonus and welfare fund. Subject to certain cumulative limits, the general reserve fund requires an annual appropriation of 10% of after tax profit (as determined under accounting principles generally accepted in the PRC at each year-end) until the accumulative amount of such reserve fund reaches 50% of a company's registered capital; the other fund appropriations are at the subsidiaries' discretion. These reserve funds can only be used for specific purposes of enterprise expansion and staff bonus and welfare and are not distributable as cash dividends. As the Company's PRC subsidiaries have incurred losses, they have not started to contribute to the staff welfare and bonus funds. In addition, due to restrictions on the distribution of share capital from the Company's PRC subsidiaries and also as a result of these entities' unreserved accumulated losses, total restrictions placed on the distribution of the Company's subsidiaries net assets was RMB1,108,138,433. The Company also pledged certain of its subsidiaries' equity interest with third party financing companies, which totaled RMB126,917,502 as of

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

20. RESTRICTED NET ASSETS (Continued)

December 31, 2013. Total restricted net assets of the Company was RMB1,235,055,934 or 93.8% of the Company's total consolidated net assets as of December 31, 2013.

21. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

        The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), "General Notes to Financial Statements" and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

        The subsidiaries did not pay any dividend to the Company for the years presented. For the purpose of presenting parent only financial information, the Company records its investments in its subsidiaries under the equity method of accounting. Such investments are presented on the separate condensed balance sheets of the Company as "Investments (deficit) in subsidiaries". Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted. The footnote disclosures contain supplemental information relating to the operations of the Company, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company.

        The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2012 and 2013.

BALANCE SHEETS

	As of December 31,
	2012	2013
	RMB	RMB	US$ (Note 2(d))
ASSETS
Current assets:
Cash and cash equivalents	204,090	3,754	605
Amounts due from subsidiaries	646,154,137	1,239,651,452	199,827,754
Prepaid expenses and other current assets	624,679	134,131	21,621

Total current assets	646,982,906	1,239,789,337	199,849,980

Investments in subsidiaries	179,413,983	77,080,924	12,425,192

Total assets	826,396,889	1,316,870,261	212,275,172

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS' DEFICIT
Accrued expenses and other current liabilities	15,628,406	—	—
Convertible bonds	237,615,377	—	—

Total liabilities	253,243,783	—	—

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

21. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (Continued)

	As of December 31,
	2012	2013
	RMB	RMB	US$ (Note 2(d))
Mezzanine equity:
Class A convertible redeemable preferred shares, US$0.001 par value, 10,427,373 shares authorized, nil and 10,427,373 shares issued and outstanding as of December 31, 2012 and 2013, respectively	—	295,199,496	47,585,192
Series A convertible redeemable preferred shares, US$0.001 par value, 5,000,000 shares authorized, 5,000,000 and 5,000,000 shares issued and outstanding as of December 31, 2012 and 2013, respectively	64,138,820	68,146,852	10,985,049
Series B convertible redeemable preferred shares, US$0.001 par value, 12,123,314 shares authorized, 12,123,314 and 12,123,314 shares issued and outstanding as of December 31, 2012 and 2013, respectively	291,988,956	327,058,282	52,720,724
Series C convertible redeemable preferred shares, US$0.001 par value, 18,721,302 shares authorized, 17,348,382 and 17,348,382 shares issued and outstanding as of December 31, 2012 and 2013, respectively	501,093,982	575,422,644	92,756,245
Series D convertible redeemable preferred shares, US$0.001 par value, 10,000,000 shares authorized, 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2012 and 2013, respectively	312,418,008	377,488,481	60,849,907
Series E convertible redeemable preferred shares, US$0.001 par value, 18,554,545 shares authorized, nil and 18,554,545 shares issued and outstanding as of December 31, 2012 and 2013, respectively	—	630,205,581	101,587,075

Total mezzanine equity	1,169,639,766	2,273,521,336	366,484,192

Shareholders' deficit:
Common shares, US$0.001 par value, 114,155,384 and 425,173,466 shares authorized, 6,096,842 shares issued and outstanding as of December 31, 2012 and 2013, respectively	40,281	40,281	6,493
Accumulated other comprehensive income	2,190,932	6,582,044	1,061,004
Accumulated deficit	(598,717,873)	(963,273,400)	(155,276,517)

Total shareholders' deficit	(596,486,660)	(956,651,075)	(154,209,020)

Total liabilities, mezzanine equity and shareholders' deficit	826,396,889	1,316,870,261	212,275,172

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

21. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (Continued)

STATEMENTS OF COMPREHENSIVE LOSS

	For the Year Ended December 31,
	2012	2013
	RMB	RMB	US$ (Note 2(d))
Operating expenses:
General and administrative expenses	(10,104,952)	(6,254,660)	(1,008,231)
Loss from operations:
Interest income	549,566	—	—
Interest expense	(54,992,680)	(24,698,528)	(3,981,322)
Equity in loss of subsidiaries, net of taxes	(111,162,022)	(121,260,842)	(19,546,850)

Net Loss	(175,710,088)	(152,214,030)	(24,536,403)

Accretion on Series A convertible redeemable preferred shares to redemption value	(9,066,909)	(4,008,032)	(646,083)
Accretion on Series B convertible redeemable preferred shares to redemption value	(38,553,700)	(35,069,326)	(5,653,060)
Accretion on Series C convertible redeemable preferred shares to redemption value	(63,108,024)	(74,328,662)	(11,981,537)
Accretion on Series D convertible redeemable preferred shares to redemption value	(44,324,631)	(65,070,473)	(10,489,147)
Accretion on Series E convertible redeemable preferred shares to redemption value	—	(7,094,798)	(1,143,658)
Accretion on Class A convertible redeemable preferred shares to redemption value	—	(5,563,627)	(896,838)
Deemed contribution from preferred shareholders at extinguishment of convertible bonds	—	16,750,848	2,700,182
Deemed dividends to preferred shareholders at extinguishment of convertible bonds and promissory notes	—	(44,163,640)	(7,119,034)
Modification of warrants	—	(1,021,523)	(164,666)

Net Loss attributable to common shareholders	(330,763,352)	(371,783,263)	(59,930,244)

Net Loss	(175,710,088)	(152,214,030)	(24,536,403)
Changes in cumulative foreign currency translation adjustment, net of tax of nil	1,475,502	4,391,112	707,833

Comprehensive loss	(174,234,586)	(147,822,918)	(23,828,570)

EHI CAR SERVICES LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013
(In Renminbi, except share and per share data, unless otherwise stated)

21. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (Continued)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2012	2013
	RMB	RMB	US$ (Note 2(d))
Net cash provided by/(used in) operating activities	7,294,206	(395)	(64)
Cash flow from investing activities	—	—	—
Net cash used in financing activities:
Payment of convertible redeemable preferred shares issuance costs	(11,503,182)	(199,941)	(32,230)

Net decrease in cash and cash equivalents	(4,208,976)	(200,336)	(32,294)

Cash and cash equivalents—beginning of year	4,413,066	204,090	32,899

Cash and cash equivalents—end of year	204,090	3,754	605

Supplemental disclosure of cash flow information:
Cash paid for interest	17,675,762	—	—
Supplemental disclosure of non-cash financing activities:
Proceeds from issuance of convertible redeemable preferred shares (cash received by a subsidiary of the Company on behalf of the Company)	298,832,000	624,546,000	100,674,769
Payment of convertible redeemable preferred shares issuance costs (cash paid by a subsidiary of the Company on behalf of the Company)	(3,889,463)	(3,721,193)	(599,844)
Proceeds from issuance of convertible promissory notes (cash received by a subsidiary of the Company on behalf of the Company)	—	130,387,080	21,017,970
Payment for redemption of convertible bonds (cash paid by a subsidiary of the Company on behalf of the Company)	—	(104,939,300)	(16,915,871)
Conversion of convertible promissory notes to Class A convertible redeemable preferred shares	—	150,824,865	24,312,474
Conversion of convertible bonds to Class A convertible redeemable preferred shares	—	138,811,004	22,375,879

EHI CAR SERVICES LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013
(RMB, except share data and per share data, or otherwise noted)

	As of
	December 31, 2013	June 30, 2014		June 30, 2014
	RMB	RMB	US$ (Note 2(d))	RMB	US$ (Note 2(d))
				(Pro forma)	(Pro forma)
				(Note 16)
ASSETS
Current assets:
Cash and cash equivalents	630,733,451	318,083,294	51,273,985	318,083,294	51,273,985
Restricted cash	30,247,232	112,481,778	18,131,694	112,481,778	18,131,694
Accounts receivable, net of allowance for doubtful accounts of RMB5,041,727 and RMB4,961,075 as of December 31, 2013 and June 30, 2014, respectively	63,907,848	84,557,944	13,630,464	84,557,944	13,630,464
Prepaid expenses and other current assets	78,853,099	108,174,325	17,437,347	108,174,325	17,437,347

Total current assets	803,741,630	623,297,341	100,473,490	623,297,341	100,473,490

Cost method investment	—	153,820,000	24,795,280	153,820,000	24,795,280
Property and equipment, net	1,062,331,035	1,412,712,863	227,724,686	1,412,712,863	227,724,686
Intangible assets	29,977,317	32,842,923	5,294,172	32,842,923	5,294,172
Vehicle purchase deposits	119,172,859	193,352,079	31,167,722	193,352,079	31,167,722
Other non-current assets	11,199,026	18,997,416	3,062,321	18,997,416	3,062,321

Total assets	2,026,421,867	2,435,022,622	392,517,671	2,435,022,622	392,517,671

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	6,554,239	6,521,039	1,051,170	6,521,039	1,051,170
Accrued expenses and other current liabilities	105,142,801	86,502,429	13,943,909	86,502,429	13,943,909
Income tax payable	2,137,874	2,121,693	342,010	2,121,693	342,010
Short-term borrowings	219,640,421	346,445,788	55,845,926	346,445,788	55,845,926

Total current liabilities	333,475,335	441,590,949	71,183,015	441,590,949	71,183,015

Long-term borrowings	375,726,271	540,215,953	87,081,042	540,215,953	87,081,042
Other non-current liabilities	350,000	34,668	5,588	34,668	5,588

Total liabilities	709,551,606	981,841,570	158,269,645	981,841,570	158,269,645

Commitments and contingencies (Note 15)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

EHI CAR SERVICES LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013
(RMB, except share data and per share data, or otherwise noted)

	As of
	December 31, 2013	June 30, 2014		June 30, 2014
	RMB	RMB	US$ (Note 2(d))	RMB	US$ (Note 2(d))
				(Pro forma)	(Pro forma)
				(Note 16)
Mezzanine equity:
Class A convertible redeemable preferred shares, US$0.001 par value, 10,427,373 shares authorized, 10,427,373 and 10,427,373 shares issued and outstanding as of December 31, 2013 and June 30, 2014, respectively, and nil outstanding on a pro forma basis as of June 30, 2014	295,199,496	307,786,793	49,614,223	—	—
Series A convertible redeemable preferred shares, US$0.001 par value, 5,000,000 shares authorized, 5,000,000 and 5,000,000 shares issued and outstanding as of December 31, 2013 and June 30, 2014, respectively, and nil outstanding on a pro forma basis as of June 30, 2014	68,146,852	68,186,238	10,991,398	—	—
Series B convertible redeemable preferred shares, US$0.001 par value, 12,123,314 shares authorized, 12,123,314 and 12,123,314 shares issued and outstanding as of December 31, 2013 and June 30, 2014, respectively, and nil outstanding on a pro forma basis as of June 30, 2014	327,058,282	329,007,446	53,034,923	—	—
Series C convertible redeemable preferred shares, US$0.001 par value, 18,721,302 shares authorized, 17,348,382 and 17,348,382 shares issued and outstanding as of December 31, 2013 and June 30, 2014, respectively, and nil outstanding on a pro forma basis as of June 30, 2014	575,422,644	616,992,989	99,457,249	—	—
Series D convertible redeemable preferred shares, US$0.001 par value, 10,000,000 shares authorized, 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2013 and June 30, 2014, respectively, and nil outstanding on a pro forma basis as of June 30, 2014	377,488,481	405,813,293	65,415,774	—	—
Series E convertible redeemable preferred shares, US$0.001 par value, 18,554,545 and 23,100,000 shares authorized, 18,554,545 and 23,100,000 shares issued and outstanding as of December 31, 2013 and June 30, 2014, respectively, and nil outstanding on a pro forma basis as of June 30, 2014	630,205,581	835,483,853	134,677,260	—	—

Total mezzanine equity	2,273,521,336	2,563,270,612	413,190,827	—	—

Shareholders' deficit:
Common shares, US$0.001 par value, 425,173,466 and 425,173,466 shares authorized, 6,096,842 and 6,096,842 shares issued and outstanding as of December 31, 2013 and June 30, 2014, respectively, and 84,095,911 outstanding on a pro forma basis as of June 30, 2014	40,281	40,281	6,493	517,425	83,407
Additional paid-in capital	—	—	—	2,562,793,468	413,113,913
Accumulated other comprehensive income	6,582,044	7,321,196	1,180,153	7,321,196	1,180,153
Accumulated deficit	(963,273,400)	(1,117,451,037)	(180,129,447)	(1,117,451,037)	(180,129,447)

Total shareholders' deficit	(956,651,075)	(1,110,089,560)	(178,942,801)	1,453,181,052	234,248,026

Total liabilities, mezzanine equity and shareholders' deficit	2,026,421,867	2,435,022,622	392,517,671	2,435,022,622	392,517,671

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

EHI CAR SERVICES LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS
OF COMPREHENSIVE LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2014
(RMB, except share data and per share data, or otherwise noted)

	For the Six Months Ended June 30,
	2013	2014
	RMB	RMB	US$ (Note 2(d))
Net revenues:
Car rentals	175,104,372	267,552,100	43,128,522
Car services	85,552,007	116,986,131	18,857,781

Total net revenues	260,656,379	384,538,231	61,986,303

Vehicle operating expenses	(237,915,312)	(316,012,844)	(50,940,235)
Selling and marketing expenses	(18,140,365)	(16,026,713)	(2,583,454)
General and administrative expenses	(56,115,466)	(55,963,646)	(9,021,156)
Other operating income	1,894,174	12,681,695	2,044,248

Total operating expenses	(310,276,969)	(375,321,508)	(60,500,597)

Profit/(Loss) from operations	(49,620,590)	9,216,723	1,485,706
Interest income	201,355	2,831,356	456,405
Interest expense	(34,535,146)	(30,953,820)	(4,989,654)
Other expense, net	(380,614)	(395,807)	(63,803)

Loss before income taxes	(84,334,995)	(19,301,548)	(3,111,346)
Provision for income taxes	(694,923)	(1,384,301)	(223,145)

Net loss	(85,029,918)	(20,685,849)	(3,334,491)

Accretion on Series A convertible redeemable preferred shares to redemption value	(3,729,798)	(39,386)	(6,349)
Accretion on Series B convertible redeemable preferred shares to redemption value	(21,607,204)	(1,949,164)	(314,199)
Accretion on Series C convertible redeemable preferred shares to redemption value	(35,567,920)	(41,570,345)	(6,701,003)
Accretion on Series D convertible redeemable preferred shares to redemption value	(33,159,581)	(28,324,812)	(4,565,867)
Accretion on Series E convertible redeemable preferred shares to redemption value	—	(51,282,092)	(8,266,505)
Accretion on Class A convertible redeemable preferred shares to redemption value	—	(12,587,297)	(2,029,031)

Net loss attributable to common shareholders	(179,094,421)	(156,438,945)	(25,217,445)

Net loss	(85,029,918)	(20,685,849)	(3,334,491)

Changes in cumulative foreign currency translation adjustment, net of tax of nil	4,128,849	739,152	119,149

Comprehensive loss	(80,901,069)	(19,946,697)	(3,215,342)

Weighted average number of common shares used in computing net loss per share
Basic	6,096,842	6,096,842	6,096,842
Diluted	6,096,842	6,096,842	6,096,842
Net loss per share attributable to common shareholders
Basic	(29.37)	(25.66)	(4.14)
Diluted	(29.37)	(25.66)	(4.14)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

EHI CAR SERVICES LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2014
(RMB, except share data and per share data, or otherwise noted)

	Common shares			Accumulated other comprehensive income
			Additional paid-in capital		Accumulated deficit	Total shareholders' deficit
	Shares	Amount
Balance as of December 31, 2012	6,096,842	40,281	—	2,190,932	(598,717,873)	(596,486,660)
Share-based compensation	—	—	3,282,842	—	—	3,282,842
Accretion on Series A convertible redeemable preferred shares to redemption value	—	—	(2,404,767)	—	(1,325,031)	(3,729,798)
Accretion on Series B convertible redeemable preferred shares to redemption value	—	—	(878,075)	—	(20,729,129)	(21,607,204)
Accretion on Series C convertible redeemable preferred shares to redemption value	—	—		—	(35,567,920)	(35,567,920)
Accretion on Series D convertible redeemable preferred shares to redemption value	—	—	—	—	(33,159,581)	(33,159,581)
Net loss	—	—	—	—	(85,029,918)	(85,029,918)
Foreign currency translation adjustments	—	—	—	4,128,849	—	4,128,849

Balance as of June 30, 2013	6,096,842	40,281	—	6,319,781	(774,529,452)	(768,169,390)

Balance as of December 31, 2013	6,096,842	40,281	—	6,582,044	(963,273,400)	(956,651,075)
Share-based compensation	—	—	2,261,308	—	—	2,261,308
Accretion on Series A convertible redeemable preferred shares to redemption value	—	—	(39,386)	—	—	(39,386)
Accretion on Series B convertible redeemable preferred shares to redemption value	—	—	(1,949,164)	—	—	(1,949,164)
Accretion on Series C convertible redeemable preferred shares to redemption value	—	—	(272,758)	—	(41,297,587)	(41,570,345)
Accretion on Series D convertible redeemable preferred shares to redemption value	—	—	—	—	(28,324,812)	(28,324,812)
Accretion on Series E convertible redeemable preferred shares to redemption value	—	—	—	—	(51,282,092)	(51,282,092)
Accretion on Class A convertible redeemable preferred shares to redemption value	—	—	—	—	(12,587,297)	(12,587,297)
Net loss	—	—	—	—	(20,685,849)	(20,685,849)
Foreign currency translation adjustments	—	—	—	739,152	—	739,152

Balance as of June 30, 2014	6,096,842	40,281	—	7,321,196	(1,117,451,037)	(1,110,089,560)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

EHI CAR SERVICES LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2014
(RMB, except share data and per share data, or otherwise noted)

	For the Six Months Ended June 30,
	2013	2014
	RMB	RMB	US$(Note 2(d))
Cash flows from operating activities:
Net loss	(85,029,918)	(20,685,849)	(3,334,491)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	600,931	(80,652)	(13,001)
Depreciation and amortization	92,406,408	121,947,689	19,657,568
Amortization of convertible bonds issuance costs	486,398	—	—
Accretion of convertible bonds	12,004,531	—	—
Share-based compensation	3,282,842	2,261,308	364,516
Changes in operating assets and liabilities:
Accounts receivable	(10,052,056)	(20,569,444)	(3,315,727)
Prepaid expenses and other assets	(26,089,424)	(28,682,959)	(4,623,599)
Income tax payable	(1,829,499)	(16,181)	(2,608)
Accounts payable	113,429	(33,200)	(5,352)
Accrued expenses and other liabilities	(22,059,201)	(21,569,897)	(3,476,997)

Net cash (used in)/provided by operating activities	(36,165,559)	32,570,815	5,250,309

Cash flows from investing activities:
Purchase of property and equipment	(176,518,899)	(579,703,176)	(93,446,253)
Purchase of intangible assets	(5,814,348)	(2,865,606)	(461,926)
Proceeds from disposal of property and equipment	36,939,481	26,661,189	4,297,696
Cash paid for cost method investment	—	(153,820,000)	(24,795,281)
Increase in restricted cash	(7,600,000)	(82,234,546)	(13,255,939)

Net cash used in investing activities	(152,993,766)	(791,962,139)	(127,661,703)

Cash flows from financing activities:
Proceeds from issuance of promissory note	130,387,080	—	—
Payment for redemption of convertible bonds	(104,939,300)	—	—
Proceeds from issuance of convertible redeemable preferred shares	—	154,338,750	24,878,900
Payment of convertible redeemable preferred shares issuance costs	—	(859,771)	(138,592)
Proceeds from borrowings	136,080,085	460,728,094	74,267,860
Repayment of borrowings	(51,243,992)	(169,433,045)	(27,312,052)
Payment of deferred initial public offering costs	—	(2,218,739)	(357,653)

Net cash provided by financing activities	110,283,873	442,555,289	71,338,463

Effect of exchange rate changes on cash and cash equivalents	(1,204,024)	4,185,878	674,750
Net decrease in cash and cash equivalents	(80,079,476)	(312,650,157)	(50,398,181)
Cash and cash equivalents-beginning of period	133,453,484	630,733,451	101,672,166

Cash and cash equivalents-end of period	53,374,008	318,083,294	51,273,985

Supplemental disclosure of cash flow information
Cash paid for interests	41,456,555	31,013,089	5,103,414
Cash paid for income taxes	2,524,422	1,400,482	225,753
Supplemental disclosure of non-cash investing activities:
Sales of property and equipment included in receivables	8,754,400	4,733,272	762,988
Increase in vehicle purchase deposits	17,930,538	74,179,220	11,957,447

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

(In Renminbi, except share and per share data, unless otherwise stated)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

        On August 3, 2007, eHi Car Services Limited (the "Company"), formerly known as Prudent Choice Limited or eHi Auto Services Limited, was incorporated in the Cayman Islands by Ray Ruiping Zhang (the "Founder"). The Company, through its subsidiaries, provides car rentals and car services to corporate clients and individual customers in the People's Republic of China ("PRC"). The Company and its subsidiaries began offering services in 2006 through Shanghai eHi Business Co., Ltd. ("eHi Business"), which was incorporated on January 11, 2006. The Company's business initially focused on providing car services to premium corporate clients. In May 2008, the Company began to provide car rentals to individual customers.

        To further expand the Company's Internet and mobile services, the Company entered into a series of contractual arrangements in March 2014 with its PRC incorporated variable interest entity ("VIE") Shanghai eHi Information Technology Service Co., Ltd., or eHi Information, and its shareholders. eHi Information currently does not have any operation and the Company does not expect eHi Information to contribute a material portion of its net revenues and operations in the foreseeable future.

        As of June 30, 2014, the Company's principal subsidiaries and consolidated affiliated entities are as follows:

	Percentage of direct or indirect economic ownership	Date of incorporation/ acquisition	Place of incorporation
Shuzhi Information Technology (Shanghai) Co., Ltd. ("Shuzhi")	100%	March 21, 2008	PRC
Shanghai eHi Car Rental Co., Ltd ("eHi Rental")	100%	March 10, 2008	PRC
Beijing eHi Car Rental Co., Ltd. (subsidiary of eHi Rental)	100%	August 20, 2008	PRC
Chongqing eHi Car Rental Co., Ltd. (subsidiary of eHi Rental)	100%	December 5, 2009	PRC
eHi Auto Services (Hong Kong) Holding Limited	100%	September 24, 2010	Hong Kong
Shanghai Smart Brand Auto Driving Services Co., Ltd ("Shanghai Smart Brand", subsidiary of Shuzhi)	100%	April 13, 2011	PRC
Ehi Auto Services (Jiangsu) Co., Ltd. (subsidiary of eHi Hong Kong)	100%	December 23, 2011	PRC
Shanghai eHi Chengshan Car Rental Co., Ltd. (subsidiary of eHi Rental)	100%	August 16, 2012	PRC
L&L Financial Leasing Holding Limited	100%	October 17, 2013	Hong Kong
Elite Plus Developments Limited (British Virgin Islands) ("Elite Plus")	100%	March 11, 2014	British Virgin Islands
Shanghai eHi Information Technology Service Co., Ltd ("eHi Information")	100%	March 13, 2014	PRC

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)
Basis of presentation

        The unaudited interim condensed consolidated financial statements of the Company and its subsidiaries and VIE have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP"). Significant accounting policies followed by the Company in the preparation of the accompanying interim condensed consolidated financial statements are summarized below.

(b)
Principles of consolidation

        The consolidated financial statements of the Company have been prepared in accordance with U.S. GAAP. The consolidated financial statements include the consolidated financial statements of the Company, its subsidiaries and the VIE for which the Company is the ultimate primary beneficiary. Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

        A VIE is an entity in which the Company, or its subsidiary, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with, ownership of the entity, and therefore the Company or its subsidiary is the primary beneficiary of the entity.

        All transactions and balances among the Company, its subsidiaries and the VIE have been eliminated upon consolidation.

(c)
Use of estimates

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from such estimates. Significant accounting estimates reflected in the Company's consolidated financial statements include allowance for doubtful accounts, costs related to customer loyalty programs, useful lives and residual values of vehicles, impairment of intangibles and long-lived assets, valuation of share-based awards and forfeiture rates, assumptions used in determining the fair value of the warrants, and beneficial conversion features.

(d)
Foreign currency and foreign currency translation

        The Company uses Renminbi ("RMB") as its reporting currency. The functional currency of the Company and its subsidiaries incorporated outside of PRC is the United States dollar ("US$"), while the functional currency of the PRC entities is RMB as determined based on the criteria of ASC 830, Foreign Currency Matters.

        Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Foreign

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

currency denominated financial assets and liabilities are re-measured at the balance sheet date exchange rate. The resulting exchange differences are included in the consolidated statements of comprehensive loss as general and administrative expenses.

        Assets and liabilities of the Company and its subsidiaries incorporated outside of PRC are translated into RMB at fiscal period-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the period. Translation adjustments arising from these are reported as foreign currency translation adjustments and are shown as a component of other comprehensive income or loss in the consolidated statements of changes in shareholders' deficit.

        The unaudited United States dollar ("US$") amounts disclosed in the accompanying financial statements are presented solely for the convenience of the readers. Translations of amounts from RMB into US$ for the convenience of the reader were calculated at the rate of US$1.00 = RMB6.2036 on June 30, 2014, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted into US$ at such rate.

(e)
Concentration of credit risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents and accounts receivable.

        The Company deposits its cash and cash equivalents with financial institutions located in jurisdictions where the subsidiaries are located. The Company believes that no significant credit risk exists as these banks are principally government-owned financial institutions with high credit quality.

        When providing services, the Company generally requires individual customers to make advance payments, or a deposit from the corporate clients before the services are rendered. Accounts receivable primarily represents those receivables derived in the ordinary course of business in relation to corporate clients. The Company offers payment term in the range of 45-60 days to all corporate clients. Substantially all revenue was derived from customers located in China.

        No single customer accounted for more than 10% of the Company's consolidated accounts receivable as of December 31, 2013 and June 30, 2014, nor for more than 10% of the Company's consolidated net revenues in any of the periods presented either.

(f)
Restricted cash

        Restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Restricted cash and cash equivalents are primarily related to cash deposits with banks and financial institutions required as part of our notes payable and short-term borrowing arrangements (Note 7).

(g)
Investments

        For investments where the Company does not have a controlling financial interest, the Company evaluates if they are investments in debt and equity securities and if they provide the Company with the

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ability to exercise significant influence over the operating and financial policies of the investees. Investments in debt and equity securities are classified into one of three categories: (i) "held to maturity" which are reported at amortized cost; (ii) "trading securities" which are reported at fair value with unrealized holding gains and losses recorded in earnings; and (iii) "available for sale" which are reported at fair value with changes in unrealized gains and losses recorded in other comprehensive income. The equity method is used for investments where the Company does not have a controlling financial interest but has the ability to exercise significant influence over the operating and financial policies of the investee. Cost method is used for investments where the Company does not have the ability to exercise significant influence over the operating and financial policies of the investee.

        Investments are evaluated for impairment when facts or circumstances indicate that the fair value of an investment is less than its carrying value. The Company reviews several factors to determine whether a loss is other-than-temporary including, but not limited to, (1) nature of the investment; (2) cause and duration of the impairment; (3) extent to which fair value is less than cost; (4) current economic and market conditions; and (5) ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value.

(h)
Property and equipment, net

        Property and equipment is stated at cost, less accumulated depreciation and impairment. Initial cost is comprised of the purchase price, plus any costs directly attributable to bringing the property and equipment to the location and condition necessary for its intended use. Depreciation of property and equipment is calculated on a straight-line basis, after consideration of expected useful lives and estimates of residual values. The Company begins depreciating vehicles when they are ready for their intended use. The estimated useful lives of these assets are generally as follows:

Vehicles	3 – 4 years
In-car equipment	3 years
Office furniture and equipment	5 years
Software	3 – 5 years
Leasehold improvements	Over the shorter of the lease term or the estimated useful life of the asset 1 – 5 years

        Construction in progress represents offices under construction and newly acquired vehicles which have not yet been placed in service. Construction in progress is transferred to property and equipment and depreciation commences when the asset is ready for its intended use.

Vehicles

        A vehicle is considered ready for its intended use generally when the license plate for the vehicle is obtained, the vehicle is insured, and when GPS tracking devices is installed. Expenditures for repairs and maintenance of vehicles are expensed as incurred. The Company expects to hold its vehicles for a period of approximately 3 – 4 years before their disposal. The estimated residual value of vehicles were made based on the current market price for used vehicles obtained from used vehicles dealers or the used car market of similar models.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The Company monitors accounting estimates relating to vehicles on a quarterly basis, including the depreciation rates and estimated residual value of vehicles. Changes made to estimates are reflected in vehicle-related depreciation expense on a prospective basis. Gain or loss on disposal of vehicles is recognized as an adjustment to depreciation expense as part of vehicle operating expenses in the consolidated statements of comprehensive loss. The Company recorded losses of RMB5,012,889 and gains of RMB492,357 on disposal of vehicles for the six months ended June 30, 2013 and 2014, respectively. The Company adjusts the net carrying value of vehicles to zero if the vehicle has been inactive and could not be tracked via the installed GPS system for more than six months; such loss is recorded in the consolidated statements of comprehensive loss as vehicle operating expenses.

(i)
Revenue recognition

        Revenue from car rentals and car services are generally recognized over the rental period. Revenue from the sale of gasoline is recognized when the vehicle is returned and is based on the actual volume of gasoline consumed or a contracted fee paid by the customer. For car rentals, payments are generally collected from customers in advance, and are recorded as advances from customers in the consolidated balance sheets until the revenue recognition criteria are met. Customers who purchase car services are generally on credit terms, and the initial credit evaluation is conducted before customer credits are extended. Revenue is recognized when collectability is reasonably assured and all other revenue recognition criteria are met.

        Occasionally, the Company engages contracted service providers in offering car services to its customers where the Company currently does not provide such services in certain cities or such services exceed the Company's existing capacity. The end customers sign service contracts directly with the Company in such arrangement and the Company is the party who is responsible for customers' acceptance for services rendered. In case of customer disputes, the Company resolves customer complaints and is solely responsible for refunding customers their payments. Therefore, the Company is considered the primary obligor in the transaction. The Company also determines the service fee and bears the credit risk. As a result, the Company recognizes this revenue under this arrangement on a gross basis.

        In the accompanying consolidated statements of comprehensive loss, revenue is presented net of business tax, VAT and other related surcharges. Vehicle operating expenses associated with car rentals and car services have not been presented separately as the Company cannot reasonably and reliably estimate and allocate expenses to each of the revenue streams.

(j)
Customer loyalty program

        The Company has a customer loyalty program where registered members earn points upon eligible purchases and such points can be redeemed for free rental periods, mileage upgrades, and other free gifts. The Company estimates the incremental costs associated with the Company's future obligation to its customers, and records them as selling and marketing expense in the consolidated statements of comprehensive loss. Unredeemed membership points are recorded in accrued expenses and other current liabilities in the consolidated balance sheets. The Company adjusts the liability associated with

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the customer loyalty program based on the Company's estimate of future redemption of membership points prior to their expiration, which is three years from the day the membership points are awarded.

        As of December 31, 2013 and June 30, 2014, the accrued liabilities associated with the customer loyalty program were RMB3,074,703 and RMB3,397,165, respectively.

(k)
Taxation

        Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be received or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations in the period of the enactment of the change. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on the characteristics of the underlying assets and liabilities, or the expected timing of their use when they do not relate to a specific asset or liability.

        The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected for a company operating in the car rental industry.

        The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company's liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company's effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company classify interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)
Government grants and subsidy income

        The Company receives government grants and subsidies in the PRC from various levels of local governments from time to time which are granted for general corporate purposes and to support its ongoing operations in the region. The Company is also entitled to receive financial subsidies in relation to the VAT Pilot Program. These government subsidies are recorded as other operating income on the consolidated statement of comprehensive loss in the period cash is received.

(m)
Fair value measurements

        Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

        The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

        The three levels of inputs that may be used to measure fair value include:

        Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities.

        Level 2: Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

        Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

        The Company's financial instruments include cash and cash equivalents, restricted cash, accounts receivable, accounts payable, advance from customers, warrant liabilities, certain accrued expenses and other current liabilities, convertible bonds, and short-term and long-term borrowings. The carrying amounts of the short-term financial instruments approximate their fair values due to the short-term maturity of these instruments. The Company does not use derivative instruments to manage risk.

        The carrying value of long-term borrowings approximate their fair values at December 31, 2013 and June 30, 2014 as the interest rates they bear reflect the current market yield for comparable borrowings.

        As the inputs used in developing the fair value for level 3 instruments are unobservable, and require significant management, a change in these inputs could result in a significant change in the fair value measurement.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(n)
Vehicle purchase deposits

        The Company purchases vehicles through car dealers and makes advance payments in the ordinary course of business before title of vehicles are transferred to the Company. As the advance payments will be converted into property and equipment, which is a non-current asset, vehicle purchase deposits are accordingly classified as non-current assets on the consolidated balance sheets.

(o)
Share-based compensation

        The Company recognizes share-based compensation based on the grant date fair value of equity awards, with compensation expense recognized over the period in which the grantee is required to provide services to the Company in exchange for the equity award. Share-based compensation expense is classified in the consolidated statements of comprehensive loss based upon the job function of the grantee. For the six months ended June 30, 2013 and 2014, the Company recognized share-based compensation expense of RMB3,282,842 and RMB2,261,308, respectively, as follows:

	For the Six Months Ended June 30,
	2013	2014
Vehicle operating expenses	7,364	6,699
Selling and marketing expenses	58,132	50,538
General and administrative expenses	3,217,346	2,204,071

Total	3,282,842	2,261,308

(p)
Deferred initial public offering costs

        Deferred initial public offering costs consist principally of legal, printing and other professional service costs in connection with the initial public offering ("IPO") of the Company's ordinary shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed. Deferred initial public offering costs as of June 30, 2014 amounted to RMB2,218,739 (US$357,654) and were included in other non-current assets on the consolidated balance sheets.

(q)
Recently issued accounting standards

        In April 2014, the FASB issued ASU 2014-08, "Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity". This update changed the threshold for reporting discontinued operations and added new disclosures for disposals. Under the updated guidance, a discontinued operation is defined as a component or group of components that is disposed of or is classified as held for sale and represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014. The Company is in the process of evaluating the impact of the standard on its consolidated financial statements.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In May 2014, the FASB and IASB issued their converged standard on revenue recognition. The objective of the revenue standard ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)" is to provide a single, comprehensive revenue recognition model for all contracts with customers to improve comparability within industries, across industries, and across capital markets. The revenue standard contains principles that an entity will apply to determine the measurement of revenue and timing of when it is recognized. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. For public companies, the revenue standard is effective for the first interim period within annual reporting periods beginning after December 15, 2016 and early adoption is not permitted. The Company is in the process of evaluating the impact of the standard on its consolidated financial statements.

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

        Allowance for doubtful accounts are primarily comprised of allowances for accounts receivable. An analysis of allowance for doubtful accounts for the year ended December 31, 2013 and for the six months ended June 30, 2014 is as follows:

	As of
	December 31, 2013	June 30, 2014
Balance, beginning of the period	3,513,353	5,041,727
Provision for doubtful accounts	1,528,374	986,836
Reversals	—	(1,067,488)

Balance, end of the period	5,041,727	4,961,075

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consist of the following:

	As of
	December 31, 2013	June 30, 2014
Prepaid insurance expense	36,726,579	46,846,894
Staff advance	9,375,763	8,482,590
Rental deposits	4,709,220	6,163,242
Prepaid gasoline and repair supplies	6,848,754	7,582,979
Receivable from disposal of vehicles	4,095,005	4,733,272
VAT deductible	5,187,218	19,746,836
Prepaid rental expense	2,582,377	3,642,778
Others	9,328,183	10,975,734

	78,853,099	108,174,325

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

5. INVESTMENTS

        In April 2014, the Company acquired series B preferred shares of Travice Inc., a private company which developed and operates Kuaidi mobile taxi and car calling service provider. The series B preferred shares acquired represent 8.4% of the then outstanding share capital of Travice Inc. Concurrently, Travice Inc. also issued warrants to the Company to purchase additional 4,684,074 series C preferred shares of Travice Inc. The total consideration given for series B preferred shares and warrants was RMB154,251,500 (US$25,000,000). The series B preferred shares are not in substance common stock. Cost method was applied to account for the investments as they are equity investments that are not considered as debt or equity securities that have readily determinable fair values. Furthermore, the warrant to purchase series C preferred shares do not meet the definition of a derivative as the contractual terms do not provide for net settlement and the underlying shares are an investment in a private company. In the six months ended June 30, 2014, there was no impairment recorded for such investments.

6. PROPERTY AND EQUIPMENT, NET

        Property and equipment, net consist of the following:

	As of
	December 31, 2013	June 30, 2014
Vehicles	1,318,007,461	1,674,540,687
In-car equipment	21,344,112	22,371,317
Leasehold improvement	6,981,902	8,636,013
Software	9,406,495	9,843,861
Office furniture and equipment	15,287,077	16,670,407

Property and equipment subject to depreciation	1,371,027,047	1,732,062,285
Less: accumulated depreciation	(377,095,835)	(471,285,261)

Subtotal	993,931,212	1,260,777,024
Construction in progress	68,399,823	151,935,839

Property and equipment, net	1,062,331,035	1,412,712,863

        The Company recorded depreciation expense relating to vehicles and in-car equipment of RMB88,719,303 and RMB118,121,499 for the six months ended June 30, 2013 and 2014, respectively, as the vehicle operating expenses in the consolidated statements of comprehensive loss. Depreciation expense of other property and equipment totaled RMB3,687,105 and RMB3,826,190 for the six months ended June 30, 2013 and 2014, respectively, were recorded in the consolidated statements of comprehensive loss as operating expenses.

        Construction in progress include RMB64,941,198 and RMB147,229,047 of vehicles that are not yet placed in service as of December 31, 2013 and June 30, 2014, respectively.

        As of December 31, 2013 and June 30, 2014, vehicles and in-car equipment with an aggregate initial cost of RMB523,916,545 and RMB729,416,545, respectively, were used as collateral in relation to certain long-term borrowing arrangements as disclosed in Note 7.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

7. BORROWINGS

	As of
	December 31, 2013	June 30, 2014
Short-term borrowings	109,157,440	221,157,440
Long-term borrowings, current portion	110,482,981	125,288,348

Subtotal	219,640,421	346,445,788
Long-term borrowings, non-current portion	375,726,271	540,215,953

Total	595,366,692	886,661,741

Short-term borrowings

	As of
	December 31, 2013	June 30, 2014
Notes payable	84,157,440	34,157,440
Short-term bank borrowings guaranteed by a third-party guarantee agent	25,000,000	25,000,000
Short-term bank borrowings guaranteed by the Founder, Ray Ruiping Zhang	—	80,000,000
Short-term bank borrowings	—	82,000,000

Total short-term bank borrowings	109,157,440	221,157,440

        The Company is required to maintain a certain balance of cash deposit in designated bank accounts for the notes payable outstanding as of December 31, 2013 and June 30, 2014. Such required cash deposit of RMB30,247,232 and RMB24,186,432, respectively, are classified as restricted cash on the consolidated balance sheet.

        In January 2014, the Company entered into a short-term loan facility agreement with a bank for which the total loan facility up to RMB150,000,000 is made available to the Company. As of June 30, 2014, the principal amount outstanding under this agreement was RMB82,000,000, with interest rate of 6.6% per annum. In conjunction with the loan facility agreement, the Company is also required to maintain a certain balance of cash deposit in designated bank accounts for the period the bank borrowing is outstanding. Such required cash deposit of RMB88,295,346 is classified as restricted cash on the consolidated balance sheets as of June 30, 2014.

        The weighted average interest rate on short-term bank borrowings was 6.21% and 6.48% for the six months ended June 30, 2013 and 2014, respectively.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

7. BORROWINGS (Continued)

Long-term borrowings

	As of
	December 31, 2013	June 30, 2014
Long-term bank borrowing guaranteed by a third-party guarantee agent	40,000,000	68,000,000
Long-term borrowings	446,209,252	597,504,301

Total long-term borrowings	486,209,252	665,504,301

Long-term bank borrowing guaranteed by a third-party guarantee agent

        In 2013, the Company entered into a long-term loan facility agreement with a bank for which the total loan facility up to RMB80,000,000 is made available to the Company. As of December 31, 2013 and June 30, 2014, the principal amounts outstanding under this agreement were RMB40,000,000 and RMB68,000,000, respectively, with interest rate of 6.77% per annum. The principal and interest are payable quarterly over three years. The loan was guaranteed by a third-party guarantee agent, and the Company pledged 20.73% of a consolidated subsidiary's equity interest to the third-party guarantee agent as collateral of the long-term bank borrowing arrangement. Equity interests pledged represented 9.3% of the Company's consolidated net assets as of June 30, 2014.

Long-term borrowings

        From 2011 to 2012, in connection with purchase of vehicles, the Company entered into four long-term borrowing agreements with an automobile financing company for an aggregate principal amount of RMB23,148,510. The principal and interest are payable monthly over three years and bear interest rates in the range of 10.2% and 10.5% per annum. The loans were collateralized by vehicles with an aggregate initial cost of RMB35,784,456. As of December 31, 2013 and June 30, 2014, principal amounts outstanding under these agreements were RMB6,268,988 and RMB2,154,757, respectively.

        In 2013 and 2014, the Company entered into two long-term borrowing agreements with a third-party financing company for purchase of certain vehicles. Principal amounts of these long-term borrowings were RMB295,029,550 with an interest rate of 11% per annum. Principals are payable at the end of the borrowing term, which were three years from the contract date, and interests are payable quarterly over the term of the borrowing arrangement. These loans were collateralized by vehicles with an aggregate initial cost of RMB297,292,920. Additionally, the Company pledged 100% of a consolidated subsidiary's equity interest to the third-party financing company. As of December 31, 2013 and June 30, 2014, total principal amounts outstanding under these agreements were RMB100,194,941 and RMB295,029,550, respectively. Equity interests pledged represented 3.1% of the Company's consolidated net assets as of June 30, 2014.

        In 2013, in connection with purchase of vehicles, the Company entered into borrowing agreements with several third-party financing companies for an aggregate principal amount of RMB403,433,000. Principal and interest are payable monthly over three years and bear interest in at 8.6%-13% per annum. These borrowings were collateralized by vehicles and in-car equipment with an aggregate initial

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

7. BORROWINGS (Continued)

cost of RMB386,339,169 and RMB396,339,169 as of December 31, 2013 and June 30, 2014, respectively. As of December 31, 2013 and June 30, 2014, total principal amounts outstanding under these agreements were RMB339,745,323 and RMB300,319,994, respectively.

        The undrawn loan facilities available to the Company totaled RMB68,000,000 as of June 30, 2014.

        The Company's short-term and long-term borrowing arrangements include certain restrictive covenants that, among other things, limit the Company's ability to incur additional indebtedness or create new mortgages or charges, request the Company to maintain its shareholding structure and make timely reports. Certain borrowing covenants also post restrictions on the use of proceeds and asset sales, and require the Company to provide notice or obtain consent for significant corporate events. The Company did not violate any financial covenants during six months ended June 30, 2013 and 2014.

        Future principal maturities of long-term borrowings as of June 30, 2014 are as follows:

Amount
Years Ended December 31,	(RMB)
Remainder of 2014	62,372,210
2015	128,705,191
2016	426,191,946
2017	48,234,954

Total	665,504,301

8. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consist of the following:

	As of
	December 31, 2013	June 30, 2014
Customer deposits	16,413,804	14,163,678
Advance from customers	20,242,845	21,870,663
Accrued employee payroll and welfare	25,661,622	26,335,260
Accrued advertising expense	6,720,290	1,433,366
Accrued professional service fees	2,320,000	1,551,500
Accrued liability related to customer loyalty program	3,074,703	3,397,165
Others	30,709,537	17,750,797

Total	105,142,801	86,502,429

9. TAXATION

        The Company has incurred net accumulated operating losses for income tax purposes since its inception. The Company believes that it is more likely than not that these net accumulated operating

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

9. TAXATION (Continued)

losses and other deferred tax assets will not be utilized in the future. Therefore, the Company has provided full valuation allowances for the deferred tax assets as of December 31, 2013 and June 30, 2014.

10. CONVERTIBLE BONDS

        On May 6, 2011, the Company issued convertible promissory notes with a principal amount of RMB 45,551,800 (US$7,000,000) to two investors (the "2011 Notes"). On June 10, 2011, the Company issued a RMB 227,155,436 (US$35,000,000) convertible bonds ("CB") due in June 2013, for cash of RMB 181,603,636 (US$28,000,000) and the conversion of previously issued 2011 Notes to both existing shareholders and new investors. The CB is guaranteed by the Founder, Ray Ruiping Zhang, and bears cash interest at 8% per annum which is payable annually.

Redemption

        The CB is redeemable in the event of default or at maturity at an amount equal to the sum of (i) subscription price, (ii) interest payment accrued and outstanding, (iii) an amount equal to an internal return rate of 15% per annum, less interest previously paid and interest accrued and outstanding ("Redemption Amount"). An event of default includes, among other things, the failure to pay principal or interest when due, failure to comply with certain non-financial covenants or any payment default on Group indebtedness in excess of US$2,000,000. In addition, in the event of a winding up or liquidation of the Company, the CB holders are paid, in preference to holders of Preferred Shareholders and common shareholders, an amount equal to the Redemption Amount.

Conversion

        The CB outstanding principal plus accrued and unpaid interest is convertible into common shares at any time during the conversion period of two years at a price of (i) US$4.67 if the conversion occurs within 12 months, and (ii) US$3.89 if conversion occurs between 12 to 24 months. The conversion price is subject to adjustment in the event of merger or similar event, stock split, consolidation or issuance of common shares at a price per share less than the conversion price in effect on the date of, or immediately prior to, such issuance, in which case the conversion price shall be reduced concurrently to the subscription price of such issuance. The CB automatically converts in full immediately prior to the time on which listing and trading of the shares of the Issuer commences pursuant to a qualified initial public offering meeting certain specified criteria in the CB agreements.

        The issuance of a portion of the CB represents an extinguishment of the 2011 Notes, as the difference between the fair value of the embedded conversion option under the 2011 Notes and the embedded conversion option under the CB was greater than 10% of the carrying value of the 2011 Notes at the exchange date. As such, the Company recorded the portion of the CB related to the extinguishment of the 2011 Notes of RMB45,551,800 (US$7,000,000) at its fair value of RMB57,092,127 (US$8,782,400) and recognized a loss on extinguishment of RMB11,540,327 (US$1,782,400) as a component of other expense in the consolidated statements of comprehensive loss. The Company assessed the existence of a beneficial conversion feature at the extinguishment date and recognized a beneficial conversion feature of RMB 327,425 at the extinguishment date of June 10, 2011.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

10. CONVERTIBLE BONDS (Continued)

        With regard to the RMB181,603,636 (US$28,000,000) in principal not associated with the 2011 Notes extinguishment, as the fair value of the Company's common shares on June 10, 2011 exceeded the effective conversion price, the Company recognized a beneficial conversion feature as an adjustment to the carrying value of the CB (the "Principal BCF") of RMB40,145,505 (US$7,341,902) and credit to additional paid-in capital, calculated as the excess of the fair value of its common shares of US$4.91 over the effective conversion price of US$3.89, multiplied by the number of common shares into which the RMB181,603,636 (US$28,000,000) converts. The Principal BCF will be amortized using the effective interest method through the maturity date of June 10, 2013.

        In addition, since accrued and unpaid interest is convertible into common shares at the option of the CB holder upon the exercise of the conversion option, the Company determines whether or not a beneficial conversion feature exists at the end of each calendar quarter ("Interest BCF") by comparing the difference between the average fair value of the Company's common shares during the quarter and the effective conversion price of US$3.89.

Protective right

        The CB holders have the protective right over the incurrence of indebtedness exceeding US$1,000,000, other than in the ordinary course of business.

        Immediately upon issuance of the CB, the Company entered into an investors' rights agreement with its shareholders and bondholders. Pursuant to the agreement, after the qualified initial public offering, each of CB holders have the right to nominate at least one person to be elected as a director, provided that each of them still holds more than 50% of the securities that it held at the time of the investors' rights agreement.

Modification of CB
        The Company's CB with a total principal amount of US$35,000,000 matured on June 10, 2013. On that day, the Company repaid US$17,000,000 of CB in cash based on the proportionate Redemption Amount under the original terms of the CB. The holders of remaining US$18,000,000 CB, all of which were also holders of the Series A through Series C Preferred Shares, agreed to extend the maturity date of CB to July 10, 2013 with no interest charged during the extension period. On July 10, 2013, the Company and the CB holders agreed to extend the maturity of the US$18,000,000 CB for an additional month and granted the Company the option to repay the CB in cash or through issuance of common shares at a per share price of US$3.89. Subsequently, the parties then agreed to extend the maturity date until ongoing negotiations were completed amongst investors of 2013 Notes, CB and Preferred Shares (see Note 12). These ongoing negotiations were completed on October 9, 2013 when the Company modified the CB conversion clause such that the CB is convertible into Class A shares (see Note 12). On the same day, immediately after the conversion clause modification, the CB (including principal and unpaid accrued interest), along with 2013 Notes, was converted to 10,427,373 shares of Class A shares in total as agreed by the holders of outstanding CB and 2013 Notes. Additionally, on the same day, all of the CB holders also agreed to extend the redemption date of their Preferred Shares.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

10. CONVERTIBLE BONDS (Continued)

        The Company assessed the accounting impact of each amendment resulted from the broader negotiations between the Company and the Preferred Shareholders who were also holders of the CB. The Company first accounted for the extension of maturity for one month as debt modification given the immaterial change in timing of cash flow (without the impact of the conversion option) and the change in fair value of the embedded conversion option due to the one-month extension was not greater than 10% of the carrying value of the CB at the exchange date. The Company then evaluated the second amendment and concluded that the second amendment should be treated as an extinguishment of the CB. Given that the CB holders were also existing preferred shareholders, the modification of the CB was accounted for as a capital transaction and the Company recognized deemed contribution from the CB holders of RMB16,750,848 (US$2,717,000). Lastly, when the Company agreed to modify the conversion clause in order for the CB to become convertible into Class A shares in October 2013, such conversion option was exercised on the same day and the issuance of Class A shares was a legal extinguishment of the CB. Since the last negotiation was merely a continuation of the prior negotiations and all of the CB holders were also holders of Preferred Shares that were modified concurrently as part of a broader equity restructuring, the Company recorded a deemed distribution to the CB holders of RMB21,124,831(US$3,448,215) in connection with the amendment of the conversion clause.

11. CONVERTIBLE PROMISSORY NOTES

        On June 10, 2013, the Company issued a RMB130,769,398 (US$21,122,500) convertible promissory note ("2013 Notes") to investor of Series D Shares (see Note 12) at an annual interest rate of 0%, maturing on July 10, 2013. Under the agreement, the holder of the 2013 Notes may convert the 2013 Notes outstanding principal into common shares at the conversion price of US$3.89 at any time. In addition, the Company also has the option to repay any and all amount due of the 2013 Notes at maturity in cash or through issuance of common shares at a conversion price at US$3.89. As the fair value of the Company's common shares on June 10, 2013 of US$3.89 was the same as the effective conversion price of US$3.89, the Company did not record a beneficial conversion feature ("BCF").

        The 2013 Notes were modified in July 2013 to extend the maturity to August 10, 2013 and further extended as agreed upon until negotiation with Crawford was completed. The Company accounted for the extension of maturity date as a debt modification given the lack of change in cash flow (without the impact of the conversion option) and the change in fair value of the embedded conversion option due to the extension of one month was not greater than 10% of the carrying value of the 2013 Notes at the exchange date. On October 9, 2013, the Company and Crawford agreed to modify the embedded conversion options such that the 2013 Notes were convertible into Class A preferred shares as opposed to common shares of the Company. The conversion option into Class A preferred shares was exercised on the same day; the CB (see Note 10) and 2013 Notes together were converted to 10,427,373 shares of Class A preferred shares. The Company accounted for the conversion into Class A as an extinguishment of the 2013 Notes. Since the holder of the 2013 Notes is also the investor of Series D Shares, the modification of the 2013 Notes was considered a capital transaction and the Company recorded a deemed distribution to the 2013 Notes holders of RMB23,038,805 (US$3,746,653) in connection with the amendment of the conversion clause.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

12. CONVERTIBLE REDEEMABLE PREFERRED SHARES

        In March and April of 2008, the Company issued convertible promissory notes of US$2,500,000 in aggregate. On May 23, 2008, the Company issued 5,000,000 shares of Series A convertible redeemable preferred shares (the "Series A Shares") for RMB6.83 (US$1.00) per share for cash of RMB17,086,003 (US$2,500,000) and the conversion of promissory notes previously issued in March and April of 2008. In conjunction with the offering of the Series A Shares, the Company incurred issuance costs of RMB1,078,762 (US$157,843).

        The Company subsequently issued convertible promissory notes of US$5,000,000 in September 2008. On July 28, 2009, the Company issued 8,030,303, shares of Series B convertible redeemable preferred shares (the "Series B Shares") for RMB13.67 (US$2.00) per share for cash of RMB68,251,500 (US$10,000,000), and the conversion of US$5,000,000 promissory notes previously issued in September 2008. In conjunction with the offering of the Series B Shares, the Company incurred issuance costs of RMB1,459,640 (US$213,862). The Company issued a second tranche of Series B Shares on January 27, 2010 at RMB15.02 (US$2.20) per share for total consideration of RMB25,253,055 (US$3,700,000).

        In April 2010, the Company again issued convertible promissory notes of US5,000,000. On September 2, 2010, the Company issued 15,679,743 shares of Series C convertible redeemable preferred shares (the "Series C Shares") for RMB21.18 (US$3.11) per share for cash of RMB297,020,653 (US$43,598,722) and the conversion of the promissory notes issued in April 2010 and accrued interest with a carrying value of RMB35,188,971 (US$5,165,278). In connection with the issue of the Series C Shares, a total of 5,452,752 warrants were issued to purchase Series B and C Shares. The Company incurred issuance costs of RMB2,043,780 (US$300,000) in connection with the offering of Series C Shares.

        On March 28, 2012, the Company issued 10,000,000 shares of Series D convertible redeemable preferred shares (the "Series D Shares") for RMB29.88 (US$4.75) per share for cash of RMB298,832,000 (US$47,500,000) and incurred issuance costs of RMB19,216,005 (US$3,054,426). In connection with the Series D Shares issuance, the Company also issued 3,000,000 warrants to purchase its common shares.

        On October 9, 2013, the Company issued 10,427,373 shares of Class A Convertible Preferred Shares (the "Class A Shares") upon the conversion of the 2013 Notes and CB at a per share conversion price of US$3.89. The Class A Shares are subordinate to Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

        On December 2, 2013, the Company issued 18,554,545 shares of Series E convertible redeemable preferred shares (the "Series E Shares") for RMB33.66 (US$5.50) per share for cash of RMB624,546,000 (US$102,050,000) and incurred issuance costs of RMB1,435,201 (US$234,510).

        On April 16, 2014, the Company issued 4,545,455 additional shares of Series E convertible redeemable preferred shares (the "Series E Shares") for RMB33.95 (US$5.50) per share for cash of RMB154,338,750 (US$25,000,000) and incurred issuance cost of RMB342,570 (US$55,490).

        The Series A, B, C, D and E shares and the Class A shares are collectively referred to as the Preferred Shares.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

12. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

Conversion

        Each Preferred Share may be converted at any time into common shares at the then applicable conversion price. The initial conversion ratio is 1:1, subject to adjustment in the event of (i) share splits, share combinations, share dividends or distribution, other dividends, recapitalizations and similar events, or (ii) issuance of common shares at a price per share less than the conversion price in effect on the date of or immediately prior to such issuance. In that case, the conversion price shall be reduced concurrently to the subscription price of such issuance.

        The Preferred Shares shall be automatically converted into common shares immediately prior to the consummation of a public offering of the Company's shares wherein gross proceeds are at least US$60,000,000, and the market capitalization of the Company is no less than US$600,000,000 immediately following the public offering (the "Qualifying IPO").

        The conversion option can only be settled by issuance of common shares except that fractional shares may be settled in cash.

        The Company determined that there were no beneficial conversion features identified for any of the Preferred Shares during any of the periods. In making this determination, the Company compared the fair value of the common shares into which the Preferred Shares are convertible with the respective effective conversion price at the issuance date. When the Company issued multiple instruments (e.g., freestanding warrants and Preferred Shares) in a bundled transaction, the Company determined the effective conversion price for the Preferred Shares (e.g., the Series D Shares) by first assessing the classification of the freestanding warrants issued concurrently and computing the fair value of the warrants. For the warrants that are equity classified, such as those issued concurrently with Series D Shares, the Company allocated the amount of proceeds to the Series D Shares and warrants using the relative fair value method. The amount allocated to the D Shares was then divided by the number of common shares into which the Series D Shares were convertible on the commitment date to determine the effective conversion price per share for each investor. In all instances, the effective conversion price was greater than the fair value of the common shares. To the extent a conversion price adjustment occurs, as described above, the Company will reevaluate whether or not a beneficial conversion feature should be recognized.

Dividends

        The Preferred Shares participate in dividends on an as-converted basis and must be paid prior to any payment on common shares.

        Upon conversion, any declared or accrued but unpaid dividends will be converted into common shares at the same applicable conversion price.

Redemption

        At any time on or after June 30, 2016, for Class A, Series A, B, C, D and E Shares, if requested by a specified percentage (namely at least 51%, 51%, 45%, 50%, 50% and 45% for Class A, Series A, B, C, D and E Shares, respectively) of the holders of the respective class or series of Preferred Shares

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

12. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

then outstanding ("Redemption Date"), the Company shall redeem all of the respective outstanding Preferred Shares in that class or series. Additionally, upon the occurrence of Series C, D and E redemption event, a specified percentage of the holders of Series C, D, and E then outstanding (specifically, at least 50%, 50% and 45% for Series C, D and E, respectively) may also require the Company to redeem all of the respective outstanding Preferred Shares. Series C, D and E redemption events include certain events that have a material adverse effect on the Company's operations, breach of representation or warranty, failure to comply with certain transfer restrictions, breach of certain provisions in the related investors' rights and share purchase agreements. Series C and D redemption events also include the Company's failure to complete a Qualified IPO by June 30, 2016.

        The redemption price of Series A and B Shares is equal to 200% of the original issuance price plus all declared but unpaid dividends. The redemption price of the Class A, Series C, D and E Shares is equal to the sum of (a) 100% of the issuance price, (b) 15% compounded annual rate of return and (c) all declared but unpaid dividends. The full amount of the redemption price due but not paid shall accrue interest daily at a rate of 20% per annum from the applicable Redemption Date.

Voting

        Each Preferred Share has voting rights equivalent to the number of common shares to which it is convertible at the record date. The holders of Preferred Shares shall vote together with the common shareholders, and not as a separate class or series, on all matters put before the shareholders.

Liquidation

        A liquidation event includes, unless waived by the Preferred Shareholders, (i) any liquidation, winding-up, or dissolution of any member of the Company, (ii) any merger or consolidation of the Company or any other transactions as a result of which shareholders of the Company immediately prior to such transaction will cease to own a majority of the equity securities or voting power of the surviving entity immediately following, (iii) sale of all or substantially all of the assets of the Company to or from an unaffiliated third party, (iv) exclusive licensing of all or substantially all of the intellectual property of the Company to an unaffiliated third party, or (v) transfer in which a majority of the outstanding voting power of the Company is transferred.

        The holders of Preferred Shares have preference over holders of common shares with respect to payment of dividends and distribution of assets upon voluntary or involuntary liquidation of the Company. Upon liquidation, Series E Shares shall rank senior to other series of Preferred Shares and common shares, Series D Shares shall rank senior to Series C Shares, Series C Shares shall rank senior to Series B, Series B Shares shall rank senior to Series A Shares, Series A Shares shall rank senior to Class A Shares, and all Preferred Shares rank senior to common shares.

        The holders of Class A, Series A and Series B Shares shall be entitled to receive 100% of the original issue price plus 6% compounded annual rate of return, and all declared or accrued but unpaid dividends ("Liquidation Preference Amount") before any distribution or payment to common shareholders.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

12. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

        Series C Shareholders shall receive the sum of (a) 100% of the issuance price, (b) 6% compounded annual rate of return and (c) all declared but unpaid dividends, before any distribution to holders of Series B, Series A, Class A and common shares. In the event that the liquidation event has been initiated by a demand by a holder of Series C Shares, the liquidation amount is then the sum of (a) 100% of the issuance price, (b) 15% compounded annual rate of return and (c) all declared but unpaid dividends prior to any other shareholders.

        Series D Shareholders shall receive the sum of (a) 100% of the issuance price, (b) 6% compounded annual rate of return and (c) all declared but unpaid dividends, before any distribution to holders of Series C, Series B, Series A, Class A and common shares. In the event that the liquidation event has been initiated by a demand by a holder of Series D Shares, the liquidation amount is then the sum of (a) 100% of the issuance price, (b) 15% compounded annual rate of return and (c) all declared but unpaid dividends prior to any other shareholders.

        Series E Shareholders shall receive the sum of (a) 100% of the issuance price, (b) 6% compounded annual rate of return and (c) all declared but unpaid dividends, before any distribution to holders of other series or class of Preferred Shares and common shares. In the event that the liquidation event has been initiated by a demand by a holder of Series E shares, the liquidation amount is then the sum of (a) 100% of the issuance price, (b) 15% compounded annual rate of return and (c) all declared but unpaid dividends prior to any other shareholders.

Transfer restrictions

        The holders of Preferred Shares are prohibited from transferring any equity securities of the Company in a private sale to (i) any specified global competitor of the Company at any time, (ii) any other global competitors not specified within 18 months following the Series D issuance, or (iii) any other global competitor at any time after 18 months following the Series D issuance, unless as a result of such sale and related purchases, the purchaser will acquire at least 51% of the total outstanding share capital of the Company (including without limitation, pursuant to a change of control event). In addition, the shareholders agreement grants the Company and its preferred shareholders certain rights of first refusal with respect to any proposed share transfers by certain shareholders of the Company and the preferred shareholders.

Accounting of preferred shares

        The Company classified the Preferred Shares in the mezzanine section of the consolidated balance sheets because they were redeemable at the holders' option any time after a certain date and were contingently redeemable upon the occurrence of certain liquidation event outside of the Company's control. The Preferred Shares are recorded initially at fair value, net of issuance costs.

        Since the Preferred Shares becomes redeemable at the option of the holder at any time after a specified date, the Company recorded accretions on the Preferred Shares to the redemption value (e.g., 200% of the issuance price of Series A and Series B) using the effective interest rate method from the issuance dates to the earliest redemption dates as set forth in the original issuance. While all Preferred Shares are automatically converted upon a Qualified IPO, the effectiveness of a Qualified

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

12. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

IPO is not within the control of the Company and is not deemed probable to occur for accounting purposes until the effective date of the Qualified IPO. As such, the Company continued to recognize accretion of the Preferred Shares during six months of ended June 30, 2013 and 2014. The accretion of Preferred Shares was RMB94,064,503 (US$14,218,537) and RMB135,753,096 (US$21,353,974) for the six months ended June 30, 2013 and 2014, respectively.

Modification of preferred shares

        The Company assesses whether an amendment to the terms of its convertible redeemable preferred shares is an extinguishment or a modification based on a qualitative evaluation of the amendment. If the amendment adds, removes, significantly changes to a substantive contractual term or to the nature of the overall instrument, the amendment results in an extinguishment of the preferred shares. The Company also assess if the change in terms results in value transfer between preferred shareholders or between preferred shareholders and common shareholders.

        When convertible redeemable preferred shares are extinguished, the difference between the fair value of the consideration transferred to the convertible redeemable preferred shareholders and the carrying amount of such preferred shares (net of issuance costs) is treated as a deemed dividend to the preferred shareholders. When convertible redeemable preferred shares are modified and such modification results in value transfer between preferred shareholders and common shareholders, the change in fair value resulted from the amendment is treated as a deemed dividend to or from the preferred shareholders.

        The Preferred Shares (excluding Series E Shares) were modified in May and October 2013 as a result of the Company's negotiations with holders of Preferred Shares, CB and 2013 Notes. Prior to the modifications, at any time on or after May 31, 2013, for Series A Shares, or December 31, 2013, for Series B, C and D Shares, if requested by at least 50% of the holders of the respective class of Preferred Shares then outstanding ("Redemption Date"), the Company shall redeem all of the respective outstanding Preferred Shares at the redemption price defined in the Article of Association. On May 9, 2013, the holders of Series A Preferred Shares first agreed to extend the redemption commencement date of Series A Preferred Shares from May 31, 2013 to December 31, 2013 in order to facilitate the negotiation with the Series D investors for the 2013 Notes, which was issued in June 2013. Subsequently, on October 9, 2013, the holders of Series A Shares, Series B Shares, Series C Shares and Series D Shares agreed to modify the optional redemption commencement date of the preferred shares from December 31, 2013 to June 30, 2016. The second modification enabled the Company to offer holders for 2011 CB and 2013 Notes (who were also existing preferred shareholders) in the negotiation of modifying the conversion feature to become convertible into Class A shares.

        The Company evaluated both modifications in accordance with its accounting policy and concluded that they are modifications, rather than extinguishment, of Preferred Shares, which resulted in transfer of value amongst preferred shareholders. The Company assessed the impact on the fair value of Preferred Shares and common shares, which also supported the assessment that the modification resulted in value transfer amongst preferred shareholders. As such, the Company did not recognize any deemed dividend related to the modifications in 2013.

EHI CAR SERVICES LIMITED
NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In Renminbi, except share and per share data, unless otherwise stated)

12. CONVERTIBLE REDEEMABLE PREFERRED SHARES (Continued)

        The Company's convertible redeemable preferred shares activities for the six months ended June 30, 2013 and 2014 are summarized below:

	Series A Shares		Series B Shares		Series C Shares		Series D Shares		Series E Shares		Class A Shares
	Number of shares	Amount (RMB)	Number of shares	Amount (RMB)	Number of shares	Amount (RMB)	Number of shares	Amount (RMB)	Number of shares	Amount (RMB)	Number of shares	Amount (RMB)
Balance as of December 31, 2012	5,000,000	64,138,820	12,123,314	291,988,956	17,348,382	501,093,982	10,000,000	312,418,008	—	—	—	—
Accretion on convertible redeemable preferred shares to redemption value	—	3,729,798	—	21,607,204	—	35,567,920	—	33,159,581	—	—	—	—

Balance as of June 30, 2013	5,000,000	67,868,618	12,123,314	313,596,160	17,348,382	536,661,902	10,000,000	345,577,589	—	—	—	—

Balance as of December 31, 2013	5,000,000	68,146,852	12,123,314	327,058,282	17,348,382	575,422,644	10,000,000	377,488,481	18,554,545	630,205,581	10,427,373	295,199,496

Accretion on convertible redeemable preferred shares to redemption value	—	39,386	—	1,949,164	—	41,570,345	—	28,324,812	—	51,282,092	—	12,587,297
Issuance of Series E shares, net of issuance cost	—	—	—	—	—	—	—	—	4,545,455	153,996,180	—	—

Balance as of June 30, 2014	5,000,000	68,186,238	12,123,314	329,007,446	17,348,382	616,992,989	10,000,000	405,813,293	23,100,000	835,483,853	10,427,373	307,786,793

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

13. SHARE-BASED COMPENSATION

        On April 1, 2010, the Company adopted the 2010 Performance Incentive Plan (the "2010 Plan") under which the Company reserved 2,627,730 options to purchase common shares for the issuance of incentive awards to employees. On December 21, 2010, the Company increased the maximum number of options available to 4,300,730. All of the Company's outstanding options are granted to employees and are equity-classified. These options vest over three to five years of an employee's continuous service starting from the grant date and have a contractual term of five years.

        The Company granted 300,000 options on April 1, 2013 under the 2010 Plan with an exercise price of US$3.11. No options were granted in the year ended December 31, 2012. The following table summarizes the Company's option activities under the 2010 plan in the six months ended June 30, 2014:

	Number of options	Weighted Average Exercise Price (US$)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value (US$)	Weighted Average Fair value (US$)
Options outstanding at December 31, 2013	3,962,650	2.66	2.19	4,564,417	1.14
Granted	—	—	—	—	—
Cancelled and forfeited	(76,500)	2.44	—	—	2.23

Options outstanding at June 30, 2014	3,886,150	2.66	1.88	4,459,452	1.12

Options exercisable at June 30, 2014	3,686,150	2.64	1.58	4,319,452	1.09

        The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the estimated fair value of the underlying stock at each reporting date.

        No options were granted in the six months ended June 30, 2014.

        Share-based compensation expense is recorded on a straight-line basis over the requisite service period, which is generally three to five years from the date of the grant. The Company recognized share-based compensation expense of RMB3,282,842 and RMB2,261,308 in the consolidated statements of comprehensive loss for the six months ended June 30, 2013 and 2014, respectively.

        As of June 30, 2014, there was RMB 3,924,051 in total unrecognized compensation expense related to share options, which is expected to be recognized over a weighted-average period of 0.58 years.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

14. LOSS PER SHARE

        Basic and diluted net loss per share for each of the periods presented are calculated as follows:

	For the Six Months Ended June 30,
	2013	2014
	RMB	RMB
Numerator:
Net loss	(85,029,918)	(20,685,849)
Accretion on convertible redeemable preferred shares to redemption value	(94,064,503)	(135,753,096)

Numerator for basic and diluted net loss per share	(179,094,421)	(156,438,945)

Denominator:
Weighted average number of common shares outstanding—basic and diluted	6,096,842	6,096,842
Basic and diluted net loss per share attributable to the Company's common shareholders	(29.37)	(25.66)

        Basic net earnings (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net earnings (loss) per share is computed using the weighted average number of common shares and dilutive common share equivalents outstanding during the period. For the six months ended June 30, 2013 and 2014, the Class A, Series A, Series B, Series C, Series D, and Series E Preferred Shares of 44,471,696 and 75,347,554, respectively, on a weighted average basis were anti-dilutive and excluded from the calculation of diluted net loss per share. The effects of all outstanding share options have also been excluded from the computation of diluted loss per share for the six months ended June 30, 2013 and 2014 as their effects would be anti-dilutive.

        The Company's convertible redeemable preferred shares were participating securities because they had contractual rights to share in the profits but not losses of the Company. For the six months ended June 30, 2013 and 2014, the two-class method was not used in computing basic and diluted loss per share as the Company was in a net loss position.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

15. COMMITMENTS AND CONTINGENCIES

(a)
Operating leases

        The Company and its subsidiaries have entered into non-cancelable operating leases covering various facilities. Future minimum lease payments under these non-cancellable leases as of June 30, 2014 are as follows:

Years Ended December 31,	(RMB)
Remainder of 2014	14,836,384
2015	30,428,259
2016	18,915,791
2017	11,599,139
Thereafter	3,000,883

78,780,456

        The Company recorded rental expense of RMB12,823,109 and RMB16,056,646 in the consolidated statements of comprehensive loss during the six months ended June 30, 2013 and 2014, respectively.

(b)
Purchase commitments

        The Company's purchase commitments relate to purchase of rental vehicles. Total capital commitments contracted but not yet reflected in the consolidated financial statements amounted to RMB45,250,908 as of June 30, 2014. All of these purchase commitments will be fulfilled in the year ending December 31, 2014.

        Other than those disclosed above, the Company did not have other significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2014.

(c)
Contingencies

        The Company is subject to periodic legal or administrative proceedings in the ordinary course of its business. The Company does not believe that any currently pending legal or administrative proceeding to which the Company is a party will have individually or in the aggregate a material adverse effect on the results of operations or financial condition.

16. UNAUDITED PRO FORMA BALANCE SHEET AND LOSS PER SHARE

        Unaudited pro forma balance sheet information as of June 30, 2014 assumes the automatic conversion of all of the outstanding convertible redeemable preferred shares into common shares at the original conversion ratio as described in Note 12, as if the conversion had occurred as of June 30, 2014.

        Unaudited pro forma basic and diluted net loss per share was computed to give effect to the automatic conversion of Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, and Series E Preferred Shares using the

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

16. UNAUDITED PRO FORMA BALANCE SHEET AND LOSS PER SHARE (Continued)

if converted method as though the conversion had occurred as of the beginning of the period or the original date of issuance, if later.

For the Six Months Ended June 30, 2014
RMB
Numerator:
Net loss attributable to common shareholders	(156,438,945)
Add: Accretion on convertible redeemable preferred shares to redemption value	135,753,096

Numerator for pro forma basic and diluted net loss per share	(20,685,849)

Denominator:
Weighted average number of common shares outstanding	6,096,842
Weighted average number of Preferred Series A Share conversion	5,000,000
Weighted average number of Preferred Series B Share conversion	12,123,314
Weighted average number of Preferred Series C Share conversion	17,348,382
Weighted average number of Preferred Series D Share conversion	10,000,000
Weighted average number of Preferred Series E Share conversion	20,448,485
Weighted average number of Preferred Class A Share conversion	10,427,373

Denominator for pro forma basic and diluted net loss per share	81,444,396

Pro forma net loss per common share:	(0.25)

        The effects of all outstanding share options and warrants have been excluded from the computation of pro forma diluted net loss per share for the six months ended June 30, 2014 as their effects would be anti-dilutive.

17. RELATED PARTIES TRANSACTIONS

Crawford/Enterprise

        In March 2012, the Company entered into a global affiliation agreement with Enterprise Holdings (China) LLC ("Enterprise China"). Enterprise China is an affiliate of Enterprise Holdings, Inc, a subsidiary of Crawford Group, Inc. ("Crawford"). Crawford is a holder of the Company's Class A, Series D and Series E Shares. Pursuant to the global affiliation agreement, the Company and Enterprise China are to direct certain rental referrals to each other via their respective websites, and for each referral received, the Company is liable for a contractually specified amount of referral fees payable to Enterprise China, and vice versa. The Company records referral fees payable to Enterprise China as sales and marketing expenses, and referral fees received as other operating income. Transactions incurred under this arrangement were immaterial for the periods presented.

        Under the Additional Series E Preferred Share purchase agreement dated April 16, 2014, the Crawford Group Inc., purchased 1,764,055 Series E Preferred Shares for US$9,702,299.

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

17. RELATED PARTIES TRANSACTIONS (Continued)

Ctrip

        Under the Additional Series E Preferred Share purchase agreement dated April 16, 2014, Ctrip Investment Holding Ltd. ("Ctrip") purchased 2,368,193 Series E Preferred Shares for US$13,025,062. As part of the Additional Series E share purchase agreement, upon the Company's written request in connection with a proposed initial public offering, Ctrip shall be obligated to subscribe for the Company's common shares (i) in an exempt private placement or (ii) in an exempt Regulations S offering. Each of Ctrip and the Company agrees that the purchase price of the common shares in connection with such investment shall be the initial public offering price, and such subscription shall be consummated concurrently with the closing of the initial public offering.

        The Company also entered into certain service agreements with Ctrip for car rental referrals. Pursuant to these service agreements, the Company pays a fixed percentage of rental rates from successful car rental referrals as commissions to Ctrip. Transactions incurred under these services agreements were immaterial for the periods indicated.

18. SUBSEQUENT EVENTS

        On July 10, 2014, in connection with purchase of vehicles, the Company entered into a long-term borrowing agreement with an automobile financing company for an aggregate principal amount of RMB32,933,880 with an interest rate at 11.5% per annum. The principal and interest are payable monthly over two years. This borrowing was collateralized by vehicles with an aggregate initial cost of 33,856,845.

        On August 26, 2014, the Company amended and restated the 2010 Plan whereby the maximum aggregate number of shares issuable under the 2010 Plan increased from 4,300,730 shares to 6,698,470 shares. On the same day, the Company granted 450,000 restricted shares to employees, of which one-quarter of the restricted shares vested immediately, and the remaining over a vesting period of three years from the date of grant. Additionally, the Company granted 1,300,000 options to employees with an exercise price of US$7.00, which vest over a period of four years from the date of the grant.

        On September 3, 2014, the Company obtained a long-term borrowing with a bank totalling RMB40,775,280, and the principal and interest are payable over three years from the borrowing commencement date. The loan bears an interest rate of 6.77% per annum and the interest rate is adjusted annually based on the published People's Bank of China interest rate with equivalent terms.

        On October 2, 2014, the Board and the shareholders have approved that all of the Company's common shares will be divided into Class A common shares and Class B common shares immediately prior to the completion of the Company's IPO. All of the common shares and preferred shares held by the existing shareholders, and the common shares issued or to be issued pursuant to the Company's 2010 Plan, will be automatically re-designated and/or converted into Class B common shares on a one-for-one basis immediately prior to the completion of the Company's IPO. Holders of Class A common shares will be entitled to one vote per share, while holders of Class B common shares will be entitled to ten votes per share. The Company's Class B common share is convertible at any time by the holder thereof into Class A common shares on a one-for-one basis. Class A common shares are not

EHI CAR SERVICES LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In Renminbi, except share and per share data, unless otherwise stated)

18. SUBSEQUENT EVENTS (Continued)

convertible into Class B common shares under any circumstances. Class B common shares will be automatically converted into the same number of Class A common shares under certain circumstances, including any transfer of Class B common shares by a holder thereof to any person or entity which is not an affiliate of such holder.

        On October 2, 2014, the Company adopted the 2014 Performance Incentive Plan (the "2014 Plan"), which will be effective upon completion of the Company's initial public offering. Under the 2014 Plan, the Company is authorized to initially reserve a maximum of 4,000,000 common shares, provided that the shares reserved shall automatically increase on January 1 of each year during the term of the 2014 Plan, commencing on January 1, 2015, by an amount equal to the lesser of (i) one percent (1%) of the total number of common shares issued and outstanding on December 31 of the immediately preceding calendar year, (ii) 1,000,000 common shares or (iii) such number of common shares as may be determined by the Company's board of directors.

        The Company evaluated subsequent events through October 3, 2014, which is the date when the unaudited interim condensed consolidated financial statements were issued with no other events or transactions needing recognition or disclosure identified.

American Depositary Shares

eHi Car Services Limited

Representing                Class A Common Shares

J.P. Morgan	Goldman Sachs (Asia) L.L.C.	Deutsche Bank Securities

Through and including            , 2014 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of directors and officers.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. We intend to adopt an amended and restated articles of association that will provide that all our directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in connection with the execution or discharge of their duties, powers, authorities or discretions as a director or officer, unless such losses or liabilities were due to the willful misconduct of such director or officer.

        Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

        The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Recent sales of unregistered securities.

        During the past three years, we have issued the following securities (including options to acquire our common shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) or Rule 701 of the Securities Act regarding transactions not involving a public offering.

        During the past three years, we have issued the following securities (including options to acquire our common shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) or Rule 701 of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration in U.S. dollars	Underwriting Discounts and Commissions
Qiming Venture Partners II, L.P.	08/31/11	382,528 Series C preferred shares upon exercise of warrants	1,409,614.50	N/A
	12/01/11	387,763 Series B preferred shares upon exercise of warrants	853,078.6	N/A
	10/09/13	251,910 Series A preferred shares upon conversion of convertible bond	979,931.52	N/A
Qiming Venture Partners II-C, L.P.	08/31/11	33,496 Series C preferred shares upon exercise of warrants	123,432.48	N/A
	12/01/11	33,955 Series B preferred shares upon exercise of warrants	74,701	N/A
	10/09/13	22,058 Series A preferred shares upon conversion of convertible bond	85,808.16	N/A

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration in U.S. dollars	Underwriting Discounts and Commissions
Qiming Managing Directors Fund II, L.P.	08/31/11	5,567 Series C preferred shares upon exercise of warrants	20,514.03	N/A
	12/01/11	5,643 Series B preferred shares upon exercise of warrants	12,414.6	N/A
	10/09/13	3,665 Series A preferred shares upon conversion of convertible bond	14,260.32	N/A
Ignition Growth Capital I, L.P. (previously known as Ignition Capital Partners I, L.P.)	08/30/11	97,782 Series C preferred shares upon exercise of warrants	440,947.93	N/A
	12/02/11	147,370 Series B preferred shares upon exercise of warrants	324,214	N/A
	10/09/13	2,747,539 Series A preferred shares upon conversion of convertible bond	10,687,928.40	N/A
	12/11/13	1,439,452 Series E preferred shares	7,916,984.00	N/A
	04/16/14	408,919 Series E preferred shares	2,249,055.2	N/A
Ignition Growth Capital Managing Directors Fund I, LLC	08/30/11	1,025 Series C preferred shares upon exercise of warrants	4,622.24	N/A
	12/02/11	1,545 Series B preferred shares upon exercise of warrants	33,399	N/A
	10/09/13	28,810 Series A preferred shares upon conversion of convertible bond	112,071.60	N/A
	12/11/13	15,093 Series E preferred shares	83,016.00	N/A
	04/16/14	4,288 Series E preferred shares	23,584	N/A
CDH Car Rental Service Limited	09/02/11	310,201 Series C preferred shares upon exercise of warrants	1,398,851.41	N/A
	12/02/11	798,929 Series B preferred shares upon exercise of warrants	1,757,643.8	N/A
	10/09/13	1,388,174 Series A preferred shares upon conversion of convertible bond	5,400,000	N/A
JAFCO Asia Technology Fund IV	09/01/11	77,547 Series C preferred shares upon exercise of warrants	349,698.20	N/A
	12/02/11	199,725 Series B preferred shares upon exercise of warrants	439,395	N/A
New Access Capital International Limited	09/01/11	6,204 Series C preferred shares upon exercise of warrants	27,976.94	N/A
	12/02/11	15,979 Series B preferred shares upon exercise of warrants	35,153.8	N/A
	10/09/13	555,269 Series A preferred shares upon conversion of convertible bond	2,160,000	N/A
GS Car Rental HK Limited	09/02/11	657,469 Series C preferred shares upon exercise of warrants	2,964,856.46	N/A
GS Car Rental HK Parallel Limited	09/02/11	96,820 Series C preferred shares upon exercise of warrants	436,609.79	N/A
Rock Steady Investments Limited	12/01/11	820,284 Series B preferred shares	1,804,624.8	N/A
The Crawford Group, Inc.	03/28/12	10,000,000 Series D preferred shares	47,500.00	N/A
	03/28/12	Series D-1 warrant to purchase 1,500,000 common shares	Exercise price US$5.70 per share	N/A
	03/28/12	Series D-2 warrant to purchase 1,500,000 common shares	Exercise price US$6.00 per share	N/A
	06/10/13	US$21,122,500 convertible promissory note	21,122,500	N/A
	10/09/13	5,429,948 Series A preferred shares upon conversion of convertible promissory notes	21,122,500	N/A
	04/16/14	1,764,055 Series E preferred shares	9,702,299.26	N/A

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration in U.S. dollars	Underwriting Discounts and Commissions
Ctrip Investment Holding Ltd.	12/11/13	17,100,000 Series E preferred shares	94,050,000	N/A
	04/16/14	2,368,193 Series E preferred shares	13,025,061.54	N/A
Directors, officers and employees	Various Dates	5,941,330 options and 450,000 restricted shares		N/A

(1)
The convertible promissory notes have been cancelled as consideration for convertible bonds.

Item 8.    Exhibits and financial statement schedules.

  (a)
  Exhibits

        See Exhibit Index beginning on page II-7 of this registration statement.

  (b)
  Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Combined Financial Statements or the Notes thereto.

Item 9.    Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People's Republic of China, on October 3, 2014.

eHi CAR SERVICES LIMITED
By:	/s/ RAY RUIPING ZHANG Name: Ray Ruiping Zhang Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Ray Ruiping Zhang and Colin Chitnim Sung as an attorney-in-fact, each with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of common shares of the registrant (the "Shares"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on October 3, 2014.

Signature	Title

/s/ RAY RUIPING ZHANG Name: Ray Ruiping Zhang	Chairman and Chief Executive Officer (Principle executive officer)
/s/ LEO LIHONG CAI Name: Leo Lihong Cai	Director and Executive Vice President of Sales and Marketing
/s/ JP GAN Name: JP Gan	Director
/s/ JOHN ZAGULA Name: John Zagula	Director
/s/ BIN ZHU Name: Bin Zhu	Director
/s/ GREGORY ROBERT STUBBLEFIELD Name: Gregory Robert Stubblefield	Director

Signature	Title

/s/ WILLIAM W. SNYDER Name: William W. Snyder	Director
/s/ JAMES JIANZHANG LIANG Name: James Jianzhang Liang	Director
/s/ QIAN MIAO Name: Qian Miao	Director
/s/ COLIN CHITNIM SUNG Name: Colin Chitnim Sung	Chief Financial Officer (Principle financial and accounting officer)
/s/ GISELLE MANON Name: Giselle Manon Title: Service of Process Officer	Authorized U.S. Representative on behalf of Law Debenture Corporate Services Inc.

 EXHIBIT INDEX

Exhibit Number		Description of Document
1.1	*	Form of Underwriting Agreement
3.1		Eighth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2		Form of Ninth Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon completion of the initial public offering)
4.1	*	Registrant's Form of American Depositary Receipt (included in Exhibit 4.3)
4.2	*	Registrant's Specimen Certificate for Class A Common Shares
4.3	*	Form of Deposit Agreement among the Registrant, the depositary and owners and beneficial owners of the American depositary shares issued thereunder
4.4		Third Amended and Restated Investors' Rights Agreement dated December 11, 2013 among the Registrant and its shareholders
4.5
Share Purchase Agreement for the Issuance of Series C Preferred Shares dated August 26, 2010 between the Registrant, its shareholders and certain other parties thereto and its amendments dated August 12, 2014
4.6
Share Purchase Agreement for the Issuance of Series D Preferred Shares dated March 26, 2012 between the Registrant, its shareholders and certain other parties thereto and its amendments dated August 12, 2014
4.7
Share Purchase Agreement for the Issuance of Series E Preferred Shares dated December 11, 2013 and its amendment dated February 25, 2014 between the Registrant, its shareholders and certain other parties thereto
4.8		Share Purchase Agreement for the Issuance of Additional Series E Preferred Shares dated April 16, 2014 between the Registrant, its shareholders and certain other parties thereto
5.1		Form of Opinion of Maples and Calder regarding the validity of common shares being registered
8.1	*	Opinion of O'Melveny & Myers LLP regarding certain U.S. tax matters
8.2		Form of Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.3		Opinion of Grandall Law Firm (Shanghai) regarding certain PRC tax matters
10.1		Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.2		Form of Employment Agreement between the Registrant and its officers
10.3		Amended and Restated 2010 Performance Incentive Plan
10.4		Form of 2014 Performance Incentive Plan
10.5	**	Global Affiliation Agreement dated March 28, 2012 between the Registrant and Enterprise Holdings (China) LLC
10.6		Warrant issued to Crawford Group, Inc. for the purchase of up to 1,500,000 common shares dated March 28, 2012 and the amendment dated December 11, 2013

Exhibit Number		Description of Document
10.7		English translation of the Exclusive Technical Services and Consulting Agreement dated March 13, 2014 between Shanghai eHi Car Rental Co., Ltd. and Shanghai eHi Information Technology Service Co., Ltd.
10.8		English translation of the Loan Agreements dated March 10, 2014 between Shanghai eHi Car Rental Co., Ltd. and individual shareholders of Shanghai eHi Information Technology Service Co., Ltd.
10.9		English translation of the Equity Pledge Agreements dated June 30, 2014 between Shanghai eHi Car Rental Co., Ltd. and individual shareholders of Shanghai eHi Information Technology Service Co., Ltd.
10.10
English translation of the Call Option and Cooperation Agreement dated March 13, 2014 between Shanghai eHi Car Rental Co., Ltd. and individual shareholders of Shanghai eHi Information Technology Service Co., Ltd.
10.11
English translation of the Agreement on Authorization to Exercise Shareholder's Voting Power dated March 13, 2014 between Shanghai eHi Car Rental Co., Ltd. and individual shareholders of Shanghai eHi Information Technology Service Co., Ltd.
10.12	*	Form of Subscription Agreement between the Registrant and concurrent private placement investors
16.1		Letter from Deloitte Touche Tohmatsu Certified Public Accountants LLP regarding change in certifying accountant
21.1		List of Subsidiaries of the Registrant
23.1		Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm
23.2	*	Consent of O'Melveny & Myers LLP (included in Exhibit 8.1)
23.3		Consent of Grandall Law Firm (Shanghai) (included in Exhibit 99.2)
23.4		Form of Consent of Maples and Calder (included in Exhibit 5.1)
23.5		Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.
24.1		Power of Attorney (included on signature page)
99.1		Code of Business Conduct and Ethics of the Registrant
99.2		Opinion of Grandall Law Firm (Shanghai) regarding certain PRC law matters

*
To be filed by amendment.

**
To be filed by amendment. Confidential treatment is being requested with respect to portions of this exhibit that have been redacted pursuant to Rule 406 under the Securities Act.